                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 33-87864

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
--------------------------------------------------------------------------------
                                SUPPLEMENT TO THE
         POLARIS PROTECTOR FEATURING PRINCIPAL REWARDS VARIABLE ANNUITY
                          PROSPECTUS DATED JULY 9, 2001


The portion of the prospectus relating to the Principal Rewards Program located on pages 12-13 is supplemented with the following:

Current Enhancement Levels

The Enhancement Levels and Upfront Payment Enhancement Rate are as follows:


----------------------------------------------------------------------------------------------------------------
                               Upfront Payment Enhancement        Deferred Payment            Deferred Payment
      Enhancement Level                    Rate                   Enhancement Rate            Enhancement Date
----------------------------------------------------------------------------------------------------------------
Under $40,000                               2%                           0%                         N/A
----------------------------------------------------------------------------------------------------------------
$40,000 - $99,999                           4%                           0%                         N/A
----------------------------------------------------------------------------------------------------------------
$100,000 - $499,999                         4%                           1%                 Nine years from the
                                                                                            date we receive each
                                                                                            Purchase Payment.
----------------------------------------------------------------------------------------------------------------
$500,000 - more                             5%                           1%                 Nine years from the
                                                                                            date we receive each
                                                                                            Purchase Payment.
----------------------------------------------------------------------------------------------------------------


Future Upfront Enhancement Rates may change at any time, but will never be less than 2%. Future Deferred Payment Enhancement Rates may increase or stay the same; there is no minimum Deferred Payment Enhancement Rate. The Date on which you may receive any applicable future Deferred Payment Enhancement may change; it may be less than nine years or greater than nine years.



Date:    July 9, 2001





                PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS

                            [POLARIS PROTECTOR LOGO]
                                   PROSPECTUS
                                  JULY 9, 2001


Please read this prospectus carefully         FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for              issued by
future reference. It contains                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
important information about the               in connection with
Polaris Protector Variable Annuity.           VARIABLE SEPARATE ACCOUNT
                                              The annuity has 39 investment choices -7 available fixed
To learn more about the annuity               account options and 32 Variable Portfolios listed below. The
offered by this prospectus, you can           7 fixed account options include specified periods of 1, 3,
obtain a copy of the Statement of             5, 7 and 10 years and DCA accounts for 6-month and 1-year
Additional Information ("SAI") dated          periods. The   Variable Portfolios are part of the Anchor
July 9, 2001. The SAI has been filed          Series Trust ("AST") and SunAmerica Series Trust ("SAST").
with the Securities and Exchange
Commission ("SEC") and is                     STOCKS:
incorporated by reference into this           MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
prospectus. The Table of Contents of          - Alliance Growth Portfolio                             SAST
the SAI appears on page 30 of this            - Global Equities Portfolio                             SAST
prospectus. For a free copy of the            - Growth & Income Portfolio                             SAST
SAI, call us at (800) 445-SUN2 or             MANAGED BY DAVIS SELECTED ADVISERS L.P.
write to us at our Annuity Service            - Davis Venture Value Portfolio                         SAST
Center, P.O. Box 54299, Los Angeles,          - Real Estate Portfolio                                 SAST
California 90054-0299.                        MANAGED BY FEDERATED INVESTORS L.P.
                                              - Federated Value Portfolio                             SAST
In addition, the SEC maintains a              - Telecom Utility Portfolio                             SAST
website (http://www.sec.gov) that             MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
contains the SAI, materials                   - Goldman Sachs Research Portfolio                      SAST
incorporated by reference and other           MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
information filed electronically with         - Marsico Growth                                        SAST
the SEC by Anchor National.                   MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Growth & Income Portfolio                         SAST
ANNUITIES INVOLVE RISKS, INCLUDING            - MFS Mid-Cap Growth Portfolio                          SAST
POSSIBLE LOSS OF PRINCIPAL, AND ARE           MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
NOT A DEPOSIT OR OBLIGATION OF, OR            - International Diversified Equities Portfolio          SAST
GUARANTEED OR ENDORSED BY, ANY BANK.          - Technology Portfolio                                  SAST
THEY ARE NOT FEDERALLY INSURED BY THE         MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
FEDERAL DEPOSIT INSURANCE                     - Emerging Markets Portfolio                            SAST
CORPORATION, THE FEDERAL RESERVE              - International Growth & Income Portfolio               SAST
BOARD OR ANY OTHER AGENCY.                    - Putnam Growth Portfolio                               SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
This variable annuity provides an             - Aggressive Growth Portfolio                           SAST
optional bonus feature called                 - Blue Chip Growth Portfolio                            SAST
"Principal Rewards". If you elect             - "Dogs" of Wall Street Portfolio                       SAST
this feature, in exchange for bonuses         - Growth Opportunities Portfolio                        SAST
credited to your contract, your               MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
surrender charge schedule will be             - Capital Appreciation Portfolio                         AST
longer and greater than if you chose          - Growth Portfolio                                       AST
not to elect this feature. These              - Natural Resources Portfolio                            AST
withdrawal charges may offset the
value of any bonus, if you make an            BALANCED:
early withdrawal.                             MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Total Return Portfolio                            SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - SunAmerica Balanced Portfolio                         SAST
                                              MANAGED BY WM ADVISORS, INC.
                                              - Asset Allocation Portfolio                             WMT
                                              BONDS:
                                              MANAGED BY FEDERATED INVESTORS L.P.
                                              - Corporate Bond Portfolio                              SAST
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                                              - Global Bond Portfolio                                 SAST
                                              MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
                                              - Worldwide High Income Portfolio                       SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - High-Yield Bond Portfolio                             SAST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Government & Quality Bond Portfolio                    AST
                                              CASH:
                                              MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
                                              - Cash Management Portfolio                             SAST


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

----------------------------------------------------------------
----------------------------------------------------------------
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
----------------------------------------------------------------
----------------------------------------------------------------

Anchor National's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supercede documents incorporated by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:
       Anchor National Life Insurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299

      Telephone Number: (888) 920-3979, or (877) 932-7869 if you purchased your contract through a bank-affiliated broker-dealer.


----------------------------------------------------------------
----------------------------------------------------------------
         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
----------------------------------------------------------------
----------------------------------------------------------------

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel, this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.


 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

                             TABLE OF CONTENTS

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------



 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................      2


 SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION....
                                                                         2

 GLOSSARY..........................................................      3

 HIGHLIGHTS........................................................      4

 FEE TABLES........................................................      5

       Owner Transaction Expenses..................................      5

       Optional Income Protector Fee...............................      5

       Contract Maintenance Fee....................................      5

       Annual Separate Account Expenses............................      5

       Optional EstatePlus Fee.....................................      5

       Portfolio Expenses..........................................      5

 EXAMPLES..........................................................      7

 THE POLARIS PROTECTOR VARIABLE ANNUITY............................     11

 PURCHASING A POLARIS PROTECTOR VARIABLE ANNUITY...................     12

       Allocation of Purchase Payments.............................     12

       Principal Rewards Program...................................     12

       Accumulation Units..........................................     13

       Free Look...................................................     14

 INVESTMENT OPTIONS................................................     14

           Variable Portfolios.....................................     14

           Anchor Series Trust.....................................     14

       SunAmerica Series Trust.....................................     14

       Fixed Account Options.......................................     15

       Market Value Adjustment ("MVA").............................     15

       Transfers During the Accumulation Phase.....................     16

       Dollar Cost Averaging.......................................     16

       Asset Allocation Rebalancing Program........................     17

       Principal Advantage Program.................................     18

       Voting Rights...............................................     18

       Substitution................................................     18

 ACCESS TO YOUR MONEY..............................................     18

       Systematic Withdrawal Program...............................     19

       Nursing Home Waiver.........................................     19

       Minimum Contract Value......................................     19

 DEATH BENEFIT.....................................................     19

       Purchase Payment Accumulation Option........................     20

       Maximum Anniversary Option..................................     20

       EstatePlus..................................................     20

       Spousal Continuation........................................     21

 EXPENSES..........................................................     22

       Insurance Charges...........................................     22

       Withdrawal Charges..........................................     22

       Investment Charges..........................................     23

       Contract Maintenance Fee....................................     23

       Transfer Fee................................................     23

       Optional EstatePlus Fee.....................................     23

       Optional Income Protector Fee...............................     23

       Premium Tax.................................................     23

       Income Taxes................................................     23

       Reduction or Elimination of Charges and Expenses,  and
           Additional Amounts Credited.............................     23

 INCOME OPTIONS....................................................     23

       Annuity Date................................................     23

       Income Options..............................................     24

       Fixed or Variable Income Payments...........................     24

       Income Payments.............................................     24

       Transfers During the Income Phase...........................     25

       Deferment of Payments.......................................     25

       The Income Protector Feature................................     25

       Note to Qualified Contract Holders..........................     27

 TAXES.............................................................     27

       Annuity Contracts in General................................     27

       Tax Treatment of Distributions - Non-qualified Contracts....     27

       Tax Treatment of Distributions - Qualified Contracts........     27

       Tax Treatment of Death Benefits.............................     28

       Minimum Distributions.......................................     28

       Diversification.............................................     28

 PERFORMANCE.......................................................     28

 OTHER INFORMATION.................................................     29

       Anchor National.............................................     29

       The Separate Account........................................     29

       The General Account.........................................     29

       Distribution of the Contract................................     29

       Administration..............................................     29

       Legal Proceedings...........................................     30

       Ownership...................................................     30

       Custodian...................................................     30

       Independent Accountants.....................................     30

       Registration Statement......................................     30

 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION..........
                                                                        30


 APPENDIX A - PRINCIPAL REWARDS PROGRAM EXAMPLES...................    A-1

 APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")......................    B-1

 APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION........    C-1

 APPENDIX D - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME
  PROTECTOR FEATURE................................................    D-1

 APPENDIX E - PREMIUM TAXES........................................    E-1


 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

                                 GLOSSARY

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------


 We have capitalized some of the technical terms used in this prospectus.
 To help you understand these terms, we have defined them in this glossary.


 ACCUMULATION PHASE - The period during which you invest money in your contract.


 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.


 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.


 ANNUITY DATE - The date on which income payments are to begin, as selected by you.


 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.


 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.


 COMPANY - Anchor National Life Insurance Company, We, Us, the insurer which issues this contract.


 INCOME PHASE - The period during which we make income payments to you.


 IRS - The Internal Revenue Service.


 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars.
 In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").


 PAYMENT ENHANCEMENT(S) - The amount(s) allocated to your contract by us under the Principal Rewards Program. Payment Enhancements are calculated as a percentage of your Purchase Payments and are considered earnings.


 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.


 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or IRA.


 TRUSTS - Refers to the Anchor Series Trust, the SunAmerica Series Trust and WM Variable Trust collectively.


 VARIABLE PORTFOLIO(S) - The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the Anchor Series Trust the SunAmerica Series Trust or the WM Variable Trust.


ALL FINANCIAL REPRESENTATIVES OR AGENTS THAT SELL THE CONTRACTS OFFERED BY THIS PROSPECTUS ARE REQUIRED TO DELIVER A PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                                   HIGHLIGHTS
----------------------------------------------------------------
----------------------------------------------------------------

The Polaris Protector Variable Annuity is a contract between you and Anchor National Life Insurance Company ('Anchor National'). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase payments may be invested in a variety of variable and fixed account options. You may also elect to participate in the Principal Rewards Program of the contract that can provide you with Payment Enhancements to invest in your contract. If you elect participation in this program, your contract will be subject to a longer surrender charge schedule. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.



FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. If you elected to participate in the Rewards Program, you receive any gain and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period. Please see PURCHASING A POLARIS PROTECTOR VARIABLE ANNUITY in the prospectus.



EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.52% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, or nine complete years if you participate in the Rewards Program, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A POLARIS PROTECTOR VARIABLE ANNUITY and EXPENSES IN THE PROSPECTUS.

ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.
DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.
INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.

INQUIRIES: If you have questions about your contract call your financial representative or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (888) 920-3979, or (877) 932-7869 if you purchased your contract through a bank-affiliated broker-dealer.


ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY OFFER DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES AND CHARGES. WE ALSO OFFER PRODUCTS THAT DO NOT OFFER THE PRINCIPAL REWARDS FEATURE. PRODUCTS WITHOUT THE PRINCIPAL REWARDS PROGRAM HAVE THE SAME MORTALITY AND EXPENSE RISK CHARGES AS THE SAME CONTRACT WITH THE PRINCIPAL REWARDS PROGRAM. HOWEVER, CONTRACTS WITHOUT THE PRINCIPAL REWARDS PROGRAM HAVE A SHORTER AND LOWER SURRENDER CHARGE SCHEDULE. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF INVESTING.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE PAYMENT)

YEARS:.......................   1    2    3    4    5    6    7    8    9   10
Non-Principal Rewards........  7%   6%   5%   4%   3%   2%   1%   0%   0%   0%
Principal Rewards............  9%   9%   8%   7%   6%   5%   4%   3%   2%   0%
TRANSFER FEE..........  No charge for first 15 transfers each contract year; thereafter, fee is $25 ($10
                        in Pennsylvania and Texas) per transfer

OPTIONAL INCOME PROTECTOR FEE
(THE INCOME PROTECTOR WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS DEDUCTED ANNUALLY FROM YOUR CONTRACT VALUE.)

                                               ANNUAL FEE AS A % OF
GROWTH RATE                                 YOUR INCOME BENEFIT BASE*
-----------                                ----------------------------
 Base 0%                                               .10%
 Plus 6%                                               .45%

* The Income Benefit Base, which is described more fully in the prospectus is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals, and fees and charges applicable to those withdrawals.

  CONTRACT MAINTENANCE FEE*
        $35 ($30 in North Dakota)
    *waived if contract value is $50,000 or more

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

    Mortality and Expense Risk Charge.....................  1.37%
    Distribution Expense Charge...........................  0.15%
                                                            -----
      TOTAL SEPARATE ACCOUNT EXPENSES                       1.52%
                                                            =====

  OPTIONAL ESTATEPLUS FEE
 (ESTATEPLUS, AN ENHANCED DEATH BENEFIT FEATURE WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS AN ANNUALIZED CHARGE THAT IS DEDUCTED DAILY FROM YOUR CONTRACT VALUE.)

  Fee as a % of your daily net asset value..................     .25%

                               PORTFOLIO EXPENSES
                              ANCHOR SERIES TRUST
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2000)

                                                        MANAGEMENT       SERVICE(12b-1)        OTHER        TOTAL ANNUAL
                      PORTFOLIO                             FEE              FEE(2)          EXPENSES         EXPENSES
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Capital Appreciation(1)                                    0.70%              0.15%            0.05%            0.90%
-------------------------------------------------------------------------------------------------------------------------
Government and Quality Bond                                0.59%              0.15%            0.08%            0.82%
-------------------------------------------------------------------------------------------------------------------------
Growth                                                     0.66%              0.15%            0.05%            0.86%
-------------------------------------------------------------------------------------------------------------------------
Natural Resources                                          0.75%              0.15%            0.17%            1.07%
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

    (1) The expenses noted here are restated to reflect an estimate of the fees for the portfolio for the current fiscal year. This fee increase became effective on August 1, 2000 following approval by the Board of Directors of the Trust and shareholders.
    (2) The Board of Trustees adopted a 12(b)(1) Plan with respect to the Anchor Series Trust on May 30, 2001. Although this Plan was not in place at the fiscal year end shown here, the .15% service fee is shown in these expense numbers.

                            SUNAMERICA SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED JANUARY 31, 2000)

                                                            MANAGEMENT       SERVICE(12b-1)        OTHER        TOTAL ANNUAL
                        PORTFOLIO                               FEE              FEE(5)          EXPENSES         EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Aggressive Growth                                              0.66%              0.15%            0.04%            0.85%
-----------------------------------------------------------------------------------------------------------------------------
Alliance Growth                                                0.60%              0.15%            0.04%            0.79%
-----------------------------------------------------------------------------------------------------------------------------
Asset Allocation(6)                                            0.59%              0.15%            0.05%            0.79%
-----------------------------------------------------------------------------------------------------------------------------
Blue Chip Growth(1,2)                                          0.70%              0.15%            0.15%            1.00%
-----------------------------------------------------------------------------------------------------------------------------
Cash Management(3)                                             0.49%              0.15%            0.03%            0.67%
-----------------------------------------------------------------------------------------------------------------------------
Corporate Bond                                                 0.62%              0.15%            0.07%            0.84%
-----------------------------------------------------------------------------------------------------------------------------
Davis Venture Value                                            0.71%              0.15%            0.04%            0.90%
-----------------------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street(1)                                       0.60%              0.15%            0.12%            0.87%
-----------------------------------------------------------------------------------------------------------------------------
Emerging Markets(1)                                            1.25%              0.15%            0.32%            1.72%
-----------------------------------------------------------------------------------------------------------------------------
Federated Value                                                0.70%              0.15%            0.06%            0.91%
-----------------------------------------------------------------------------------------------------------------------------
Global Bond                                                    0.69%              0.15%            0.12%            0.96%
-----------------------------------------------------------------------------------------------------------------------------
Global Equities                                                0.70%              0.15%            0.14%            0.99%
-----------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Research(1,2)                                    1.20%              0.15%            0.15%            1.50%
-----------------------------------------------------------------------------------------------------------------------------
Growth-Income                                                  0.53%              0.15%            0.04%            0.72%
-----------------------------------------------------------------------------------------------------------------------------
Growth Opportunities(1,2)                                      0.75%              0.15%            0.25%            1.15%
-----------------------------------------------------------------------------------------------------------------------------
High-Yield Bond                                                0.63%              0.15%            0.08%            0.86%
-----------------------------------------------------------------------------------------------------------------------------
International Diversified Equities                             1.00%              0.15%            0.21%            1.36%
-----------------------------------------------------------------------------------------------------------------------------
International Growth and Income                                0.95%              0.15%            0.23%            1.33%
-----------------------------------------------------------------------------------------------------------------------------
Marsico Growth(1,2)                                            0.85%              0.15%            0.15%            1.15%
-----------------------------------------------------------------------------------------------------------------------------
MFS Growth and Income                                          0.70%              0.15%            0.06%            0.91%
-----------------------------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth(1)                                          0.75%              0.15%            0.07%            0.97%
-----------------------------------------------------------------------------------------------------------------------------
MFS Total Return                                               0.66%              0.15%            0.08%            0.89%
-----------------------------------------------------------------------------------------------------------------------------
Putnam Growth                                                  0.75%              0.15%            0.04%            0.94%
-----------------------------------------------------------------------------------------------------------------------------
Real Estate                                                    0.80%              0.15%            0.16%            1.11%
-----------------------------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                            0.59%              0.15%            0.05%            0.79%
-----------------------------------------------------------------------------------------------------------------------------
Technology(1,2)                                                1.20%              0.15%            0.29%            1.64%
-----------------------------------------------------------------------------------------------------------------------------
Telecom Utility(4)                                             0.75%              0.15%            0.09%            0.99%
-----------------------------------------------------------------------------------------------------------------------------
Worldwide High Income                                          1.00%              0.15%            0.10%            1.25%
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

   (1) For this portfolio, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Only certain portfolios relied on these waivers and/or reimbursements during this fiscal year as follows: MFS Mid-Cap Growth (1.17%). Absent recoupment of expenses by the adviser, the Total Annual Expenses during the last fiscal year for the "Dogs" of Wall Street Portfolio would have been 0.67% and for Emerging Markets Portfolios 1.77%. For the "Dogs" of Wall Street portfolio for fiscal year ended January 31, 2000, the adviser recouped prior year expense reimbursements that were mathematically insignificant, resulting in the expense ratio before and after the recoupment remaining at 0.67%.
   (2) This portfolio was not available for sale during fiscal year 2000. The Total Annual Expenses are based on estimated amounts for the current fiscal year.
   (3) Formerly managed by SunAmerica Asset Management Corp.
   (4) Formerly named Utility Portfolio. The name change will not result in any modifications to the portfolio's principal investment goal or fundamental investment policies.
   (5) The Board of Trustees adopted a 12(b)(1) Plan with respect to the SunAmerica Series Trust on May 21, 2001. Although this Plan was not in place at the fiscal year end shown here, the .15% service fee is shown in these expense numbers.
   (6) Formerly managed by Goldman Sachs Asset Management.


     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     EXAMPLES -- IF YOU DO NOT PARTICIPATE IN THE PRINCIPAL REWARDS PROGRAM
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment, (assuming the waiver, reimbursement or recoupment will continue for the period shown) if applicable and:
        (a) you surrender the contract at the end of the stated time period and no optional features are elected.
        (b) you elect the optional EstatePlus and the Income Protector Plus features with the following charges (.25% and .45%, respectively), and you surrender the contract at the end of the stated period.
        (c) you do not surrender the contract and no optional features are elected.*
        (d) you elect the optional EstatePlus and Income Protector Plus features with the following charges (.25% and .45%, respectively), and you do not surrender the contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                          (a) $ 95    (a) $128    (a) $163    (a) $284
                                                              (b) $102    (b) $149    (b) $198    (b) $351
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $351
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   (a) $ 95    (a) $126    (a) $159    (a) $276
                                                              (b) $102    (b) $146    (b) $194    (b) $344
                                                              (c) $ 25    (c) $ 76    (c) $129    (c) $276
                                                              (d) $ 32    (d) $ 96    (d) $164    (d) $344
-----------------------------------------------------------------------------------------------------------
Growth                                                        (a) $ 95    (a) $127    (a) $161    (a) $280
                                                              (b) $102    (b) $148    (b) $196    (b) $347
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $280
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $347
-----------------------------------------------------------------------------------------------------------
Natural Resources                                             (a) $ 97    (a) $133    (a) $172    (a) $301
                                                              (b) $104    (b) $154    (b) $206    (b) $366
                                                              (c) $ 27    (c) $ 83    (c) $142    (c) $301
                                                              (d) $ 34    (d) $104    (d) $176    (d) $366
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                             (a) $ 95    (a) $127    (a) $161    (a) $279
                                                              (b) $102    (b) $147    (b) $195    (b) $346
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $279
                                                              (d) $ 32    (d) $ 97    (d) $165    (d) $346
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                               (a) $ 94    (a) $125    (a) $158    (a) $273
                                                              (b) $101    (b) $146    (b) $192    (b) $341
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 31    (d) $ 96    (d) $162    (d) $341
-----------------------------------------------------------------------------------------------------------
Asset Allocation                                              (a) $ 94    (a) $125    (a) $158    (a) $273
                                                              (b) $101    (b) $146    (b) $192    (b) $341
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 31    (d) $ 96    (d) $162    (d) $341
-----------------------------------------------------------------------------------------------------------
Blue Chip Growth                                              (a) $ 96    (a) $131    (a) $168    (a) $294
                                                              (b) $103    (b) $152    (b) $203    (b) $360
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 33    (d) $102    (d) $173    (d) $360
-----------------------------------------------------------------------------------------------------------
Cash Management                                               (a) $ 93    (a) $121    (a) $152    (a) $261
                                                              (b) $100    (b) $142    (b) $187    (b) $330
                                                              (c) $ 23    (c) $ 71    (c) $122    (c) $261
                                                              (d) $ 30    (d) $ 92    (d) $157    (d) $330
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                (a) $ 95    (a) $126    (a) $160    (a) $278
                                                              (b) $102    (b) $147    (b) $195    (b) $345
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $278
                                                              (d) $ 32    (d) $ 97    (d) $165    (d) $345
-----------------------------------------------------------------------------------------------------------
Davis Venture Value                                           (a) $ 95    (a) $128    (a) $163    (a) $284
                                                              (b) $102    (b) $149    (b) $198    (b) $351
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $351
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         (a) $ 95    (a) $127    (a) $162    (a) $281
                                                              (b) $102    (b) $148    (b) $196    (b) $348
                                                              (c) $ 25    (c) $ 77    (c) $132    (c) $281
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $348
-----------------------------------------------------------------------------------------------------------
Emerging Markets                                              (a) $104    (a) $152    (a) $203    (a) $362
                                                              (b) $110    (b) $173    (b) $236    (b) $423
                                                              (c) $ 34    (c) $102    (c) $173    (c) $362
                                                              (d) $ 40    (d) $123    (d) $206    (d) $423
-----------------------------------------------------------------------------------------------------------
Federated Value                                               (a) $ 95    (a) $128    (a) $164    (a) $285
                                                              (b) $102    (b) $149    (b) $198    (b) $352
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $352
-----------------------------------------------------------------------------------------------------------
Global Bond                                                   (a) $ 96    (a) $130    (a) $166    (a) $290
                                                              (b) $103    (b) $151    (b) $201    (b) $356
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 33    (d) $101    (d) $171    (d) $356
-----------------------------------------------------------------------------------------------------------
* We do not currently charge a surrender charge upon annuitization unless the contract is annuitized using the Income Protector feature. We assess the applicable surrender charge upon annuitization under the
  Income Protector feature assuming a full surrender of your contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Global Equities                                               (a) $ 96    (a) $131    (a) $168    (a) $293
                                                              (b) $103    (b) $151    (b) $202    (b) $359
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $293
                                                              (d) $ 33    (d) $101    (d) $172    (d) $359
-----------------------------------------------------------------------------------------------------------
Goldman Sachs Research                                        (a) $101    (a) $146    (a) $193    (a) $342
                                                              (b) $108    (b) $166    (b) $226    (b) $404
                                                              (c) $ 31    (c) $ 96    (c) $163    (c) $342
                                                              (d) $ 38    (d) $116    (d) $196    (d) $404
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                 (a) $ 94    (a) $123    (a) $154    (a) $266
                                                              (b) $101    (b) $144    (b) $189    (b) $334
                                                              (c) $ 24    (c) $ 73    (c) $124    (c) $266
                                                              (d) $ 31    (d) $ 94    (d) $159    (d) $334
-----------------------------------------------------------------------------------------------------------
Growth Opportunities                                          (a) $ 98    (a) $136    (a) $176    (a) $309
                                                              (b) $105    (b) $156    (b) $210    (b) $374
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $309
                                                              (d) $ 35    (d) $106    (d) $180    (d) $374
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                               (a) $ 95    (a) $127    (a) $161    (a) $280
                                                              (b) $102    (b) $148    (b) $196    (b) $347
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $280
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $347
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                            (a) $100    (a) $142    (a) $186    (a) $329
                                                              (b) $107    (b) $162    (b) $220    (b) $392
                                                              (c) $ 30    (c) $ 92    (c) $156    (c) $329
                                                              (d) $ 37    (d) $112    (d) $190    (d) $392
-----------------------------------------------------------------------------------------------------------
International Growth and Income                               (a) $100    (a) $141    (a) $185    (a) $326
                                                              (b) $107    (b) $161    (b) $218    (b) $390
                                                              (c) $ 30    (c) $ 91    (c) $155    (c) $326
                                                              (d) $ 37    (d) $111    (d) $188    (d) $390
-----------------------------------------------------------------------------------------------------------
Marsico Growth                                                (a) $ 98    (a) $136    (a) $176    (a) $309
                                                              (b) $105    (b) $156    (b) $210    (b) $374
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $309
                                                              (d) $ 35    (d) $106    (d) $180    (d) $374
-----------------------------------------------------------------------------------------------------------
MFS Growth and Income                                         (a) $ 95    (a) $128    (a) $164    (a) $285
                                                              (b) $102    (b) $149    (b) $198    (b) $352
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $352
-----------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth                                            (a) $ 96    (a) $130    (a) $167    (a) $291
                                                              (b) $103    (b) $151    (b) $201    (b) $357
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 33    (d) $101    (d) $171    (d) $357
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                              (a) $ 95    (a) $128    (a) $163    (a) $283
                                                              (b) $102    (b) $149    (b) $197    (b) $350
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $283
                                                              (d) $ 32    (d) $ 99    (d) $167    (d) $350
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                 (a) $ 96    (a) $129    (a) $165    (a) $288
                                                              (b) $103    (b) $150    (b) $200    (b) $355
                                                              (c) $ 25    (c) $ 79    (c) $135    (c) $288
                                                              (d) $ 33    (d) $100    (d) $170    (d) $355
-----------------------------------------------------------------------------------------------------------
Real Estate                                                   (a) $ 97    (a) $134    (a) $174    (a) $305
                                                              (b) $104    (b) $155    (b) $208    (b) $370
                                                              (c) $ 27    (c) $ 84    (c) $144    (c) $305
                                                              (d) $ 34    (d) $105    (d) $178    (d) $370
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           (a) $ 94    (a) $125    (a) $158    (a) $273
                                                              (b) $101    (b) $146    (b) $192    (b) $341
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 31    (d) $ 96    (d) $162    (d) $341
-----------------------------------------------------------------------------------------------------------
Technology                                                    (a) $103    (a) $150    (a) $200    (a) $355
                                                              (b) $110    (b) $170    (b) $233    (b) $416
                                                              (c) $ 33    (c) $100    (c) $170    (c) $355
                                                              (d) $ 40    (d) $120    (d) $203    (d) $416
-----------------------------------------------------------------------------------------------------------
Telecom Utility                                               (a) $ 96    (a) $131    (a) $168    (a) $293
                                                              (b) $103    (b) $151    (b) $202    (b) $359
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $293
                                                              (d) $ 33    (d) $101    (d) $172    (d) $359
-----------------------------------------------------------------------------------------------------------
Worldwide High Income                                         (a) $ 99    (a) $139    (a) $181    (a) $318
                                                              (b) $106    (b) $159    (b) $214    (b) $382
                                                              (c) $ 29    (c) $ 89    (c) $151    (c) $318
                                                              (d) $ 36    (d) $109    (d) $184    (d) $382
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        EXAMPLES -- IF YOU PARTICIPATE IN THE PRINCIPAL REWARDS PROGRAM
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment (assuming the waiver, reimbursement or recoupment will continue for the period shown), if applicable and:
        (a) you surrender the contract at the end of the stated time period and no optional features are elected.
        (b) you elect the optional EstatePlus and the Income Protector Plus features with the following charges (.25% and .45%, respectively), benefit (maximum charge) and you surrender the contract at the end of the stated period.
        (c) you do not surrender the contract and no optional features are elected.*
        (d) you elect the optional EstatePlus and Income Protector Plus features at the following charges (.25% and .45% respectively), and you do not surrender the contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                          (a) $116    (a) $160    (a) $196    (a) $290
                                                              (b) $123    (b) $181    (b) $231    (b) $358
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 33    (d) $101    (d) $171    (d) $358
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   (a) $115    (a) $157    (a) $192    (a) $282
                                                              (b) $122    (b) $178    (b) $227    (b) $351
                                                              (c) $ 25    (c) $ 77    (c) $132    (c) $282
                                                              (d) $ 32    (d) $ 98    (d) $167    (d) $351
-----------------------------------------------------------------------------------------------------------
Growth                                                        (a) $115    (a) $158    (a) $194    (a) $286
                                                              (b) $123    (b) $180    (b) $229    (b) $354
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $286
                                                              (d) $ 33    (d) $100    (d) $169    (d) $354
-----------------------------------------------------------------------------------------------------------
Natural Resources                                             (a) $118    (a) $165    (a) $205    (a) $307
                                                              (b) $125    (b) $186    (b) $239    (b) $374
                                                              (c) $ 28    (c) $ 85    (c) $145    (c) $307
                                                              (d) $ 35    (d) $106    (d) $179    (d) $374
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                             (a) $115    (a) $158    (a) $194    (a) $285
                                                              (b) $123    (b) $179    (b) $229    (b) $353
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 33    (d) $ 99    (d) $169    (d) $353
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                               (a) $115    (a) $156    (a) $190    (a) $279
                                                              (b) $122    (b) $178    (b) $226    (b) $348
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $279
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $348
-----------------------------------------------------------------------------------------------------------
Asset Allocation                                              (a) $115    (a) $156    (a) $190    (a) $279
                                                              (b) $122    (b) $178    (b) $226    (b) $348
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $279
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $348
-----------------------------------------------------------------------------------------------------------
Blue Chip Growth                                              (a) $117    (a) $163    (a) $201    (a) $300
                                                              (b) $124    (b) $184    (b) $236    (b) $367
                                                              (c) $ 27    (c) $ 83    (c) $141    (c) $300
                                                              (d) $ 34    (d) $104    (d) $175    (d) $367
-----------------------------------------------------------------------------------------------------------
Cash Management                                               (a) $114    (a) $153    (a) $184    (a) $267
                                                              (b) $121    (b) $174    (b) $220    (b) $336
                                                              (c) $ 24    (c) $ 73    (c) $124    (c) $267
                                                              (d) $ 31    (d) $ 94    (d) $160    (d) $336
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                (a) $115    (a) $158    (a) $193    (a) $284
                                                              (b) $122    (b) $179    (b) $228    (b) $352
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $352
-----------------------------------------------------------------------------------------------------------
Davis Venture Value                                           (a) $116    (a) $160    (a) $196    (a) $290
                                                              (b) $123    (b) $181    (b) $231    (b) $358
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 33    (d) $101    (d) $171    (d) $358
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         (a) $116    (a) $159    (a) $195    (a) $287
                                                              (b) $123    (b) $180    (b) $230    (b) $355
                                                              (c) $ 26    (c) $ 79    (c) $135    (c) $287
                                                              (d) $ 33    (d) $100    (d) $170    (d) $355
-----------------------------------------------------------------------------------------------------------
Emerging Markets                                              (a) $124    (a) $184    (a) $237    (a) $369
                                                              (b) $131    (b) $205    (b) $270    (b) $431
                                                              (c) $ 34    (c) $104    (c) $177    (c) $369
                                                              (d) $ 41    (d) $125    (d) $210    (d) $431
-----------------------------------------------------------------------------------------------------------
Federated Value                                               (a) $116    (a) $160    (a) $197    (a) $291
                                                              (b) $123    (b) $181    (b) $232    (b) $359
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 33    (d) $101    (d) $172    (d) $359
-----------------------------------------------------------------------------------------------------------
Global Bond                                                   (a) $117    (a) $161    (a) $199    (a) $296
                                                              (b) $124    (b) $183    (b) $234    (b) $364
                                                              (c) $ 27     (c) $81    (c) $139    (c) $296
                                                              (d) $ 34    (d) $103    (d) $174    (d) $364
-----------------------------------------------------------------------------------------------------------
* We do not currently charge a surrender charge upon annuitization unless the contract is annuitized using the Income Protector feature. We assess the applicable surrender charge upon annuitization under the
  Income Protector feature assuming a full surrender of your contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Global Equities                                               (a) $117    (a) $162    (a) $201    (a) $299
                                                              (b) $124    (b) $184    (b) $235    (b) $366
                                                              (c) $ 27    (c) $ 82    (c) $141    (c) $299
                                                              (d) $ 34    (d) $104    (d) $175    (d) $366
-----------------------------------------------------------------------------------------------------------
Goldman Sachs Research                                        (a) $122    (a) $178    (a) $226    (a) $349
                                                              (b) $129    (b) $199    (b) $260    (b) $412
                                                              (c) $ 32    (c) $ 98    (c) $166    (c) $349
                                                              (d) $ 39    (d) $119    (d) $200    (d) $412
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                 (a) $114    (a) $154    (a) $187    (a) $272
                                                              (b) $121    (b) $175    (b) $222    (b) $341
                                                              (c) $ 24    (c) $ 74    (c) $127    (c) $272
                                                              (d) $ 31    (d) $ 95    (d) $162    (d) $341
-----------------------------------------------------------------------------------------------------------
Growth Opportunities                                          (a) $118    (a) $167    (a) $209    (a) $315
                                                              (b) $126    (b) $188    (b) $243    (b) $381
                                                              (c) $ 28    (c) $ 87    (c) $149    (c) $315
                                                              (d) $ 36    (d) $108    (d) $183    (d) $381
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                               (a) $115    (a) $158    (a) $194    (a) $286
                                                              (b) $123    (b) $180    (b) $229    (b) $354
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $286
                                                              (d) $ 33    (d) $100    (d) $169    (d) $354
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                            (a) $121    (a) $174    (a) $219    (a) $335
                                                              (b) $128    (b) $194    (b) $253    (b) $400
                                                              (c) $ 31    (c) $ 94    (c) $159    (c) $335
                                                              (d) $ 38    (d) $114    (d) $193    (d) $400
-----------------------------------------------------------------------------------------------------------
International Growth and Income                               (a) $120    (a) $173    (a) $218    (a) $332
                                                              (b) $127    (b) $194    (b) $252    (b) $397
                                                              (c) $ 30    (c) $ 93    (c) $158    (c) $332
                                                              (d) $ 37    (d) $114    (d) $192    (d) $397
-----------------------------------------------------------------------------------------------------------
Marsico Growth                                                (a) $118    (a) $167    (a) $209    (a) $315
                                                              (b) $126    (b) $188    (b) $243    (b) $381
                                                              (c) $ 28    (c) $ 87    (c) $149    (c) $315
                                                              (d) $ 36    (d) $108    (d) $183    (d) $381
-----------------------------------------------------------------------------------------------------------
MFS Growth and Income                                         (a) $116    (a) $160    (a) $197    (a) $291
                                                              (b) $123    (b) $181    (b) $232    (b) $359
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 33    (d) $101    (d) $172    (d) $359
-----------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth                                            (a) $117    (a) $162    (a) $200    (a) $297
                                                              (b) $124    (b) $183    (b) $235    (b) $365
                                                              (c) $ 27    (c) $ 82    (c) $140    (c) $297
                                                              (d) $ 34    (d) $103    (d) $175    (d) $365
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                              (a) $116    (a) $159    (a) $196    (a) $289
                                                              (b) $123    (b) $181    (b) $231    (b) $357
                                                              (c) $ 28    (c) $ 79    (c) $136    (c) $289
                                                              (d) $ 33    (d) $101    (d) $171    (d) $357
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                 (a) $116    (a) $161    (a) $198    (a) $294
                                                              (b) $123    (b) $182    (b) $233    (b) $362
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 33    (d) $102    (d) $173    (d) $362
-----------------------------------------------------------------------------------------------------------
Real Estate                                                   (a) $118    (a) $166    (a) $207    (a) $311
                                                              (b) $125    (b) $187    (b) $241    (b) $377
                                                              (c) $ 28    (c) $ 86    (c) $147    (c) $311
                                                              (d) $ 35    (d) $107    (d) $181    (d) $377
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           (a) $115    (a) $156    (a) $190    (a) $279
                                                              (b) $122    (b) $178    (b) $226    (b) $348
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $279
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $348
-----------------------------------------------------------------------------------------------------------
Technology                                                    (a) $123    (a) $182    (a) $233    (a) $362
                                                              (b) $130    (b) $203    (b) $267    (b) $424
                                                              (c) $ 33    (c) $102    (c) $173    (c) $362
                                                              (d) $ 40    (d) $123    (d) $207    (d) $424
-----------------------------------------------------------------------------------------------------------
Telecom Utility                                               (a) $117    (a) $184    (a) $201    (a) $299
                                                              (b) $124    (b) $184    (b) $235    (b) $366
                                                              (c) $ 27    (c) $ 82    (c) $141    (c) $299
                                                              (d) $ 34    (d) $104    (d) $175    (d) $366
-----------------------------------------------------------------------------------------------------------
Worldwide High Income                                         (a) $119    (a) $170    (a) $214    (a) $325
                                                              (b) $127    (b) $191    (b) $248    (b) $390
                                                              (c) $ 29    (c) $ 90    (c) $154    (c) $325
                                                              (d) $ 37    (d) $111    (d) $188    (d) $390
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. The tables represent both fees at the separate account (contract level) as well as portfolio company investment management expenses. We converted the contract administration charge to a percentage (0.09%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the Trust prospectuses located behind this prospectus.

2. For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets: MFS MidCap Growth (1.15%); Goldman Sachs Research (1.35%); Blue Chip Growth (.85%); Growth Opportunities (1.00%); Marsico Growth (1.00%); Technology (1.55%); "Dogs" of Wall Street (.85%); and Emerging Markets (1.90%). The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.

3. The Examples assume that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.

4. Examples reflecting participation in the Principal Rewards program reflect the Principal Rewards surrender charge schedule, and a 2% upfront payment enhancement.

5. Examples reflecting application of optional features and benefits use the highest fees and charges being offered for those feature.

6. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

    AS OF THE DATE OF THIS PROSPECTUS SALES OF THIS CONTRACT HAD NOT BEGUN. THEREFORE NO CONDENSED FINANCIAL INFORMATION APPEARS IN THE PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------

                             THE POLARIS PROTECTOR

                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.

The contract is called a "variable" annuity because it allows you to invest in variable portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 35 Variable Portfolios.

The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.


For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 14.


This annuity is designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each purchase payment withdrawn if that purchase payment has not been invested in this contract for at least 7 years, or 9 years if you elect to participate in the Principal Rewards Program. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.

Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Polaris Platinum/Protector Variable Annuity. When you purchase a Polaris Platinum/Protector Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.

----------------------------------------------------------------
----------------------------------------------------------------

                         PURCHASING A POLARIS PROTECTOR

                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.


The following chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 27.


-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified             $2,000              $250
-----------------------------------------------------------
    Non-Qualified           $5,000              $500
-----------------------------------------------------------

Prior Company approval is required to accept Purchase Payments greater than $1,500,000 or $1,333,000 (if Estate Plus is elected). Subsequent Purchase Payments which would cause total Purchase Payments in the contract to exceed these limits are also subject to prior company approval. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $20.00.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone age 91 or older on the contract issue date. You may not elect to participate in the Principal Rewards Program or elect the EstatePlus benefit if you are age 81 or older at the time of contract issue.


We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the company.


ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS ON PAGE 14.


In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

PRINCIPAL REWARDS PROGRAM


If you elect to participate in the Principal Rewards program at contract issue, we contribute an Upfront Payment Enhancement and, if applicable, a Deferred Payment Enhancement to your contract in conjunction with each Purchase Payment you invest during the life of your contract. If you elect to participate in this program, all Purchase Payments are subject to a nine year withdrawal charge schedule. SEE WITHDRAWAL CHARGES ON PAGE 22. These withdrawal charges may offset the value of any bonus, if you make an early withdrawal. SEE EXPENSES ON PAGE
22. You may not elect to participate in this program if you are age 81 or older at the time of contract issue. Amounts we contribute to your contract under this program are considered earnings and are allocated to your contract as described below.


Purchase Payments may not be invested in the 6-month or the 1-year Dollar Cost Averaging fixed accounts if you participate in the Principal Rewards Program. However, you may use the 1-year fixed account option as a Dollar Cost Averaging source account.

There may be scenarios in which due to negative market conditions and your inability to remain invested over the long-term, a contract with the Principal Rewards program may not perform as well as the contract without the feature.

Enhancement Levels

The Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date may be determined based on stated Enhancement Levels. Each Enhancement Level is a range of dollar amounts which may correspond to different enhancement rates and dates. Enhancement Levels may change from time to time, at our sole discretion. The Enhancement Level applicable to your initial Purchase Payment is determined by the amount of that initial Purchase Payment. With respect to any subsequent Purchase Payments we determine your Enhancement Level by adding your contract value on the date we receive each subsequent Purchase Payment plus the amount of the subsequent Purchase Payment.

Upfront Payment Enhancement

An Upfront Payment Enhancement is an amount we add to your contract on the day we receive a Purchase Payment. We calculate an Upfront Payment Enhancement amount as a percentage (the "Upfront Payment Enhancement Rate") of each Purchase Payment. The Upfront Payment Enhancement Rate will always be at least 2%. We periodically review and establish the Upfront Payment Enhancement Rate, which may increase or decrease at any time, but will never be less than 2%. The applicable Upfront Payment Enhancement Rate is that which is in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. The Upfront Payment Enhancement amounts are allocated among the fixed and variable investment options according to the current allocation instructions in effect when we receive each Purchase Payment.

Deferred Payment Enhancement

A Deferred Payment Enhancement is an amount we may add to your contract on a stated future date (the "Deferred Payment Enhancement Date") as a percentage of Purchase Payments received. We refer to this percentage amount as the Deferred Payment Enhancement Rate. We periodically review and establish the Deferred Payment Enhancement Rates and Deferred Payment Enhancement Dates. The Deferred Payment Enhancement Rate being offered may increase, decrease or be eliminated by us, at any time. The Deferred Payment Enhancement Date, if applicable, may change at any time. The applicable Deferred Payment Enhancement Date and Deferred Payment Enhancement Rate are those which may be in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. Any applicable Deferred Payment Enhancement, when credited, is allocated to the Cash Management Variable Portfolio.

If you withdraw any portion of a Purchase Payment, to which a Deferred Payment Enhancement applies, prior to the Deferred Payment Enhancement Date, we reduce the amount of the corresponding Deferred Payment Enhancement in the same proportion that your withdrawal (and any fees and charges associated with such withdrawals) reduces that Purchase Payment. For purposes of the Deferred Payment Enhancement, withdrawals are assumed to be taken from earnings first, then from Purchase Payments, on a first-in-first-out basis.


APPENDIX A shows how we calculate any applicable Deferred Payment Enhancement amount.


We will not allocate any applicable Deferred Payment Enhancement to your contract if any of the following circumstances occurs prior to the Deferred Payment Enhancement Date:

     - You surrender your contract;

     - A death benefit is paid on your contract;

     - You switch to the Income Phase of your contract; or

     - You fully withdraw the corresponding Purchase Payment.

See your financial advisor for information on the current Enhancement Levels and Payment Enhancements rates.

90 Day Window

As of the 90th day after your contract was issued, we will total your Purchase Payments made over those 90 days, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued ("Look Back Adjustment"). We will add any applicable Upfront Look Back Adjustment to your contract on the 90th day following the date of contract issue. We will send you a confirmation indicating any applicable Upfront and/or Deferred Look Back Adjustment, on or about the 90th day following the date of contract issuance. We will allocate any applicable Upfront Look Back Adjustment according to your then-current allocation instructions on file for subsequent Purchase Payments at the time we make the contribution and if applicable, to the Cash Management Portfolio, for a Deferred Look Back Adjustment.

APPENDIX A provides an example of the 90 Day Window Provision.

The Principal Rewards Program may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. Please check with your financial advisor regarding the availability of this program.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE PRINCIPAL REWARDS PROGRAM (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

ACCUMULATION UNITS

When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.

We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment and Payment Enhancement, if applicable, by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE (CONTRACTS WITHOUT PRINCIPAL REWARDS):

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.2523 Accumulation Units for the Global Bond Portfolio.

     EXAMPLE (CONTRACTS WITH PRINCIPAL REWARDS):

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. If the Upfront Payment Enhancement is 2.00% of your Purchase Payment, we would add an Upfront Payment Enhancement of $500 to your contract. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,500 by $11.10 and credit your contract on Wednesday with 2,297.2973 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.

If you decide to cancel your contract during the free look period, we will refund to you the value of your contract on the day we receive your request minus the Free Look Payment Enhancement Deduction, if applicable. The Free Look Payment Enhancement Deduction is equal to the lesser of (1) the value of any Payment Enhancement(s) on the day we receive your free look request; or (2) the Payment Enhancement amount(s), if any, which we allocated to your contract. Thus, you receive any gain and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management Portfolio during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract minus the Free Look Payment Enhancement Deduction, if applicable. At the end of the free look period, we allocate your money according to your instructions.

----------------------------------------------------------------
----------------------------------------------------------------
                               INVESTMENT OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

VARIABLE PORTFOLIOS


The contract currently offers 32 Variable Portfolios. These Variable Portfolios invest in shares of the Anchor Series Trust and the SunAmerica Series Trust (the "Trusts"). Additional Trusts and/or Variable Portfolios may be available in the future. The Variable Portfolios operate similar to a mutual fund but are only available through the purchase of certain insurance contracts.



SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the Anchor and SunAmerica Series Trusts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by Anchor National, and other affiliated/ unaffiliated insurance companies. Neither Anchor National nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The adviser monitors the Trusts for potential conflicts.


The Variable Portfolios along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust ("AST") has investment portfolios in addition to those listed below which are not available for investment under the contract.

     SUNAMERICA SERIES TRUST

Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. SunAmerica Series Trust ("SAST") has investment portfolios in addition to those listed below which are not available for investment under the contract.


STOCKS:

     MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
       - Alliance Growth Portfolio                                          SAST
       - Global Equities Portfolio                                          SAST
       - Growth & Income Portfolio                                          SAST
     MANAGED BY DAVIS SELECTED ADVISERS L.P.
       - Davis Venture Value Portfolio                                      SAST
       - Real Estate Portfolio                                              SAST
     MANAGED BY FEDERATED INVESTORS L.P.
       - Federated Value Portfolio                                          SAST
       - Telecom Utility Portfolio                                          SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
       - Goldman Sachs Research Portfolio                                   SAST
     MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
       - Marsico Growth                                                     SAST

     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Growth & Income Portfolio                                      SAST
       - MFS Mid-Cap Growth Portfolio                                       SAST
     MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
       - International Diversified Equities Portfolio  SAST
       - Technology Portfolio                                               SAST
     MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
       - Emerging Markets Portfolio                                         SAST
       - International Growth & Income Portfolio                            SAST
       - Putnam Growth Portfolio                                            SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - Aggressive Growth Portfolio                                        SAST
       - Blue Chip Growth Portfolio                                         SAST
       - "Dogs" of Wall Street Portfolio                                    SAST
       - Growth Opportunities Portfolio                                     SAST
     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Capital Appreciation Portfolio                                      AST
       - Growth Portfolio                                                    AST
       - Natural Resources Portfolio                                         AST

BALANCED:
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Total Return Portfolio                                         SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - SunAmerica Balanced Portfolio                                      SAST
     MANAGED BY WM ADVISORS, INC.

       - Asset Allocation Portfolio                                         SAST



BONDS:

     MANAGED BY FEDERATED INVESTORS L.P.
       - Corporate Bond Portfolio                                           SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INT'L.
       - Global Bond Portfolio                                              SAST
     MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
       - Worldwide High Income Portfolio                                    SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - High-Yield Bond Portfolio                                          SAST
     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Government & Quality Bond Portfolio                                 AST

CASH:
     MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
       - Cash Management Portfolio                                          SAST

YOU SHOULD READ THE ATTACHED PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS


The contract also offers seven fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call guarantee periods. All guarantee periods may not be available in all states. If you do not elect to participate in the Principal Rewards Program, you also have the option of allocating your money to the 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") which are available in conjunction with the Dollar Cost Averaging Program. Please see the section on DOLLAR COST AVERAGING ON PAGE 16 for additional information about, including limitations on, and the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments. Policyholders in Pennsylvania who elect the Principal Rewards Program cannot use the multi-year MVA fixed accounts.


Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).

There are three scenarios in which you may put money into the fixed account options other than the DCA fixed accounts options. In each scenario your money may be credited a different rate of interest as follows:

     - Initial Rate: Rate credited to amounts allocated to the fixed account when you purchase your contract.

     - Current Rate: Rate credited to subsequent amounts allocated to the fixed account.

     - Renewal Rate: Rate credited to money transferred from a fixed account or a Variable Portfolio into a fixed account and to money remaining in a fixed account after expiration of a guarantee period.

Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires.

When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option (other than the DCA fixed accounts) or to the Variable Portfolios. If you want to reallocate your money to a different fixed account option or a Variable Portfolio, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.


The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the Variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an annual effective rate of 3%. See DOLLAR COST AVERAGING ON PAGE 16 for more information.


MARKET VALUE ADJUSTMENT ("MVA")

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 AND 10-YEAR FIXED ACCOUNT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL REPRESENTATIVE FOR MORE INFORMATION.

If you take money out of the multi-year fixed account options before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

The multi-year MVA fixed accounts are not available to Washington state and Maryland policyholders.

Anchor National does not assess a MVA against withdrawals under the following circumstances:

     - If made within 30 days after the end of a guarantee period;
     - If made to pay contract fees and charges;
     - To pay a death benefit; and
     - Upon annuitization, if occurring on the latest Annuity Date.

APPENDIX B shows how we calculate the MVA.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. Additionally, you may access your account and request transfers between Variable Portfolios and/or the fixed account options through SunAmerica's website (http://www.sunamerica.com). We currently allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.

We accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, you may request transfers over the internet unless you indicate you do not wish your account to be traded over the internet. When receiving instructions over the telephone or the internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

     - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or
     - such third party is a trustee/fiduciary, for you or appointed by you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.


For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 23.


We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Transfers may be monthly or quarterly and count against your 15 free transfers per contract year. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.

We also offer the 6-month and 1-year DCA fixed accounts exclusively to facilitate this program. If you elected to participate in the Principal Rewards Program, the 6-month and 1-year DCA fixed accounts are not available under your contract. The DCA fixed accounts only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate new Purchase Payments into a DCA fixed account, we transfer all your money allocated to that account into the Variable Portfolios over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected.

If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on

     - the total amount of money allocated to the account, and
     - the frequency of transfers selected.

For example, let's say you allocate $1,000 to the 1-year DCA fixed account. You select monthly transfers. We completely transfer all of your money to the selected investment options over a period of ten months.

You may terminate your DCA program at any time. If money remains in the DCA fixed accounts, we transfer the remaining money to the 1-year fixed account option, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

---------------------------------------------
                 ACCUMULATION       UNITS
   QUARTER           UNIT         PURCHASED
---------------------------------------------
      1             $ 7.50           100
      2             $ 5.00           150
      3             $10.00            75
      4             $ 7.50           100
      5             $ 5.00           150
      6             $ 7.50           100
---------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.

At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If underlying Trust portfolios become unavailable for investment, we may be required to substitute shares of another underlying Trust portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.
----------------------------------------------------------------
----------------------------------------------------------------
                              ACCESS TO YOUR MONEY
----------------------------------------------------------------
----------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;


     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 23.



Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA if a partial withdrawal comes from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 22.



Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington). Additionally, if you participate in the Principal Rewards Program you will not receive your Deferred Payment Enhancement if you fully withdraw a Purchase Payment or your contract value prior to the corresponding Deferred Payment Enhancement Date. SEE PRINCIPAL REWARDS PROGRAM ON PAGE 12.



Purchase payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the seventh or ninth year if you elect to participate in the Principal Rewards Program will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. SEE EXPENSES ON PAGE 22. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.


To determine your free withdrawal amount and your withdrawal charge, we refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

     - Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was no longer subject to withdrawal charges at the time of the withdrawal, and

     - Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge.

During the first year after we issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount. If you are a Washington resident, you may withdraw during the first contract year, the greater of (1); (2); or (3) interest earnings from the amounts allocated to the fixed account options, not previously withdrawn.

After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year. If you are a Washington resident, your maximum free withdrawal amount, after the first contract year, is the greater of (1);
(2); or (3) interest earnings from amounts allocated to the fixed account options, not previously withdrawn.

Although we do not assess a withdrawal charge when you take a 10% penalty-free withdrawal, we will proportionally reduce the amount of any corresponding Deferred Payment Enhancement.

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.

The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract, no subsequent Purchase Payments, and no Principal Rewards election. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $90,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation,

A-(B x C)=D, where:
A=Your contract value at the time of your request for surrender ($90,000) B=The amount of your Purchase Payments still subject to withdrawal charge
  ($100,000)
C=The withdrawal charge percentage applicable to the age of each Purchase
  Payment (3%)[B x C=$3,000]
D=Your full surrender value ($87,000)

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option in which your contract is invested.


Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 27.


We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account in option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. If you are an Oregon resident, the minimum withdrawal amount is $100 per withdrawal or an amount equal to your free withdrawal amount, as described on page 10. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

NURSING HOME WAIVER

If you are confined to a nursing home for 60 days or longer, we may waive the withdrawal charge and/or market value adjustment on certain withdrawals prior to the Annuity Date (not available in Texas). The waiver applies only to withdrawals made while you are in a nursing home or within 90 days after you leave the nursing home. Your contract prohibits use of this waiver during the first 90 days after you purchase your contract. In addition, the confinement period for which you seek the waiver must begin after you purchase your contract.

In order to use this waiver, you must submit with your withdrawal request, the following documents: (1) a doctor's note recommending admittance to a nursing home; (2) an admittance form which shows the type of facility you entered; and
(3) a bill from the nursing home which shows that you met the 60 day confinement requirement.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

----------------------------------------------------------------
----------------------------------------------------------------
                                  DEATH BENEFIT
----------------------------------------------------------------
----------------------------------------------------------------

If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select one of the two death benefits described below. Once selected, you can not change your death benefit option. You should discuss the available options with your financial representative to determine which option is best for you.


We will not pay a Deferred Payment Enhancement on a Purchase Payment if you die before the corresponding Deferred Payment Enhancement Date. SEE PRINCIPAL REWARDS PROGRAM ON PAGE 12.

We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS ON PAGE 23.


You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

The death benefit payment must begin immediately upon receipt of all necessary documents. In any event, the death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.


If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract. SEE SPOUSAL CONTINUATION ON PAGE 21.


If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greater of:

     1. the contract value at the time we receive satisfactory proof of death;
        or


     2. total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals), compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals); or



     3. the contract value on the seventh contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals).


OPTION 2 - MAXIMUM ANNIVERSARY OPTION
The death benefit is the greater of:

     1. the contract value at the time we receive satisfactory proof of death;
        or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or


     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since that contract anniversary.


If you are age 90 or older at the time of death and selected the Option 2 death benefit, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death. Accordingly, you do not get the advantage of option 2 if:


     - you are age 81 or older at the time of contract issue, or



     - you are age 90 or older at the time of your death.


ESTATEPLUS

The EstatePlus benefit if elected may increase the death benefit amount. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Amount"), to the death benefit payable. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or Maximum Anniversary options. The contract year of your death will determine the EstatePlus percentage and the Maximum EstatePlus percentage.

The table below provides the details if you are age 69 or younger at the time we issue your contract:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
-------------------------------------------------------------
 Years 0 - 4       25% of Earnings      40% of Net Purchase
                                        Payments
-------------------------------------------------------------
 Years 5 - 9       40% of Earnings      65% of Net Purchase
                                        Payments*
-------------------------------------------------------------
 Years 10+         50% of Earnings      75% of Net Purchase
                                        Payments*
-------------------------------------------------------------

If you are between your 70th and 81st birthdays at the time we issue your contract the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
-------------------------------------------------------------
 Years 10+         25% of Earnings      40% of Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus Percentage calculations.

The term "Net Purchase Payment" is used frequently in explaining the EstatePlus benefit. We define Net Purchase Payments as Purchase Payments less an adjustment for each withdrawal.

To calculate the adjustment amount for a withdrawal, you first determine the percentage by which the contract value is reduced by the withdrawal, on the date of the withdrawal. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The percentage amount is then multiplied by the amount of Net Purchase Payments immediately before the withdrawal to get the adjustment amount. This amount is subtracted from the amount of Net Purchase Payment(s) immediately before the withdrawal.

If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. If Principal Rewards is elected, any payment enhancements are not considered Purchase Payments.

We may offer different levels of this benefit based on the number of years you hold your contract and/or your age at the time of issue.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the EstatePlus Percentage Amount?

We determine the amount of the EstatePlus benefit, based on a percentage of the earnings in your contract at the time of your death. For the purpose of this calculation, earnings equals contract value minus Net Purchase Payments as of the date of death. If the earnings amount is negative, no EstatePlus amount will be added.

What is the Maximum EstatePlus Amount?

The EstatePlus benefit is subject to a maximum dollar amount. The maximum EstatePlus amount is equal to a percentage of your Net Purchase Payments.

You must elect EstatePlus at the time of contract application. Once elected, you may not terminate or change this election.

We assess a .25% fee for EstatePlus. On a daily basis we deduct this annual charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.


EstatePlus is not available if you are age 81 or older at the time we issue your contract. Furthermore, a Continuing Spouse cannot benefit from EstatePlus if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION BELOW. The EstatePlus benefit is not payable after the latest Annuity Date. You may pay for the EstatePlus benefit and your beneficiary may never receive the benefit if you live past the latest Annuity Date. SEE INCOME OPTIONS ON PAGE 23.


EstatePlus may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. See your financial advisor for information regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE ESTATEPLUS BENEFIT (IN ITS ENTIRETY OR ANY COMPONENT AT ANY TIME) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.

Upon a spouse's continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except as explained in Appendix D. SEE APPENDIX C FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATIONS FOLLOWING A SPOUSAL CONTINUATION.

To the extent that the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.


Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of EstatePlus. We will terminate EstatePlus if the Continuing Spouse is age 81 or older on the Continuation Date. If EstatePlus is terminated or if the Continuing Spouse dies after the latest Annuity Date, no EstatePlus benefit will be payable. Generally, the age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. SEE

APPENDIX C FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.


WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

----------------------------------------------------------------
----------------------------------------------------------------
                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------
There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 1.52% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily.

The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES


The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 18. If you take money out in excess of the free withdrawal amount, you may incur a withdrawal charge. You may also incur a withdrawal charge upon a full surrender.


We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 7 complete years, or 9 years if you elected to participate in the Principal Rewards Program, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract. The two withdrawal charge schedules are as follows:

WITHDRAWAL CHARGE WITHOUT THE PRINCIPAL REWARDS PROGRAM
(SCHEDULE A)

-----------------------------------------------------------------------------------------
      YEAR           1        2        3        4        5        6        7        8
-----------------------------------------------------------------------------------------
 WITHDRAWAL
 CHARGE              7%       6%       5%       4%       3%       2%       1%       0%
-----------------------------------------------------------------------------------------

WITHDRAWAL CHARGE WITH THE PRINCIPAL REWARDS PROGRAM
(SCHEDULE B)

-----------------------------------------------------------------------------------------------------------
      YEAR           1        2        3        4        5        6        7        8        9        10
-----------------------------------------------------------------------------------------------------------
 WITHDRAWAL
 CHARGE              9%       9%       8%       7%       6%       5%       4%       3%       2%       0%
-----------------------------------------------------------------------------------------------------------


When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments. SEE ACCESS TO YOUR MONEY ON PAGE 18.


These higher potential withdrawal charges may compensate us for the expenses associated with the Principal Rewards Program.

The Principal Rewards feature of this contract is designed to reward long term investing. We expect that if you remain committed to this investment over the long term, we will profit as a result of fees charged over the life of your contract. However, neither the mortality and expense fees, distribution expenses, contract administration fee nor the investment management fees are higher on the Principal Rewards version, than the contract without an election of the bonus feature.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.


We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We will not assess a withdrawal charge when you switch to the Income Phase, except when you elect to receive income payments using the Income Protector feature. If you elect to receive income payments using the Income Protector feature, we assess the entire withdrawal charge applicable to Purchase Payments remaining in your contract when calculating your income benefit base. SEE INCOME OPTIONS ON PAGE 23.



Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 27.

INVESTMENT CHARGES

  INVESTMENT MANAGEMENT FEES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES LOCATED AT PAGE 5 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.

  SERVICE FEES

Shares of certain Trusts may be subject to fees imposed under a servicing plan adopted by that Trust pursuant to Rule 12(b)(1) under the Investment Company Act of 1940. This service fee of .15% for the Anchor and SunAmerica Series Trust portfolios is also known as a 12(b)(1) fee. Generally, this fee may be paid to financial intermediaries for services provided over the life of the contract. SEE FEE TABLE ON PAGE 5.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE


We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ON PAGE 14.


OPTIONAL ESTATEPLUS FEE


Please see page 21 for more information on the EstatePlus fee.


OPTIONAL INCOME PROTECTOR FEE


Please see page 26 for more information of the income protector fee.


PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX E provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.
----------------------------------------------------------------
----------------------------------------------------------------
                                 INCOME OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.


If you switch to the Income Phase prior to a Deferred Payment Enhancement Date, we will not allocate the corresponding Deferred Payment Enhancement to your contract. SEE PRINCIPAL REWARDS PROGRAM ON PAGE 12.


Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.


In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 27.


INCOME OPTIONS

Currently, this Contract offers five income options unless you chose to take income under the Income Protector feature (see below). If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to option 3 for a period of 10 years.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed income payments being made) may redeem any remaining guaranteed variable income payments after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed variable income payments. If provided for in your contract, any applicable withdrawal charge will be deducted from the discounted value as if you fully surrendered your contract.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

For information regarding Income Option's using the Income Protector feature, please see below. Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

THE INCOME PROTECTOR FEATURE

The Income Protector feature is a future "safety net" which can offer you the ability to receive a guaranteed fixed minimum retirement income when you switch to the Income Phase. If you elect the Income Protector feature you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions.

The minimum level of Income Protector benefit available is generally based upon the Purchase Payments remaining in your contract at the time you decide to begin taking income. If available and elected, a growth rate can provide increased levels of minimum guaranteed income. We charge a fee for the Income Protector benefit. The amount of the fee and levels of income protection available to you are described below. This feature may not be available in your state. Check with your financial advisor regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE INCOME PROTECTOR FEATURE AT ANY TIME.

HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME

If you elect the Income Protector feature, we base the amount of minimum income available to you upon a calculation we call the Income Benefit Base. At the time your participation in the Income Protector program becomes effective, your Income Benefit Base is equal to your contract value. Participation in the Income Protector program is effective on either the date of issue of the contract (if elected) or at the contract anniversary following your election of the Income Protector.

The income benefit base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your income benefit base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact income benefit base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your initial Purchase Payment, or for each subsequent year of calculation, the income benefit base on the prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the last contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

Your Income Benefit Base may accumulate at the elected growth rate from the date your election becomes effective through your Income Benefit Date. However, any applicable Growth Rate will reduce to 0% on the Anniversary immediately after the annuitant's 90th birthday.

LEVEL OF PROTECTION


If you decide that you want the protection offered by the Income Protector feature, you must elect the feature by completing the Income Protector Election Form available through our Annuity Service Center. You may only elect one of the offered alternatives. Depending on when you purchase your contract and/or the broker-dealer through which you purchase your contract, you may not have a choice of levels of protection. If you elect the Income Protector on a subsequent anniversary the Growth Rule(s), Fee(s) and/or Waiting Period(s) will be those offered at the time of your election.



Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the Income Protector you may not begin the Income Phase for at least ten years following your election. You may not elect this Program if the required waiting period before beginning the Income Phase would occur later than your latest Annuity Date.


The current options offered are:

                                    FEE AS A % OF
                                     YOUR INCOME
       OPTIONS        GROWTH RATE*  BENEFIT BASE  WAITING PERIOD
----------------------------------------------------------------
Income Protector Base      0%           .10%        10 years
----------------------------------------------------------------
Income Protector Plus      6%           .45%        10 years
----------------------------------------------------------------


* If you elect the Base or Plus feature on a subsequent anniversary, the Growth Rate(s) Fee(s) and/or Waiting Period may be different.


RE-SET OR STEP-UP OF YOUR INCOME PROTECTOR BENEFIT


RE-SET



If available, you may also have the opportunity to "reset" your Income Benefit Base. The Re-Set feature allows you to increase your Income Benefit Base to the amount of your contract value on your next contract anniversary. You can only Re-Set within the 30 days before your next contract anniversary. The waiting period before you can begin the Income Phase will be determined based on the offerings available for your elected level of protection at the time your make an election to Re-Set. In addition, the Income Protector fee will be charged as a percentage of your re-set Income Benefit Base. You may not elect to Re-Set if the required waiting period before beginning the Income Phase would occur later than your latest annuity date.

STEP-UP


If available, and you have elected the Base level of protection, you may have the opportunity to Step-Up to the Plus level of protection. The Step-Up feature can allow you to benefit from a higher growth rate, if available, at the time you decide to elect a Step-Up of your Income Protector Benefit. You can only Step-Up within the 30 days before your next contract anniversary. If you Step-Up, the growth rate, fee and waiting period prior to beginning the Income Phase will be determined based on the offerings available at the time you make your election. These factors may be greater than or less than those offered in this prospectus. You may not elect to Step-Up if the required waiting period before beginning the Income Phase would occur later than your latest annuity date.


For more information on how to Step-Up or Up-Grade your Income Protector benefit, please contact your financial advisor or our Annuity Service Center.

ELECTING TO RECEIVE INCOME PAYMENTS


You may elect to begin the Income Phase of your contract using the Income Protector Program ONLY within the 30 days after the 10th or later contract anniversary following the effective date of your Income Protector participation, Re-Set or Step-Up.


The contract anniversary of, or prior to, your election to begin receiving annuity payments is your Income Benefit Date. This is the date as of which we calculate your Income Benefit Base to use in determining your guaranteed minimum fixed retirement income. To arrive at the minimum guaranteed retirement income available to you we apply the annuity rates stated in your Income Protector Endorsement for the annuity option you select to your final Income Benefit Base. You then choose if you would like to receive that income annually, quarterly or monthly for the time guaranteed under your selected annuity option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The annuity options available when using the Income Protector Program to receive your fixed retirement income are:

     - Life Annuity with 10 Year Period Certain, or

     - Joint and 100% Survivor Annuity with 20 Year Period Certain

At the time you elect to begin receiving annuity payments, we will calculate your annual income using both your final Income Benefit Base and your contract value. We will use the same income option for each calculation, however, the annuity factors used to calculate your income under the Income Protector will be different. You will receive whichever provides a greater stream of income. If you annuitize using the Income Protector your income payments will be fixed in amount. You are not required to use the Income Protector to receive income payments. However, we will not refund fees paid for the Income Protector if you annuitize under the general provisions of your contract. In addition, if applicable, a surrender charge will apply if you take income under the Income Protector feature. YOU MAY NEVER NEED TO RELY UPON THE INCOME PROTECTOR, IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

FEES ASSOCIATED WITH THE INCOME PROTECTOR

If you elect the Income Protector, we charge an annual fee, as follows:

                                FEE AS A % OF YOUR
       OPTIONS                  INCOME BENEFIT BASE
-------------------------------------------------------------
Income Protector Base                  .10%
-------------------------------------------------------------
Income Protector Plus                  .45%
-------------------------------------------------------------

* If you elect the Base or Plus feature on a subsequent anniversary, the Fees may be different.

We deduct the annual fee from your actual contract value. If your contract is issued with the Income Protector program we begin deducting the annual fee on your first contract anniversary. If you elect the feature it at some later date, we begin deducting the annual fee on the contract anniversary following the date on which your participation in the program becomes effective. Upon a Re-Set of your Income Protector feature, the fee will be charged upon your Re-Set Income Benefit Base. Upon an Up Grade of this feature you may be charged a higher fee depending upon the then-current offerings.

It is important to note that once you elect the Income Protector feature you may not cancel your election. We will deduct the charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, we deduct the full annual fee from any full surrender of your contract requested prior to your contract anniversary based on the Income Benefit Base at time of surrender.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for qualified contracts:

     - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

     - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances. Appendix D provides examples of the operation of the Income Protector feature.
----------------------------------------------------------------
----------------------------------------------------------------
                                      TAXES
----------------------------------------------------------------
----------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS -
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For income payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the

IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments.


TAX TREATMENT OF DEATH BENEFITS



Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.



Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includable in taxable income and subject to the 10% penalty if the owner is under 59 1/2.



If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or contract value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or contract value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax adviser regarding these features and benefits prior to purchasing a contract.


MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire.

We currently waive surrender charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the greater of the contract's maximum penalty free amount or the required minimum distribution amount for a particular contract (but not both).

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.
You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that each underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

----------------------------------------------------------------
----------------------------------------------------------------
                                   PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch IBCA, Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch IBCA, Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

----------------------------------------------------------------
----------------------------------------------------------------
                                OTHER INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Trust Company, SunAmerica Asset Management Corp., and the SunAmerica Financial Network, Inc. (comprising six-wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National established Variable Separate Account ("separate account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.
Anchor National owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of Anchor National. Assets in the Separate Account are not guaranteed by Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 8% of your Purchase Payments. Contracts sold with the Principal Rewards program may result in our paying different commission. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services, an affiliate of Anchor National, is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION


We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at (888) 920-3979, or (877) 932-7869 if you purchased your contract through a bank-affiliated broker-dealer, if you have any comment, question or service request.


We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

OWNERSHIP

The Polaris Protector/Platinum Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

INDEPENDENT ACCOUNTANTS


The audited consolidated financial statements of Anchor National at December 31, 2000 and 1999, for the years ended December 31, 2000 and 1999, for the three months ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


REGISTRATION STATEMENT

The audited consolidated financial statements of Anchor National at December 31, 2000 and 1999 for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. As of the date of this prospectus sales of the Polaris Protector/Platinum product have just begun therefore there are no separate account financial statements incorporated by reference.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.
----------------------------------------------------------------
----------------------------------------------------------------
                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-SUN2. The contents of the SAI are tabulated below.

Separate Account..............................     3
General Account...............................     3
Performance Data..............................     4
Income Payments...............................    10
Annuity Unit Values...........................    11
Taxes.........................................    14
Distribution of Contracts.....................    17
Financial Statements..........................    18

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                APPENDIX A - PRINCIPAL REWARDS PROGRAM EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

I.  DEFERRED PAYMENT ENHANCEMENT

If you elect to participate in the Principal Rewards Program at contract issue, we contribute at least 2% of each Purchase Payment to your contract for each Purchase Payment we receive as an Upfront Payment Enhancement. Any applicable Deferred Payment Enhancement is allocated to your contract on the corresponding Deferred Payment Enhancement Date and, if declared by the Company, is a percentage of your remaining Purchase Payment on the Deferred Payment Enhancement Date. Deferred Purchase Payment Enhancements are reduced proportionately by partial withdrawals of that Purchase Payment prior to the Deferred Payment Enhancement Date.

The examples that follow assume an initial Purchase Payment of $125,000 and that the Deferred Payment Enhancement is 1%.

For purposes of the example, the Deferred Payment Enhancement Date is the 9th anniversary of the Purchase Payment.

EXAMPLE 1 - NO WITHDRAWALS ARE MADE

The Upfront Payment Enhancement allocated to your contract is $2,500 (2% of $125,000).

On your 9th contract anniversary, the Deferred Payment Enhancement Date, your Deferred Payment Enhancement of $1,250 (1% of your remaining Purchase Payment or $125,000) will be allocated to your contract.

EXAMPLE 2 - WITHDRAWAL MADE PRIOR TO DEFERRED PAYMENT ENHANCEMENT DATE

As in Example 1, your Upfront Payment Enhancement is $2,500.

This example also assumes the following:

     1. Your contract value on your 5th contract anniversary is $190,000.

     2. You request a withdrawal of $75,000 on your 5th contract anniversary.

     3. No subsequent Purchase Payments have been made.

     4. No prior withdrawals have been taken.

     5. Funds are not allocated to any of the MVA Fixed Accounts.

On your 5th contract anniversary, your penalty-free earnings in the contract are $65,000 ($190,000 contract value less your $125,000 investment in the contract). Therefore, you are withdrawing $10,000 of your initial Purchase Payment. Your contract value will also be reduced by a $500 withdrawal charge on the $10,000 Purchase Payment (5% of $10,000). Your gross withdrawal is $75,500 of which $10,500 constitutes part of your Purchase Payment.

The withdrawal of $10,500 of your $125,000 Purchase Payment is a withdrawal of 8.4% of your Purchase Payment. Therefore, only 91.6%, or $114,500, of your initial Purchase Payment remains in your contract.

On your 9th contract anniversary, the Deferred Payment Enhancement Date, assuming no other transactions occur affecting the Purchase Payment, we allocate your Deferred Payment Enhancement of $1,145 (1% of your remaining Purchase Payment, $114,500) to your contract.

II.  90 DAY WINDOW

The following hypothetical examples assume that the Company is offering Upfront and Deferred Payment Enhancements in accordance with this chart at the time each Purchase Payment is received:

-----------------------------------------------------------------------------------------------
                                 UPFRONT PAYMENT     DEFERRED PAYMENT
                                   ENHANCEMENT         ENHANCEMENT          DEFERRED PAYMENT
ENHANCEMENT LEVEL                      RATE                RATE             ENHANCEMENT DATE
-----------------------------------------------------------------------------------------------
 Under $40,000                          2%                  0%                    N/A
-----------------------------------------------------------------------------------------------
 $40,000 - $99,999                      4%                  0%                    N/A
-----------------------------------------------------------------------------------------------
                                                                          Nine years from the
 $100,000 - $499,999                    4%                  1%            date we receive each
                                                                           Purchase Payment.
-----------------------------------------------------------------------------------------------
                                                                          Nine years from the
 $500,000 - more                        4%                  2%            date we receive each
                                                                           Purchase Payment.
-----------------------------------------------------------------------------------------------

Contracts issued with the Principal Rewards feature after April 3, 2000, may be eligible for a "Look-Back Adjustment." As of the 90th day after your contract was issued, we will total your Purchase Payments remaining in your contract at that time, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued.

This example assumes the following:

1. Above Enhancement Levels, Rates and Dates throughout the first 90 days.

2. No withdrawal in the first 90 days.

3. Initial Purchase Payment of $35,000 on December 1, 2000.

4. Subsequent Purchase Payment of $40,000 on January 15, 2001.

5. Subsequent Purchase Payment of $25,000 on January 30, 2001.

6. Subsequent Purchase Payment of $7,500 on February 12, 2001.

ENHANCEMENT AT THE TIME PURCHASE PAYMENTS ARE RECEIVED

--------------------------------------------------------------------------------------------
                                                                              DEFERRED
                         PURCHASE         UPFRONT         DEFERRED            PAYMENT
       DATE OF            PAYMENT         PAYMENT         PAYMENT           ENHANCEMENT
  PURCHASE PAYMENT        AMOUNT        ENHANCEMENT     ENHANCEMENT             DATE
--------------------------------------------------------------------------------------------
   December 1, 2000       $35,000            2%              0%                 N/A
--------------------------------------------------------------------------------------------
   January 15, 2001       $40,000            4%              0%                 N/A
--------------------------------------------------------------------------------------------
   January 30, 2001       $25,000            4%              1%           January 30, 2010
--------------------------------------------------------------------------------------------
   February 12, 2001      $ 7,500            4%              1%          February 12, 2010
--------------------------------------------------------------------------------------------

ENHANCEMENT ADJUSTMENTS ON THE 90TH DAY FOLLOWING CONTRACT ISSUE

The sum of all Purchase Payments made in the first 90 days of the contract equals $107,500. According to the Enhancement Levels in effect at the time this contract was issued, a $107,500 Purchase Payment would have received a 4% Upfront Payment Enhancement and a 1% Deferred Payment Enhancement. Under the 90 Day Window provision all Purchase Payments made within those first 90 days would receive the benefit of the parameters in place at the time the contract was issued, as if all of the Purchase Payments were received on the date of issue. Thus, the first two Purchase Payments would be adjusted on the 90th day following contract issue, as follows:

--------------------------------------------------------------------------------------------
                                                                              DEFERRED
                         PURCHASE         UPFRONT         DEFERRED            PAYMENT
       DATE OF            PAYMENT         PAYMENT         PAYMENT           ENHANCEMENT
  PURCHASE PAYMENT        AMOUNT        ENHANCEMENT     ENHANCEMENT             DATE
--------------------------------------------------------------------------------------------
   December 1, 2000       $35,000            4%              1%           December 1, 2009
--------------------------------------------------------------------------------------------
   January 15, 2001       $40,000            4%              1%           January 15, 2010
--------------------------------------------------------------------------------------------
   January 30, 2001       $25,000            4%              1%           January 30, 2010
--------------------------------------------------------------------------------------------
   February 12, 2001      $ 7,500            4%              1%          February 12, 2010
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:

                           [(1+I/(1+J+0.005)]N/12 - 1

                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed account option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remains in the 10-year term you initially agreed to leave your money in the fixed account option (N=12); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for nine full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 4%.

The MVA factor is = [(1+I/(1+J+0.005)]N/12 - 1
                  = [(1.05)/(1.04+0.005)]12/12 - 1
                  = (1.004785)1 - 1
                  = 1.004785 - 1
                  = + 0.004785

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.004785) = +$19.14

$19.14 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 6%.

The MVA factor is = [(1+I)/(1+J+0.005)]N/12 - 1
                  = [(1.05)/(1.06+0.005)]12/12 - 1
                  = (0.985915)1 - 1
                  = 0.985915 - 1
                  = - 0.014085

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Capitalized terms used in this Appendix have the same meaning as they have in prospectus.

The following details the death benefit options and EstatePlus benefit upon the Continuing Spouse's death:

A. DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

     1. Purchase Payment Accumulation Option

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. The contract value on the Continuation Date (including the Continuation Contribution) plus any Purchase Payments minus any withdrawals (and fees and charges applicable to those withdrawals) made since the Continuation Date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Continuation Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse is age 70 or older on the Continuation Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death. The Continuation Contribution is considered a Purchase Payment received on the Continuation Date.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) made from the original contract issue date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death.

     2. Maximum Anniversary Option -- if the Continuing Spouse is below age 90 at the time of death, the death benefit is greater of:

          a. The contract value at the time we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments since the Continuation Date minus withdrawals and any fees and charges applicable to those withdrawals; or

          c. The maximum anniversary value on any contract anniversary occurring after the Continuation Date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments minus withdrawals and fees and charges applicable to withdrawals recorded since that contract anniversary. Contract anniversary is defined as any anniversary following the full 12 month period after the original contract issue date.

If the Continuing Spouse is age 90 or older at the time of death, under the Maximum Anniversary death benefit, their beneficiary will receive contract value only.

B. THE ESTATEPLUS BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

The EstatePlus benefit may increase the death benefit amount. The EstatePlus benefit is only available if the original owner elected EstatePlus and it has not been terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable, based on the number of years the Continuing Spouse has held the contract since the Continuation Date. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or the Maximum Anniversary option.

The term "Continuation Net Purchase Payment" is used frequently to describe the EstatePlus benefit payable to the beneficiary of the Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawal, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.

The table below provides the details if the Continuing Spouse is 69 or younger on the Continuation Date

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (0-4)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments
-------------------------------------------------------------------
 Years (5-9)       40% of Earnings         65% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------
 Years (10+)       50% of Earnings         75% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

If the Continuing Spouse is between your 70th and 81st birthdays on the Continuation Date table below shows the available EstatePlus benefit:

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (10+)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

* Purchase Payments received after the 5th anniversary of the Continuation Date must remain in the contract for at least 6 full months to be included as part of the Continuation Net Purchase Payments for the purpose of the Maximum Estate Plus Percentage calculation.

If the Continuing Spouse is between their 70th and 81st birthdays on the Continuation Date, the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
-------------------------------------------------------------
 Years 0-10+       25% of earnings      40% of Continuation
                                        Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5(th) year following the Continuation Date must remain in the contract for at least six months to be included as part of Continuation Net Purchase Payments for purpose of the Maximum EstatePlus calculation.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the EstatePlus amount?

We determine the EstatePlus amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

          (1) equals the contract value on the Continuing Spouse's date of death;

          (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum EstatePlus amount?

The EstatePlus benefit is subject to a maximum dollar amount. The Maximum EstatePlus amount is a percentage of the Continuation Net Purchase Payments.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME WITH RESPECT TO PROSPECTIVELY ISSUED CONTRACTS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   APPENDIX D - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR
                                    FEATURE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                    POLARIS PROTECTOR BASE INCOME PROTECTOR



This table assumes a $100,000 initial investment in a non qualified contract with no further premiums, no withdrawals, no Step-Ups, Re-Sets or premium taxes; and the election of optional Base Income Protector at contract issue.


------------------------------------------------------------------------------------
              ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARY
IF AT ISSUE             10         11         12         15         19         20
  YOU ARE    1 - 9   (AGE 70)   (AGE 71)   (AGE 72)   (AGE 75)   (AGE 79)   (AGE 80)
------------------------------------------------------------------------------------
Male           N/A      6,672      6,864      7,080      7,716      8,616      8,832
age 60*
------------------------------------------------------------------------------------
Female         N/A      5,880      6,060      6,252      6,900      7,860      8,112
age 60*
------------------------------------------------------------------------------------
Joint**
Male -- 60     N/A      5,028      5,136      5,244      5,544      5,868      5,928
Female -- 60
------------------------------------------------------------------------------------

 * Life Annuity with 10 Year Period Certain
** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial adviser for information regarding availability of this program in your state.

                    POLARIS PROTECTOR INCOME PROTECTOR PLUS


This table assumes a $100,000 initial investment in a non qualified contract with no further premiums, no withdrawals, no Step-Ups, Re-Sets or premium taxes; and the election of the optional 6% Income Protector Plus at contract issue.


--------------------------------------------------------------------------------------------
                     ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARY
  IF AT ISSUE                   10         11         12         15         19         20
    YOU ARE        1 - 9     (AGE 70)   (AGE 71)   (AGE 72)   (AGE 75)   (AGE 79)   (AGE 80)
--------------------------------------------------------------------------------------------
Male                   N/A     12,529     13,645     14,874     19,240     26,976     29,288
age 60*
--------------------------------------------------------------------------------------------
Female                 N/A     11,110     12,119     13,232     17,284     24,725     26,978
age 60*
--------------------------------------------------------------------------------------------
Male, Age 60           N/A      9,563     10,342     11,156     14,005     18,626     19,936
Female, Age 60**
--------------------------------------------------------------------------------------------

 * Life Annuity with 10 Year Period Certain
** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial adviser for information regarding availability of this program in your state.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           APPENDIX E - PREMIUM TAXES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                              QUALIFIED    NON-QUALIFIED
                           STATE                              CONTRACT       CONTRACT
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
California                                                        .50%          2.35%
----------------------------------------------------------------------------------------
Maine                                                               0%             2%
----------------------------------------------------------------------------------------
Nevada                                                              0%           3.5%
----------------------------------------------------------------------------------------
South Dakota                                                        0%          1.25%
----------------------------------------------------------------------------------------
West Virginia                                                       1%             1%
----------------------------------------------------------------------------------------
Wyoming                                                             0%             1%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------


   Please forward a copy (without charge) of the Polaris Protector Variable Annuity Statement of Additional Information to:


              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip


Date:  ------------------------------  Signed:  ------------------------------

   Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                            [POLARIS PROTECTOR LOGO]
                                   PROSPECTUS
                                  JULY 9, 2001

Please read this prospectus carefully         FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for                 issued by
future reference. It contains                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
important information about the                  in connection with
Polaris Protector Variable Annuity.           VARIABLE SEPARATE ACCOUNT
                                              The annuity has 39 investment choices -7 available fixed
To learn more about the annuity               account options and 32 Variable Portfolios listed below. The
offered by this prospectus, you can           7 fixed account options include specified periods of 1, 3,
obtain a copy of the Statement of             5, 7 and 10 years and DCA accounts for 6-month and 1-year
Additional Information ("SAI") dated          periods. The 32 Variable Portfolios are part of the Anchor
July 9, 2001. The SAI has been filed          Series Trust ("AST") and SunAmerica Series Trust ("SAST").
with the Securities and Exchange
Commission ("SEC") and is                     STOCKS:
incorporated by reference into this           MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
prospectus. The Table of Contents of          - Alliance Growth Portfolio                             SAST
the SAI appears on page 26 of this            - Global Equities Portfolio                             SAST
prospectus. For a free copy of the            - Growth & Income Portfolio                             SAST
SAI, call us at (800) 445-SUN2 or             MANAGED BY DAVIS SELECTED ADVISERS L.P.
write to us at our Annuity Service            - Davis Venture Value Portfolio                         SAST
Center, P.O. Box 54299, Los Angeles,          - Real Estate Portfolio                                 SAST
California 90054-0299.                        MANAGED BY FEDERATED INVESTORS L.P.
                                              - Federated Value Portfolio                             SAST
In addition, the SEC maintains a              - Telecom Utility Portfolio                             SAST
website (http://www.sec.gov) that             MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
contains the SAI, materials                   - Goldman Sachs Research Portfolio                      SAST
incorporated by reference and other           MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
information filed electronically with         - Marsico Growth Portfolio                              SAST
the SEC by Anchor National.                   MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Growth & Income Portfolio                         SAST
ANNUITIES INVOLVE RISKS, INCLUDING            - MFS Mid-Cap Growth Portfolio                          SAST
POSSIBLE LOSS OF PRINCIPAL, AND ARE           MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
NOT A DEPOSIT OR OBLIGATION OF, OR            - International Diversified Equities Portfolio          SAST
GUARANTEED OR ENDORSED BY, ANY BANK.          - Technology Portfolio                                  SAST
THEY ARE NOT FEDERALLY INSURED BY THE         MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
FEDERAL DEPOSIT INSURANCE                     - Emerging Markets Portfolio                            SAST
CORPORATION, THE FEDERAL RESERVE              - International Growth & Income Portfolio               SAST
BOARD OR ANY OTHER AGENCY.                    - Putnam Growth Portfolio                               SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - Aggressive Growth Portfolio                           SAST
                                              - Blue Chip Growth Portfolio                            SAST
                                              - "Dogs" of Wall Street Portfolio                       SAST
                                              - Growth Opportunities Portfolio                        SAST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Capital Appreciation Portfolio                         AST
                                              - Growth Portfolio                                       AST
                                              - Natural Resources Portfolio                            AST
                                              BALANCED:
                                              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Total Return Portfolio                            SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - SunAmerica Balanced Portfolio                         SAST
                                              MANAGED BY WM ADVISORS, INC.
                                              - Asset Allocation Portfolio                             WMT
                                              BONDS:
                                              MANAGED BY FEDERATED INVESTORS L.P.
                                              - Corporate Bond Portfolio                              SAST
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                                              - Global Bond Portfolio                                 SAST
                                              MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
                                              - Worldwide High Income Portfolio                       SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - High-Yield Bond Portfolio                             SAST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Government & Quality Bond Portfolio                    AST
                                              CASH:
                                              MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
                                              - Cash Management Portfolio                             SAST

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

----------------------------------------------------------------
----------------------------------------------------------------
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
----------------------------------------------------------------
----------------------------------------------------------------

Anchor National's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supercede documents incorporated by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:
       Anchor National Life Insurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299
      Telephone Number: (888) 920-3979, or (877) 932-7869 if you purchased your contract through a bank-affiliated broker-dealer.

----------------------------------------------------------------
----------------------------------------------------------------
         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
----------------------------------------------------------------
----------------------------------------------------------------

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel, this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.


 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

                             TABLE OF CONTENTS

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------



 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................      2


 SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION....
                                                                         2

 GLOSSARY..........................................................      3

 HIGHLIGHTS........................................................      4

 FEE TABLES........................................................      5

       Owner Transaction Expenses..................................      5

       Optional Income Protector Fee...............................      5

       Contract Maintenance Fee....................................      5

       Annual Separate Account Expenses............................      5

       Optional EstatePlus Fee.....................................      5

       Portfolio Expenses..........................................      5

 EXAMPLES..........................................................      6

 THE POLARIS PROTECTOR VARIABLE ANNUITY............................      8

 PURCHASING A POLARIS PROTECTOR VARIABLE ANNUITY...................      9

       Allocation of Purchase Payments.............................      9

       Accumulation Units..........................................      9

       Free Look...................................................      9

 INVESTMENT OPTIONS................................................     10

       Variable Portfolios.........................................     10

       Anchor Series Trust.........................................     10

       SunAmerica Series Trust.....................................     10

       Fixed Account Options.......................................     11

       Market Value Adjustment ("MVA").............................     11

       Transfers During the Accumulation Phase.....................     12

       Dollar Cost Averaging.......................................     12

       Asset Allocation Rebalancing Program........................     13

       Principal Advantage Program.................................     13

       Voting Rights...............................................     14

       Substitution................................................     14

 ACCESS TO YOUR MONEY..............................................     14

       Systematic Withdrawal Program...............................     15

       Nursing Home Waiver.........................................     15

       Minimum Contract Value......................................     15

 DEATH BENEFIT.....................................................     15

       Purchase Payment Accumulation Option........................     16

       Maximum Anniversary Option..................................     16

       EstatePlus..................................................     16

       Spousal Continuation........................................     17

 EXPENSES..........................................................     18

       Insurance Charges...........................................     18

       Withdrawal Charges..........................................     18

       Investment Charges..........................................     18

       Contract Maintenance Fee....................................     18

       Transfer Fee................................................     18

       Optional EstatePlus Fee.....................................     18

       Optional Income Protector Fee...............................     19

       Premium Tax.................................................     19

       Income Taxes................................................     19

       Reduction or Elimination of Charges and Expenses,  and
       Additional Amounts Credited.................................     19

 INCOME OPTIONS....................................................     19

       Annuity Date................................................     19

       Income Options..............................................     19

       Fixed or Variable Income Payments...........................     20

       Income Payments.............................................     20

       Transfers During the Income Phase...........................     20

       Deferment of Payments.......................................     20

       The Income Protector Feature................................     20

       Note to Qualified Contract Holders..........................     22

 TAXES.............................................................     22

       Annuity Contracts in General................................     23

       Tax Treatment of Distributions - Non-qualified Contracts....     23

       Tax Treatment of Distributions - Qualified Contracts........     23

       Tax Treatment of Death Benefits.............................     23

       Minimum Distributions.......................................     24

       Diversification.............................................     24

 PERFORMANCE.......................................................     24

 OTHER INFORMATION.................................................     24

       Anchor National.............................................     24

       The Separate Account........................................     25

       The General Account.........................................     25

       Distribution of the Contract................................     25

       Administration..............................................     25

       Legal Proceedings...........................................     25

       Ownership...................................................     25

       Custodian...................................................     26

       Independent Accountants.....................................     26

       Registration Statement......................................     26

 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION..........
                                                                        26

 APPENDIX A - MARKET VALUE ADJUSTMENT ("MVA")......................    A-1

 APPENDIX B - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION........
                                                                       B-1

 APPENDIX C - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME
  PROTECTOR FEATURE................................................    C-1

 APPENDIX D - PREMIUM TAXES........................................    D-1



 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

                                 GLOSSARY

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------


 We have capitalized some of the technical terms used in this prospectus.
 To help you understand these terms, we have defined them in this glossary.


 ACCUMULATION PHASE - The period during which you invest money in your contract.


 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.


 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.


 ANNUITY DATE - The date on which income payments are to begin, as selected by you.


 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.


 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.


 COMPANY - Anchor National Life Insurance Company, We, Us, the insurer which issues this contract.


 INCOME PHASE - The period during which we make income payments to you.


 IRS - The Internal Revenue Service.


 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars.
 In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").


 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.


 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or IRA.


 TRUSTS - Refers to the Anchor Series Trust, the SunAmerica Series Trust and WM Variable Trust collectively.


 VARIABLE PORTFOLIO(S) - The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the Anchor Series Trust the SunAmerica Series Trust or the WM Variable Trust.

ALL FINANCIAL REPRESENTATIVES OR AGENTS THAT SELL THE CONTRACTS OFFERED BY THIS PROSPECTUS ARE REQUIRED TO DELIVER A PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                                   HIGHLIGHTS
----------------------------------------------------------------
----------------------------------------------------------------

The Polaris Protector Variable Annuity is a contract between you and Anchor National Life Insurance Company ('Anchor National"). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A POLARIS PROTECTOR VARIABLE ANNUITY in the prospectus.

EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.52% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A POLARIS PROTECTOR VARIABLE ANNUITY and EXPENSES IN THE PROSPECTUS.

ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.

INQUIRIES: If you have questions about your contract call your financial representative or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (888) 920-3979, or (877) 932-7869 if you purchased your contract through a bank-affiliated broker-dealer.

ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY OFFER DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES AND CHARGES. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

  PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING
                                     THESE
    AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF
                                   INVESTING.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE PAYMENT)

YEARS:..............................   1    2    3    4    5    6    7    8
                                      7%   6%   5%   4%   3%   2%   1%   0%

TRANSFER FEE..........  No charge for first 15 transfers each contract year; thereafter, fee is $25 ($10 in
                        Pennsylvania and Texas) per transfer

OPTIONAL INCOME PROTECTOR FEE
(THE INCOME PROTECTOR WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS DEDUCTED ANNUALLY FROM YOUR CONTRACT VALUE.)

                                               ANNUAL FEE AS A % OF
               GROWTH RATE                  YOUR INCOME BENEFIT BASE*
               -----------                 ----------------------------
 Base 0%                                               .10%
 Plus 6%                                               .45%

* The Income Benefit Base, which is described more fully in the prospectus is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals, and fees and charges applicable to those withdrawals.

  CONTRACT MAINTENANCE FEE*
        $35 ($30 in North Dakota)
    *waived if contract value is $50,000 or more

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

    Mortality and Expense Risk Charge.....................  1.37%
    Distribution Expense Charge...........................  0.15%
                                                            -----
      TOTAL SEPARATE ACCOUNT EXPENSES                       1.52%
                                                            =====

  OPTIONAL ESTATEPLUS FEE
 (ESTATEPLUS, AN ENHANCED DEATH BENEFIT FEATURE WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS AN ANNUALIZED CHARGE THAT IS DEDUCTED DAILY FROM YOUR CONTRACT VALUE.)

  Fee as a % of your daily net asset value..................     .25%

                               PORTFOLIO EXPENSES
                              ANCHOR SERIES TRUST
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2000)

                                                              MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                         PORTFOLIO                                FEE              FEE(2)          EXPENSES         EXPENSES
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Capital Appreciation(1)                                          0.70%              0.15%            0.05%            0.90%
-------------------------------------------------------------------------------------------------------------------------------
Government and Quality Bond                                      0.59%              0.15%            0.08%            0.82%
-------------------------------------------------------------------------------------------------------------------------------
Growth                                                           0.66%              0.15%            0.05%            0.86%
-------------------------------------------------------------------------------------------------------------------------------
Natural Resources                                                0.75%              0.15%            0.17%            1.07%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

    (1) The expenses noted here are restated to reflect an estimate of the fees for the portfolio for the current fiscal year. This fee increase became effective on August 1, 2000 following approval by the Board of Directors of the Trust and shareholders.
    (2) The Board of Trustees adopted a 12(b)(1) Plan with respect to the Anchor Series Trust on May 30, 2001. Although this Plan was not in place at the fiscal year end shown here, the .15% service fee is shown in these expense numbers.

                            SUNAMERICA SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED JANUARY 31, 2000)

                                                              MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                         PORTFOLIO                                FEE              FEE(5)          EXPENSES         EXPENSES
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Aggressive Growth                                                0.66%              0.15%            0.04%            0.85%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth                                                  0.60%              0.15%            0.04%            0.79%
-------------------------------------------------------------------------------------------------------------------------------
Asset Allocation(6)                                              0.59%              0.15%            0.05%            0.79%
-------------------------------------------------------------------------------------------------------------------------------
Blue Chip Growth(1,2)                                            0.70%              0.15%            0.15%            1.00%
-------------------------------------------------------------------------------------------------------------------------------
Cash Management(3)                                               0.49%              0.15%            0.03%            0.67%
-------------------------------------------------------------------------------------------------------------------------------
Corporate Bond                                                   0.62%              0.15%            0.07%            0.84%
-------------------------------------------------------------------------------------------------------------------------------
Davis Venture Value                                              0.71%              0.15%            0.04%            0.90%
-------------------------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street(1)                                         0.60%              0.15%            0.12%            0.87%
-------------------------------------------------------------------------------------------------------------------------------
Emerging Markets(1)                                              1.25%              0.15%            0.32%            1.72%
-------------------------------------------------------------------------------------------------------------------------------
Federated Value                                                  0.70%              0.15%            0.06%            0.91%
-------------------------------------------------------------------------------------------------------------------------------
Global Bond                                                      0.69%              0.15%            0.12%            0.96%
-------------------------------------------------------------------------------------------------------------------------------
Global Equities                                                  0.70%              0.15%            0.14%            0.99%
-------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Research(1,2)                                      1.20%              0.15%            0.15%            1.50%
-------------------------------------------------------------------------------------------------------------------------------
Growth-Income                                                    0.53%              0.15%            0.04%            0.72%
-------------------------------------------------------------------------------------------------------------------------------
Growth Opportunities(1,2)                                        0.75%              0.15%            0.25%            1.15%
-------------------------------------------------------------------------------------------------------------------------------
High-Yield Bond                                                  0.63%              0.15%            0.08%            0.86%
-------------------------------------------------------------------------------------------------------------------------------
International Diversified Equities                               1.00%              0.15%            0.21%            1.36%
-------------------------------------------------------------------------------------------------------------------------------
International Growth and Income                                  0.95%              0.15%            0.23%            1.33%
-------------------------------------------------------------------------------------------------------------------------------
Marsico Growth(1,2)                                              0.85%              0.15%            0.15%            1.15%
-------------------------------------------------------------------------------------------------------------------------------
MFS Growth and Income                                            0.70%              0.15%            0.06%            0.91%
-------------------------------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth(1)                                            0.75%              0.15%            0.07%            0.97%
-------------------------------------------------------------------------------------------------------------------------------
MFS Total Return                                                 0.66%              0.15%            0.08%            0.89%
-------------------------------------------------------------------------------------------------------------------------------
Putnam Growth                                                    0.75%              0.15%            0.04%            0.94%
-------------------------------------------------------------------------------------------------------------------------------
Real Estate                                                      0.80%              0.15%            0.16%            1.11%
-------------------------------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                              0.59%              0.15%            0.05%            0.79%
-------------------------------------------------------------------------------------------------------------------------------
Technology(1,2)                                                  1.20%              0.15%            0.29%            1.64%
-------------------------------------------------------------------------------------------------------------------------------
Telecom Utility(4)                                               0.75%              0.15%            0.09%            0.99%
-------------------------------------------------------------------------------------------------------------------------------
Worldwide High Income                                            1.00%              0.15%            0.10%            1.25%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

   (1) For this portfolio, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Only certain portfolios relied on these waivers and/or reimbursements during this fiscal year as follows: MFS Mid-Cap Growth (1.17%). Absent recoupment of expenses by the adviser, the Total Annual Expenses during the last fiscal year for the "Dogs" of Wall Street Portfolio would have been 0.67% and for Emerging Markets Portfolios 1.77%. For the "Dogs" of Wall Street portfolio for fiscal year ended January 31, 2000, the adviser recouped prior year expense reimbursements that were mathematically insignificant, resulting in the expense ratio before and after the recoupment remaining at 0.67%.
   (2) This portfolio was not available for sale during fiscal year 2000. The Total Annual Expenses are based on estimated amounts for the current fiscal year.
   (3) Formerly managed by SunAmerica Asset Management Corp.
   (4) Formerly named Utility Portfolio. The name change will not result in any modifications to the portfolio's principal investment goal or fundamental investment policies.
   (5) The Board of Trustees adopted a 12(b)(1) Plan with respect to the SunAmerica Series Trust on May 21, 2001. Although this Plan was not in place at the fiscal year end shown here, the .15% service fee is shown in these expense numbers.
   (6) Formerly managed by Goldman Sachs Asset Management.

     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment, (assuming the waiver, reimbursement or recoupment will continue for the period shown) if applicable and:
        (a) you surrender the contract at the end of the stated time period and no optional features are elected.
        (b) you elect the optional EstatePlus and the Income Protector Plus features with the following charges (.25% and .45%, respectively), and you surrender the contract at the end of the stated period.
        (c) you do not surrender the contract and no optional features are elected.*
        (d) you elect the optional EstatePlus and Income Protector Plus features with the following charges (.25% and .45%, respectively), and you do not surrender the contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                          (a) $ 95    (a) $128    (a) $163    (a) $284
                                                              (b) $102    (b) $149    (b) $198    (b) $351
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $351
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   (a) $ 95    (a) $126    (a) $159    (a) $276
                                                              (b) $102    (b) $146    (b) $194    (b) $344
                                                              (c) $ 25    (c) $ 76    (c) $129    (c) $276
                                                              (d) $ 32    (d) $ 96    (d) $164    (d) $344
-----------------------------------------------------------------------------------------------------------
Growth                                                        (a) $ 95    (a) $127    (a) $161    (a) $280
                                                              (b) $102    (b) $148    (b) $196    (b) $347
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $280
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $347
-----------------------------------------------------------------------------------------------------------
Natural Resources                                             (a) $ 97    (a) $133    (a) $172    (a) $301
                                                              (b) $104    (b) $154    (b) $206    (b) $366
                                                              (c) $ 27    (c) $ 83    (c) $142    (c) $301
                                                              (d) $ 34    (d) $104    (d) $176    (d) $366
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                             (a) $ 95    (a) $127    (a) $161    (a) $279
                                                              (b) $102    (b) $147    (b) $195    (b) $346
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $279
                                                              (d) $ 32    (d) $ 97    (d) $165    (d) $346
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                               (a) $ 94    (a) $125    (a) $158    (a) $273
                                                              (b) $101    (b) $146    (b) $192    (b) $341
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 31    (d) $ 96    (d) $162    (d) $341
-----------------------------------------------------------------------------------------------------------
Asset Allocation                                              (a) $ 94    (a) $125    (a) $158    (a) $273
                                                              (b) $101    (b) $146    (b) $192    (b) $341
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 31    (d) $ 96    (d) $162    (d) $341
-----------------------------------------------------------------------------------------------------------
Blue Chip Growth                                              (a) $ 96    (a) $131    (a) $168    (a) $294
                                                              (b) $103    (b) $152    (b) $203    (b) $360
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 33    (d) $102    (d) $173    (d) $360
-----------------------------------------------------------------------------------------------------------
Cash Management                                               (a) $ 93    (a) $121    (a) $152    (a) $261
                                                              (b) $100    (b) $142    (b) $187    (b) $330
                                                              (c) $ 23    (c) $ 71    (c) $122    (c) $261
                                                              (d) $ 30    (d) $ 92    (d) $157    (d) $330
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                (a) $ 95    (a) $126    (a) $160    (a) $278
                                                              (b) $102    (b) $147    (b) $195    (b) $345
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $278
                                                              (d) $ 32    (d) $ 97    (d) $165    (d) $345
-----------------------------------------------------------------------------------------------------------
Davis Venture Value                                           (a) $ 95    (a) $128    (a) $163    (a) $284
                                                              (b) $102    (b) $149    (b) $198    (b) $351
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $351
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         (a) $ 95    (a) $127    (a) $162    (a) $281
                                                              (b) $102    (b) $148    (b) $196    (b) $348
                                                              (c) $ 25    (c) $ 77    (c) $132    (c) $281
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $348
-----------------------------------------------------------------------------------------------------------
Emerging Markets                                              (a) $104    (a) $152    (a) $203    (a) $362
                                                              (b) $110    (b) $173    (b) $236    (b) $423
                                                              (c) $ 34    (c) $102    (c) $173    (c) $362
                                                              (d) $ 40    (d) $123    (d) $206    (d) $423
-----------------------------------------------------------------------------------------------------------
Federated Value                                               (a) $ 95    (a) $128    (a) $164    (a) $285
                                                              (b) $102    (b) $149    (b) $198    (b) $352
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $352
-----------------------------------------------------------------------------------------------------------
Global Bond                                                   (a) $ 96    (a) $130    (a) $166    (a) $290
                                                              (b) $103    (b) $151    (b) $201    (b) $356
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 33    (d) $101    (d) $171    (d) $356
-----------------------------------------------------------------------------------------------------------
* We do not currently charge a surrender charge upon annuitization unless the contract is annuitized using the Income Protector feature. We assess the applicable surrender charge upon annuitization under the
  Income Protector feature assuming a full surrender of your contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Global Equities                                               (a) $ 96    (a) $131    (a) $168    (a) $293
                                                              (b) $103    (b) $151    (b) $202    (b) $359
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $293
                                                              (d) $ 33    (d) $101    (d) $172    (d) $359
-----------------------------------------------------------------------------------------------------------
Goldman Sachs Research                                        (a) $101    (a) $146    (a) $193    (a) $342
                                                              (b) $108    (b) $166    (b) $226    (b) $404
                                                              (c) $ 31    (c) $ 96    (c) $163    (c) $342
                                                              (d) $ 38    (d) $116    (d) $196    (d) $404
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                 (a) $ 94    (a) $123    (a) $154    (a) $266
                                                              (b) $101    (b) $144    (b) $189    (b) $334
                                                              (c) $ 24    (c) $ 73    (c) $124    (c) $266
                                                              (d) $ 31    (d) $ 94    (d) $159    (d) $334
-----------------------------------------------------------------------------------------------------------
Growth Opportunities                                          (a) $ 98    (a) $136    (a) $176    (a) $309
                                                              (b) $105    (b) $156    (b) $210    (b) $374
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $309
                                                              (d) $ 35    (d) $106    (d) $180    (d) $374
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                               (a) $ 95    (a) $127    (a) $161    (a) $280
                                                              (b) $102    (b) $148    (b) $196    (b) $347
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $280
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $347
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                            (a) $100    (a) $142    (a) $186    (a) $329
                                                              (b) $107    (b) $162    (b) $220    (b) $392
                                                              (c) $ 30    (c) $ 92    (c) $156    (c) $329
                                                              (d) $ 37    (d) $112    (d) $190    (d) $392
-----------------------------------------------------------------------------------------------------------
International Growth and Income                               (a) $100    (a) $141    (a) $185    (a) $326
                                                              (b) $107    (b) $161    (b) $218    (b) $390
                                                              (c) $ 30    (c) $ 91    (c) $155    (c) $326
                                                              (d) $ 37    (d) $111    (d) $188    (d) $390
-----------------------------------------------------------------------------------------------------------
Marsico Growth                                                (a) $ 98    (a) $136    (a) $176    (a) $309
                                                              (b) $105    (b) $156    (b) $210    (b) $374
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $309
                                                              (d) $ 35    (d) $106    (d) $180    (d) $374
-----------------------------------------------------------------------------------------------------------
MFS Growth and Income                                         (a) $ 95    (a) $128    (a) $164    (a) $285
                                                              (b) $102    (b) $149    (b) $198    (b) $352
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $352
-----------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth                                            (a) $ 96    (a) $130    (a) $167    (a) $291
                                                              (b) $103    (b) $151    (b) $201    (b) $357
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 33    (d) $101    (d) $171    (d) $357
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                              (a) $ 95    (a) $128    (a) $163    (a) $283
                                                              (b) $102    (b) $149    (b) $197    (b) $350
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $283
                                                              (d) $ 32    (d) $ 99    (d) $167    (d) $350
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                 (a) $ 96    (a) $129    (a) $165    (a) $288
                                                              (b) $103    (b) $150    (b) $200    (b) $355
                                                              (c) $ 25    (c) $ 79    (c) $135    (c) $288
                                                              (d) $ 33    (d) $100    (d) $170    (d) $355
-----------------------------------------------------------------------------------------------------------
Real Estate                                                   (a) $ 97    (a) $134    (a) $174    (a) $305
                                                              (b) $104    (b) $155    (b) $208    (b) $370
                                                              (c) $ 27    (c) $ 84    (c) $144    (c) $305
                                                              (d) $ 34    (d) $105    (d) $178    (d) $370
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           (a) $ 94    (a) $125    (a) $158    (a) $273
                                                              (b) $101    (b) $146    (b) $192    (b) $341
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 31    (d) $ 96    (d) $162    (d) $341
-----------------------------------------------------------------------------------------------------------
Technology                                                    (a) $103    (a) $150    (a) $200    (a) $355
                                                              (b) $110    (b) $170    (b) $233    (b) $416
                                                              (c) $ 33    (c) $100    (c) $170    (c) $355
                                                              (d) $ 40    (d) $120    (d) $203    (d) $416
-----------------------------------------------------------------------------------------------------------
Telecom Utility                                               (a) $ 96    (a) $131    (a) $168    (a) $293
                                                              (b) $103    (b) $151    (b) $202    (b) $359
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $293
                                                              (d) $ 33    (d) $101    (d) $172    (d) $359
-----------------------------------------------------------------------------------------------------------
Worldwide High Income                                         (a) $ 99    (a) $139    (a) $181    (a) $318
                                                              (b) $106    (b) $159    (b) $214    (b) $382
                                                              (c) $ 29    (c) $ 89    (c) $151    (c) $318
                                                              (d) $ 36    (d) $109    (d) $184    (d) $382
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. The tables represent both fees at the separate account (contract level) as well as portfolio company investment management expenses. We converted the contract administration charge to a percentage (0.09%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the Trust prospectuses located behind this prospectus.

2. For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets: MFS MidCap Growth (1.15%); Goldman Sachs Research (1.35%); Blue Chip Growth (.85%); Growth Opportunities (1.00%); Marsico Growth (1.00%); Technology (1.55%); "Dogs" of Wall Street (.85%); and Emerging Markets (1.90%). The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.

3. The Examples assume that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.

5. Examples reflecting application of optional features and benefits use the highest fees and charges being offered for those feature.

6. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

    AS OF THE DATE OF THIS PROSPECTUS SALES OF THIS CONTRACT HAD NOT BEGUN. THEREFORE NO CONDENSED FINANCIAL INFORMATION APPEARS IN THE PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                             THE POLARIS PROTECTOR
                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.

The contract is called a "variable" annuity because it allows you to invest in variable portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 35 Variable Portfolios.

The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.

For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 10.

This annuity is designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each purchase payment withdrawn if that purchase payment has not been invested in this contract for at least 7 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.

Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Polaris Platinum/Protector Variable Annuity. When you purchase a Polaris

Platinum/Protector Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.

----------------------------------------------------------------
----------------------------------------------------------------
                         PURCHASING A POLARIS PROTECTOR
                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

The following chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 23.

-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified             $2,000              $250
-----------------------------------------------------------
    Non-Qualified           $5,000              $500
-----------------------------------------------------------

Prior Company approval is required to accept Purchase Payments greater than $1,500,000 or $1,333,000 (if Estate Plus is elected). Subsequent Purchase Payments which would cause total Purchase Payments in the contract to exceed these limits are also subject to prior company approval. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $20.00.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone age 91 or older on the contract issue date. You may not elect the EstatePlus benefit if you are age 81 or older at the time of contract issue.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the company.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS ON PAGE 10.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.

We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.2523 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.

If you decide to cancel your contract during the free look period, we will refund to you the value of your contract on the day we receive your request.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management Portfolio during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract. At the end of the free look period, we allocate your money according to your instructions.
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                               INVESTMENT OPTIONS
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VARIABLE PORTFOLIOS

The contract currently offers 32 Variable Portfolios. These Variable Portfolios invest in shares of the Anchor Series Trust and the SunAmerica Series Trust (the "Trusts"). Additional Trusts and/or Variable Portfolios may be available in the future. The Variable Portfolios operate similar to a mutual fund but are only available through the purchase of certain insurance contracts.

SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the Anchor and SunAmerica Series Trusts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by Anchor National, and other affiliated/ unaffiliated insurance companies. Neither Anchor National nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The adviser monitors the Trusts for potential conflicts.

The Variable Portfolios along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust ("AST") has investment portfolios in addition to those listed below which are not available for investment under the contract.

     SUNAMERICA SERIES TRUST
Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. SunAmerica Series Trust ("SAST") has investment portfolios in addition to those listed below which are not available for investment under the contract.

STOCKS:
     MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
       - Alliance Growth Portfolio                                          SAST
       - Global Equities Portfolio                                          SAST
       - Growth & Income Portfolio                                          SAST
     MANAGED BY DAVIS SELECTED ADVISERS L.P.
       - Davis Venture Value Portfolio                                      SAST
       - Real Estate Portfolio                                              SAST
     MANAGED BY FEDERATED INVESTORS L.P.
       - Federated Value Portfolio                                          SAST
       - Telecom Utility Portfolio                                          SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
       - Goldman Sachs Research Portfolio                                   SAST
     MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
       - Marsico Growth Portfolio                                           SAST
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Growth & Income Portfolio                                      SAST
       - MFS Mid-Cap Growth Portfolio                                       SAST
     MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
       - International Diversified Equities Portfolio  SAST
       - Technology Portfolio                                               SAST
     MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
       - Emerging Markets Portfolio                                         SAST
       - International Growth & Income Portfolio                            SAST
       - Putnam Growth Portfolio                                            SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
       - Aggressive Growth Portfolio                                        SAST
       - Blue Chip Growth Portfolio                                         SAST
       - "Dogs" of Wall Street Portfolio                                    SAST
       - Growth Opportunities Portfolio                                     SAST
     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Capital Appreciation Portfolio                                      AST
       - Growth Portfolio                                                    AST
       - Natural Resources Portfolio                                         AST

BALANCED:
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Total Return Portfolio                                         SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
       - SunAmerica Balanced Portfolio                                      SAST
     MANAGED BY WM ADVISORS, INC.
       - Asset Allocation Portfolio                                         SAST

BONDS:
     MANAGED BY FEDERATED INVESTORS L.P.
       - Corporate Bond Portfolio                                           SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INT'L.
       - Global Bond Portfolio                                              SAST
     MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
       - Worldwide High Income Portfolio                                    SAST

     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - High-Yield Bond Portfolio                                          SAST
     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Government & Quality Bond Portfolio                                 AST

CASH:
     MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
       - Cash Management Portfolio                                          SAST

YOU SHOULD READ THE ATTACHED PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS

The contract also offers seven fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call guarantee periods. All guarantee periods may not be available in all states. You also have the option of allocating your money to the 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") which are available in conjunction with the Dollar Cost Averaging Program. Please see the section on DOLLAR COST AVERAGING ON PAGE 12 for additional information about, including limitations on, and the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.

Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).

There are three scenarios in which you may put money into the fixed account options other than the DCA fixed accounts options. In each scenario your money may be credited a different rate of interest as follows:

     - Initial Rate: Rate credited to amounts allocated to the fixed account when you purchase your contract.

     - Current Rate: Rate credited to subsequent amounts allocated to the fixed account.

     - Renewal Rate: Rate credited to money transferred from a fixed account or a Variable Portfolio into a fixed account and to money remaining in a fixed account after expiration of a guarantee period.

Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires.

When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option (other than the DCA fixed accounts) or to the Variable Portfolios. If you want to reallocate your money to a different fixed account option or a Variable Portfolio, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.

The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the Variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an annual effective rate of 3%. See DOLLAR COST AVERAGING ON PAGE 12 for more information.

MARKET VALUE ADJUSTMENT ("MVA")

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 AND 10-YEAR FIXED ACCOUNT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL REPRESENTATIVE FOR MORE INFORMATION.

If you take money out of the multi-year fixed account options before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

The multi-year MVA fixed accounts are not available to Washington state and Maryland policyholders.

Anchor National does not assess a MVA against withdrawals under the following circumstances:

     - If made within 30 days after the end of a guarantee period;

     - If made to pay contract fees and charges;

     - To pay a death benefit; and

     - Upon annuitization, if occurring on the latest Annuity Date.

APPENDIX A shows how we calculate the MVA.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. Additionally, you may access your account and request transfers between Variable Portfolios and/or the fixed account options through SunAmerica's website (http://www.sunamerica.com). We currently allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.

We accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, you may request transfers over the internet unless you indicate you do not wish your account to be traded over the internet. When receiving instructions over the telephone or the internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios.
Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

     - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or
     - such third party is a trustee/fiduciary, for you or appointed by you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 19.

We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Transfers may be monthly or quarterly and count against your 15 free transfers per contract year. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.

We also offer the 6-month and 1-year DCA fixed accounts exclusively to facilitate this program. The DCA fixed accounts only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate new Purchase Payments into a DCA fixed account, we transfer all your money allocated to that account into the Variable Portfolios over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected.

If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on

     - the total amount of money allocated to the account, and
     - the frequency of transfers selected.

For example, let's say you allocate $1,000 to the 1-year DCA fixed account. You select monthly transfers. We completely transfer all of your money to the selected investment options over a period of ten months.

You may terminate your DCA program at any time. If money remains in the DCA fixed accounts, we transfer the remaining money to the 1-year fixed account option, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

---------------------------------------------
                 ACCUMULATION       UNITS
   QUARTER           UNIT         PURCHASED
---------------------------------------------
      1             $ 7.50           100
      2             $ 5.00           150
      3             $10.00            75
      4             $ 7.50           100
      5             $ 5.00           150
      6             $ 7.50           100
---------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.

At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If underlying Trust portfolios become unavailable for investment, we may be required to substitute shares of another underlying Trust portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.
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                              ACCESS TO YOUR MONEY
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You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 19.

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA if a partial withdrawal comes from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 18.

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).

Purchase payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the seventh year will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. SEE EXPENSES ON PAGE 18. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.

To determine your free withdrawal amount and your withdrawal charge, we refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

     - Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was no longer subject to withdrawal charges at the time of the withdrawal, and

     - Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge.

During the first year after we issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount. If you are a Washington resident, you may withdraw during the first contract year, the greater of (1); (2); or (3) interest earnings from the amounts allocated to the fixed account options, not previously withdrawn.

After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year. If you are a Washington resident, your maximum free withdrawal amount, after the first contract year, is the greater of (1); (2); or (3) interest earnings from amounts allocated to the fixed account options, not previously withdrawn.

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.

The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract, and no subsequent Purchase Payments. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $90,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation,

A-(B x C)=D, where:
A=Your contract value at the time of your request for surrender ($90,000) B=The amount of your Purchase Payments still subject to withdrawal charge
  ($100,000)
C=The withdrawal charge percentage applicable to the age of each Purchase
  Payment (3%)[B x C=$3,000]
D=Your full surrender value ($87,000)

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option in which your contract is invested.

Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 22.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account in option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. If you are an Oregon resident, the minimum withdrawal amount is $100 per withdrawal or an amount equal to your free withdrawal amount, as described on page 10. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

NURSING HOME WAIVER

If you are confined to a nursing home for 60 days or longer, we may waive the withdrawal charge and/or market value adjustment on certain withdrawals prior to the Annuity Date (not available in Texas). The waiver applies only to withdrawals made while you are in a nursing home or within 90 days after you leave the nursing home. Your contract prohibits use of this waiver during the first 90 days after you purchase your contract. In addition, the confinement period for which you seek the waiver must begin after you purchase your contract.

In order to use this waiver, you must submit with your withdrawal request, the following documents: (1) a doctor's note recommending admittance to a nursing home; (2) an admittance form which shows the type of facility you entered; and
(3) a bill from the nursing home which shows that you met the 60 day confinement requirement.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

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                                  DEATH BENEFIT
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----------------------------------------------------------------

If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select one of the two death benefits described below. Once selected, you can not change your death benefit option. You should discuss the available options with your financial representative to determine which option is best for you.

We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS ON PAGE 19.

You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

The death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.

If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract. SEE SPOUSAL CONTINUATION ON PAGE 17.

If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greater of:

     1. the contract value at the time we receive satisfactory proof of death;
        or

     2. total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals), compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals); or

     3. the contract value on the seventh contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals).

OPTION 2 - MAXIMUM ANNIVERSARY OPTION

The death benefit is the greater of:

     1. the contract value at the time we receive satisfactory proof of death;
        or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since that contract anniversary.

If you are age 90 or older at the time of death and selected the Option 2 death benefit, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death. Accordingly, you do not get the advantage of option 2 if:

     - you are age 81 or older at the time of contract issue, or

     - you are age 90 or older at the time of your death.

ESTATEPLUS

The EstatePlus benefit if elected may increase the death benefit amount. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Amount"), to the death benefit payable. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or Maximum Anniversary options. The contract year of your death will determine the EstatePlus percentage and the Maximum EstatePlus percentage.

The table below provides the details if you are age 69 or younger at the time we issue your contract:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
-------------------------------------------------------------
 Years 0 - 4       25% of Earnings      40% of Net Purchase
                                        Payments
-------------------------------------------------------------
 Years 5 - 9       40% of Earnings      65% of Net Purchase
                                        Payments*
-------------------------------------------------------------
 Years 10+         50% of Earnings      75% of Net Purchase
                                        Payments*
-------------------------------------------------------------

If you are between your 70th and 81st birthdays at the time we issue your contract the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
-------------------------------------------------------------
 Years 10+         25% of Earnings      40% of Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus Percentage calculations.

The term "Net Purchase Payment" is used frequently in explaining the EstatePlus benefit. We define Net Purchase Payments as Purchase Payments less an adjustment for each withdrawal.

To calculate the adjustment amount for a withdrawal, you first determine the percentage by which the contract value is reduced by the withdrawal, on the date of the withdrawal. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The percentage amount is then multiplied by the amount of Net Purchase Payments immediately before the withdrawal to get the adjustment amount. This amount is subtracted from the amount of Net Purchase Payment(s) immediately before the withdrawal.

If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract.

We may offer different levels of this benefit based on the number of years you hold your contract and/or your age at the time of issue.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the EstatePlus Percentage Amount?

We determine the amount of the EstatePlus benefit, based on a percentage of the earnings in your contract at the time of your death. For the purpose of this calculation, earnings equals contract value minus Net Purchase Payments as of the date of death. If the earnings amount is negative, no EstatePlus amount will be added.

What is the Maximum EstatePlus Amount?

The EstatePlus benefit is subject to a maximum dollar amount. The maximum EstatePlus amount is equal to a percentage of your Net Purchase Payments.

You must elect EstatePlus at the time of contract application. Once elected, you may not terminate or change this election.

We assess a .25% fee for EstatePlus. On a daily basis we deduct this annual charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.

EstatePlus is not available if you are age 81 or older at the time we issue your contract. Furthermore, a Continuing Spouse cannot benefit from EstatePlus if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION BELOW. The EstatePlus benefit is not payable after the latest Annuity Date. You may pay for the EstatePlus benefit and your beneficiary may never receive the benefit if you live past the latest Annuity Date. SEE INCOME OPTIONS ON PAGE 19.

EstatePlus may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. See your financial advisor for information regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE ESTATEPLUS BENEFIT (IN ITS ENTIRETY OR ANY COMPONENT AT ANY TIME) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.

Upon a spouse's continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except as explained in Appendix B. SEE APPENDIX B FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATIONS FOLLOWING A SPOUSAL CONTINUATION.

To the extent that the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of EstatePlus. We will terminate EstatePlus if the Continuing Spouse is age 81 or older on the Continuation Date. If EstatePlus is terminated or if the Continuing Spouse dies after the latest Annuity Date, no EstatePlus benefit will be payable. Generally, the age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. SEE APPENDIX B FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

----------------------------------------------------------------
----------------------------------------------------------------
                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 1.52% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily.

The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES

The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 14. If you take money out in excess of the free withdrawal amount, you may incur a withdrawal charge. You may also incur a withdrawal charge upon a full surrender.

We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 7 complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract as follows:

-----------------------------------------------------------------------------------------
      YEAR           1        2        3        4        5        6        7        8
-----------------------------------------------------------------------------------------
 WITHDRAWAL
 CHARGE              7%       6%       5%       4%       3%       2%       1%       0%
-----------------------------------------------------------------------------------------

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments. SEE ACCESS TO YOUR MONEY ON PAGE 14.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We will not assess a withdrawal charge when you switch to the Income Phase, except when you elect to receive income payments using the Income Protector feature. If you elect to receive income payments using the Income Protector feature, we assess the entire withdrawal charge applicable to Purchase Payments remaining in your contract when calculating your income benefit base. SEE INCOME OPTIONS ON PAGE 19.

Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 22.

INVESTMENT CHARGES

  INVESTMENT MANAGEMENT FEES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES LOCATED AT PAGE 5 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.

  SERVICE FEES

Shares of certain Trusts may be subject to fees imposed under a servicing plan adopted by that Trust pursuant to Rule 12(b)(1) under the Investment Company Act of 1940. This service fee of .15% for the Anchor and SunAmerica Series Trust portfolios is also known as a 12(b)(1) fee. Generally, this fee may be paid to financial intermediaries for services provided over the life of the contract. SEE FEE TABLE ON PAGE 5.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE

We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ON PAGE 10.

OPTIONAL ESTATEPLUS FEE

Please see page 16 for more information on the EstatePlus fee.

OPTIONAL INCOME PROTECTOR FEE

Please see page 26 for more information of the income protector fee.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX D provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.
----------------------------------------------------------------
----------------------------------------------------------------
                                 INCOME OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.

Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 22.

INCOME OPTIONS

Currently, this Contract offers five income options unless you chose to take income under the Income Protector feature (see below). Other payout options may be available. Contact the Annuity Service Center for more information. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to option 3 for a period of 10 years.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed income payments being made) may redeem any remaining guaranteed variable income payments after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed variable income payments. If provided for in your contract, any applicable withdrawal charge will be deducted from the discounted value as if you fully surrendered your contract.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

For information regarding Income Option's using the Income Protector feature, please see below. Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

THE INCOME PROTECTOR FEATURE

The Income Protector feature is a future "safety net" which can offer you the ability to receive a guaranteed fixed minimum retirement income when you switch to the Income Phase. If you elect the Income Protector feature you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions.

The minimum level of Income Protector benefit available is generally based upon the Purchase Payments remaining in your contract at the time you decide to begin taking income. If available and elected, a growth rate can provide increased levels of minimum guaranteed income. We charge a fee for the Income Protector benefit. The amount of the fee and levels of income protection available to you are described below. This feature may not be available in your state. Check with your financial advisor regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE INCOME PROTECTOR FEATURE AT ANY TIME.

HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME

If you elect the Income Protector feature, we base the amount of minimum income available to you upon a calculation we call the Income Benefit Base. At the time your participation in the Income Protector program becomes effective, your Income Benefit Base is equal to your contract value. Participation in the Income Protector program is effective on either the date of issue of the contract (if elected) or at the contract anniversary following your election of the Income Protector.

The income benefit base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your income benefit base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact income benefit base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your initial Purchase Payment, or for each subsequent year of calculation, the income benefit base on the prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the last contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

Your Income Benefit Base may accumulate at the elected growth rate from the date your election becomes effective through your Income Benefit Date. However, any applicable Growth Rate will reduce to 0% on the Anniversary immediately after the annuitant's 90th birthday.

LEVEL OF PROTECTION

If you decide that you want the protection offered by the Income Protector feature, you must elect the feature by completing the Income Protector Election Form available through our Annuity Service Center. You may only elect one of the offered alternatives. Depending on when you purchase your contract and/or the broker-dealer through which you purchase your contract, you may not have a choice of levels of protection. If you elect the Income Protector on a subsequent anniversary the Growth Rule(s), Fee(s) and/or Waiting Period(s) will be those offered at the time of your election.

Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the Income Protector you may not begin the Income Phase for at least ten years following your election. You may not elect this Program if the required waiting period before beginning the Income Phase would occur later than your latest Annuity Date.

The current options offered are:

                                    FEE AS A % OF
                                     YOUR INCOME
       OPTIONS        GROWTH RATE*  BENEFIT BASE  WAITING PERIOD
----------------------------------------------------------------
Income Protector Base      0%           .10%        10 years
----------------------------------------------------------------
Income Protector Plus      6%           .45%        10 years
----------------------------------------------------------------

* If you elect the Base or Plus feature on a subsequent anniversary, the Growth Rate(s) Fee(s) and/or Waiting Period may be different.

RE-SET OR STEP-UP OF YOUR INCOME PROTECTOR BENEFIT

  RE-SET

If available, you may also have the opportunity to "reset" your Income Benefit Base. The Re-Set feature allows you to increase your Income Benefit Base to the amount of your contract value on your next contract anniversary. You can only Re-Set within the 30 days before your next contract anniversary. The waiting period before you can begin the Income Phase will be determined based on the offerings available for your elected level of protection at the time your make an election to Re-Set. In addition, the Income Protector fee will be charged as a percentage of your re-set Income Benefit Base. You may not elect to Re-Set if the required waiting period before beginning the Income Phase would occur later than your latest annuity date.

  STEP-UP

If available, and you have elected the Base level of protection, you may have the opportunity to Step-Up to the Plus level of protection. The Step-Up feature can allow you to benefit from a higher growth rate, if available, at the time you decide to elect a Step-Up of your Income Protector Benefit. You can only Step-Up within the 30 days before your next contract anniversary. If you Step-Up, the growth rate, fee and waiting period prior to beginning the Income Phase will be determined based on the offerings available at the time you make your election. These factors may be greater than or less than those offered in this prospectus. You may not elect to Step-Up if the required waiting period before beginning the Income Phase would occur later than your latest annuity date.

For more information on how to Step-Up or Up-Grade your Income Protector benefit, please contact your financial advisor or our Annuity Service Center.

ELECTING TO RECEIVE INCOME PAYMENTS

You may elect to begin the Income Phase of your contract using the Income Protector Program ONLY within the 30 days after the 10th or later contract anniversary following the effective date of your Income Protector participation, Re-Set or Step-Up.

The contract anniversary of, or prior to, your election to begin receiving annuity payments is your Income Benefit Date. This is the date as of which we calculate your Income Benefit Base to use in determining your guaranteed minimum fixed retirement income. To arrive at the minimum guaranteed retirement income available to you we apply the annuity rates stated in your Income Protector Endorsement for the annuity option you select to your final Income Benefit Base. You then choose if you would like to receive that income annually, quarterly or monthly for the time guaranteed under your selected annuity option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as of your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The annuity options available when using the Income Protector Program to receive your fixed retirement income are:

     - Life Annuity with 10 Year Period Certain, or

     - Joint and 100% Survivor Annuity with 20 Year Period Certain

At the time you elect to begin receiving annuity payments, we will calculate your annual income using both your final Income Benefit Base and your contract value. We will use the same income option for each calculation, however, the annuity factors used to calculate your income under the Income Protector will be different. You will receive whichever provides a greater stream of income. If you annuitize using the Income Protector your income payments will be fixed in amount. You are not required to use the Income Protector to receive income payments. However, we will not refund fees paid for the Income Protector if you annuitize under the general provisions of your contract. In addition, if applicable, a surrender charge will apply if you take income under the Income Protector feature. YOU MAY NEVER NEED TO RELY UPON THE INCOME PROTECTOR, IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

FEES ASSOCIATED WITH THE INCOME PROTECTOR

If you elect the Income Protector, we charge an annual fee, as follows:

                                FEE AS A % OF YOUR
       OPTIONS                  INCOME BENEFIT BASE
-------------------------------------------------------------
Income Protector Base                  .10%
-------------------------------------------------------------
Income Protector Plus                  .45%
-------------------------------------------------------------

* If you elect the Base or Plus feature on a subsequent anniversary, the Fees may be different.

We deduct the annual fee from your actual contract value. If your contract is issued with the Income Protector program we begin deducting the annual fee on your first contract anniversary. If you elect the feature it at some later date, we begin deducting the annual fee on the contract anniversary following the date on which your participation in the program becomes effective. Upon a Re-Set of your Income Protector feature, the fee will be charged upon your Re-Set Income Benefit Base. Upon an Up Grade of this feature you may be charged a higher fee depending upon the then-current offerings.

It is important to note that once you elect the Income Protector feature you may not cancel your election. We will deduct the charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, we deduct the full annual fee from any full surrender of your contract requested prior to your contract anniversary based on the Income Benefit Base at time of surrender.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for qualified contracts:

     - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

     - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances. APPENDIX C PROVIDES EXAMPLES OF THE OPERATION OF THE INCOME PROTECTOR FEATURE.
----------------------------------------------------------------
----------------------------------------------------------------
                                      TAXES
----------------------------------------------------------------
----------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS -
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For income payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includable in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or contract value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or contract value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax adviser regarding these features and benefits prior to purchasing a contract.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire.

We currently waive surrender charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the greater of the contract's maximum penalty free amount or the required minimum distribution amount for a particular contract (but not both).

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that each underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

----------------------------------------------------------------
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                                   PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch IBCA, Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch IBCA, Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

----------------------------------------------------------------
----------------------------------------------------------------
                                OTHER INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Trust Company, SunAmerica Asset Management Corp., and the SunAmerica Financial Network, Inc. (comprising six-wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National established Variable Separate Account ("separate account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of Anchor National. Assets in the Separate Account are not guaranteed by Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 8% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services, an affiliate of Anchor National, is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at (888) 920-3979, or (877) 932-7869 if you purchased your contract through a bank-affiliated broker-dealer, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

OWNERSHIP

The Polaris Protector Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

INDEPENDENT ACCOUNTANTS

The audited consolidated financial statements of Anchor National at December 31, 2000 and 1999 for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. As of the date of this prospectus sales of the Polaris Protector product have just begun therefore there are no separate account financial statements incorporated by reference.

REGISTRATION STATEMENT

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.
----------------------------------------------------------------
----------------------------------------------------------------
                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-SUN2. The contents of the SAI are tabulated below.

Separate Account..............................     3
General Account...............................     3
Performance Data..............................     4
Income Payments...............................    10
Annuity Unit Values...........................    11
Taxes.........................................    14
Distribution of Contracts.....................    17
Financial Statements..........................    18

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX A - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:

                                             N/12
                           [(1+I/(1+J+0.005)]     - 1

                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed account option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remains in the 10-year term you initially agreed to leave your money in the fixed account option (N=12); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for seven full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 4%.

                                      N/12
The MVA factor is = [(1+I/(1+J+0.005)]     - 1
                                         12/12
                  = [(1.05)/(1.04+0.005)]      - 1
                              1
                  = (1.004785)  - 1
                  = 1.004785 - 1
                  = + 0.004785

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.004785) = +$19.14

$19.14 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 6%.

                                       N/12
The MVA factor is = [(1+I)/(1+J+0.005)]     - 1
                                         12/12
                  = [(1.05)/(1.06+0.005)]      - 1
                              1
                  = (0.985915)  - 1
                  = 0.985915 - 1
                  = - 0.014085

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           APPENDIX B - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Capitalized terms used in this Appendix have the same meaning as they have in prospectus.

The following details the death benefit options and EstatePlus benefit upon the Continuing Spouse's death:

A. DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

     1. Purchase Payment Accumulation Option

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. The contract value on the Continuation Date (including the Continuation Contribution) plus any Purchase Payments minus any withdrawals (and fees and charges applicable to those withdrawals) made since the Continuation Date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Continuation Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse is age 70 or older on the Continuation Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death. The Continuation Contribution is considered a Purchase Payment received on the Continuation Date.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) made from the original contract issue date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death.

     2. Maximum Anniversary Option -- if the Continuing Spouse is below age 90 at the time of death, the death benefit is greater of:

          a. The contract value at the time we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments since the Continuation Date minus withdrawals and any fees and charges applicable to those withdrawals; or

          c. The maximum anniversary value on any contract anniversary occurring after the Continuation Date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments minus withdrawals and fees and charges applicable to withdrawals recorded since that contract anniversary. Contract anniversary is defined as any anniversary following the full 12 month period after the original contract issue date.

If the Continuing Spouse is age 90 or older at the time of death, under the Maximum Anniversary death benefit, their beneficiary will receive contract value only.

B. THE ESTATEPLUS BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

The EstatePlus benefit may increase the death benefit amount. The EstatePlus benefit is only available if the original owner elected EstatePlus and it has not been terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable, based on the number of years the Continuing Spouse has held the contract since the Continuation Date. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or the Maximum Anniversary option.

The term "Continuation Net Purchase Payment" is used frequently to describe the EstatePlus benefit payable to the beneficiary of the Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawal, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.

The table below provides the details if the Continuing Spouse is 69 or younger on the Continuation Date

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (0-4)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments
-------------------------------------------------------------------
 Years (5-9)       40% of Earnings         65% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------
 Years (10+)       50% of Earnings         75% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

If the Continuing Spouse is between your 70th and 81st birthdays on the Continuation Date table below shows the available EstatePlus benefit:

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (10+)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

* Purchase Payments received after the 5th anniversary of the Continuation Date must remain in the contract for at least 6 full months to be included as part of the Continuation Net Purchase Payments for the purpose of the Maximum Estate Plus Percentage calculation.

If the Continuing Spouse is between their 70th and 81st birthdays on the Continuation Date, the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
-------------------------------------------------------------
 Years 0-10+       25% of earnings      40% of Continuation
                                        Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5(th) year following the Continuation Date must remain in the contract for at least six months to be included as part of Continuation Net Purchase Payments for purpose of the Maximum EstatePlus calculation.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the EstatePlus amount?

We determine the EstatePlus amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

          (1) equals the contract value on the Continuing Spouse's date of death;

          (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum EstatePlus amount?

The EstatePlus benefit is subject to a maximum dollar amount. The Maximum EstatePlus amount is a percentage of the Continuation Net Purchase Payments.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME WITH RESPECT TO PROSPECTIVELY ISSUED CONTRACTS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   APPENDIX C - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR
                                    FEATURE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    POLARIS PROTECTOR BASE INCOME PROTECTOR

This table assumes a $100,000 initial investment in a non qualified contract with no further premiums, no withdrawals, no Step-Ups, Re-Sets or premium taxes; and the election of optional Base Income Protector at contract issue.

------------------------------------------------------------------------------------
              ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARY
IF AT ISSUE             10         11         12         15         19         20
  YOU ARE    1 - 9   (AGE 70)   (AGE 71)   (AGE 72)   (AGE 75)   (AGE 79)   (AGE 80)
------------------------------------------------------------------------------------
Male           N/A      6,672      6,864      7,080      7,716      8,616      8,832
age 60*
------------------------------------------------------------------------------------
Female         N/A      5,880      6,060      6,252      6,900      7,860      8,112
age 60*
------------------------------------------------------------------------------------
Joint**
Male -- 60     N/A      5,028      5,136      5,244      5,544      5,868      5,928
Female -- 60
------------------------------------------------------------------------------------

 * Life Annuity with 10 Year Period Certain
** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial adviser for information regarding availability of this program in your state.

                    POLARIS PROTECTOR INCOME PROTECTOR PLUS

This table assumes a $100,000 initial investment in a non qualified contract with no further premiums, no withdrawals, no Step-Ups, Re-Sets or premium taxes; and the election of the optional 6% Income Protector Plus at contract issue.

--------------------------------------------------------------------------------------------
                     ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARY
  IF AT ISSUE                   10         11         12         15         19         20
    YOU ARE        1 - 9     (AGE 70)   (AGE 71)   (AGE 72)   (AGE 75)   (AGE 79)   (AGE 80)
--------------------------------------------------------------------------------------------
Male                   N/A     12,529     13,645     14,874     19,240     26,976     29,288
age 60*
--------------------------------------------------------------------------------------------
Female                 N/A     11,110     12,119     13,232     17,284     24,725     26,978
age 60*
--------------------------------------------------------------------------------------------
Male, Age 60           N/A      9,563     10,342     11,156     14,005     18,626     19,936
Female, Age 60**
--------------------------------------------------------------------------------------------

 * Life Annuity with 10 Year Period Certain
** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial adviser for information regarding availability of this program in your state.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           APPENDIX D - PREMIUM TAXES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                              QUALIFIED    NON-QUALIFIED
                           STATE                              CONTRACT       CONTRACT
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
California                                                        .50%          2.35%
----------------------------------------------------------------------------------------
Maine                                                               0%             2%
----------------------------------------------------------------------------------------
Nevada                                                              0%           3.5%
----------------------------------------------------------------------------------------
South Dakota                                                        0%          1.25%
----------------------------------------------------------------------------------------
West Virginia                                                       1%             1%
----------------------------------------------------------------------------------------
Wyoming                                                             0%             1%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris Protector Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip


Date:  ------------------------------  Signed:  ------------------------------

   Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 33-87864

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
           (PORTION RELATING TO THE POLARIS PLATINUM VARIABLE ANNUITY)

--------------------------------------------------------------------------------

                  SUPPLEMENT TO THE POLARIS PLATINUM PROSPECTUS
                    (FEATURING THE PRINCIPAL REWARDS PROGRAM)
                               DATED JULY 9, 2001

The portion of the prospectus relating to the Principal Rewards feature located on pages 12-13 is supplemented with the following:

CURRENT ENHANCEMENT LEVELS

The Enhancement Levels, Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date applicable to all Purchase Payments, are as follows:


--------------------------------------------------------------------------------------------------------------------
                                     UPFRONT PAYMENT             DEFERRED PAYMENT             DEFERRED PAYMENT
      ENHANCEMENT LEVEL              ENHANCEMENT RATE            ENHANCEMENT RATE             ENHANCEMENT DATE
--------------------------------------------------------------------------------------------------------------------
Under $ 40,000                              2%                           0%                           N/A
--------------------------------------------------------------------------------------------------------------------
$40,000 - $99,999                           4%                           0%                           N/A
--------------------------------------------------------------------------------------------------------------------
                                                                                           Nine years from the date
$100,000 - $499,999                         4%                           1%                we receive each Purchase
                                                                                           Payment.
--------------------------------------------------------------------------------------------------------------------
                                                                                           Nine years from the date
$500,000 - more                             5%                           1%                we receive each Purchase
                                                                                           Payment.
--------------------------------------------------------------------------------------------------------------------

Future Upfront Enhancement Rates may change at any time, but will never be less than 2%. Deferred Payment Enhancement Rates may increase, decrease or stay the same; there is no minimum Deferred Payment Enhancement Rate. The Date on which you may receive any applicable Deferred Payment Enhancement on future Purchase Payments may change; it may be less than nine years or greater than nine years.



Date: July 12, 2001



                Please keep this Supplement with your Prospectus.

                            [POLARIS PLATINUM LOGO]
                                   PROSPECTUS
                                  JULY 9, 2001

Please read this prospectus carefully         FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for              issued by
future reference. It contains                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
important information about the               in connection with
Polaris Platinum Variable Annuity.            VARIABLE SEPARATE ACCOUNT
                                              The annuity has 41 investment choices -7 available fixed
To learn more about the annuity               account options and 34 Variable Portfolios listed below. The
offered by this prospectus, you can           7 fixed account options include specified periods of 1, 3,
obtain a copy of the Statement of             5, 7 and 10 years and DCA accounts for 6-month and 1-year
Additional Information ("SAI") dated          periods. The 34 Variable Portfolios are part of the Anchor
July 9, 2001. The SAI has been filed          Series Trust ("AST"), SunAmerica Series Trust ("SAST") and
with the Securities and Exchange              the WM Variable Trust ("WMT").
Commission ("SEC") and is
incorporated by reference into this           STOCKS:
prospectus. The Table of Contents of          MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
the SAI appears on page 30 of this            - Alliance Growth Portfolio                             SAST
prospectus. For a free copy of the            - Global Equities Portfolio                             SAST
SAI, call us at (800) 445-SUN2 or             - Growth & Income Portfolio                             SAST
write to us at our Annuity Service            MANAGED BY DAVIS SELECTED ADVISERS L.P.
Center, P.O. Box 54299, Los Angeles,          - Davis Venture Value Portfolio                         SAST
California 90054-0299.                        - Real Estate Portfolio                                 SAST
                                              MANAGED BY FEDERATED INVESTORS L.P.
In addition, the SEC maintains a              - Federated Value Portfolio                             SAST
website (http://www.sec.gov) that             - Telecom Utility Portfolio                             SAST
contains the SAI, materials                   MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
incorporated by reference and other           - Goldman Sachs Research Portfolio                      SAST
information filed electronically with         MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
the SEC by Anchor National.                   - Marsico Growth                                        SAST
                                              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
ANNUITIES INVOLVE RISKS, INCLUDING            - MFS Growth & Income Portfolio                         SAST
POSSIBLE LOSS OF PRINCIPAL, AND ARE           - MFS Mid-Cap Growth Portfolio                          SAST
NOT A DEPOSIT OR OBLIGATION OF, OR            MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
GUARANTEED OR ENDORSED BY, ANY BANK.          - International Diversified Equities Portfolio          SAST
THEY ARE NOT FEDERALLY INSURED BY THE         - Technology Portfolio                                  SAST
FEDERAL DEPOSIT INSURANCE                     MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
CORPORATION, THE FEDERAL RESERVE              - Emerging Markets Portfolio                            SAST
BOARD OR ANY OTHER AGENCY.                    - International Growth & Income Portfolio               SAST
                                              - Putnam Growth Portfolio                               SAST
This variable annuity provides an             MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
optional bonus feature called                 - Aggressive Growth Portfolio                           SAST
"Principal Rewards". If you elect             - Blue Chip Growth Portfolio                            SAST
this feature, in exchange for bonuses         - "Dogs" of Wall Street Portfolio                       SAST
credited to your contract, your               - Growth Opportunities Portfolio                        SAST
surrender charge schedule will be             MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
longer and greater than if you chose          - Capital Appreciation Portfolio                         AST
not to elect this feature. These              - Growth Portfolio                                       AST
withdrawal charges may offset the             - Natural Resources Portfolio                            AST
value of any bonus, if you make an
early withdrawal.                             BALANCED:
                                              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Total Return Portfolio                            SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - SunAmerica Balanced Portfolio                         SAST
                                              MANAGED BY WM ADVISORS, INC.
                                              - Balanced Portfolio                                     WMT
                                              - Conservative Growth Portfolio                          WMT
                                              - Strategic Growth Portfolio                             WMT
                                              BONDS:
                                              MANAGED BY FEDERATED INVESTORS L.P.
                                              - Corporate Bond Portfolio                              SAST
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                                              - Global Bond Portfolio                                 SAST
                                              MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
                                              - Worldwide High Income Portfolio                       SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - High-Yield Bond Portfolio                             SAST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Government & Quality Bond Portfolio                    AST
                                              CASH:
                                              MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
                                              - Cash Management Portfolio                             SAST

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

----------------------------------------------------------------
----------------------------------------------------------------
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
----------------------------------------------------------------
----------------------------------------------------------------

Anchor National's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supercede documents incorporated by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:
       Anchor National Life Insurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299
       Telephone Number: (800) 445-SUN2

----------------------------------------------------------------
----------------------------------------------------------------
         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
----------------------------------------------------------------
----------------------------------------------------------------

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel, this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.


 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

                             TABLE OF CONTENTS

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------



 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................      2


 SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION....
                                                                         2

 GLOSSARY..........................................................      3

 HIGHLIGHTS........................................................      4

 FEE TABLES........................................................      5

       Owner Transaction Expenses..................................      5

       Optional Income Protector Fee...............................      5

       Contract Maintenance Fee....................................      5

       Annual Separate Account Expenses............................      5

       Optional EstatePlus Fee.....................................      5

       Portfolio Expenses..........................................      5

 EXAMPLES..........................................................      7

 THE POLARIS PLATINUM VARIABLE ANNUITY.............................     11

 PURCHASING A POLARIS PLATINUM VARIABLE ANNUITY....................     12

       Allocation of Purchase Payments.............................     12

       Principal Rewards Program...................................     12

       Current Enhancement Levels..................................     13

       Accumulation Units..........................................     13

       Free Look...................................................     14

 INVESTMENT OPTIONS................................................     14

       Variable Portfolios.........................................     14

       Anchor Series Trust.........................................     14

       SunAmerica Series Trust.....................................     14

       WM Variable Trust...........................................     14

       Fixed Account Options.......................................     15

       Market Value Adjustment ("MVA").............................     16

       Transfers During the Accumulation Phase.....................     16

       Dollar Cost Averaging.......................................     17

       Asset Allocation Rebalancing Program........................     17

       Principal Advantage Program.................................     18

       Voting Rights...............................................     18

       Substitution................................................     18

 ACCESS TO YOUR MONEY..............................................     18

       Systematic Withdrawal Program...............................     19

       Nursing Home Waiver.........................................     19

       Minimum Contract Value......................................     19

 DEATH BENEFIT.....................................................     19

       Purchase Payment Accumulation Option........................     20

       Maximum Anniversary Option..................................     20

       EstatePlus..................................................     20

       Spousal Continuation........................................     21

 EXPENSES..........................................................     22

       Insurance Charges...........................................     22

       Withdrawal Charges..........................................     22

       Investment Charges..........................................     23

       Contract Maintenance Fee....................................     23

       Transfer Fee................................................     23

       Optional EstatePlus Fee.....................................     23

       Optional Income Protector Fee...............................     23

       Premium Tax.................................................     23

       Income Taxes................................................     23

       Reduction or Elimination of Charges and Expenses,  and
       Additional Amounts Credited.................................     23

 INCOME OPTIONS....................................................     23

       Annuity Date................................................     23

       Income Options..............................................     24

       Fixed or Variable Income Payments...........................     24

       Income Payments.............................................     24

       Transfers During the Income Phase...........................     25

       Deferment of Payments.......................................     25

       The Income Protector Feature................................     25

       Note to Qualified Contract Holders..........................     26

 TAXES.............................................................     27

       Annuity Contracts in General................................     27

       Tax Treatment of Distributions - Non-qualified Contracts....     27

       Tax Treatment of Distributions - Qualified Contracts........     27

       Minimum Distributions.......................................     27

       Tax Treatment of Death Benefits.............................     28

       Diversification.............................................     28

 PERFORMANCE.......................................................     28

 OTHER INFORMATION.................................................     29

       Anchor National.............................................     29

       The Separate Account........................................     29

       The General Account.........................................     29

       Distribution of the Contract................................     29

       Administration..............................................     29

       Legal Proceedings...........................................     29

       Ownership...................................................     30

       Custodian...................................................     30

       Independent Accountants.....................................     30

       Registration Statement......................................     30

 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION..........
                                                                        30


 APPENDIX A - PRINCIPAL REWARDS PROGRAM EXAMPLES...................    A-1

 APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")......................    B-1

 APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION........
                                                                       C-1

 APPENDIX D - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME
  PROTECTOR FEATURE................................................    D-1

 APPENDIX E - PREMIUM TAXES........................................    E-1


 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

                                 GLOSSARY

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------


 We have capitalized some of the technical terms used in this prospectus.
 To help you understand these terms, we have defined them in this glossary.


 ACCUMULATION PHASE - The period during which you invest money in your contract.


 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.


 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.


 ANNUITY DATE - The date on which income payments are to begin, as selected by you.


 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.


 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.


 COMPANY - Anchor National Life Insurance Company, We, Us, the insurer which issues this contract.


 INCOME PHASE - The period during which we make income payments to you.


 IRS - The Internal Revenue Service.


 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars.
 In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").


 PAYMENT ENHANCEMENT(S) - The amount(s) allocated to your contract by us under the Principal Rewards Program. Payment Enhancements are calculated as a percentage of your Purchase Payments and are considered earnings.


 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.


 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or IRA.


 TRUSTS - Refers to the Anchor Series Trust, the SunAmerica Series Trust and WM Variable Trust collectively.


 VARIABLE PORTFOLIO(S) - The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the Anchor Series Trust the SunAmerica Series Trust or the WM Variable Trust.

ALL FINANCIAL REPRESENTATIVES OR AGENTS THAT SELL THE CONTRACTS OFFERED BY THIS PROSPECTUS ARE REQUIRED TO DELIVER A PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                                   HIGHLIGHTS
----------------------------------------------------------------
----------------------------------------------------------------
The Polaris Platinum Variable Annuity is a contract between you and Anchor National Life Insurance Company ('Anchor National'). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. You may also elect to participate in the Principal Rewards Program of the contract that can provide you with Payment Enhancements to invest in your contract. If you elect participation in this feature, your contract will be subject to a longer surrender charge schedule. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. If you elected to participate in the Rewards Program, you receive any gain and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period. Please see PURCHASING A POLARIS PLATINUM VARIABLE ANNUITY in the prospectus.

EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.52% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, or nine complete years if you participate in the Rewards Program, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A POLARIS PLATINUM VARIABLE ANNUITY and EXPENSES IN THE PROSPECTUS.
ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.
DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.
INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.
INQUIRIES: If you have questions about your contract call your financial representative or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (800) 445-SUN2.

ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY OFFER DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES AND CHARGES. WE ALSO OFFER PRODUCTS THAT DO NOT OFFER THE PRINCIPAL REWARDS PROGRAM. PRODUCTS WITHOUT THE PRINCIPAL REWARDS PROGRAM HAVE THE SAME MORTALITY AND EXPENSE RISK CHARGES AS THE SAME CONTRACT WITH THE PRINCIPAL REWARDS PROGRAM. HOWEVER, CONTRACTS WITHOUT THE PRINCIPAL REWARDS PROGRAM HAVE A SHORTER AND LOWER SURRENDER CHARGE SCHEDULE. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

  PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF
                                   INVESTING.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE PAYMENT)

YEARS:.......................   1    2    3    4    5    6    7    8    9   10
Non-Principal Rewards........  7%   6%   5%   4%   3%   2%   1%   0%   0%   0%
Principal Rewards............  9%   9%   8%   7%   6%   5%   4%   3%   2%   0%

TRANSFER FEE..........  No charge for first 15 transfers each contract year; thereafter, fee is $25 ($10
                        in Pennsylvania and Texas) per transfer

OPTIONAL INCOME PROTECTOR FEE
(THE INCOME PROTECTOR WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS DEDUCTED ANNUALLY FROM YOUR CONTRACT VALUE.)

                                               ANNUAL FEE AS A % OF
               GROWTH RATE                  YOUR INCOME BENEFIT BASE*
               -----------                 ----------------------------
 Base 0%                                               .10%

* The Income Benefit Base, which is described more fully in the prospectus is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals, and fees and charges applicable to those withdrawals.

  CONTRACT MAINTENANCE FEE*
        $35 ($30 in North Dakota)
    *waived if contract value is $50,000 or more

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

    Mortality and Expense Risk Charge.....................  1.37%
    Distribution Expense Charge...........................  0.15%
                                                            -----
      TOTAL SEPARATE ACCOUNT EXPENSES                       1.52%
                                                            =====

  OPTIONAL ESTATEPLUS FEE
 (ESTATEPLUS, AN ENHANCED DEATH BENEFIT FEATURE WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS AN ANNUALIZED CHARGE THAT IS DEDUCTED DAILY FROM YOUR CONTRACT VALUE.)

  Fee as a % of your daily net asset value..................     .25%

                               PORTFOLIO EXPENSES
                              ANCHOR SERIES TRUST
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2000)

                                                        MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                      PORTFOLIO                             FEE              FEE(2)          EXPENSES         EXPENSES
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Capital Appreciation(1)                                    0.70%              0.15%            0.05%            0.90%
-------------------------------------------------------------------------------------------------------------------------
Government and Quality Bond                                0.59%              0.15%            0.08%            0.82%
-------------------------------------------------------------------------------------------------------------------------
Growth                                                     0.66%              0.15%            0.05%            0.86%
-------------------------------------------------------------------------------------------------------------------------
Natural Resources                                          0.75%              0.15%            0.17%            1.07%
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

    (1) The expenses noted here are restated to reflect an estimate of the fees for the portfolio for the current fiscal year. This fee increase became effective on August 1, 2000 following approval by the Board of Directors of the Trust and shareholders.
    (2) The Board of Trustees adopted a 12(b)(1) Plan with respect to the Anchor Series Trust on May 30, 2001. Although this Plan was not in place at the fiscal year end shown here, the .15% service fee is shown in these expense numbers.

                            SUNAMERICA SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED JANUARY 31, 2000)

                                                            MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                        PORTFOLIO                               FEE              FEE(5)          EXPENSES         EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Aggressive Growth                                              0.66%              0.15%            0.04%            0.85%
-----------------------------------------------------------------------------------------------------------------------------
Alliance Growth                                                0.60%              0.15%            0.04%            0.79%
-----------------------------------------------------------------------------------------------------------------------------
Blue Chip Growth(1,2)                                          0.70%              0.15%            0.15%            1.00%
-----------------------------------------------------------------------------------------------------------------------------
Cash Management(3)                                             0.49%              0.15%            0.03%            0.67%
-----------------------------------------------------------------------------------------------------------------------------
Corporate Bond                                                 0.62%              0.15%            0.07%            0.84%
-----------------------------------------------------------------------------------------------------------------------------
Davis Venture Value                                            0.71%              0.15%            0.04%            0.90%
-----------------------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street(1)                                       0.60%              0.15%            0.12%            0.87%
-----------------------------------------------------------------------------------------------------------------------------
Emerging Markets(1)                                            1.25%              0.15%            0.32%            1.72%
-----------------------------------------------------------------------------------------------------------------------------
Federated Value                                                0.70%              0.15%            0.06%            0.91%
-----------------------------------------------------------------------------------------------------------------------------
Global Bond                                                    0.69%              0.15%            0.12%            0.96%
-----------------------------------------------------------------------------------------------------------------------------
Global Equities                                                0.70%              0.15%            0.14%            0.99%
-----------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Research(1,2)                                    1.20%              0.15%            0.15%            1.50%
-----------------------------------------------------------------------------------------------------------------------------
Growth-Income                                                  0.53%              0.15%            0.04%            0.72%
-----------------------------------------------------------------------------------------------------------------------------
Growth Opportunities(1,2)                                      0.75%              0.15%            0.25%            1.15%
-----------------------------------------------------------------------------------------------------------------------------
High-Yield Bond                                                0.63%              0.15%            0.08%            0.86%
-----------------------------------------------------------------------------------------------------------------------------
International Diversified Equities                             1.00%              0.15%            0.21%            1.36%
-----------------------------------------------------------------------------------------------------------------------------
International Growth and Income                                0.95%              0.15%            0.23%            1.33%
-----------------------------------------------------------------------------------------------------------------------------
Marsico Growth(1,2)                                            0.85%              0.15%            0.15%            1.15%
-----------------------------------------------------------------------------------------------------------------------------
MFS Growth and Income                                          0.70%              0.15%            0.06%            0.91%
-----------------------------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth(1)                                          0.75%              0.15%            0.07%            0.97%
-----------------------------------------------------------------------------------------------------------------------------
MFS Total Return                                               0.66%              0.15%            0.08%            0.89%
-----------------------------------------------------------------------------------------------------------------------------
Putnam Growth                                                  0.75%              0.15%            0.04%            0.94%
-----------------------------------------------------------------------------------------------------------------------------
Real Estate                                                    0.80%              0.15%            0.16%            1.11%
-----------------------------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                            0.59%              0.15%            0.05%            0.79%
-----------------------------------------------------------------------------------------------------------------------------
Technology(1,2)                                                1.20%              0.15%            0.29%            1.64%
-----------------------------------------------------------------------------------------------------------------------------
Telecom Utility(4)                                             0.75%              0.15%            0.09%            0.99%
-----------------------------------------------------------------------------------------------------------------------------
Worldwide High Income                                          1.00%              0.15%            0.10%            1.25%
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

   (1) For this portfolio, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Only certain portfolios relied on these waivers and/or reimbursements during this fiscal year as follows: MFS Mid-Cap Growth (1.17%). Absent recoupment of expenses by the adviser, the Total Annual Expenses during the last fiscal year for the "Dogs" of Wall Street Portfolio would have been 0.67% and for Emerging Markets Portfolios 1.77%. For the "Dogs" of Wall Street portfolio for fiscal year ended January 31, 2000, the adviser recouped prior year expense reimbursements that were mathematically insignificant, resulting in the expense ratio before and after the recoupment remaining at 0.67%.

   (2) This portfolio was not available for sale during fiscal year 2000. The Total Annual Expenses are based on estimated amounts for the current fiscal year.
   (3) Formerly managed by SunAmerica Asset Management Corp.
   (4) Formerly named Utility Portfolio. The name change will not result in any modifications to the portfolio's principal investment goal or fundamental investment policies.
   (5) The Board of Trustees adopted a 12(b)(1) Plan with respect to the SunAmerica Series Trust on May 21, 2001. Although this Plan was not in place at the fiscal year end shown here, the .15% service fee is shown in these expense numbers.
   (6) Formerly managed by Goldman Sachs Asset Management.

                               WM VARIABLE TRUST*
(AS A PERCENTAGE OF DAILY NET ASSET VALUE OF EACH INVESTMENT PORTFOLIO AS OF THE
             FISCAL YEAR END OF THE TRUST ENDING DECEMBER 31, 2000)

                                                              MANAGEMENT       OTHER        TOTAL ANNUAL
                         PORTFOLIO                               FEE          EXPENSES        EXPENSES
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Balanced                                                        0.10%          0.19%           0.29%
--------------------------------------------------------------------------------------------------------
Conservative Growth                                             0.10%          0.18%           0.28%
--------------------------------------------------------------------------------------------------------
Strategic Growth                                                0.10%          0.20%           0.30%
--------------------------------------------------------------------------------------------------------

    * Each Portfolio will invest in Funds of the WM Trust and in the WM High Yield Fund (a series of WM Trust I). You will bear certain expenses associated with these Funds in which these portfolios invest in addition to the expenses of the portfolios. The chart below shows estimated combined annual expenses for each Portfolio and the Funds in which that Portfolio may invest. The expenses are based upon estimated expenses of each Portfolio and underlying Fund for the fiscal year ended December 31, 2000, restated to reflect current management fees. Please refer to the Trust prospectus for more details.

      The estimates assume a constant allocation of each Portfolio's assets among the Funds identical to such Portfolio's actual allocation at December 31, 2000.

                                                                 COMBINED
                         PORTFOLIOS                           ANNUAL EXPENSES
                         ----------                           ---------------
Balanced Portfolio..........................................       1.04%
Conservative Growth Portfolio...............................       1.10%
Strategic Growth Portfolio..................................       1.17%

     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     EXAMPLES -- IF YOU DO NOT PARTICIPATE IN THE PRINCIPAL REWARDS PROGRAM
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment, (assuming the waiver, reimbursement or recoupment will continue for the period shown) if applicable and:
        (a) you surrender the contract at the end of the stated time period and no optional features are elected.
        (b) you elect the optional EstatePlus and the Income Protector Base features with the following charges (.25% and .10%, respectively), and you surrender the contract at the end of the stated period.
        (c) you do not surrender the contract and no optional features are elected.*
        (d) you elect the optional EstatePlus and Income Protector Base features with the following charges (.25% and .10%, respectively, and you do not surrender the contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                          (a) $ 95    (a) $128    (a) $163    (a) $284
                                                              (b) $ 99    (b) $139    (b) $181    (b) $318
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 29    (d) $ 89    (d) $151    (d) $318
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   (a) $ 95    (a) $126    (a) $159    (a) $276
                                                              (b) $ 98    (b) $136    (b) $177    (b) $311
                                                              (c) $ 25    (c) $ 76    (c) $129    (c) $276
                                                              (d) $ 28    (d) $ 86    (d) $147    (d) $311
-----------------------------------------------------------------------------------------------------------
Growth                                                        (a) $ 95    (a) $127    (a) $161    (a) $280
                                                              (b) $ 98    (b) $137    (b) $179    (b) $314
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $280
                                                              (d) $ 28    (d) $ 87    (d) $149    (d) $314
-----------------------------------------------------------------------------------------------------------
Natural Resources                                             (a) $ 97    (a) $133    (a) $172    (a) $301
                                                              (b) $101    (b) $144    (b) $189    (b) $334
                                                              (c) $ 27    (c) $ 83    (c) $142    (c) $301
                                                              (d) $ 31    (d) $ 94    (d) $159    (d) $334
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                             (a) $ 95    (a) $127    (a) $161    (a) $279
                                                              (b) $ 98    (b) $137    (b) $178    (b) $314
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $279
                                                              (d) $ 28    (d) $ 87    (d) $148    (d) $314
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                               (a) $ 94    (a) $125    (a) $158    (a) $273
                                                              (b) $ 98    (b) $135    (b) $175    (b) $308
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 28    (d) $ 85    (d) $145    (d) $308
-----------------------------------------------------------------------------------------------------------
Blue Chip Growth                                              (a) $ 96    (a) $131    (a) $168    (a) $294
                                                              (b) $100    (b) $141    (b) $186    (b) $328
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 30    (d) $ 91    (d) $156    (d) $328
-----------------------------------------------------------------------------------------------------------
Cash Management                                               (a) $ 93    (a) $121    (a) $152    (a) $261
                                                              (b) $ 97    (b) $132    (b) $169    (b) $296
                                                              (c) $ 23    (c) $ 71    (c) $122    (c) $261
                                                              (d) $ 27    (d) $ 82    (d) $139    (d) $296
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                (a) $ 95    (a) $126    (a) $160    (a) $278
                                                              (b) $ 98    (b) $137    (b) $178    (b) $313
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $278
                                                              (d) $ 28    (d) $ 87    (d) $148    (d) $313
-----------------------------------------------------------------------------------------------------------
Davis Venture Value                                           (a) $ 95    (a) $128    (a) $163    (a) $284
                                                              (b) $ 99    (b) $139    (b) $181    (b) $318
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 29    (d) $ 89    (d) $151    (d) $318
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         (a) $ 95    (a) $127    (a) $162    (a) $281
                                                              (b) $ 99    (b) $138    (b) $179    (b) $315
                                                              (c) $ 25    (c) $ 77    (c) $132    (c) $281
                                                              (d) $ 29    (d) $ 88    (d) $149    (d) $315
-----------------------------------------------------------------------------------------------------------
Emerging Market                                               (a) $104    (a) $152    (a) $203    (a) $362
                                                              (b) $107    (b) $163    (b) $220    (b) $393
                                                              (c) $ 34    (c) $102    (c) $173    (c) $362
                                                              (d) $ 37    (d) $113    (d) $190    (d) $393
-----------------------------------------------------------------------------------------------------------
Federated Value                                               (a) $ 95    (a) $128    (a) $164    (a) $285
                                                              (b) $ 99    (b) $139    (b) $181    (b) $319
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 29    (d) $ 89    (d) $151    (d) $319
-----------------------------------------------------------------------------------------------------------
Global Bond                                                   (a) $ 96    (a) $130    (a) $166    (a) $290
                                                              (b) $ 99    (b) $140    (b) $184    (b) $324
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 29    (d) $ 90    (d) $154    (d) $324
-----------------------------------------------------------------------------------------------------------
Global Equities                                               (a) $ 96    (a) $131    (a) $168    (a) $293
                                                              (b) $100    (b) $141    (b) $185    (b) $327
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $293
                                                              (d) $ 30    (d) $ 91    (d) $155    (d) $327
-----------------------------------------------------------------------------------------------------------
* We do not currently charge a surrender charge upon annuitization unless the contract is annuitized using the Income Protector feature. We assess the applicable surrender charge upon annuitization under the
  Income Protector feature assuming a full surrender of your contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Goldman Sachs Research                                        (a) $101    (a) $146    (a) $193    (a) $342
                                                              (b) $105    (b) $156    (b) $210    (b) $374
                                                              (c) $ 31    (c) $ 96    (c) $163    (c) $342
                                                              (d) $ 35    (d) $106    (d) $180    (d) $374
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                 (a) $ 94    (a) $123    (a) $154    (a) $266
                                                              (b) $ 97    (b) $133    (b) $172    (b) $301
                                                              (c) $ 24    (c) $ 73    (c) $124    (c) $266
                                                              (d) $ 27    (d) $ 83    (d) $142    (d) $301
-----------------------------------------------------------------------------------------------------------
Growth Opportunities                                          (a) $ 98    (a) $136    (a) $176    (a) $309
                                                              (b) $101    (b) $146    (b) $193    (b) $342
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $309
                                                              (d) $ 31    (d) $ 96    (d) $163    (d) $342
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                               (a) $ 95    (a) $127    (a) $161    (a) $280
                                                              (b) $ 98    (b) $137    (b) $179    (b) $314
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $280
                                                              (d) $ 28    (d) $ 87    (d) $149    (d) $314
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                            (a) $100    (a) $142    (a) $186    (a) $329
                                                              (b) $103    (b) $152    (b) $203    (b) $361
                                                              (c) $ 30    (c) $ 92    (c) $156    (c) $329
                                                              (d) $ 33    (d) $102    (d) $173    (d) $361
-----------------------------------------------------------------------------------------------------------
International Growth & Income                                 (a) $100    (a) $141    (a) $185    (a) $326
                                                              (b) $103    (b) $151    (b) $202    (b) $358
                                                              (c) $ 30    (c) $ 91    (c) $155    (c) $326
                                                              (d) $ 33    (d) $101    (d) $172    (d) $358
-----------------------------------------------------------------------------------------------------------
Marsico Growth                                                (a) $ 98    (a) $136    (a) $176    (a) $309
                                                              (b) $101    (b) $146    (b) $193    (b) $342
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $309
                                                              (d) $ 31    (d) $ 96    (d) $163    (d) $342
-----------------------------------------------------------------------------------------------------------
MFS Growth & Income                                           (a) $ 95    (a) $128    (a) $164    (a) $285
                                                              (b) $ 99    (b) $139    (b) $181    (b) $319
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 29    (d) $ 89    (d) $151    (d) $319
-----------------------------------------------------------------------------------------------------------
MFS Mid Cap Growth                                            (a) $ 96    (a) $130    (a) $167    (a) $291
                                                              (b) $100    (b) $141    (b) $184    (b) $325
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 30    (d) $ 91    (d) $154    (d) $325
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                              (a) $ 95    (a) $128    (a) $163    (a) $283
                                                              (b) $ 99    (b) $138    (b) $180    (b) $317
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $283
                                                              (d) $ 29    (d) $ 88    (d) $150    (d) $317
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                 (a) $ 96    (a) $129    (a) $165    (a) $288
                                                              (b) $ 99    (b) $140    (b) $183    (b) $322
                                                              (c) $ 26    (c) $ 79    (c) $135    (c) $288
                                                              (d) $ 29    (d) $ 90    (d) $153    (d) $322
-----------------------------------------------------------------------------------------------------------
Real Estate                                                   (a) $ 97    (a) $134    (a) $174    (a) $305
                                                              (b) $101    (b) $145    (b) $191    (b) $338
                                                              (c) $ 27    (c) $ 84    (c) $144    (c) $305
                                                              (d) $ 31    (d) $ 95    (d) $161    (d) $338
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           (a) $ 94    (a) $125    (a) $158    (a) $273
                                                              (b) $ 98    (b) $135    (b) $175    (b) $308
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 28    (d) $ 85    (d) $145    (d) $308
-----------------------------------------------------------------------------------------------------------
Technology                                                    (a) $103    (a) $150    (a) $200    (a) $355
                                                              (b) $106    (b) $160    (b) $216    (b) $386
                                                              (c) $ 33    (c) $100    (c) $170    (c) $355
                                                              (d) $ 36    (d) $110    (d) $186    (d) $386
-----------------------------------------------------------------------------------------------------------
Telecom Utility                                               (a) $ 96    (a) $131    (a) $168    (a) $293
                                                              (b) $100    (b) $141    (b) $185    (b) $327
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $293
                                                              (d) $ 30    (d) $ 91    (d) $155    (d) $327
-----------------------------------------------------------------------------------------------------------
Worldwide High Income                                         (a) $ 99    (a) $139    (a) $181    (a) $318
                                                              (b) $102    (b) $149    (b) $198    (b) $351
                                                              (c) $ 29    (c) $ 89    (c) $151    (c) $318
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $351
-----------------------------------------------------------------------------------------------------------
Balanced                                                      (a) $ 97    (a) $132    (a) $170    (a) $298
                                                              (b) $100    (b) $143    (b) $188    (b) $332
                                                              (c) $ 27    (c) $ 82    (c) $140    (c) $298
                                                              (d) $ 30    (d) $ 93    (d) $158    (d) $332
-----------------------------------------------------------------------------------------------------------
Conservative Growth                                           (a) $ 97    (a) $134    (a) $173    (a) $304
                                                              (b) $101    (b) $144    (b) $190    (b) $337
                                                              (c) $ 27    (c) $ 84    (c) $143    (c) $304
                                                              (d) $ 31    (d) $ 94    (d) $160    (d) $337
-----------------------------------------------------------------------------------------------------------
Strategic Growth                                              (a) $ 98    (a) $136    (a) $177    (a) $311
                                                              (b) $102    (b) $146    (b) $194    (b) $344
                                                              (c) $ 28    (c) $ 86    (c) $147    (c) $311
                                                              (d) $ 32    (d) $ 96    (d) $164    (d) $344
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        EXAMPLES -- IF YOU PARTICIPATE IN THE PRINCIPAL REWARDS PROGRAM
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment (assuming the waiver, reimbursement or recoupment will continue for the period shown), if applicable and:
        (a) you surrender the contract at the end of the stated time period and no optional features are elected.
        (b) you elect the optional EstatePlus and the Income Protector Base features with the following charges (.25% and .10%, respectively), benefit (maximum charge) and you surrender the contract at the end of the stated period.
        (c) you do not surrender the contract and no optional features are elected.*
        (d) you elect the optional EstatePlus and Income Protector Base benefits at the following charges (.25% and .10% respectively), and you do not surrender the contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                          (a) $116    (a) $160    (a) $196    (a) $290
                                                              (b) $119    (b) $170    (b) $214    (b) $325
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 29    (d) $ 90    (d) $154    (d) $325
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   (a) $115    (a) $157    (a) $192    (a) $282
                                                              (b) $119    (b) $168    (b) $210    (b) $317
                                                              (c) $ 25    (c) $ 77    (c) $132    (c) $282
                                                              (d) $ 29    (d) $ 88    (d) $150    (d) $317
-----------------------------------------------------------------------------------------------------------
Growth                                                        (a) $115    (a) $158    (a) $194    (a) $286
                                                              (b) $119    (b) $169    (b) $212    (b) $321
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $286
                                                              (d) $ 29    (d) $ 89    (d) $152    (d) $321
-----------------------------------------------------------------------------------------------------------
Natural Resources                                             (a) $118    (a) $165    (a) $205    (a) $307
                                                              (b) $121    (b) $175    (b) $222    (b) $341
                                                              (c) $ 28    (c) $ 85    (c) $145    (c) $307
                                                              (d) $ 31    (d) $ 95    (d) $162    (d) $341
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                             (a) $115    (a) $158    (a) $194    (a) $285
                                                              (b) $119    (b) $169    (b) $211    (b) $320
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 29    (d) $ 89    (d) $151    (d) $320
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                               (a) $115    (a) $156    (a) $190    (a) $279
                                                              (b) $118    (b) $167    (b) $208    (b) $314
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $279
                                                              (d) $ 28    (d) $ 87    (d) $148    (d) $314
-----------------------------------------------------------------------------------------------------------
Blue Chip Growth                                              (a) $117    (a) $163    (a) $201    (a) $300
                                                              (b) $120    (b) $173    (b) $219    (b) $334
                                                              (c) $ 27    (c) $ 83    (c) $141    (c) $300
                                                              (d) $ 30    (d) $ 93    (d) $159    (d) $334
-----------------------------------------------------------------------------------------------------------
Cash Management                                               (a) $114    (a) $153    (a) $184    (a) $267
                                                              (b) $117    (b) $163    (b) $202    (b) $302
                                                              (c) $ 24    (c) $ 73    (c) $124    (c) $267
                                                              (d) $ 27    (d) $ 83    (d) $142    (d) $302
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                (a) $115    (a) $158    (a) $193    (a) $284
                                                              (b) $119    (b) $168    (b) $211    (b) $319
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 29    (d) $ 88    (d) $151    (d) $319
-----------------------------------------------------------------------------------------------------------
Davis Venture Value                                           (a) $116    (a) $160    (a) $196    (a) $290
                                                              (b) $119    (b) $170    (b) $214    (b) $325
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 29    (d) $ 90    (d) $154    (d) $325
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         (a) $116    (a) $159    (a) $195    (a) $287
                                                              (b) $119    (b) $169    (b) $212    (b) $322
                                                              (c) $ 26    (c) $ 79    (c) $135    (c) $287
                                                              (d) $ 29    (d) $ 89    (d) $152    (d) $322
-----------------------------------------------------------------------------------------------------------
Emerging Market                                               (a) $124    (a) $184    (a) $237    (a) $369
                                                              (b) $128    (b) $195    (b) $254    (b) $401
                                                              (c) $ 34    (c) $104    (c) $177    (c) $369
                                                              (d) $ 38    (d) $115    (d) $194    (d) $401
-----------------------------------------------------------------------------------------------------------
Federated Value                                               (a) $116    (a) $160    (a) $197    (a) $291
                                                              (b) $120    (b) $171    (b) $214    (b) $326
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 30    (d) $ 91    (d) $154    (d) $326
-----------------------------------------------------------------------------------------------------------
Global Bond                                                   (a) $117    (a) $161    (a) $199    (a) $296
                                                              (b) $120    (b) $172    (b) $217    (b) $330
                                                              (c) $ 27    (c) $ 81    (c) $139    (c) $296
                                                              (d) $ 30    (d) $ 92    (d) $157    (d) $330
-----------------------------------------------------------------------------------------------------------
Global Equities                                               (a) $117    (a) $162    (a) $201    (a) $299
                                                              (b) $120    (b) $173    (b) $218    (b) $333
                                                              (c) $ 27    (c) $ 82    (c) $141    (c) $299
                                                              (d) $ 30    (d) $ 93    (d) $158    (d) $333
-----------------------------------------------------------------------------------------------------------
Goldman Sachs Research                                        (a) $122    (a) $178    (a) $226    (a) $349
                                                              (b) $126    (b) $188    (b) $243    (b) $381
                                                              (c) $ 32    (c) $ 98    (c) $166    (c) $349
                                                              (d) $ 36    (d) $108    (d) $183    (d) $381
-----------------------------------------------------------------------------------------------------------
* We do not currently charge a surrender charge upon annuitization unless the contract is annuitized using the Income Protector feature. We assess the applicable surrender charge upon annuitization under the
  Income Protector feature assuming a full surrender of your contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                 (a) $114    (a) $154    (a) $187    (a) $272
                                                              (b) $118    (b) $165    (b) $205    (b) $307
                                                              (c) $ 24    (c) $ 74    (c) $127    (c) $272
                                                              (d) $ 28    (d) $ 85    (d) $145    (d) $307
-----------------------------------------------------------------------------------------------------------
Growth Opportunities                                          (a) $118    (a) $167    (a) $209    (a) $315
                                                              (b) $122    (b) $178    (b) $226    (b) $349
                                                              (c) $ 28    (c) $ 87    (c) $149    (c) $315
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $349
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                               (a) $115    (a) $158    (a) $194    (a) $286
                                                              (b) $119    (b) $169    (b) $212    (b) $321
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $286
                                                              (d) $ 29    (d) $ 89    (d) $152    (d) $321
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                            (a) $121    (a) $174    (a) $219    (a) $335
                                                              (b) $124    (b) $184    (b) $236    (b) $368
                                                              (c) $ 31    (c) $ 94    (c) $159    (c) $335
                                                              (d) $ 34    (d) $104    (d) $176    (d) $368
-----------------------------------------------------------------------------------------------------------
International Growth & Income                                 (a) $120    (a) $173    (a) $218    (a) $332
                                                              (b) $124    (b) $183    (b) $235    (b) $365
                                                              (c) $ 30    (c) $ 93    (c) $158    (c) $332
                                                              (d) $ 34    (d) $103    (d) $175    (d) $365
-----------------------------------------------------------------------------------------------------------
Marsico Growth                                                (a) $118    (a) $167    (a) $209    (a) $315
                                                              (b) $122    (b) $178    (b) $226    (b) $349
                                                              (c) $ 28    (c) $ 87    (c) $149    (c) $315
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $349
-----------------------------------------------------------------------------------------------------------
MFS Growth and Income                                         (a) $116    (a) $160    (a) $197    (a) $291
                                                              (b) $120    (b) $171    (b) $214    (b) $326
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 30    (d) $ 91    (d) $154    (d) $326
-----------------------------------------------------------------------------------------------------------
MFS Mid Cap Growth                                            (a) $117    (a) $162    (a) $200    (a) $297
                                                              (b) $120    (b) $172    (b) $217    (b) $331
                                                              (c) $ 27    (c) $ 82    (c) $140    (c) $297
                                                              (d) $ 30    (d) $ 92    (d) $157    (d) $331
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                              (a) $116    (a) $159    (a) $196    (a) $289
                                                              (b) $119    (b) $170    (b) $213    (b) $324
                                                              (c) $ 26    (c) $ 79    (c) $136    (c) $289
                                                              (d) $ 29    (d) $ 90    (d) $153    (d) $324
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                 (a) $116    (a) $161    (a) $198    (a) $294
                                                              (b) $120    (b) $171    (b) $216    (b) $329
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 30    (d) $ 91    (d) $156    (d) $329
-----------------------------------------------------------------------------------------------------------
Real Estate                                                   (a) $118    (a) $166    (a) $207    (a) $311
                                                              (b) $122    (b) $177    (b) $224    (b) $345
                                                              (c) $ 28    (c) $ 86    (c) $147    (c) $311
                                                              (d) $ 32    (d) $ 97    (d) $164    (d) $345
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           (a) $115    (a) $156    (a) $190    (a) $279
                                                              (b) $118    (b) $167    (b) $208    (b) $314
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $279
                                                              (d) $ 28    (d) $ 87    (d) $148    (d) $314
-----------------------------------------------------------------------------------------------------------
Technology                                                    (a) $123    (a) $182    (a) $233    (a) $362
                                                              (b) $127    (b) $192    (b) $250    (b) $394
                                                              (c) $ 33    (c) $102    (c) $173    (c) $362
                                                              (d) $ 37    (d) $112    (d) $190    (d) $394
-----------------------------------------------------------------------------------------------------------
Telecom Utility                                               (a) $117    (a) $162    (a) $201    (a) $299
                                                              (b) $120    (b) $173    (b) $218    (b) $333
                                                              (c) $ 27    (c) $ 82    (c) $141    (c) $299
                                                              (d) $ 30    (d) $ 93    (d) $158    (d) $333
-----------------------------------------------------------------------------------------------------------
Worldwide High Income                                         (a) $119    (a) $170    (a) $214    (a) $325
                                                              (b) $123    (b) $181    (b) $231    (b) $358
                                                              (c) $ 29    (c) $ 90    (c) $154    (c) $325
                                                              (d) $ 33    (d) $101    (d) $171    (d) $358
-----------------------------------------------------------------------------------------------------------
Balanced                                                      (a) $117    (a) $164    (a) $203    (a) $304
                                                              (b) $121    (b) $175    (b) $221    (b) $338
                                                              (c) $ 27    (c) $ 84    (c) $143    (c) $304
                                                              (d) $ 31    (d) $ 95    (d) $161    (d) $338
-----------------------------------------------------------------------------------------------------------
Conservative Growth                                           (a) $118    (a) $166    (a) $206    (a) $310
                                                              (b) $121    (b) $176    (b) $224    (b) $344
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $310
                                                              (d) $ 31    (d) $ 96    (d) $164    (d) $344
-----------------------------------------------------------------------------------------------------------
Strategic Growth                                              (a) $119    (a) $168    (a) $210    (a) $317
                                                              (b) $122    (b) $178    (b) $227    (b) $351
                                                              (c) $ 29    (c) $ 88    (c) $150    (c) $317
                                                              (d) $ 32    (d) $ 98    (d) $167    (d) $351
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. The tables represent both fees at the separate account (contract level) as well as portfolio company investment management expenses. We converted the contract administration charge to a percentage (0.09%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the Trust prospectuses located behind this prospectus.

2. For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets: MFS MidCap Growth (1.15%); Goldman Sachs Research (1.35%); Blue Chip Growth (.85%); Growth Opportunities (1.00%); Marsico Growth (1.00%); Technology (1.55%); "Dogs" of Wall Street (.85%); and Emerging Markets (1.90%). The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.

3. The Examples assume that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.

4. Examples reflecting participation in the Principal Rewards program reflect the Principal Rewards surrender charge schedule, and a 2% upfront payment enhancement.

5. Examples reflecting application of optional features and benefits use the highest fees and charges being offered for those features.

6. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

    AS OF THE DATE OF THIS PROSPECTUS SALES OF THIS CONTRACT HAD NOT BEGUN. THEREFORE NO CONDENSED FINANCIAL INFORMATION APPEARS IN THE PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                              THE POLARIS PLATINUM
                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.

The contract is called a "variable" annuity because it allows you to invest in variable portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 34 Variable Portfolios.

The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.

For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 14.

This annuity is designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each purchase payment withdrawn if that purchase payment has not been invested in this contract for at least 7 years, or 9 years if you elect to participate in the Principal Rewards Program. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.

Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Polaris Platinum Variable Annuity. When you purchase a Polaris Platinum Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.

----------------------------------------------------------------
----------------------------------------------------------------
                         PURCHASING A POLARIS PLATINUM
                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

The following chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 27.

-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified             $2,000              $250
-----------------------------------------------------------
    Non-Qualified           $5,000              $500
-----------------------------------------------------------

Prior Company approval is required to accept Purchase Payments greater than $1,500,000 or $1,333,000 (if Estate Plus is elected). Subsequent Purchase Payments which would cause total Purchase Payments in the contract to exceed these limits are also subject to prior company approval. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $20.00.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone age 91 or older on the contract issue date. You may not elect to participate in the Principal Rewards Program or elect the EstatePlus benefit if you are age 81 or older at the time of contract issue.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued in contingent upon prior review and approval by the Company.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS ON PAGE 14.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

PRINCIPAL REWARDS PROGRAM

If you elect to participate in the Principal Rewards program at contract issue, we contribute an Upfront Payment Enhancement and, if applicable, a Deferred Payment Enhancement to your contract in conjunction with each Purchase Payment you invest during the life of your contract. If you elect to participate in this program, all Purchase Payments are subject to a nine year withdrawal charge schedule. SEE WITHDRAWAL CHARGES ON PAGE 22. These withdrawal charges may offset the value of any bonus, if you make an early withdrawal. SEE EXPENSES ON PAGE
22. You may not elect to participate in this program if you are age 81 or older at the time of contract issue. Amounts we contribute to your contract under this program are considered earnings and are allocated to your contract as described below.

Purchase Payments may not be invested in the 6-month or the 1-year Dollar Cost Averaging fixed accounts if you participate in the Principal Rewards Program. However, you may use the 1-year fixed account option as a Dollar Cost Averaging source account.

There may be scenarios in which due to negative market conditions and your inability to remain invested over the long-term, a contract with the Principal Rewards program may not perform as well as the contract without the feature.

Enhancement Levels

The Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date may be determined based on stated Enhancement Levels. Each Enhancement Level is a range of dollar amounts which may correspond to different enhancement rates and dates. Enhancement Levels may change from time to time, at our sole discretion. The Enhancement Level applicable to your initial Purchase Payment is determined by the amount of that initial Purchase Payment. With respect to any subsequent Purchase Payments we determine your Enhancement Level by adding your contract value on the date we receive each subsequent Purchase Payment plus the amount of the subsequent Purchase Payment.

Upfront Payment Enhancement

An Upfront Payment Enhancement is an amount we add to your contract on the day we receive a Purchase Payment. We calculate an Upfront Payment Enhancement amount as a percentage (the "Upfront Payment Enhancement Rate") of each Purchase Payment. The Upfront Payment Enhancement Rate will always be at least 2%. We periodically review and establish the Upfront Payment Enhancement Rate, which may increase or decrease at any time, but will never be less than 2%. The applicable Upfront Payment Enhancement Rate is that which is in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. The Upfront Payment Enhancement amounts are allocated among the fixed and variable investment options according to the current allocation instructions in effect when we receive each Purchase Payment.

Deferred Payment Enhancement

A Deferred Payment Enhancement is an amount we may add to your contract on a stated future date (the "Deferred Payment Enhancement Date") as a percentage of Purchase Payments received. We refer to this percentage amount as the Deferred Payment Enhancement Rate. We periodically review and establish the Deferred Payment Enhancement Rates and Deferred Payment Enhancement Dates. The Deferred Payment Enhancement Rate being offered may increase, decrease or be eliminated by us, at any time. The Deferred Payment Enhancement Date, if applicable, may change at any time. The applicable Deferred Payment Enhancement Date and Deferred Payment Enhancement Rate are those which may be in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. Any applicable Deferred Payment Enhancement, when credited, is allocated to the Cash Management Variable Portfolio.

If you withdraw any portion of a Purchase Payment, to which a Deferred Payment Enhancement applies, prior to the Deferred Payment Enhancement Date, we reduce the amount of the corresponding Deferred Payment Enhancement in the same proportion that your withdrawal (and any fees and charges associated with such withdrawals) reduces that Purchase Payment. For purposes of the Deferred Payment Enhancement, withdrawals are assumed to be taken from earnings first, then from Purchase Payments, on a first-in-first-out basis.

APPENDIX A shows how we calculate any applicable Deferred Payment Enhancement amount.

We will not allocate any applicable Deferred Payment Enhancement to your contract if any of the following circumstances occurs prior to the Deferred Payment Enhancement Date:

     - You surrender your contract;

     - A death benefit is paid on your contract;

     - You switch to the Income Phase of your contract; or

     - You fully withdraw the corresponding Purchase Payment.

Current Enhancement Levels

Ask your financial advisor for information regarding the current enhancement levels offered.

90 Day Window

As of the 90th day after your contract was issued, we will total your Purchase Payments made over those 90 days, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued ("Look Back Adjustment"). We will add any applicable Upfront Look Back Adjustment to your contract on the 90th day following the date of contract issue. We will send you a confirmation indicating any applicable Upfront and/or Deferred Look Back Adjustment, on or about the 90th day following the date of contract issuance. We will allocate any applicable Upfront Look Back Adjustment according to your then-current allocation instructions on file for subsequent Purchase Payments at the time we make the contribution and if applicable, to the Cash Management Portfolio, for a Deferred Look Back Adjustment.

APPENDIX A provides an example of the 90 Day Window Provision.

The Principal Rewards Program may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. Please check with your financial advisor regarding the availability of this program.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE PRINCIPAL REWARDS PROGRAM (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

ACCUMULATION UNITS

When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.

We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment and Payment Enhancement, if applicable, by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE (CONTRACTS WITHOUT PRINCIPAL REWARDS):

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.2523 Accumulation Units for the Global Bond Portfolio.

     EXAMPLE (CONTRACTS WITH PRINCIPAL REWARDS):

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. If the Upfront Payment Enhancement is 2.00% of your Purchase Payment, we would add an Upfront Payment Enhancement of $500 to your contract. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,500 by $11.10 and credit your contract on Wednesday with 2,297.2973 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.

If you decide to cancel your contract during the free look period, we will refund to you the value of your contract on the day we receive your request minus the Free Look Payment Enhancement Deduction, if applicable. The Free Look Payment Enhancement Deduction is equal to the lesser of (1) the value of any Payment Enhancement(s) on the day we receive your free look request; or (2) the Payment Enhancement amount(s), if any, which we allocated to your contract. Thus, you receive any gain and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management Portfolio during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract minus the Free Look Payment Enhancement Deduction, if applicable. At the end of the free look period, we allocate your money according to your instructions.

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                               INVESTMENT OPTIONS
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VARIABLE PORTFOLIOS

The contract currently offers 34 Variable Portfolios. These Variable Portfolios invest in shares of the following trusts: Anchor Series Trust, the SunAmerica Series Trust and the WM Variable Trust (the "Trusts"). Additional Trusts and/or Variable Portfolios may be available in the future. The Variable Portfolios operate similar to a mutual fund but are only available through the purchase of certain insurance contracts.

SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the Anchor and SunAmerica Series Trusts. WM Advisors, Inc. is the investment adviser to the WM Variable Trust. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by Anchor National, and other affiliated/unaffiliated insurance companies. Neither Anchor National nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The advisers monitor the Trusts for potential conflicts.

The Variable Portfolios along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust ("AST") has investment portfolios in addition to those listed below which are not available for investment under the contract.

     SUNAMERICA SERIES TRUST

Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. SunAmerica Series Trust ("SAST") has investment portfolios in addition to those listed below which are not available for investment under the contract.

     THE WM VARIABLE TRUST

Washington Mutual Advisors is the investment advisor to the WM Variable Trust ("WMT"). WMT has other investment portfolios in addition to those listed below which are not available for investment under the contract.

STOCKS:
     MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
       - Alliance Growth Portfolio                                          SAST
       - Global Equities Portfolio                                          SAST
       - Growth & Income Portfolio                                          SAST
     MANAGED BY DAVIS SELECTED ADVISERS L.P.
       - Davis Venture Value Portfolio                                      SAST
       - Real Estate Portfolio                                              SAST

     MANAGED BY FEDERATED INVESTORS L.P.
       - Federated Value Portfolio                                          SAST
       - Telecom Utility Portfolio                                          SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
       - Goldman Sachs Research Portfolio                                   SAST
     MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
       - Marsico Growth                                                     SAST
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Growth & Income Portfolio                                      SAST
       - MFS Mid-Cap Growth Portfolio                                       SAST
     MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
       - International Diversified Equities Portfolio  SAST
       - Technology Portfolio                                               SAST
     MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
       - Emerging Markets Portfolio                                         SAST
       - International Growth & Income Portfolio                            SAST
       - Putnam Growth Portfolio                                            SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - Aggressive Growth Portfolio                                        SAST
       - Blue Chip Growth Portfolio                                         SAST
       - "Dogs" of Wall Street Portfolio                                    SAST
       - Growth Opportunities Portfolio                                     SAST
     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Capital Appreciation Portfolio                                      AST
       - Growth Portfolio                                                    AST
       - Natural Resources Portfolio                                         AST

BALANCED:
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Total Return Portfolio                                         SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - SunAmerica Balanced Portfolio                                      SAST
     MANAGED BY WM ADVISORS, INC.
       - Balanced Portfolio                                                  WMT
       - Conservative Growth Portfolio                                       WMT
       - Strategic Growth Portfolio                                          WMT

BONDS:
     MANAGED BY FEDERATED INVESTORS L.P.
       - Corporate Bond Portfolio                                           SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INT'L.
       - Global Bond Portfolio                                              SAST
     MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
       - Worldwide High Income Portfolio                                    SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - High-Yield Bond Portfolio                                          SAST
     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Government & Quality Bond Portfolio                                 AST

CASH:
     MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
       - Cash Management Portfolio                                          SAST

YOU SHOULD READ THE ATTACHED PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS

The contract also offers seven fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call guarantee periods. All guarantee periods may not be available in all states. If you do not elect to participate in the Principal Rewards Program, you also have the option of allocating your money to the 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") which are available in conjunction with the Dollar Cost Averaging Program. Please see the section on DOLLAR COST AVERAGING ON PAGE 17 for additional information about, including limitations on, and the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments. Policyholders in Pennsylvania who elect the Principal Rewards Program cannot use the multi-year MVA fixed accounts.

Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).

There are three scenarios in which you may put money into the fixed account options other than the DCA fixed accounts options. In each scenario your money may be credited a different rate of interest as follows:

     - Initial Rate: Rate credited to amounts allocated to the fixed account when you purchase your contract.

     - Current Rate: Rate credited to subsequent amounts allocated to the fixed account.

     - Renewal Rate: Rate credited to money transferred from a fixed account or a Variable Portfolio into a fixed account and to money remaining in a fixed account after expiration of a guarantee period.

Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires.

When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option (other than the DCA fixed accounts) or to the Variable Portfolios. If you want to reallocate your money to a different fixed account option or a Variable Portfolio, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.

The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the Variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an annual effective rate of 3%. See DOLLAR COST AVERAGING ON PAGE 17 for more information.

MARKET VALUE ADJUSTMENT ("MVA")

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 AND 10-YEAR FIXED ACCOUNT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL REPRESENTATIVE FOR MORE INFORMATION.

If you take money out of the multi-year fixed account options before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

The multi-year MVA fixed accounts are not available to Washington state and Maryland policyholders.

Anchor National does not assess a MVA against withdrawals under the following circumstances:

     - If made within 30 days after the end of a guarantee period;
     - If made to pay contract fees and charges;
     - To pay a death benefit; and
     - Upon annuitization, if occurring on the latest Annuity Date.

APPENDIX B shows how we calculate the MVA.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. Additionally, you may access your account and request transfers between Variable Portfolios and/or the fixed account options through SunAmerica's website (http://www.sunamerica.com). We currently allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.

We accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, you may request transfers over the internet unless you indicate you do not wish your account to be traded over the internet. When receiving instructions over the telephone or the internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

     - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or
     - such third party is a trustee/fiduciary, for you or appointed by you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 23.

We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Transfers may be monthly or quarterly and count against your 15 free transfers per contract year. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.

We also offer the 6-month and 1-year DCA fixed accounts exclusively to facilitate this program. If you elected to participate in the Principal Rewards Program, the 6-month and 1-year DCA fixed accounts are not available under your contract. The DCA fixed accounts only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate new Purchase Payments into a DCA fixed account, we transfer all your money allocated to that account into the Variable Portfolios over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected.

If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on

     - the total amount of money allocated to the account, and
     - the frequency of transfers selected.

For example, let's say you allocate $1,000 to the 1-year DCA fixed account. You select monthly transfers. We completely transfer all of your money to the selected investment options over a period of ten months.

You may terminate your DCA program at any time. If money remains in the DCA fixed accounts, we transfer the remaining money to the 1-year fixed account option, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:
     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

---------------------------------------------
                 ACCUMULATION       UNITS
   QUARTER           UNIT         PURCHASED
---------------------------------------------
      1             $ 7.50           100
      2             $ 5.00           150
      3             $10.00            75
      4             $ 7.50           100
      5             $ 5.00           150
      6             $ 7.50           100
---------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.

At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If underlying Trust portfolios become unavailable for investment, we may be required to substitute shares of another underlying Trust portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.
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                              ACCESS TO YOUR MONEY
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You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 23.

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA if a partial withdrawal comes from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 22.

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington). Additionally, if you participate in the Principal Rewards Program you will not receive your Deferred Payment Enhancement if you fully withdraw a Purchase Payment or your contract value prior to the corresponding Deferred Payment Enhancement Date. SEE PRINCIPAL REWARDS PROGRAM ON PAGE 12.

Purchase payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the seventh or ninth year if you elect to participate in the Principal Rewards Program will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. SEE EXPENSES ON PAGE 22. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.

To determine your free withdrawal amount and your withdrawal charge, we refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

     - Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was no longer subject to withdrawal charges at the time of the withdrawal, and

     - Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge.

During the first year after we issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount. If you are a Washington resident, you may withdraw during the first contract year, the greater of (1); (2); or (3) interest earnings from the amounts allocated to the fixed account options, not previously withdrawn.

After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year. If you are a Washington resident, your maximum free withdrawal amount, after the first contract year, is the greater of (1);
(2); or (3) interest earnings from amounts allocated to the fixed account options, not previously withdrawn.

Although we do not assess a withdrawal charge when you take a 10% penalty-free withdrawal, we will proportionally reduce the amount of any corresponding Deferred Payment Enhancement.

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.

The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract, no subsequent Purchase Payments, and no Principal Rewards election. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $90,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation,

A-(B x C)=D, where:
A=Your contract value at the time of your request for surrender ($90,000) B=The amount of your Purchase Payments still subject to withdrawal charge
  ($100,000)
C=The withdrawal charge percentage applicable to the age of each Purchase
  Payment (3%)[B x C=$3,000]
D=Your full surrender value ($87,000)

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option in which your contract is invested.

Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 27.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account in option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. If you are an Oregon resident, the minimum withdrawal amount is $100 per withdrawal or an amount equal to your free withdrawal amount, as described on page 10. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

NURSING HOME WAIVER

If you are confined to a nursing home for 60 days or longer, we may waive the withdrawal charge and/or market value adjustment on certain withdrawals prior to the Annuity Date (not available in Texas). The waiver applies only to withdrawals made while you are in a nursing home or within 90 days after you leave the nursing home. Your contract prohibits use of this waiver during the first 90 days after you purchase your contract. In addition, the confinement period for which you seek the waiver must begin after you purchase your contract.

In order to use this waiver, you must submit with your withdrawal request, the following documents: (1) a doctor's note recommending admittance to a nursing home; (2) an admittance form which shows the type of facility you entered; and
(3) a bill from the nursing home which shows that you met the 60 day confinement requirement.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

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                                  DEATH BENEFIT
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If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select one of the two death benefits described below. Once selected, you can not change your death benefit option. You should discuss the available options with your financial representative to determine which option is best for you.

We will not pay a Deferred Payment Enhancement on a Purchase Payment if you die before the corresponding Deferred Payment Enhancement Date. SEE PRINCIPAL REWARDS PROGRAM ON PAGE 12.

We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS ON PAGE 23.

You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

The death benefit payment must begin immediately upon receipt of all necessary documents. In any event, the death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.

If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract. SEE SPOUSAL CONTINUATION ON PAGE 21.

If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greater of:

     1. the contract value at the time we receive satisfactory proof of death;
        or

     2. total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals), compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals); or

     3. the contract value on the seventh contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals).

OPTION 2 - MAXIMUM ANNIVERSARY OPTION
The death benefit is the greater of:

     1. the contract value at the time we receive satisfactory proof of death;
        or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since that contract anniversary.

If you are age 90 or older at the time of death and selected the Option 2 death benefit, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death. Accordingly, you do not get the advantage of option 2 if:

     - you are age 81 or older at the time of contract issue, or

     - you are age 90 or older at the time of your death.

ESTATEPLUS

The EstatePlus benefit if elected may increase the death benefit amount. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Amount"), to the death benefit payable. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or Maximum Anniversary options. The contract year of your death will determine the EstatePlus percentage and the Maximum EstatePlus percentage.

The table below provides the details if you are age 69 or younger at the time we issue your contract:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
-------------------------------------------------------------
 Years 0 - 4       25% of Earnings      40% of Net Purchase
                                        Payments
-------------------------------------------------------------
 Years 5 - 9       40% of Earnings      65% of Net Purchase
                                        Payments*
-------------------------------------------------------------
 Years 10+         50% of Earnings      75% of Net Purchase
                                        Payments*
-------------------------------------------------------------

If you are between your 70th and 81st birthdays at the time we issue your contract the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
-------------------------------------------------------------
 Years 10+         25% of Earnings      40% of Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus Amount calculations.

The term "Net Purchase Payment" is used frequently in explaining the EstatePlus benefit. We define Net Purchase Payments as Purchase Payments less an adjustment for each withdrawal.

To calculate the adjustment amount for a withdrawal, you first determine the percentage by which the contract value is reduced by the withdrawal, on the date of the withdrawal. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The percentage amount is then multiplied by the amount of Net Purchase Payments immediately before the withdrawal to get the adjustment amount. This amount is subtracted from the amount of Net Purchase Payment(s) immediately before the withdrawal.

If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. If Principal Rewards is elected, any payment enhancements are not considered Purchase Payments.

We may offer different levels of this benefit based on the number of years you hold your contract and/or your age at the time of issue.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the EstatePlus Percentage Amount?

We determine the amount of the EstatePlus benefit, based on a percentage of the earnings in your contract at the time of your death. For the purpose of this calculation, earnings equals contract value minus Net Purchase Payments as of the date of death. If the earnings amount is negative, no EstatePlus amount will be added.

What is the Maximum EstatePlus Amount?

The EstatePlus benefit is subject to a maximum dollar amount. The maximum EstatePlus amount is equal to a percentage of your Net Purchase Payments.

You must elect EstatePlus at the time of contract application. Once elected, you may not terminate or change this election.

We assess a .25% fee for EstatePlus. On a daily basis we deduct this annual charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.

EstatePlus is not available if you are age 81 or older at the time we issue your contract. Furthermore, a Continuing Spouse cannot benefit from EstatePlus if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION BELOW. The EstatePlus benefit is not payable after the latest Annuity Date. You may pay for the EstatePlus benefit and your beneficiary may never receive the benefit if you live past the latest Annuity Date. SEE INCOME OPTIONS ON PAGE 23.

EstatePlus may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. See your financial advisor for information regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE ESTATEPLUS BENEFIT (IN ITS ENTIRETY OR ANY COMPONENT AT ANY TIME) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.

Upon a spouse's continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except as explained in Appendix D. SEE APPENDIX C FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATIONS FOLLOWING A SPOUSAL CONTINUATION.

To the extent that the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of EstatePlus. We will terminate EstatePlus if the Continuing Spouse is age 81 or older on the Continuation Date. If EstatePlus is terminated or if the Continuing Spouse dies after the latest Annuity Date, no EstatePlus benefit will be payable. Generally, the age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. SEE

APPENDIX D FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

----------------------------------------------------------------
----------------------------------------------------------------
                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------
There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below. INSURANCE CHARGES

The amount of this charge is 1.52% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily.

The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES

The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 18. If you take money out in excess of the free withdrawal amount, you may incur a withdrawal charge. You may also incur a withdrawal charge upon a full surrender.

We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 7 complete years, or 9 years if you elected to participate in the Principal Rewards Program, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract. The two withdrawal charge schedules are as follows:

WITHDRAWAL CHARGE WITHOUT THE PRINCIPAL REWARDS PROGRAM
(SCHEDULE A)

-----------------------------------------------------------------------------------------
      YEAR           1        2        3        4        5        6        7        8
-----------------------------------------------------------------------------------------
 WITHDRAWAL
 CHARGE              7%       6%       5%       4%       3%       2%       1%       0%
-----------------------------------------------------------------------------------------

WITHDRAWAL CHARGE WITH THE PRINCIPAL REWARDS PROGRAM
(SCHEDULE B)

-----------------------------------------------------------------------------------------------------------
      YEAR           1        2        3        4        5        6        7        8        9        10
-----------------------------------------------------------------------------------------------------------
 WITHDRAWAL
 CHARGE              9%       9%       8%       7%       6%       5%       4%       3%       2%       0%
-----------------------------------------------------------------------------------------------------------

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments. SEE ACCESS TO YOUR MONEY ON PAGE 18.

These higher potential withdrawal charges may compensate us for the expenses associated with the Principal Rewards Program.

The Principal Rewards feature of this contract is designed to reward long term investing. We expect that if you remain committed to this investment over the long term, we will profit as a result of fees charged over the life of your contract. However, neither the mortality and expense fees, distribution expenses, contract administration fee nor the investment management fees are higher on the Principal Rewards version, than the contract without an election of the bonus feature.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We will not assess a withdrawal charge when you switch to the Income Phase, except when you elect to receive income payments using the Income Protector feature. If you elect to receive income payments using the Income Protector feature, we assess the entire withdrawal charge applicable to Purchase Payments remaining in your contract when calculating your income benefit base. SEE INCOME OPTIONS ON PAGE 23.

Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 27.

INVESTMENT CHARGES

  INVESTMENT MANAGEMENT FEES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES LOCATED AT PAGE 5 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.

  SERVICE FEES

Shares of certain Trusts may be subject to fees imposed under a servicing plan adopted by that Trust pursuant to Rule 12(b)(1) under the Investment Company Act of 1940. This service fee of .15% for the Anchor and SunAmerica Series Trust portfolios is also known as a 12(b)(1) fee. Generally, this fee may be paid to financial intermediaries for services provided over the life of the contract. SEE FEE TABLE ON PAGE 5.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE

We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ON PAGE 14.

OPTIONAL ESTATEPLUS FEE

Please see page 21 for more information on the EstatePlus fee.

OPTIONAL INCOME PROTECTOR FEE

Please see page 26 for more information of the income protector fee.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX E provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.
----------------------------------------------------------------
----------------------------------------------------------------
                                 INCOME OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.

If you switch to the Income Phase prior to a Deferred Payment Enhancement Date, we will not allocate the corresponding Deferred Payment Enhancement to your contract. SEE PRINCIPAL REWARDS PROGRAM ON PAGE 12.

Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 27.

INCOME OPTIONS

Currently, this Contract offers five income options unless you chose to take income under the Income Protector feature (see below). If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to option 3 for a period of 10 years.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed income payments being made) may redeem any remaining guaranteed variable income payments after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed variable income payments. If provided for in your contract, any applicable withdrawal charge will be deducted from the discounted value as if you fully surrendered your contract.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

For information regarding Income Option's using the Income Protector feature, please see below. Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

THE INCOME PROTECTOR FEATURE

The Income Protector feature is a future "safety net" which can offer you the ability to receive a guaranteed fixed minimum retirement income when you switch to the Income Phase. If you elect the Income Protector feature you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions.

The minimum level of Income Protector benefit available is generally based upon the Purchase Payments remaining in your contract at the time you decide to begin taking income. If available and elected, a growth rate can provide increased levels of minimum guaranteed income. We charge a fee for the Income Protector benefit. The amount of the fee and levels of income protection available to you are described below. This feature may not be available in your state. Check with your financial advisor regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE INCOME PROTECTOR FEATURE AT ANY TIME.

HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME

If you elect the Income Protector feature, we base the amount of minimum income available to you upon a calculation we call the Income Benefit Base. At the time your participation in the Income Protector program becomes effective, your Income Benefit Base is equal to your contract value. Participation in the Income Protector program is effective on either the date of issue of the contract (if elected) or at the contract anniversary following your election of the Income Protector.

The income benefit base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your income benefit base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact income benefit base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your initial Purchase Payment, or for each subsequent year of calculation, the income benefit base on the prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the last contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

Your Income Benefit Base may accumulate at the elected growth rate from the date your election becomes effective through your Income Benefit Date. However, any applicable Growth Rate will reduce to 0% on the Anniversary immediately after the annuitant's 90th birthday.

LEVEL OF PROTECTION

If you decide that you want the protection offered by the Income Protector feature, you must elect the feature by completing the Income Protector Election Form available through our Annuity Service Center. If more than one level of protection is offered, you may only elect one of the offered alternatives. Depending on when you elect the feature and/or the broker-dealer through which you purchase your contract, you may not have a choice of levels of protection. If you elect the Income Protector on a subsequent anniversary the growth rate(s), fee(s) and waiting period(s) will be those offered at the time of your election.

Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the Income Protector you may not begin the Income Phase for at least seven years following your election. You may not elect this Program if the required waiting period before beginning the Income Phase would occur later than your latest Annuity Date.

The current options offered are:

                                    FEE AS A % OF
                                     YOUR INCOME
       OPTIONS         GROWTH RATE  BENEFIT BASE  WAITING PERIOD
----------------------------------------------------------------
Income Protector Base      0%           .10%         7 years
----------------------------------------------------------------

If you elect the Base feature on a subsequent anniversary, the Growth Rate(s), Fee(s), and/or Waiting Period may be different.

RE-SET OF YOUR INCOME PROTECTOR BENEFIT

If available, you may also have the opportunity to "reset" your Income Benefit Base. The Re-Set feature allows you to increase your Income Benefit Base to the amount of your contract value on your next contract anniversary. You can only Re-Set within the 30 days before your next contract anniversary. Upon a Re-Set the waiting period before you can begin the Income Phase will start over and will be determined based on the offerings available for your elected level of protection at the time your make an election to Re-Set. In addition, the Income Protector fee will be charged as a percentage of your re-set Income Benefit Base. You may not elect to Re-Set if the required waiting period before beginning the Income Phase would occur later than your latest annuity date.

For more information on how to Re-Set your Income Protector benefit, please contact your financial advisor or our Annuity Service Center.

ELECTING TO RECEIVE INCOME PAYMENTS

You may elect to begin the Income Phase of your contract using the Income Protector Program ONLY within the 30 days after the 7th or later contract anniversary following the effective date of your, Income Protector participation, or Re-Set.

The contract anniversary of, or prior to, your election to begin receiving annuity payments is your Income Benefit Date. This is the date as of which we calculate your Income Benefit Base to use in determining your guaranteed minimum fixed retirement income. To arrive at the minimum guaranteed retirement income available to you we apply the annuity rates stated in your Income Protector Endorsement for the annuity option you select to your final Income Benefit Base. You then choose if you would like to receive that income annually, quarterly or monthly for the time guaranteed under your selected annuity option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The annuity options available when using the Income Protector Program to receive your fixed retirement income are:

     - Life Annuity with 10 Year Period Certain, or

     - Joint and 100% Survivor Annuity with 20 Year Period Certain

At the time you elect to begin receiving annuity payments, we will calculate your annual income using both your final Income Benefit Base and your contract value. We will use the same income option for each calculation, however, the annuity factors used to calculate your income under the Income Protector will be different. You will receive whichever provides a greater stream of income. If you annuitize using the Income Protector your income payments will be fixed in amount. You are not required to use the Income Protector to receive income payments. However, we will not refund fees paid for the Income Protector if you annuitize under the general provisions of your contract. In addition, if applicable, a surrender charge will apply if you take income under the Income Protector feature. YOU MAY NEVER NEED TO RELY UPON THE INCOME PROTECTOR, IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

FEES ASSOCIATED WITH THE INCOME PROTECTOR

If you elect the Income Protector, we charge an annual fee, as follows:

                                FEE AS A % OF YOUR
       OPTIONS                  INCOME BENEFIT BASE
-------------------------------------------------------------
Income Protector Base                  .10%
-------------------------------------------------------------

* If you elect the Base feature on a subsequent anniversary, the Fee may be different.

We deduct the annual fee from your actual contract value. If your contract is issued with the Income Protector program we begin deducting the annual fee on your first contract anniversary. If you elect the feature it at some later date, we begin deducting the annual fee on the contract anniversary following the date on which your participation in the program becomes effective. Upon a Re-Set of your Income Protector feature, the fee will be charged upon your Re-Set Income Benefit Base.

It is important to note that once you elect the Income Protector feature you may not cancel your election. We will deduct the charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, we deduct the full annual fee from any full surrender of your contract requested prior to your contract anniversary based on the Income Benefit Base at time of surrender.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for qualified contracts:

     - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

     - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances. Appendix D provides examples of the operation of the Income Protector feature.
----------------------------------------------------------------
----------------------------------------------------------------
                                      TAXES
----------------------------------------------------------------
----------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS -
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For income payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire.

We currently waive surrender charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the greater of the contract's maximum penalty free amount or the required minimum distribution amount for a particular contract (but not both).

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includable in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or contract value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or contract value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax adviser regarding these features and benefits prior to purchasing a contract.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that each underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

----------------------------------------------------------------
----------------------------------------------------------------
                                   PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch IBCA, Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch IBCA, Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

----------------------------------------------------------------
----------------------------------------------------------------
                                OTHER INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Trust Company, SunAmerica Asset Management Corp., and the SunAmerica Financial Network, Inc. (comprising six-wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National established Variable Separate Account ("separate account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of Anchor National. Assets in the Separate Account are not guaranteed by Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 8% of your Purchase Payments. Contracts sold with the Principal Rewards program may result in our paying different commission. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services, an affiliate of Anchor National, is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

OWNERSHIP

The Polaris Platinum Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

INDEPENDENT ACCOUNTANTS

The audited consolidated financial statements of Anchor National at December 31, 2000 and 1999, for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

REGISTRATION STATEMENT

The audited consolidated financial statements of Anchor National at December 31, 2000 and 1999 for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. As of the date of this prospectus sales of the Polaris Platinum product have just begun therefore there are no separate account financial statements incorporated by reference.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.
----------------------------------------------------------------
----------------------------------------------------------------
                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-SUN2. The contents of the SAI are tabulated below.

Separate Account..............................     3
General Account...............................     3
Performance Data..............................     4
Income Payments...............................    10
Annuity Unit Values...........................    11
Taxes.........................................    14
Distribution of Contracts.....................    17
Financial Statements..........................    18

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                APPENDIX A - PRINCIPAL REWARDS PROGRAM EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

I.  DEFERRED PAYMENT ENHANCEMENT

If you elect to participate in the Principal Rewards Program at contract issue, we contribute at least 2% of each Purchase Payment to your contract for each Purchase Payment we receive as an Upfront Payment Enhancement. Any applicable Deferred Payment Enhancement is allocated to your contract on the corresponding Deferred Payment Enhancement Date and, if declared by the Company, is a percentage of your remaining Purchase Payment on the Deferred Payment Enhancement Date. Deferred Purchase Payment Enhancements are reduced proportionately by partial withdrawals of that Purchase Payment prior to the Deferred Payment Enhancement Date.

The examples that follow assume an initial Purchase Payment of $125,000 and that the Deferred Payment Enhancement is 1%.

For purposes of the example, the Deferred Payment Enhancement Date is the 9th anniversary of the Purchase Payment.

EXAMPLE 1 - NO WITHDRAWALS ARE MADE

The Upfront Payment Enhancement allocated to your contract is $2,500 (2% of $125,000).

On your 9th contract anniversary, the Deferred Payment Enhancement Date, your Deferred Payment Enhancement of $1,250 (1% of your remaining Purchase Payment or $125,000) will be allocated to your contract.

EXAMPLE 2 - WITHDRAWAL MADE PRIOR TO DEFERRED PAYMENT ENHANCEMENT DATE

As in Example 1, your Upfront Payment Enhancement is $2,500.

This example also assumes the following:

     1. Your contract value on your 5th contract anniversary is $190,000.

     2. You request a withdrawal of $75,000 on your 5th contract anniversary.

     3. No subsequent Purchase Payments have been made.

     4. No prior withdrawals have been taken.

     5. Funds are not allocated to any of the MVA Fixed Accounts.

On your 5th contract anniversary, your penalty-free earnings in the contract are $65,000 ($190,000 contract value less your $125,000 investment in the contract). Therefore, you are withdrawing $10,000 of your initial Purchase Payment. Your contract value will also be reduced by a $500 withdrawal charge on the $10,000 Purchase Payment (5% of $10,000). Your gross withdrawal is $75,500 of which $10,500 constitutes part of your Purchase Payment.

The withdrawal of $10,500 of your $125,000 Purchase Payment is a withdrawal of 8.4% of your Purchase Payment. Therefore, only 91.6%, or $114,500, of your initial Purchase Payment remains in your contract.

On your 9th contract anniversary, the Deferred Payment Enhancement Date, assuming no other transactions occur affecting the Purchase Payment, we allocate your Deferred Payment Enhancement of $1,145 (1% of your remaining Purchase Payment, $114,500) to your contract.

II.  90 DAY WINDOW

The following hypothetical examples assume that the Company is offering Upfront and Deferred Payment Enhancements in accordance with this chart at the time each Purchase Payment is received:

-----------------------------------------------------------------------------------------------
                                 UPFRONT PAYMENT     DEFERRED PAYMENT
                                   ENHANCEMENT         ENHANCEMENT          DEFERRED PAYMENT
ENHANCEMENT LEVEL                      RATE                RATE             ENHANCEMENT DATE
-----------------------------------------------------------------------------------------------
 Under $40,000                          2%                  0%                    N/A
-----------------------------------------------------------------------------------------------
 $40,000 - $99,999                      4%                  0%                    N/A
-----------------------------------------------------------------------------------------------
                                                                          Nine years from the
 $100,000 - $499,999                    4%                  1%            date we receive each
                                                                           Purchase Payment.
-----------------------------------------------------------------------------------------------
                                                                          Nine years from the
 $500,000 - more                        4%                  2%            date we receive each
                                                                           Purchase Payment.
-----------------------------------------------------------------------------------------------

Contracts issued with the Principal Rewards feature after April 3, 2000, may be eligible for a "Look-Back Adjustment." As of the 90th day after your contract was issued, we will total your Purchase Payments remaining in your contract at that time, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued.

This example assumes the following:

1. Above Enhancement Levels, Rates and Dates throughout the first 90 days.

2. No withdrawal in the first 90 days.

3. Initial Purchase Payment of $35,000 on December 1, 2000.

4. Subsequent Purchase Payment of $40,000 on January 15, 2001.

5. Subsequent Purchase Payment of $25,000 on January 30, 2001.

6. Subsequent Purchase Payment of $7,500 on February 12, 2001.

ENHANCEMENT AT THE TIME PURCHASE PAYMENTS ARE RECEIVED

--------------------------------------------------------------------------------------------
                                                                              DEFERRED
                         PURCHASE         UPFRONT         DEFERRED            PAYMENT
       DATE OF            PAYMENT         PAYMENT         PAYMENT           ENHANCEMENT
  PURCHASE PAYMENT        AMOUNT        ENHANCEMENT     ENHANCEMENT             DATE
--------------------------------------------------------------------------------------------
   December 1, 2000       $35,000            2%              0%                 N/A
--------------------------------------------------------------------------------------------
   January 15, 2001       $40,000            4%              0%                 N/A
--------------------------------------------------------------------------------------------
   January 30, 2001       $25,000            4%              1%           January 30, 2010
--------------------------------------------------------------------------------------------
   February 12, 2001      $ 7,500            4%              1%          February 12, 2010
--------------------------------------------------------------------------------------------

ENHANCEMENT ADJUSTMENTS ON THE 90TH DAY FOLLOWING CONTRACT ISSUE

The sum of all Purchase Payments made in the first 90 days of the contract equals $107,500. According to the Enhancement Levels in effect at the time this contract was issued, a $107,500 Purchase Payment would have received a 4% Upfront Payment Enhancement and a 1% Deferred Payment Enhancement. Under the 90 Day Window provision all Purchase Payments made within those first 90 days would receive the benefit of the parameters in place at the time the contract was issued, as if all of the Purchase Payments were received on the date of issue. Thus, the first two Purchase Payments would be adjusted on the 90th day following contract issue, as follows:

--------------------------------------------------------------------------------------------
                                                                              DEFERRED
                         PURCHASE         UPFRONT         DEFERRED            PAYMENT
       DATE OF            PAYMENT         PAYMENT         PAYMENT           ENHANCEMENT
  PURCHASE PAYMENT        AMOUNT        ENHANCEMENT     ENHANCEMENT             DATE
--------------------------------------------------------------------------------------------
   December 1, 2000       $35,000            4%              1%           December 1, 2009
--------------------------------------------------------------------------------------------
   January 15, 2001       $40,000            4%              1%           January 15, 2010
--------------------------------------------------------------------------------------------
   January 30, 2001       $25,000            4%              1%           January 30, 2010
--------------------------------------------------------------------------------------------
   February 12, 2001      $ 7,500            4%              1%          February 12, 2010
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:

                                             N/12
                           [(1+I/(1+J+0.005)]     - 1

                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed account option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remains in the 10-year term you initially agreed to leave your money in the fixed account option (N=12); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for nine full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 4%.

                                      N/12
The MVA factor is = [(1+I/(1+J+0.005)]     - 1
                                         12/12
                  = [(1.05)/(1.04+0.005)]      - 1
                              1
                  = (1.004785)  - 1
                  = 1.004785 - 1
                  = + 0.004785

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.004785) = +$19.14

$19.14 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 6%.

                                       N/12
The MVA factor is = [(1+I)/(1+J+0.005)]     - 1
                                         12/12
                  = [(1.05)/(1.06+0.005)]      - 1
                              1
                  = (0.985915)  - 1
                  = 0.985915 - 1
                  = - 0.014085

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Capitalized terms used in this Appendix have the same meaning as they have in prospectus.

The following details the death benefit options and EstatePlus benefit upon the Continuing Spouse's death:

A. DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

     1. Purchase Payment Accumulation Option

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. The contract value on the Continuation Date (including the Continuation Contribution) plus any Purchase Payments minus any withdrawals (and fees and charges applicable to those withdrawals) made since the Continuation Date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Continuation Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse is age 70 or older on the Continuation Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death. The Continuation Contribution is considered a Purchase Payment received on the Continuation Date.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) made from the original contract issue date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death.

     2. Maximum Anniversary Option -- if the Continuing Spouse is below age 90 at the time of death, the death benefit is greater of:

          a. The contract value at the time we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments since the Continuation Date minus withdrawals and any fees and charges applicable to those withdrawals; or

          c. The maximum anniversary value on any contract anniversary occurring after the Continuation Date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments minus withdrawals and fees and charges applicable to withdrawals recorded since that contract anniversary. Contract anniversary is defined as any anniversary following the full 12 month period after the original contract issue date.

If the Continuing Spouse is age 90 or older at the time of death, under the Maximum Anniversary death benefit, their beneficiary will receive contract value only.

B. THE ESTATEPLUS BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

The EstatePlus benefit may increase the death benefit amount. The EstatePlus benefit is only available if the original owner elected EstatePlus and it has not been terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable, based on the number of years the Continuing Spouse has held the contract since the Continuation Date. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or the Maximum Anniversary option.

The term "Continuation Net Purchase Payment" is used frequently to describe the EstatePlus benefit payable to the beneficiary of the Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawal, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.

The table below provides the details if the Continuing Spouse is 69 or younger on the Continuation Date

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (0-4)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments
-------------------------------------------------------------------
 Years (5-9)       40% of Earnings         65% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------
 Years (10+)       50% of Earnings         75% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

If the Continuing Spouse is between your 70th and 81st birthdays on the Continuation Date table below shows the available EstatePlus benefit:

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (10+)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

* Purchase Payments received after the 5th anniversary of the Continuation Date must remain in the contract for at least 6 full months to be included as part of the Continuation Net Purchase Payments for the purpose of the Maximum Estate Plus Percentage calculation.

If the Continuing Spouse is between their 70th and 81st birthdays on the Continuation Date, the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
-------------------------------------------------------------
 Years 0-10+       25% of earnings      40% of Continuation
                                        Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5(th) year following the Continuation Date must remain in the contract for at least six months to be included as part of Continuation Net Purchase Payments for purpose of the Maximum EstatePlus calculation.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the EstatePlus amount?

We determine the EstatePlus amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

          (1) equals the contract value on the Continuing Spouse's date of death;

          (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum EstatePlus amount?

The EstatePlus benefit is subject to a maximum dollar amount. The Maximum EstatePlus amount is a percentage of the Continuation Net Purchase Payments.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME WITH RESPECT TO PROSPECTIVELY ISSUED CONTRACTS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   APPENDIX D - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR
                                    FEATURE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     POLARIS PLATINUM BASE INCOME PROTECTOR

This table assumes a $100,000 initial investment in a non-qualified contract with no further premiums, no withdrawals, no step-ups and not premium taxes; and the election of optional Base Income Protector at contract issue.

-------------------------------------------------------------------
             ANNUAL INCOME IF YOU ANNUITIZE ON CONTRACT ANNIVERSARY
IF AT ISSUE               7          10          15          20
  YOU ARE    1 - 6    (AGE 67)    (AGE 70)    (AGE 75)    (AGE 80)
-------------------------------------------------------------------
Male           N/A       6,108       6,672       7,716       8,832
age 60*
-------------------------------------------------------------------
Female         N/A       5,388       5,880       6,900       8,112
age 60*
-------------------------------------------------------------------
Joint**
Male -- 60     N/A       4,716       5,028       5,544       5,928
Female -- 60
-------------------------------------------------------------------

 * Life Annuity with 10 Year Period Certain
** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial adviser for information regarding availability of this program in your state.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           APPENDIX E - PREMIUM TAXES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                              QUALIFIED    NON-QUALIFIED
                           STATE                              CONTRACT       CONTRACT
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
California                                                        .50%          2.35%
----------------------------------------------------------------------------------------
Maine                                                               0%             2%
----------------------------------------------------------------------------------------
Nevada                                                              0%           3.5%
----------------------------------------------------------------------------------------
South Dakota                                                        0%          1.25%
----------------------------------------------------------------------------------------
West Virginia                                                       1%             1%
----------------------------------------------------------------------------------------
Wyoming                                                             0%             1%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris Platinum Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip


Date:  ------------------------------  Signed:  ------------------------------

   Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 33-87864


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
-------------------------------------------------------------------------------
                                SUPPLEMENT TO THE
               POLARIS PLATINUM PRINCIPAL REWARDS VARIABLE ANNUITY
                          PROSPECTUS DATED JULY 9, 2001


The portion of the prospectus relating to the Principal Rewards Program located on pages 10-11 is supplemented with the following:

CURRENT ENHANCEMENT LEVELS

The Enhancement Levels and Upfront Payment Enhancement Rate are as follows:


--------------------------------------------------------------------------------------------------------------------
                                     UPFRONT PAYMENT              DEFERRED PAYMENT             DEFERRED PAYMENT
      ENHANCEMENT LEVEL              ENHANCEMENT RATE             ENHANCEMENT RATE             ENHANCEMENT DATE
--------------------------------------------------------------------------------------------------------------------
Under $40,000                               2%                           0%                          N/A
--------------------------------------------------------------------------------------------------------------------
$40,000 - $99,999                           4%                           0%                          N/A
--------------------------------------------------------------------------------------------------------------------
                                                                                           Nine years from the date
$100,000 - $499,999                         4%                           1%                we receive each Purchase
                                                                                           Payment.
--------------------------------------------------------------------------------------------------------------------
                                                                                           Nine years from the date
$500,000 - more                             5%                           1%                we receive each Purchase
                                                                                           Payment.
--------------------------------------------------------------------------------------------------------------------


Future Upfront Enhancement Rates may change at any time, but will never be less than 2%. Future Deferred Payment Enhancement Rates may increase or stay the same; there is no minimum Deferred Payment Enhancement Rate. The Date on which you may receive any applicable future Deferred Payment Enhancement may change; it may be less than nine years or greater than nine years.



Date:  July 12, 2001



                PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS

              [POLARIS PLATINUM LOGO]    [PRINCIPAL REWARDS LOGO]
                                   PROSPECTUS
                                  JULY 9, 2001

Please read this prospectus carefully         FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for              issued by
future reference. It contains                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
important information about the               in connection with
Polaris Platinum Variable Annuity.            VARIABLE SEPARATE ACCOUNT
                                              The annuity has 39 investment choices -5 available fixed
To learn more about the annuity               account options and 34 Variable Portfolios listed below. The
offered by this prospectus, you can           5 fixed account options include specified periods of 1, 3,
obtain a copy of the Statement of             5, 7 and 10 years. The 34 Variable Portfolios are part of
Additional Information ("SAI") dated          the Anchor Series Trust ("AST"), SunAmerica Series Trust
July 9, 2001. The SAI has been filed          ("SAST") and the WM Variable Trust ("WMT").
with the Securities and Exchange
Commission ("SEC") and is                     STOCKS:
incorporated by reference into this           MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
prospectus. The Table of Contents of          - Alliance Growth Portfolio                             SAST
the SAI appears on page 27 of this            - Global Equities Portfolio                             SAST
prospectus. For a free copy of the            - Growth & Income Portfolio                             SAST
SAI, call us at (800) 445-SUN2 or             MANAGED BY DAVIS SELECTED ADVISERS L.P.
write to us at our Annuity Service            - Davis Venture Value Portfolio                         SAST
Center, P.O. Box 54299, Los Angeles,          - Real Estate Portfolio                                 SAST
California 90054-0299.                        MANAGED BY FEDERATED INVESTORS L.P.
                                              - Federated Value Portfolio                             SAST
In addition, the SEC maintains a              - Telecom Utility Portfolio                             SAST
website (http://www.sec.gov) that             MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
contains the SAI, materials                   - Goldman Sachs Research Portfolio                      SAST
incorporated by reference and other           MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
information filed electronically with         - Marsico Growth                                        SAST
the SEC by Anchor National.                   MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Growth & Income Portfolio                         SAST
ANNUITIES INVOLVE RISKS, INCLUDING            - MFS Mid-Cap Growth Portfolio                          SAST
POSSIBLE LOSS OF PRINCIPAL, AND ARE           MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
NOT A DEPOSIT OR OBLIGATION OF, OR            - International Diversified Equities Portfolio          SAST
GUARANTEED OR ENDORSED BY, ANY BANK.          - Technology Portfolio                                  SAST
THEY ARE NOT FEDERALLY INSURED BY THE         MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
FEDERAL DEPOSIT INSURANCE                     - Emerging Markets Portfolio                            SAST
CORPORATION, THE FEDERAL RESERVE              - International Growth & Income Portfolio               SAST
BOARD OR ANY OTHER AGENCY.                    - Putnam Growth Portfolio                               SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
This variable annuity provides a              - Aggressive Growth Portfolio                           SAST
payment enhancement program called            - Blue Chip Growth Portfolio                            SAST
"Principal Rewards". The withdrawal           - "Dogs" of Wall Street Portfolio                       SAST
charge schedule associated with this          - Growth Opportunities Portfolio                        SAST
product will be longer and higher             MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
than other contracts that may be              - Capital Appreciation Portfolio                         AST
available without the Principal               - Growth Portfolio                                       AST
Rewards Program. These withdrawal             - Natural Resources Portfolio                            AST
charges may offset the value of any
bonus, if you make an early                   BALANCED:
withdrawal.                                   MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Total Return Portfolio                            SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - SunAmerica Balanced Portfolio                         SAST
                                              MANAGED BY WM ADVISORS, INC.
                                              - Balanced Portfolio                                     WMT
                                              - Conservative Growth Portfolio                          WMT
                                              - Strategic Growth Portfolio                             WMT
                                              BONDS:
                                              MANAGED BY FEDERATED INVESTORS L.P.
                                              - Corporate Bond Portfolio                              SAST
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                                              - Global Bond Portfolio                                 SAST
                                              MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
                                              - Worldwide High Income Portfolio                       SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - High-Yield Bond Portfolio                             SAST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Government & Quality Bond Portfolio                    AST
                                              CASH:
                                              MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
                                              - Cash Management Portfolio                             SAST

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

----------------------------------------------------------------
----------------------------------------------------------------
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
----------------------------------------------------------------
----------------------------------------------------------------

Anchor National's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supercede documents incorporated by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:
       Anchor National Life Insurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299
       Telephone Number: (800) 445-SUN2

----------------------------------------------------------------
----------------------------------------------------------------
         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
----------------------------------------------------------------
----------------------------------------------------------------

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel, this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.


 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

                             TABLE OF CONTENTS

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------



 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................      2


 SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION....
                                                                         2

 GLOSSARY..........................................................      3

 HIGHLIGHTS........................................................      4

 FEE TABLES........................................................      5

       Owner Transaction Expenses..................................      5

       Optional Income Protector Fee...............................      5

       Contract Maintenance Fee....................................      5

       Annual Separate Account Expenses............................      5

       Optional EstatePlus Fee.....................................      5

       Portfolio Expenses..........................................      5

 EXAMPLES..........................................................      7

 THE POLARIS PLATINUM VARIABLE ANNUITY.............................      9

 PURCHASING A POLARIS PLATINUM VARIABLE ANNUITY....................     10

       Allocation of Purchase Payments.............................     10

       Principal Rewards Program...................................     10

       Accumulation Units..........................................     11

       Free Look...................................................     12

 INVESTMENT OPTIONS................................................     12

       Variable Portfolios.........................................     12

       Anchor Series Trust.........................................     12

       SunAmerica Series Trust.....................................     12

       The WM Variable Trust.......................................     12

       Fixed Account Options.......................................     13

       Market Value Adjustment ("MVA").............................     13

       Transfers During the Accumulation Phase.....................     14

       Dollar Cost Averaging.......................................     14

       Asset Allocation Rebalancing Program........................     15

       Principal Advantage Program.................................     15

       Voting Rights...............................................     15

       Substitution................................................     15

 ACCESS TO YOUR MONEY..............................................     15

       Systematic Withdrawal Program...............................     16

       Nursing Home Waiver.........................................     16

       Minimum Contract Value......................................     17

 DEATH BENEFIT.....................................................     17

       Purchase Payment Accumulation Option........................     17

       Maximum Anniversary Option..................................     17

       EstatePlus..................................................     17

       Spousal Continuation........................................     18

 EXPENSES..........................................................     19

       Insurance Charges...........................................     19

       Withdrawal Charges..........................................     19

       Investment Charges..........................................     20

       Contract Maintenance Fee....................................     20

       Transfer Fee................................................     20

       Optional EstatePlus Fee.....................................     20

       Optional Income Protector Fee...............................     20

       Premium Tax.................................................     20

       Income Taxes................................................     20

       Reduction or Elimination of Charges and Expenses,  and
       Additional Amounts Credited.................................     20

 INCOME OPTIONS....................................................     20

       Annuity Date................................................     20

       Income Options..............................................     21

       Fixed or Variable Income Payments...........................     21

       Income Payments.............................................     21

       Transfers During the Income Phase...........................     22

       Deferment of Payments.......................................     22

       The Income Protector Feature................................     22

       Note to Qualified Contract Holders..........................     23

 TAXES.............................................................     24

       Annuity Contracts in General................................     24

       Tax Treatment of Distributions - Non-qualified Contracts....     24

       Tax Treatment of Distributions - Qualified Contracts........     24

       Minimum Distributions.......................................     24

       Tax Treatment of Death Benefits.............................     25

       Diversification.............................................     25

 PERFORMANCE.......................................................     25

 OTHER INFORMATION.................................................     26

       Anchor National.............................................     26

       The Separate Account........................................     26

       The General Account.........................................     26

       Distribution of the Contract................................     26

       Administration..............................................     26

       Legal Proceedings...........................................     27

       Ownership...................................................     27

       Custodian...................................................     27

       Independent Accountants.....................................     27

       Registration Statement......................................     27

 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION..........
                                                                        27


 APPENDIX A - PRINCIPAL REWARDS PROGRAM EXAMPLES...................    A-1

 APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")......................    B-1

 APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION........
                                                                       C-1

 APPENDIX D - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME
  PROTECTOR FEATURE................................................    D-1

 APPENDIX E - PREMIUM TAXES........................................    E-1


 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

                                 GLOSSARY

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------


 We have capitalized some of the technical terms used in this prospectus.
 To help you understand these terms, we have defined them in this glossary.


 ACCUMULATION PHASE - The period during which you invest money in your contract.


 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.


 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.


 ANNUITY DATE - The date on which income payments are to begin, as selected by you.


 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.


 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.


 COMPANY - Anchor National Life Insurance Company, We, Us, the insurer which issues this contract.


 INCOME PHASE - The period during which we make income payments to you.


 IRS - The Internal Revenue Service.


 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars.
 In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").


 PAYMENT ENHANCEMENT(S) - The amount(s) allocated to your contract by us under the Principal Rewards Program. Payment Enhancements are calculated as a percentage of your Purchase Payments and are considered earnings.


 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.


 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or IRA.


 TRUSTS - Refers to the Anchor Series Trust, the SunAmerica Series Trust and WM Variable Trust collectively.


 VARIABLE PORTFOLIO(S) - The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the Anchor Series Trust the SunAmerica Series Trust or the WM Variable Trust.

ALL FINANCIAL REPRESENTATIVES OR AGENTS THAT SELL THE CONTRACTS OFFERED BY THIS PROSPECTUS ARE REQUIRED TO DELIVER A PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                                   HIGHLIGHTS
----------------------------------------------------------------
----------------------------------------------------------------
The Polaris Platinum Variable Annuity is a contract between you and Anchor National Life Insurance Company ('Anchor National'). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. This variable annuity provides a payment enhancement program called "Principal Rewards". The withdrawal charge schedule associated with this product will be longer and higher than other contracts that may be available without the Principal Rewards Program. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. You will receive any gain and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period. Please see PURCHASING A POLARIS PLATINUM VARIABLE ANNUITY in the prospectus.

EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.52% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for nine complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A POLARIS PLATINUM VARIABLE ANNUITY and EXPENSES IN THE PROSPECTUS.
ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.
DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.
INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.
INQUIRIES: If you have questions about your contract call your financial representative or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (800) 445-SUN2.

ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY OFFER DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES AND CHARGES. WE ALSO OFFER PRODUCTS THAT DO NOT OFFER THE PRINCIPAL REWARDS PROGRAM. PRODUCTS WITHOUT THE PRINCIPAL REWARDS PROGRAM HAVE THE SAME MORTALITY AND EXPENSE RISK CHARGES AS THE SAME CONTRACT WITH THE PRINCIPAL REWARDS PROGRAM. HOWEVER, CONTRACTS WITHOUT THE PRINCIPAL REWARDS PROGRAM HAVE A SHORTER AND LOWER SURRENDER CHARGE SCHEDULE. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

  PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF
                                   INVESTING.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE PAYMENT)

YEARS:.......................   1    2    3    4    5    6    7    8    9   10
                               9%   9%   8%   7%   6%   5%   4%   3%   2%   0%

TRANSFER FEE..........  No charge for first 15 transfers each contract year; thereafter, fee is $25 ($10
                        in Pennsylvania and Texas) per transfer

OPTIONAL INCOME PROTECTOR FEE
(THE INCOME PROTECTOR WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS DEDUCTED ANNUALLY FROM YOUR CONTRACT VALUE.)

                                               ANNUAL FEE AS A % OF
               GROWTH RATE                  YOUR INCOME BENEFIT BASE*
               -----------                 ----------------------------
 Base 0%                                               .10%

* The Income Benefit Base, which is described more fully in the prospectus is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals, and fees and charges applicable to those withdrawals.

  CONTRACT MAINTENANCE FEE*
        $35 ($30 in North Dakota)
    *waived if contract value is $50,000 or more

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

    Mortality and Expense Risk Charge.....................  1.37%
    Distribution Expense Charge...........................  0.15%
                                                            -----
      TOTAL SEPARATE ACCOUNT EXPENSES                       1.52%
                                                            =====

  OPTIONAL ESTATEPLUS FEE
 (ESTATEPLUS, AN ENHANCED DEATH BENEFIT FEATURE WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS AN ANNUALIZED CHARGE THAT IS DEDUCTED DAILY FROM YOUR CONTRACT VALUE.)

  Fee as a % of your daily net asset value..................     .25%

                               PORTFOLIO EXPENSES
                              ANCHOR SERIES TRUST
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2000)

                                                        MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                      PORTFOLIO                             FEE              FEE(2)          EXPENSES         EXPENSES
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Capital Appreciation(1)                                    0.70%              0.15%            0.05%            0.90%
-------------------------------------------------------------------------------------------------------------------------
Government and Quality Bond                                0.59%              0.15%            0.08%            0.82%
-------------------------------------------------------------------------------------------------------------------------
Growth                                                     0.66%              0.15%            0.05%            0.86%
-------------------------------------------------------------------------------------------------------------------------
Natural Resources                                          0.75%              0.15%            0.17%            1.07%
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

    (1) The expenses noted here are restated to reflect an estimate of the fees for the portfolio for the current fiscal year. This fee increase became effective on August 1, 2000 following approval by the Board of Directors of the Trust and shareholders.
    (2) The Board of Trustees adopted a 12(b)(1) Plan with respect to the Anchor Series Trust on May 30, 2001. Although this Plan was not in place at the fiscal year end shown here, the .15% service fee is shown in these expense numbers.

                            SUNAMERICA SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED JANUARY 31, 2000)

                                                            MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                        PORTFOLIO                               FEE              FEE(5)          EXPENSES         EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Aggressive Growth                                              0.66%              0.15%            0.04%            0.85%
-----------------------------------------------------------------------------------------------------------------------------
Alliance Growth                                                0.60%              0.15%            0.04%            0.79%
-----------------------------------------------------------------------------------------------------------------------------
Blue Chip Growth(1,2)                                          0.70%              0.15%            0.15%            1.00%
-----------------------------------------------------------------------------------------------------------------------------
Cash Management(3)                                             0.49%              0.15%            0.03%            0.67%
-----------------------------------------------------------------------------------------------------------------------------
Corporate Bond                                                 0.62%              0.15%            0.07%            0.84%
-----------------------------------------------------------------------------------------------------------------------------
Davis Venture Value                                            0.71%              0.15%            0.04%            0.90%
-----------------------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street(1)                                       0.60%              0.15%            0.12%            0.87%
-----------------------------------------------------------------------------------------------------------------------------
Emerging Markets(1)                                            1.25%              0.15%            0.32%            1.72%
-----------------------------------------------------------------------------------------------------------------------------
Federated Value                                                0.70%              0.15%            0.06%            0.91%
-----------------------------------------------------------------------------------------------------------------------------
Global Bond                                                    0.69%              0.15%            0.12%            0.96%
-----------------------------------------------------------------------------------------------------------------------------
Global Equities                                                0.70%              0.15%            0.14%            0.99%
-----------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Research(1,2)                                    1.20%              0.15%            0.15%            1.50%
-----------------------------------------------------------------------------------------------------------------------------
Growth-Income                                                  0.53%              0.15%            0.04%            0.72%
-----------------------------------------------------------------------------------------------------------------------------
Growth Opportunities(1,2)                                      0.75%              0.15%            0.25%            1.15%
-----------------------------------------------------------------------------------------------------------------------------
High-Yield Bond                                                0.63%              0.15%            0.08%            0.86%
-----------------------------------------------------------------------------------------------------------------------------
International Diversified Equities                             1.00%              0.15%            0.21%            1.36%
-----------------------------------------------------------------------------------------------------------------------------
International Growth and Income                                0.95%              0.15%            0.23%            1.33%
-----------------------------------------------------------------------------------------------------------------------------
Marsico Growth(1,2)                                            0.85%              0.15%            0.15%            1.15%
-----------------------------------------------------------------------------------------------------------------------------
MFS Growth and Income                                          0.70%              0.15%            0.06%            0.91%
-----------------------------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth(1)                                          0.75%              0.15%            0.07%            0.97%
-----------------------------------------------------------------------------------------------------------------------------
MFS Total Return                                               0.66%              0.15%            0.08%            0.89%
-----------------------------------------------------------------------------------------------------------------------------
Putnam Growth                                                  0.75%              0.15%            0.04%            0.94%
-----------------------------------------------------------------------------------------------------------------------------
Real Estate                                                    0.80%              0.15%            0.16%            1.11%
-----------------------------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                            0.59%              0.15%            0.05%            0.79%
-----------------------------------------------------------------------------------------------------------------------------
Technology(1,2)                                                1.20%              0.15%            0.29%            1.64%
-----------------------------------------------------------------------------------------------------------------------------
Telecom Utility(4)                                             0.75%              0.15%            0.09%            0.99%
-----------------------------------------------------------------------------------------------------------------------------
Worldwide High Income                                          1.00%              0.15%            0.10%            1.25%
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

   (1) For this portfolio, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Only certain portfolios relied on these waivers and/or reimbursements during this fiscal year as follows: MFS Mid-Cap Growth (1.17%). Absent recoupment of expenses by the adviser, the Total Annual Expenses during the last fiscal year for the "Dogs" of Wall Street Portfolio would have been 0.67% and for Emerging Markets Portfolios 1.77%. For the "Dogs" of Wall Street portfolio for fiscal year ended January 31, 2000, the adviser recouped prior year expense reimbursements that were mathematically insignificant, resulting in the expense ratio before and after the recoupment remaining at 0.67%.
   (2) This portfolio was not available for sale during fiscal year 2000. The Total Annual Expenses are based on estimated amounts for the current fiscal year.

   (3) Formerly managed by SunAmerica Asset Management Corp.
   (4) Formerly named Utility Portfolio. The name change will not result in any modifications to the portfolio's principal investment goal or fundamental investment policies.
   (5) The Board of Trustees adopted a 12(b)(1) Plan with respect to the SunAmerica Series Trust on May 21, 2001. Although this Plan was not in place at the fiscal year end shown here, the .15% service fee is shown in these expense numbers.
   (6) Formerly managed by Goldman Sachs Asset Management.

                               WM VARIABLE TRUST*
(AS A PERCENTAGE OF DAILY NET ASSET VALUE OF EACH INVESTMENT PORTFOLIO AS OF THE
             FISCAL YEAR END OF THE TRUST ENDING DECEMBER 31, 2000)

                                                              MANAGEMENT       OTHER        TOTAL ANNUAL
                         PORTFOLIO                               FEE          EXPENSES        EXPENSES
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Balanced                                                        0.10%          0.19%           0.29%
--------------------------------------------------------------------------------------------------------
Conservative Growth                                             0.10%          0.18%           0.28%
--------------------------------------------------------------------------------------------------------
Strategic Growth                                                0.10%          0.20%           0.30%
--------------------------------------------------------------------------------------------------------

    * Each Portfolio will invest in Funds of the WM Trust and in the WM High Yield Fund (a series of WM Trust I). You will bear certain expenses associated with these Funds in which these portfolios invest in addition to the expenses of the portfolios. The chart below shows estimated combined annual expenses for each Portfolio and the Funds in which that Portfolio may invest. The expenses are based upon estimated expenses of each Portfolio and underlying Fund for the fiscal year ended December 31, 2000, restated to reflect current management fees. Please refer to the Trust prospectus for more details.

      The estimates assume a constant allocation of each Portfolio's assets among the Funds identical to such Portfolio's actual allocation at December 31, 2000.

                                                                 COMBINED
                         PORTFOLIOS                           ANNUAL EXPENSES
                         ----------                           ---------------
Balanced Portfolio..........................................       1.04%
Conservative Growth Portfolio...............................       1.10%
Strategic Growth Portfolio..................................       1.17%

     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment (assuming the waiver, reimbursement or recoupment will continue for the period shown), if applicable and:
        (a) you surrender the contract at the end of the stated time period and no optional features are elected.
        (b) you elect the optional EstatePlus and the Income Protector Base benefits at the maximum charges offered (.25% and .10%, respectively) and you surrender the contract at the end of the stated period.
        (c) you do not surrender the contract and no optional features are elected.*
        (d) you elect the optional EstatePlus and Income Protector Base benefits at the maximum charges offered (.25% and .10% respectively), and you do not surrender the contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                          (a) $116    (a) $160    (a) $196    (a) $290
                                                              (b) $119    (b) $170    (b) $214    (b) $325
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 29    (d) $ 90    (d) $154    (d) $325
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   (a) $115    (a) $157    (a) $192    (a) $282
                                                              (b) $119    (b) $168    (b) $210    (b) $317
                                                              (c) $ 25    (c) $ 77    (c) $132    (c) $282
                                                              (d) $ 29    (d) $ 88    (d) $150    (d) $317
-----------------------------------------------------------------------------------------------------------
Growth                                                        (a) $115    (a) $158    (a) $194    (a) $286
                                                              (b) $119    (b) $169    (b) $212    (b) $321
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $286
                                                              (d) $ 29    (d) $ 89    (d) $152    (d) $321
-----------------------------------------------------------------------------------------------------------
Natural Resources                                             (a) $118    (a) $165    (a) $205    (a) $307
                                                              (b) $121    (b) $175    (b) $222    (b) $341
                                                              (c) $ 28    (c) $ 85    (c) $145    (c) $307
                                                              (d) $ 31    (d) $ 95    (d) $162    (d) $341
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                             (a) $115    (a) $158    (a) $194    (a) $285
                                                              (b) $119    (b) $169    (b) $211    (b) $320
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 29    (d) $ 89    (d) $151    (d) $320
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                               (a) $115    (a) $156    (a) $190    (a) $279
                                                              (b) $118    (b) $167    (b) $208    (b) $314
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $279
                                                              (d) $ 28    (d) $ 87    (d) $148    (d) $314
-----------------------------------------------------------------------------------------------------------
Blue Chip Growth                                              (a) $117    (a) $163    (a) $201    (a) $300
                                                              (b) $120    (b) $173    (b) $219    (b) $334
                                                              (c) $ 27    (c) $ 83    (c) $141    (c) $300
                                                              (d) $ 30    (d) $ 93    (d) $159    (d) $334
-----------------------------------------------------------------------------------------------------------
Cash Management                                               (a) $114    (a) $153    (a) $184    (a) $267
                                                              (b) $117    (b) $163    (b) $202    (b) $302
                                                              (c) $ 24    (c) $ 73    (c) $124    (c) $267
                                                              (d) $ 27    (d) $ 83    (d) $142    (d) $302
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                (a) $115    (a) $158    (a) $193    (a) $284
                                                              (b) $119    (b) $168    (b) $211    (b) $319
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 29    (d) $ 88    (d) $151    (d) $319
-----------------------------------------------------------------------------------------------------------
Davis Venture Value                                           (a) $116    (a) $160    (a) $196    (a) $290
                                                              (b) $119    (b) $170    (b) $214    (b) $325
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 29    (d) $ 90    (d) $154    (d) $325
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         (a) $116    (a) $159    (a) $195    (a) $287
                                                              (b) $119    (b) $169    (b) $212    (b) $322
                                                              (c) $ 26    (c) $ 79    (c) $135    (c) $287
                                                              (d) $ 29    (d) $ 89    (d) $152    (d) $322
-----------------------------------------------------------------------------------------------------------
Emerging Market                                               (a) $124    (a) $184    (a) $237    (a) $369
                                                              (b) $128    (b) $195    (b) $254    (b) $401
                                                              (c) $ 34    (c) $104    (c) $177    (c) $369
                                                              (d) $ 38    (d) $115    (d) $194    (d) $401
-----------------------------------------------------------------------------------------------------------
Federated Value                                               (a) $116    (a) $160    (a) $197    (a) $291
                                                              (b) $120    (b) $171    (b) $214    (b) $326
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 30    (d) $ 91    (d) $154    (d) $326
-----------------------------------------------------------------------------------------------------------
Global Bond                                                   (a) $117    (a) $161    (a) $199    (a) $296
                                                              (b) $120    (b) $172    (b) $217    (b) $330
                                                              (c) $ 27    (c) $ 81    (c) $139    (c) $296
                                                              (d) $ 30    (d) $ 92    (d) $157    (d) $330
-----------------------------------------------------------------------------------------------------------
Global Equities                                               (a) $117    (a) $162    (a) $201    (a) $299
                                                              (b) $120    (b) $173    (b) $218    (b) $333
                                                              (c) $ 27    (c) $ 82    (c) $141    (c) $299
                                                              (d) $ 30    (d) $ 93    (d) $158    (d) $333
-----------------------------------------------------------------------------------------------------------
Goldman Sachs Research                                        (a) $122    (a) $178    (a) $226    (a) $349
                                                              (b) $126    (b) $188    (b) $243    (b) $381
                                                              (c) $ 32    (c) $ 98    (c) $166    (c) $349
                                                              (d) $ 36    (d) $108    (d) $183    (d) $381
-----------------------------------------------------------------------------------------------------------
* We do not currently charge a surrender charge upon annuitization unless the contract is annuitized using the Income Protector feature. We assess the applicable surrender charge upon annuitization under the
  Income Protector feature assuming a full surrender of your contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                 (a) $114    (a) $154    (a) $187    (a) $272
                                                              (b) $118    (b) $165    (b) $205    (b) $307
                                                              (c) $ 24    (c) $ 74    (c) $127    (c) $272
                                                              (d) $ 28    (d) $ 85    (d) $145    (d) $307
-----------------------------------------------------------------------------------------------------------
Growth Opportunities                                          (a) $118    (a) $167    (a) $209    (a) $315
                                                              (b) $122    (b) $178    (b) $226    (b) $349
                                                              (c) $ 28    (c) $ 87    (c) $149    (c) $315
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $349
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                               (a) $115    (a) $158    (a) $194    (a) $286
                                                              (b) $119    (b) $169    (b) $212    (b) $321
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $286
                                                              (d) $ 29    (d) $ 89    (d) $152    (d) $321
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                            (a) $121    (a) $174    (a) $219    (a) $335
                                                              (b) $124    (b) $184    (b) $236    (b) $368
                                                              (c) $ 31    (c) $ 94    (c) $159    (c) $335
                                                              (d) $ 34    (d) $104    (d) $176    (d) $368
-----------------------------------------------------------------------------------------------------------
International Growth & Income                                 (a) $120    (a) $173    (a) $218    (a) $332
                                                              (b) $124    (b) $183    (b) $235    (b) $365
                                                              (c) $ 30    (c) $ 93    (c) $158    (c) $332
                                                              (d) $ 34    (d) $103    (d) $175    (d) $365
-----------------------------------------------------------------------------------------------------------
Marsico Growth                                                (a) $118    (a) $167    (a) $209    (a) $315
                                                              (b) $122    (b) $178    (b) $226    (b) $349
                                                              (c) $ 28    (c) $ 87    (c) $149    (c) $315
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $349
-----------------------------------------------------------------------------------------------------------
MFS Growth and Income                                         (a) $116    (a) $160    (a) $197    (a) $291
                                                              (b) $120    (b) $171    (b) $214    (b) $326
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 30    (d) $ 91    (d) $154    (d) $326
-----------------------------------------------------------------------------------------------------------
MFS Mid Cap Growth                                            (a) $117    (a) $162    (a) $200    (a) $297
                                                              (b) $120    (b) $172    (b) $217    (b) $331
                                                              (c) $ 27    (c) $ 82    (c) $140    (c) $297
                                                              (d) $ 30    (d) $ 92    (d) $157    (d) $331
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                              (a) $116    (a) $159    (a) $196    (a) $289
                                                              (b) $119    (b) $170    (b) $213    (b) $324
                                                              (c) $ 26    (c) $ 79    (c) $136    (c) $289
                                                              (d) $ 29    (d) $ 90    (d) $153    (d) $324
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                 (a) $116    (a) $161    (a) $198    (a) $294
                                                              (b) $120    (b) $171    (b) $216    (b) $329
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 30    (d) $ 91    (d) $156    (d) $329
-----------------------------------------------------------------------------------------------------------
Real Estate                                                   (a) $118    (a) $166    (a) $207    (a) $311
                                                              (b) $122    (b) $177    (b) $224    (b) $345
                                                              (c) $ 28    (c) $ 86    (c) $147    (c) $311
                                                              (d) $ 32    (d) $ 97    (d) $164    (d) $345
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           (a) $115    (a) $156    (a) $190    (a) $279
                                                              (b) $118    (b) $167    (b) $208    (b) $314
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $279
                                                              (d) $ 28    (d) $ 87    (d) $148    (d) $314
-----------------------------------------------------------------------------------------------------------
Technology                                                    (a) $123    (a) $182    (a) $233    (a) $362
                                                              (b) $127    (b) $192    (b) $250    (b) $394
                                                              (c) $ 33    (c) $102    (c) $173    (c) $362
                                                              (d) $ 37    (d) $112    (d) $190    (d) $394
-----------------------------------------------------------------------------------------------------------
Telecom Utility                                               (a) $117    (a) $162    (a) $201    (a) $299
                                                              (b) $120    (b) $173    (b) $218    (b) $333
                                                              (c) $ 27    (c) $ 82    (c) $141    (c) $299
                                                              (d) $ 30    (d) $ 93    (d) $158    (d) $333
-----------------------------------------------------------------------------------------------------------
Worldwide High Income                                         (a) $119    (a) $170    (a) $214    (a) $325
                                                              (b) $123    (b) $181    (b) $231    (b) $358
                                                              (c) $ 29    (c) $ 90    (c) $154    (c) $325
                                                              (d) $ 33    (d) $101    (d) $171    (d) $358
-----------------------------------------------------------------------------------------------------------
Balanced                                                      (a) $117    (a) $164    (a) $203    (a) $304
                                                              (b) $121    (b) $175    (b) $221    (b) $338
                                                              (c) $ 27    (c) $ 84    (c) $143    (c) $304
                                                              (d) $ 31    (d) $ 95    (d) $161    (d) $338
-----------------------------------------------------------------------------------------------------------
Conservative Growth                                           (a) $118    (a) $166    (a) $206    (a) $310
                                                              (b) $121    (b) $176    (b) $224    (b) $344
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $310
                                                              (d) $ 31    (d) $ 96    (d) $164    (d) $344
-----------------------------------------------------------------------------------------------------------
Strategic Growth                                              (a) $119    (a) $168    (a) $210    (a) $317
                                                              (b) $122    (b) $178    (b) $227    (b) $351
                                                              (c) $ 29    (c) $ 88    (c) $150    (c) $317
                                                              (d) $ 32    (d) $ 98    (d) $167    (d) $351
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. The tables represent both fees at the separate account (contract level) as well as portfolio company investment management expenses. We converted the contract administration charge to a percentage (0.09%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the Trust prospectuses located behind this prospectus.

2. For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets: MFS MidCap Growth (1.15%); Goldman Sachs Research (1.35%); Blue Chip Growth (.85%); Growth Opportunities (1.00%); Marsico Growth (1.00%); Technology (1.55%); "Dogs" of Wall Street (.85%); and Emerging Markets (1.90%). The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.

3. The Examples assume that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.

4.  The examples reflect the minimum 2% upfront payment enhancement.

5. Examples reflecting application of optional features and benefits use the highest fees and charges being offered for those features.

6. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

    AS OF THE DATE OF THIS PROSPECTUS SALES OF THIS CONTRACT HAD NOT BEGUN. THEREFORE NO CONDENSED FINANCIAL INFORMATION APPEARS IN THE PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                              THE POLARIS PLATINUM
                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.

The contract is called a "variable" annuity because it allows you to invest in variable portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 34 Variable Portfolios.

The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.

For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 12.

This annuity is designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each purchase payment withdrawn if that purchase payment has not been invested in this contract for at least 9 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.

Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Polaris Platinum Variable Annuity. When you purchase a Polaris Platinum Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.

----------------------------------------------------------------
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                         PURCHASING A POLARIS PLATINUM
                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

The following chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 24.

-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified             $2,000              $250
-----------------------------------------------------------
    Non-Qualified           $5,000              $500
-----------------------------------------------------------

Prior Company approval is required to accept Purchase Payments greater than $1,500,000 or $1,333,000 (if Estate Plus is elected). Subsequent Purchase Payments which would cause total Purchase Payments in the contract to exceed these limits are also subject to prior company approval. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $20.00.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone age 81 or older on the contract issue date.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued in contingent upon prior review and approval by the Company.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS ON PAGE 12.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

PRINCIPAL REWARDS PROGRAM

We contribute an Upfront Payment Enhancement and, if applicable, a Deferred Payment Enhancement to your contract in conjunction with each Purchase Payment you invest during the life of your contract. All Purchase Payments are subject to a nine year withdrawal charge schedule. SEE WITHDRAWAL CHARGES ON PAGE 19. These withdrawal charges may offset the value of any bonus, if you make an early withdrawal. SEE EXPENSES ON PAGE 19. Amounts we contribute to your contract under this program are considered earnings and are allocated to your contract as described below.

There may be scenarios in which due to negative market conditions and your inability to remain invested over the long-term, a contract with the Principal Rewards program may not perform as well as the contract without the program.

Enhancement Levels

The Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date may be determined based on stated Enhancement Levels. Each Enhancement Level is a range of dollar amounts which may correspond to different enhancement rates and dates. Enhancement Levels may change from time to time, at our sole discretion. The Enhancement Level applicable to your initial Purchase Payment is determined by the amount of that initial Purchase Payment. With respect to any subsequent Purchase Payments we determine your Enhancement Level by adding your contract value on the date we receive each subsequent Purchase Payment plus the amount of the subsequent Purchase Payment.

Upfront Payment Enhancement

An Upfront Payment Enhancement is an amount we add to your contract on the day we receive a Purchase Payment. We calculate an Upfront Payment Enhancement amount as a percentage (the "Upfront Payment Enhancement Rate") of each Purchase Payment. The Upfront Payment Enhancement Rate will always be at least 2%. We periodically review and establish the Upfront Payment Enhancement Rate, which may increase or decrease at any time, but will never be less than 2%. The applicable Upfront Payment Enhancement Rate is that which is in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. The Upfront Payment Enhancement amounts are allocated among the fixed and variable investment options according to the current allocation instructions in effect when we receive each Purchase Payment.

Deferred Payment Enhancement

A Deferred Payment Enhancement is an amount we may add to your contract on a stated future date (the "Deferred Payment Enhancement Date") as a percentage of Purchase Payments received. We refer to this percentage amount as the Deferred Payment Enhancement Rate. We periodically review and establish the Deferred Payment Enhancement Rates and Deferred Payment Enhancement Dates. The Deferred Payment Enhancement Rate being offered may increase, decrease or be eliminated by us, at any time. The Deferred Payment Enhancement Date, if applicable, may change at any time. The applicable Deferred Payment Enhancement Date and Deferred Payment Enhancement Rate are those which may be in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. Any applicable Deferred Payment Enhancement, when credited, is allocated to the Cash Management Variable Portfolio.

If you withdraw any portion of a Purchase Payment, to which a Deferred Payment Enhancement applies, prior to the Deferred Payment Enhancement Date, we reduce the amount of the corresponding Deferred Payment Enhancement in the same proportion that your withdrawal (and any fees and charges associated with such withdrawals) reduces that Purchase Payment. For purposes of the Deferred Payment Enhancement, withdrawals are assumed to be taken from earnings first, then from Purchase Payments, on a first-in-first-out basis.

APPENDIX A shows how we calculate any applicable Deferred Payment Enhancement amount.

We will not allocate any applicable Deferred Payment Enhancement to your contract if any of the following circumstances occurs prior to the Deferred Payment Enhancement Date:

     - You surrender your contract;

     - A death benefit is paid on your contract;

     - You switch to the Income Phase of your contract; or

     - You fully withdraw the corresponding Purchase Payment.

90 Day Window

As of the 90th day after your contract was issued, we will total your Purchase Payments made over those 90 days, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued ("Look Back Adjustment"). We will add any applicable Upfront Look Back Adjustment to your contract on the 90th day following the date of contract issue. We will send you a confirmation indicating any applicable Upfront and/or Deferred Look Back Adjustment, on or about the 90th day following the date of contract issuance. We will allocate any applicable Upfront Look Back Adjustment according to your then-current allocation instructions on file for subsequent Purchase Payments at the time we make the contribution and if applicable, to the Cash Management Portfolio, for a Deferred Look Back Adjustment.

APPENDIX A provides an example of the 90 Day Window Provision.

Check with your financial advisor for information on the Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE PRINCIPAL REWARDS PROGRAM (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

ACCUMULATION UNITS

When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.

We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment and Payment Enhancement, if applicable, by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. If the Upfront Payment Enhancement is 2.00%
     of your Purchase Payment, we would add an Upfront Payment Enhancement of $500 to your contract. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,500 by $11.10 and credit your contract on Wednesday with 2,297.2973 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.

If you decide to cancel your contract during the free look period, we will refund to you the value of your contract on the day we receive your request minus the Free Look Payment Enhancement Deduction. The Free Look Payment Enhancement Deduction is equal to the lesser of (1) the value of any Payment Enhancement(s) on the day we receive your free look request; or (2) the Payment Enhancement amount(s), if any, which we allocated to your contract. Thus, you receive any gain and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management Portfolio during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract minus the Free Look Payment Enhancement Deduction, if applicable. At the end of the free look period, we allocate your money according to your instructions.

----------------------------------------------------------------
----------------------------------------------------------------
                               INVESTMENT OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

VARIABLE PORTFOLIOS

The contract currently offers 34 Variable Portfolios. These Variable Portfolios invest in shares of the following trusts: Anchor Series Trust, the SunAmerica Series Trust and the WM Variable Trust (the "Trusts"). Additional Trusts and/or Variable Portfolios may be available in the future. The Variable Portfolios operate similar to a mutual fund but are only available through the purchase of certain insurance contracts.

SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the Anchor and SunAmerica Series Trusts. WM Advisors, Inc. is the investment adviser to the WM Variable Trust. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by Anchor National, and other affiliated/unaffiliated insurance companies. Neither Anchor National nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The advisers monitor the Trusts for potential conflicts.

The Variable Portfolios along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust ("AST") has investment portfolios in addition to those listed below which are not available for investment under the contract.

     SUNAMERICA SERIES TRUST

Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. SunAmerica Series Trust ("SAST") has investment portfolios in addition to those listed below which are not available for investment under the contract.

     THE WM VARIABLE TRUST

Washington Mutual Advisors is the investment advisor to the WM Variable Trust ("WMT"). WMT has other investment portfolios in addition to those listed below which are not available for investment under the contract.

STOCKS:
     MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
       - Alliance Growth Portfolio                                          SAST
       - Global Equities Portfolio                                          SAST
       - Growth & Income Portfolio                                          SAST
     MANAGED BY DAVIS SELECTED ADVISERS L.P.
       - Davis Venture Value Portfolio                                      SAST
       - Real Estate Portfolio                                              SAST
     MANAGED BY FEDERATED INVESTORS L.P.
       - Federated Value Portfolio                                          SAST
       - Telecom Utility Portfolio                                          SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
       - Goldman Sachs Research Portfolio                                   SAST
     MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
       - Marsico Growth                                                     SAST
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Growth & Income Portfolio                                      SAST
       - MFS Mid-Cap Growth Portfolio                                       SAST
     MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
       - International Diversified Equities Portfolio  SAST
       - Technology Portfolio                                               SAST
     MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
       - Emerging Markets Portfolio                                         SAST
       - International Growth & Income Portfolio                            SAST
       - Putnam Growth Portfolio                                            SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - Aggressive Growth Portfolio                                        SAST
       - Blue Chip Growth Portfolio                                         SAST
       - "Dogs" of Wall Street Portfolio                                    SAST
       - Growth Opportunities Portfolio                                     SAST

     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Capital Appreciation Portfolio                                      AST
       - Growth Portfolio                                                    AST
       - Natural Resources Portfolio                                         AST

BALANCED:
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Total Return Portfolio                                         SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - SunAmerica Balanced Portfolio                                      SAST
     MANAGED BY WM ADVISORS, INC.
       - Balanced Portfolio                                                  WMT
       - Conservative Growth Portfolio                                       WMT
       - Strategic Growth Portfolio                                          WMT

BONDS:
     MANAGED BY FEDERATED INVESTORS L.P.
       - Corporate Bond Portfolio                                           SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INT'L.
       - Global Bond Portfolio                                              SAST
     MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
       - Worldwide High Income Portfolio                                    SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - High-Yield Bond Portfolio                                          SAST
     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Government & Quality Bond Portfolio                                 AST

CASH:
     MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
       - Cash Management Portfolio                                          SAST

YOU SHOULD READ THE ATTACHED PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS

The contract also offers five fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call guarantee periods. All guarantee periods may not be available in all states.

Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).

There are three scenarios in which you may put money into the fixed account options. In each scenario your money may be credited a different rate of interest as follows:

     - Initial Rate: Rate credited to amounts allocated to the fixed account when you purchase your contract.

     - Current Rate: Rate credited to subsequent amounts allocated to the fixed account.

     - Renewal Rate: Rate credited to money transferred from a fixed account or a Variable Portfolio into a fixed account and to money remaining in a fixed account after expiration of a guarantee period.

Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires.

When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option or to the Variable Portfolios. If you want to reallocate your money to a different fixed account option or a Variable Portfolio, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.

MARKET VALUE ADJUSTMENT ("MVA")

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 AND 10-YEAR FIXED ACCOUNT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL REPRESENTATIVE FOR MORE INFORMATION.

If you take money out of the multi-year fixed account options before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

The multi-year MVA fixed accounts are not available to Washington state and Maryland policyholders.

Anchor National does not assess a MVA against withdrawals under the following circumstances:

     - If made within 30 days after the end of a guarantee period;

     - If made to pay contract fees and charges;
     - To pay a death benefit; and
     - Upon annuitization, if occurring on the latest Annuity Date.

APPENDIX B shows how we calculate the MVA.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. Additionally, you may access your account and request transfers between Variable Portfolios and/or the fixed account options through SunAmerica's website (http://www.sunamerica.com). We currently allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.

We accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, you may request transfers over the internet unless you indicate you do not wish your account to be traded over the internet. When receiving instructions over the telephone or the internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

     - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or
     - such third party is a trustee/fiduciary, for you or appointed by you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 20.

We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Transfers may be monthly or quarterly and count against your 15 free transfers per contract year. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

---------------------------------------------
                 ACCUMULATION       UNITS
   QUARTER           UNIT         PURCHASED
---------------------------------------------
      1             $ 7.50           100
      2             $ 5.00           150
      3             $10.00            75
      4             $ 7.50           100
      5             $ 5.00           150
      6             $ 7.50           100
---------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.

At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If underlying Trust portfolios become unavailable for investment, we may be required to substitute shares of another underlying Trust portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.
----------------------------------------------------------------
----------------------------------------------------------------
                              ACCESS TO YOUR MONEY
----------------------------------------------------------------
----------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 20.

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA if a partial withdrawal comes from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 19.

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington). Additionally, you will not receive your Deferred Payment Enhancement if you fully withdraw a Purchase Payment or your contract value prior to the corresponding Deferred Payment Enhancement Date. SEE PRINCIPAL REWARDS PROGRAM ON PAGE 10.

Purchase payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the ninth year will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. SEE EXPENSES ON PAGE 19. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.

To determine your free withdrawal amount and your withdrawal charge, we refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

     - Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was no longer subject to withdrawal charges at the time of the withdrawal, and

     - Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge.

During the first year after we issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount. If you are a Washington resident, you may withdraw during the first contract year, the greater of (1); (2); or (3) interest earnings from the amounts allocated to the fixed account options, not previously withdrawn.

After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year. If you are a Washington resident, your maximum free withdrawal amount, after the first contract year, is the greater of (1); (2); or (3) interest earnings from amounts allocated to the fixed account options, not previously withdrawn.

Although we do not assess a withdrawal charge when you take a 10% penalty-free withdrawal, we will proportionally reduce the amount of any corresponding Deferred Payment Enhancement.

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.

The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract, no subsequent Purchase Payments, and a 2% Upfront Payment Enhancement Rate pursuant to the Principal Rewards Program. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $92,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation,

A-(B x C)=D, where:
A=Your contract value at the time of your request for surrender ($92,000) B=The amount of your Purchase Payments still subject to withdrawal charge
  ($100,000)
C=The withdrawal charge percentage applicable to the age of each Purchase
  Payment (6%)[B x C=$6,000]
D=Your full surrender value ($86,000)

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option in which your contract is invested.

Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 24.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account in option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. If you are an Oregon resident, the minimum withdrawal amount is $100 per withdrawal or an amount equal to your free withdrawal amount, as described on page 10. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

NURSING HOME WAIVER

If you are confined to a nursing home for 60 days or longer, we may waive the withdrawal charge and/or market value adjustment on certain withdrawals prior to the Annuity Date (not available in Texas). The waiver applies only to withdrawals made while you are in a nursing home or within 90 days after you leave the nursing home. Your contract prohibits use of this waiver during the first 90 days after you purchase your contract. In addition, the confinement period for which you seek the waiver must begin after you purchase your contract.

In order to use this waiver, you must submit with your withdrawal request, the following documents: (1) a doctor's note recommending admittance to a nursing home; (2) an admittance form which shows the type of facility you entered; and
(3) a bill from the nursing home which shows that you met the 60 day confinement requirement.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

----------------------------------------------------------------
----------------------------------------------------------------
                                  DEATH BENEFIT
----------------------------------------------------------------
----------------------------------------------------------------

If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select one of the two death benefits described below. Once selected, you can not change your death benefit option. You should discuss the available options with your financial representative to determine which option is best for you.

We will not pay a Deferred Payment Enhancement on a Purchase Payment if you die before the corresponding Deferred Payment Enhancement Date. SEE PRINCIPAL REWARDS PROGRAM ON PAGE 10.

We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS ON PAGE 20.

You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

The death benefit payment must begin immediately upon receipt of all necessary documents. In any event, the death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.
If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract. SEE SPOUSAL CONTINUATION ON PAGE 18.

If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greater of:

     1. the contract value at the time we receive satisfactory proof of death;
        or

     2. total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals), compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals); or

     3. the contract value on the seventh contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals).

OPTION 2 - MAXIMUM ANNIVERSARY OPTION

The death benefit is the greater of:

     1. the contract value at the time we receive satisfactory proof of death;
        or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since that contract anniversary.

If you are age 90 or older at the time of death and selected the Option 2 death benefit, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death. Accordingly, you do not get the advantage of option 2 if:

     - you are age 81 or older at the time of contract issue, or

     - you are age 90 or older at the time of your death.

ESTATEPLUS

The EstatePlus benefit if elected may increase the death benefit amount. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Amount"), to the death benefit payable. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or Maximum Anniversary options. The contract year of your death will determine the EstatePlus percentage and the Maximum EstatePlus percentage.

The table below provides the details if you are age 69 or younger at the time we issue your contract:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
-------------------------------------------------------------
 Years 0 - 4       25% of Earnings      40% of Net Purchase
                                        Payments
-------------------------------------------------------------
 Years 5 - 9       40% of Earnings      65% of Net Purchase
                                        Payments*
-------------------------------------------------------------
 Years 10+         50% of Earnings      75% of Net Purchase
                                        Payments*
-------------------------------------------------------------

If you are between your 70th and 81st birthdays at the time we issue your contract the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
-------------------------------------------------------------
 Years 10+         25% of Earnings      40% of Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus Amount calculations.

The term "Net Purchase Payment" is used frequently in explaining the EstatePlus benefit. We define Net Purchase Payments as Purchase Payments less an adjustment for each withdrawal.

To calculate the adjustment amount for a withdrawal, you first determine the percentage by which the contract value is reduced by the withdrawal, on the date of the withdrawal. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The percentage amount is then multiplied by the amount of Net Purchase Payments immediately before the withdrawal to get the adjustment amount. This amount is subtracted from the amount of Net Purchase Payment(s) immediately before the withdrawal.

If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. Any Payment Enhancements are not considered Purchase Payments.

We may offer different levels of this benefit based on the number of years you hold your contract and/or your age at the time of issue.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the EstatePlus Percentage Amount?

We determine the amount of the EstatePlus benefit, based on a percentage of the earnings in your contract at the time of your death. For the purpose of this calculation, earnings equals contract value minus Net Purchase Payments as of the date of death. If the earnings amount is negative, no EstatePlus amount will be added.

What is the Maximum EstatePlus Amount?

The EstatePlus benefit is subject to a maximum dollar amount. The maximum EstatePlus amount is equal to a percentage of your Net Purchase Payments.

You must elect EstatePlus at the time of contract application. Once elected, you may not terminate or change this election.

We assess a .25% fee for EstatePlus. On a daily basis we deduct this annual charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.

EstatePlus is not available if you are age 81 or older at the time we issue your contract. Furthermore, a Continuing Spouse cannot benefit from EstatePlus if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION BELOW. The EstatePlus benefit is not payable after the latest Annuity Date. You may pay for the EstatePlus benefit and your beneficiary may never receive the benefit if you live past the latest Annuity Date. SEE INCOME OPTIONS ON PAGE 20.

EstatePlus may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. See your financial advisor for information regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE ESTATEPLUS BENEFIT (IN ITS ENTIRETY OR ANY COMPONENT AT ANY TIME) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.

Upon a spouse's continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except as explained in Appendix C. SEE APPENDIX C FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATIONS FOLLOWING A SPOUSAL CONTINUATION.

To the extent that the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of EstatePlus. We will terminate EstatePlus if the Continuing Spouse is age 81 or older on the Continuation Date. If EstatePlus is terminated or if the Continuing Spouse dies after the latest Annuity Date, no EstatePlus benefit will be payable. Generally, the age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. SEE APPENDIX C FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

----------------------------------------------------------------
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                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 1.52% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily.

The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES

The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 15. If you take money out in excess of the free withdrawal amount, you may incur a withdrawal charge. You may also incur a withdrawal charge upon a full surrender.

We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 9 complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

WITHDRAWAL CHARGE

-----------------------------------------------------------------------------------------------------------
      YEAR           1        2        3        4        5        6        7        8        9        10
-----------------------------------------------------------------------------------------------------------
 WITHDRAWAL
 CHARGE              9%       9%       8%       7%       6%       5%       4%       3%       2%       0%
-----------------------------------------------------------------------------------------------------------

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments. SEE ACCESS TO YOUR MONEY ON PAGE 15.

These higher potential withdrawal charges may compensate us for the expenses associated with the Principal Rewards Program.

The Principal Rewards Program is designed to reward long term investing. We expect that if you remain committed to this investment over the long term, we will profit as a result of fees charged over the life of your contract. However, in general neither the mortality and expense fees, distribution expenses, contract administration fee nor the investment management fees are higher on the Principal Rewards contract than our contracts that do not offer the Principal Rewards Program.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We will not assess a withdrawal charge when you switch to the Income Phase, except when you elect to receive income payments using the Income Protector Program. If you elect to receive income payments using the Income Protector feature, we assess the entire withdrawal charge applicable to Purchase Payments remaining in your contract when calculating your income benefit base. SEE INCOME OPTIONS ON PAGE 20.

Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 24.

INVESTMENT CHARGES

  INVESTMENT MANAGEMENT FEES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES LOCATED AT PAGE 5 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.

  SERVICE FEES

Shares of certain Trusts may be subject to fees imposed under a servicing plan adopted by that Trust pursuant to Rule 12(b)(1) under the Investment Company Act of 1940. This service fee of .15% for the Anchor and SunAmerica Series Trust portfolios is also known as a 12(b)(1) fee. Generally, this fee may be paid to financial intermediaries for services provided over the life of the contract. SEE FEE TABLE ON PAGE 5.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE

We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ON PAGE 12.

OPTIONAL ESTATEPLUS FEE

Please see page 17 for more information on the EstatePlus fee.

OPTIONAL INCOME PROTECTOR FEE

Please see page 23 for more information of the income protector fee.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX E provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.
----------------------------------------------------------------
----------------------------------------------------------------
                                 INCOME OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.

If you switch to the Income Phase prior to a Deferred Payment Enhancement Date, we will not allocate the

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

corresponding Deferred Payment Enhancement to your contract. SEE PRINCIPAL REWARDS PROGRAM ON PAGE 10.

Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 24.

INCOME OPTIONS

Currently, this Contract offers five income options unless you chose to take income under the Income Protector feature (see below). If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to option 3 for a period of 10 years.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed income payments being made) may redeem any remaining guaranteed variable income payments after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed variable income payments. If provided for in your contract, any applicable withdrawal charge will be deducted from the discounted value as if you fully surrendered your contract.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

For information regarding Income Option's using the Income Protector feature, please see below. Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

THE INCOME PROTECTOR FEATURE

The Income Protector feature is a future "safety net" which can offer you the ability to receive a guaranteed fixed minimum retirement income when you switch to the Income Phase. If you elect the Income Protector feature you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions.

The minimum level of Income Protector benefit available is generally based upon the Purchase Payments remaining in your contract at the time you decide to begin taking income. If available and elected, a growth rate can provide increased levels of minimum guaranteed income. We charge a fee for the Income Protector benefit. The amount of the fee and levels of income protection available to you are described below. This feature may not be available in your state. Check with your financial advisor regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE INCOME PROTECTOR FEATURE AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME

If you elect the Income Protector feature, we base the amount of minimum income available to you upon a calculation we call the Income Benefit Base. At the time your participation in the Income Protector program becomes effective, your Income Benefit Base is equal to your contract value. Participation in the Income Protector program is effective on either the date of issue of the contract (if elected) or at the contract anniversary following your election of the Income Protector.

The income benefit base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.
Your income benefit base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact income benefit base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your initial Purchase Payment, or for each subsequent year of calculation, the income benefit base on the prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the last contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

Your Income Benefit Base may accumulate at the elected growth rate from the date your election becomes effective through your Income Benefit Date. However, any applicable Growth Rate will reduce to 0% on the Anniversary immediately after the annuitant's 90th birthday.

LEVEL OF PROTECTION

If you decide that you want the protection offered by the Income Protector feature, you must elect the feature by completing the Income Protector Election Form available through our Annuity Service Center. If more than one level of protection is offered, you may only elect one of the offered alternatives. Depending on when you elect the feature and/or the broker-dealer through which you purchase your contract, you may not have a choice of levels of protection. If you elect the Income Protector on a subsequent anniversary the growth rate(s), fee(s) and waiting period(s) will be those offered at the time of your election.

Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the Income Protector you may not begin the Income Phase for at least seven years following your election. You may not elect this Program if the required waiting period before beginning the Income Phase would occur later than your latest Annuity Date.

The current options offered are:

                                    FEE AS A % OF
                                     YOUR INCOME
       OPTIONS         GROWTH RATE  BENEFIT BASE  WAITING PERIOD
----------------------------------------------------------------
Income Protector Base      0%           .10%         7 years
----------------------------------------------------------------

If you elect the Base feature on a subsequent anniversary, the Growth Rate(s), Fee(s), and/or Waiting Period may be different.

RE-SET OF YOUR INCOME PROTECTOR BENEFIT

If available, you may also have the opportunity to "reset" your Income Benefit Base. The Re-Set feature allows you to increase your Income Benefit Base to the amount of your contract value on your next contract anniversary. You can only Re-Set within the 30 days before your next contract anniversary. Upon a Re-Set the waiting period before you can begin the Income Phase will start over and will be determined based on the offerings available for your elected level of protection at the time your make an election to Re-Set. In addition, the Income Protector fee will be charged as a percentage of your re-set Income Benefit Base. You may not elect to Re-Set if the required waiting period before beginning the Income Phase would occur later than your latest annuity date.

For more information on how to Re-Set your Income Protector benefit, please contact your financial advisor or our Annuity Service Center.

ELECTING TO RECEIVE INCOME PAYMENTS

You may elect to begin the Income Phase of your contract using the Income Protector Program ONLY within the 30 days after the 7th or later contract anniversary following the effective date of your Income Protector participation or Re-Set.

The contract anniversary of, or prior to, your election to begin receiving annuity payments is your Income Benefit Date. This is the date as of which we calculate your Income Benefit Base to use in determining your guaranteed minimum fixed retirement income. To arrive at the minimum guaranteed retirement income available to you we apply the annuity rates stated in your Income Protector Endorsement for the annuity option you select to your final Income Benefit Base. You then choose if you would like to receive that income annually, quarterly or monthly for the time guaranteed under your selected annuity option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as of your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The annuity options available when using the Income Protector Program to receive your fixed retirement income are:

     - Life Annuity with 10 Year Period Certain, or

     - Joint and 100% Survivor Annuity with 20 Year Period Certain
At the time you elect to begin receiving annuity payments, we will calculate your annual income using both your final Income Benefit Base and your contract value. We will use the same income option for each calculation, however, the annuity factors used to calculate your income under the Income Protector will be different. You will receive whichever provides a greater stream of income. If you annuitize using the Income Protector your income payments will be fixed in amount. You are not required to use the Income Protector to receive income payments. However, we will not refund fees paid for the Income Protector if you annuitize under the general provisions of your contract. In addition, if applicable, a surrender charge will apply if you take income under the Income Protector feature. YOU MAY NEVER NEED TO RELY UPON THE INCOME PROTECTOR, IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

FEES ASSOCIATED WITH THE INCOME PROTECTOR

If you elect the Income Protector, we charge an annual fee, as follows:

                                FEE AS A % OF YOUR
       OPTIONS                  INCOME BENEFIT BASE
-------------------------------------------------------------
Income Protector Base                  .10%
-------------------------------------------------------------

* If you elect the Base feature on a subsequent anniversary, the Fee may be different.

We deduct the annual fee from your actual contract value. If your contract is issued with the Income Protector program we begin deducting the annual fee on your first contract anniversary. If you elect the feature it at some later date, we begin deducting the annual fee on the contract anniversary following the date on which your participation in the program becomes effective. Upon a Re-Set of your Income Protector feature, the fee will be charged upon your Re-Set Income Benefit Base.

It is important to note that once you elect the Income Protector feature you may not cancel your election. We will deduct the charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, we deduct the full annual fee from any full surrender of your contract requested prior to your contract anniversary based on the Income Benefit Base at time of surrender.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for qualified contracts:

     - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

     - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances. Appendix D provides examples of the operation of the Income Protector feature.
----------------------------------------------------------------
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                                      TAXES
----------------------------------------------------------------
----------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS -
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For income payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire.

We currently waive surrender charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the greater of the contract's maximum penalty free amount or the required minimum distribution amount for a particular contract (but not both).

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includable in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or contract value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or contract value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax adviser regarding these features and benefits prior to purchasing a contract.
DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that each underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

----------------------------------------------------------------
----------------------------------------------------------------
                                   PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical

Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch IBCA, Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch IBCA, Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

----------------------------------------------------------------
----------------------------------------------------------------
                                OTHER INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Trust Company, SunAmerica Asset Management Corp., and the SunAmerica Financial Network, Inc. (comprising six-wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National established Variable Separate Account ("separate account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of Anchor National. Assets in the Separate Account are not guaranteed by Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 8% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services, an affiliate of Anchor National, is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

OWNERSHIP

The Polaris Platinum Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

INDEPENDENT ACCOUNTANTS

The audited consolidated financial statements of Anchor National at December 31, 2000 and 1999, for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

REGISTRATION STATEMENT

The audited consolidated financial statements of Anchor National at December 31, 2000 and 1999 for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. As of the date of this prospectus sales of the Polaris Platinum product have just begun therefore there are no separate account financial statements incorporated by reference.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.
----------------------------------------------------------------
----------------------------------------------------------------
                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-SUN2. The contents of the SAI are tabulated below.

Separate Account..............................     3
General Account...............................     3
Performance Data..............................     4
Income Payments...............................    10
Annuity Unit Values...........................    11
Taxes.........................................    14
Distribution of Contracts.....................    17
Financial Statements..........................    18

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                APPENDIX A - PRINCIPAL REWARDS PROGRAM EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

I.  DEFERRED PAYMENT ENHANCEMENT

At contract issue, we contribute at least 2% of each Purchase Payment to your contract for each Purchase Payment we receive as an Upfront Payment Enhancement. Any applicable Deferred Payment Enhancement is allocated to your contract on the corresponding Deferred Payment Enhancement Date and, if declared by the Company, is a percentage of your remaining Purchase Payment on the Deferred Payment Enhancement Date. Deferred Purchase Payment Enhancements are reduced proportionately by partial withdrawals of that Purchase Payment prior to the Deferred Payment Enhancement Date.

The examples that follow assume an initial Purchase Payment of $125,000 and that the Deferred Payment Enhancement is 1%.

For purposes of the example, the Deferred Payment Enhancement Date is the 9th anniversary of the Purchase Payment.

EXAMPLE 1 - NO WITHDRAWALS ARE MADE

The Upfront Payment Enhancement allocated to your contract is $2,500 (2% of $125,000).

On your 9th contract anniversary, the Deferred Payment Enhancement Date, your Deferred Payment Enhancement of $1,250 (1% of your remaining Purchase Payment or $125,000) will be allocated to your contract.

EXAMPLE 2 - WITHDRAWAL MADE PRIOR TO DEFERRED PAYMENT ENHANCEMENT DATE

As in Example 1, your Upfront Payment Enhancement is $2,500.

This example also assumes the following:

     1. Your contract value on your 5th contract anniversary is $190,000.

     2. You request a withdrawal of $75,000 on your 5th contract anniversary.

     3. No subsequent Purchase Payments have been made.

     4. No prior withdrawals have been taken.

     5. Funds are not allocated to any of the MVA Fixed Accounts.

On your 5th contract anniversary, your penalty-free earnings in the contract are $65,000 ($190,000 contract value less your $125,000 investment in the contract). Therefore, you are withdrawing $10,000 of your initial Purchase Payment. Your contract value will also be reduced by a $500 withdrawal charge on the $10,000 Purchase Payment (5% of $10,000). Your gross withdrawal is $75,500 of which $10,500 constitutes part of your Purchase Payment.

The withdrawal of $10,500 of your $125,000 Purchase Payment is a withdrawal of 8.4% of your Purchase Payment. Therefore, only 91.6%, or $114,500, of your initial Purchase Payment remains in your contract.

On your 9th contract anniversary, the Deferred Payment Enhancement Date, assuming no other transactions occur affecting the Purchase Payment, we allocate your Deferred Payment Enhancement of $1,145 (1% of your remaining Purchase Payment, $114,500) to your contract.

II.  90 DAY WINDOW

The following hypothetical examples assume that the Company is offering Upfront and Deferred Payment Enhancements in accordance with this chart at the time each Purchase Payment is received:

-----------------------------------------------------------------------------------------------
                                 UPFRONT PAYMENT     DEFERRED PAYMENT
                                   ENHANCEMENT         ENHANCEMENT          DEFERRED PAYMENT
ENHANCEMENT LEVEL                      RATE                RATE             ENHANCEMENT DATE
-----------------------------------------------------------------------------------------------
 Under $40,000                          2%                  0%                    N/A
-----------------------------------------------------------------------------------------------
 $40,000 - $99,999                      4%                  0%                    N/A
-----------------------------------------------------------------------------------------------
                                                                          Nine years from the
 $100,000 - $499,999                    4%                  1%            date we receive each
                                                                           Purchase Payment.
-----------------------------------------------------------------------------------------------
                                                                          Nine years from the
 $500,000 - more                        4%                  2%            date we receive each
                                                                           Purchase Payment.
-----------------------------------------------------------------------------------------------

Your contract may be eligible for a "Look-Back Adjustment." As of the 90th day after your contract was issued, we will total your Purchase Payments remaining in your contract at that time, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued.

This example assumes the following:

1. Above Enhancement Levels, Rates and Dates throughout the first 90 days.

2. No withdrawal in the first 90 days.

3. Initial Purchase Payment of $35,000 on December 1, 2000.

4. Subsequent Purchase Payment of $40,000 on January 15, 2001.

5. Subsequent Purchase Payment of $25,000 on January 30, 2001.

6. Subsequent Purchase Payment of $7,500 on February 12, 2001.

ENHANCEMENT AT THE TIME PURCHASE PAYMENTS ARE RECEIVED

--------------------------------------------------------------------------------------------
                                                                              DEFERRED
                         PURCHASE         UPFRONT         DEFERRED            PAYMENT
       DATE OF            PAYMENT         PAYMENT         PAYMENT           ENHANCEMENT
  PURCHASE PAYMENT        AMOUNT        ENHANCEMENT     ENHANCEMENT             DATE
--------------------------------------------------------------------------------------------
   December 1, 2000       $35,000            2%              0%                 N/A
--------------------------------------------------------------------------------------------
   January 15, 2001       $40,000            4%              0%                 N/A
--------------------------------------------------------------------------------------------
   January 30, 2001       $25,000            4%              1%           January 30, 2010
--------------------------------------------------------------------------------------------
   February 12, 2001      $ 7,500            4%              1%          February 12, 2010
--------------------------------------------------------------------------------------------

ENHANCEMENT ADJUSTMENTS ON THE 90TH DAY FOLLOWING CONTRACT ISSUE

The sum of all Purchase Payments made in the first 90 days of the contract equals $107,500. According to the Enhancement Levels in effect at the time this contract was issued, a $107,500 Purchase Payment would have received a 4% Upfront Payment Enhancement and a 1% Deferred Payment Enhancement. Under the 90 Day Window provision all Purchase Payments made within those first 90 days would receive the benefit of the parameters in place at the time the contract was issued, as if all of the Purchase Payments were received on the date of issue. Thus, the first two Purchase Payments would be adjusted on the 90th day following contract issue, as follows:

--------------------------------------------------------------------------------------------
                                                                              DEFERRED
                         PURCHASE         UPFRONT         DEFERRED            PAYMENT
       DATE OF            PAYMENT         PAYMENT         PAYMENT           ENHANCEMENT
  PURCHASE PAYMENT        AMOUNT        ENHANCEMENT     ENHANCEMENT             DATE
--------------------------------------------------------------------------------------------
   December 1, 2000       $35,000            4%              1%           December 1, 2009
--------------------------------------------------------------------------------------------
   January 15, 2001       $40,000            4%              1%           January 15, 2010
--------------------------------------------------------------------------------------------
   January 30, 2001       $25,000            4%              1%           January 30, 2010
--------------------------------------------------------------------------------------------
   February 12, 2001      $ 7,500            4%              1%          February 12, 2010
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:

                                             N/12
                           [(1+I/(1+J+0.005)]     - 1

                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed account option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remains in the 10-year term you initially agreed to leave your money in the fixed account option (N=12); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for nine full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 4%.

                                      N/12
The MVA factor is = [(1+I/(1+J+0.005)]     - 1
                                         12/12
                  = [(1.05)/(1.04+0.005)]      - 1
                              1
                  = (1.004785)  - 1
                  = 1.004785 - 1
                  = + 0.004785

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.004785) = +$19.14

$19.14 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 6%.

                                       N/12
The MVA factor is = [(1+I)/(1+J+0.005)]     - 1
                                         12/12
                  = [(1.05)/(1.06+0.005)]      - 1
                              1
                  = (0.985915)  - 1
                  = 0.985915 - 1
                  = - 0.014085

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Capitalized terms used in this Appendix have the same meaning as they have in prospectus.

The following details the death benefit options and EstatePlus benefit upon the Continuing Spouse's death:

A. DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

     1. Purchase Payment Accumulation Option

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. The contract value on the Continuation Date (including the Continuation Contribution) plus any Purchase Payments minus any withdrawals (and fees and charges applicable to those withdrawals) made since the Continuation Date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Continuation Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse is age 70 or older on the Continuation Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death. The Continuation Contribution is considered a Purchase Payment received on the Continuation Date.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) made from the original contract issue date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death.

     2. Maximum Anniversary Option -- if the Continuing Spouse is below age 90 at the time of death, the death benefit is greater of:

          a. The contract value at the time we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments since the Continuation Date minus withdrawals and any fees and charges applicable to those withdrawals; or

          c. The maximum anniversary value on any contract anniversary occurring after the Continuation Date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments minus withdrawals and fees and charges applicable to withdrawals recorded since that contract anniversary. Contract anniversary is defined as any anniversary following the full 12 month period after the original contract issue date.

If the Continuing Spouse is age 90 or older at the time of death, under the Maximum Anniversary death benefit, their beneficiary will receive contract value only.

B. THE ESTATEPLUS BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

The EstatePlus benefit may increase the death benefit amount. The EstatePlus benefit is only available if the original owner elected EstatePlus and it has not been terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable, based on the number of years the Continuing Spouse has held the contract since the Continuation Date. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or the Maximum Anniversary option.

The term "Continuation Net Purchase Payment" is used frequently to describe the EstatePlus benefit payable to the beneficiary of the Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawal, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.

The table below provides the details if the Continuing Spouse is 69 or younger on the Continuation Date

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (0-4)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments
-------------------------------------------------------------------
 Years (5-9)       40% of Earnings         65% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------
 Years (10+)       50% of Earnings         75% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

If the Continuing Spouse is between your 70th and 81st birthdays on the Continuation Date table below shows the available EstatePlus benefit:

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (10+)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

* Purchase Payments received after the 5th anniversary of the Continuation Date must remain in the contract for at least 6 full months to be included as part of the Continuation Net Purchase Payments for the purpose of the Maximum Estate Plus Percentage calculation.

If the Continuing Spouse is between their 70th and 81st birthdays on the Continuation Date, the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
-------------------------------------------------------------
 Years 0-10+       25% of earnings      40% of Continuation
                                        Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5(th) year following the Continuation Date must remain in the contract for at least six months to be included as part of Continuation Net Purchase Payments for purpose of the Maximum EstatePlus calculation.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the EstatePlus amount?

We determine the EstatePlus amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

          (1) equals the contract value on the Continuing Spouse's date of death;

          (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum EstatePlus amount?

The EstatePlus benefit is subject to a maximum dollar amount. The Maximum EstatePlus amount is a percentage of the Continuation Net Purchase Payments.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME WITH RESPECT TO PROSPECTIVELY ISSUED CONTRACTS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   APPENDIX D - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR
                                    FEATURE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     POLARIS PLATINUM BASE INCOME PROTECTOR

This table assumes a $100,000 initial investment in a non-qualified contract with no further premiums, no withdrawals, no Re-Set and no premium taxes; and the election of optional Base Income Protector at contract issue.

-------------------------------------------------------------------
             ANNUAL INCOME IF YOU ANNUITIZE ON CONTRACT ANNIVERSARY
IF AT ISSUE               7          10          15          20
  YOU ARE    1 - 6    (AGE 67)    (AGE 70)    (AGE 75)    (AGE 80)
-------------------------------------------------------------------
Male           N/A       6,108       6,672       7,716       8,832
age 60*
-------------------------------------------------------------------
Female         N/A       5,388       5,880       6,900       8,112
age 60*
-------------------------------------------------------------------
Joint**
Male -- 60     N/A       4,716       5,028       5,544       5,928
Female -- 60
-------------------------------------------------------------------

 * Life Annuity with 10 Year Period Certain
** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial adviser for information regarding availability of this program in your state.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           APPENDIX E - PREMIUM TAXES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                              QUALIFIED    NON-QUALIFIED
                           STATE                              CONTRACT       CONTRACT
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
California                                                        .50%          2.35%
----------------------------------------------------------------------------------------
Maine                                                               0%             2%
----------------------------------------------------------------------------------------
Nevada                                                              0%           3.5%
----------------------------------------------------------------------------------------
South Dakota                                                        0%          1.25%
----------------------------------------------------------------------------------------
West Virginia                                                       1%             1%
----------------------------------------------------------------------------------------
Wyoming                                                             0%             1%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris Platinum Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip


Date:  ------------------------------  Signed:  ------------------------------

   Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                            [POLARIS PLATINUM LOGO]
                                   PROSPECTUS
                                  JULY 9, 2001

Please read this prospectus carefully         FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for              issued by
future reference. It contains                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
important information about the               in connection with
Polaris Platinum Variable Annuity.            VARIABLE SEPARATE ACCOUNT
                                              The annuity has 41 investment choices -7 available fixed
To learn more about the annuity               account options and 34 Variable Portfolios listed below. The
offered by this prospectus, you can           7 fixed account options include specified periods of 1, 3,
obtain a copy of the Statement of             5, 7 and 10 years and DCA accounts for 6-month and 1-year
Additional Information ("SAI") dated          periods. The 34 Variable Portfolios are part of the Anchor
July 9, 2001. The SAI has been filed          Series Trust ("AST"), SunAmerica Series Trust ("SAST") and
with the Securities and Exchange              the WM Variable Trust ("WMT").
Commission ("SEC") and is
incorporated by reference into this           STOCKS:
prospectus. The Table of Contents of          MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
the SAI appears on page 26 of this            - Alliance Growth Portfolio                             SAST
prospectus. For a free copy of the            - Global Equities Portfolio                             SAST
SAI, call us at (800) 445-SUN2 or             - Growth & Income Portfolio                             SAST
write to us at our Annuity Service            MANAGED BY DAVIS SELECTED ADVISERS L.P.
Center, P.O. Box 54299, Los Angeles,          - Davis Venture Value Portfolio                         SAST
California 90054-0299.                        - Real Estate Portfolio                                 SAST
                                              MANAGED BY FEDERATED INVESTORS L.P.
In addition, the SEC maintains a              - Federated Value Portfolio                             SAST
website (http://www.sec.gov) that             - Telecom Utility Portfolio                             SAST
contains the SAI, materials                   MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
incorporated by reference and other           - Goldman Sachs Research Portfolio                      SAST
information filed electronically with         MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
the SEC by Anchor National.                   - Marsico Growth                                        SAST
                                              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
ANNUITIES INVOLVE RISKS, INCLUDING            - MFS Growth & Income Portfolio                         SAST
POSSIBLE LOSS OF PRINCIPAL, AND ARE           - MFS Mid-Cap Growth Portfolio                          SAST
NOT A DEPOSIT OR OBLIGATION OF, OR            MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
GUARANTEED OR ENDORSED BY, ANY BANK.          - International Diversified Equities Portfolio          SAST
THEY ARE NOT FEDERALLY INSURED BY THE         - Technology Portfolio                                  SAST
FEDERAL DEPOSIT INSURANCE                     MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
CORPORATION, THE FEDERAL RESERVE              - Emerging Markets Portfolio                            SAST
BOARD OR ANY OTHER AGENCY.                    - International Growth & Income Portfolio               SAST
                                              - Putnam Growth Portfolio                               SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - Aggressive Growth Portfolio                           SAST
                                              - Blue Chip Growth Portfolio                            SAST
                                              - "Dogs" of Wall Street Portfolio                       SAST
                                              - Growth Opportunities Portfolio                        SAST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Capital Appreciation Portfolio                         AST
                                              - Growth Portfolio                                       AST
                                              - Natural Resources Portfolio                            AST
                                              BALANCED:
                                              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Total Return Portfolio                            SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - SunAmerica Balanced Portfolio                         SAST
                                              MANAGED BY WM ADVISORS, INC.
                                              - Balanced Portfolio                                     WMT
                                              - Conservative Growth Portfolio                          WMT
                                              - Strategic Growth Portfolio                             WMT
                                              BONDS:
                                              MANAGED BY FEDERATED INVESTORS L.P.
                                              - Corporate Bond Portfolio                              SAST
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                                              - Global Bond Portfolio                                 SAST
                                              MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
                                              - Worldwide High Income Portfolio                       SAST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - High-Yield Bond Portfolio                             SAST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Government & Quality Bond Portfolio                    AST
                                              CASH:
                                              MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
                                              - Cash Management Portfolio                             SAST

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

----------------------------------------------------------------
----------------------------------------------------------------
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
----------------------------------------------------------------
----------------------------------------------------------------

Anchor National's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supercede documents incorporated by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:
       Anchor National Life Insurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299
       Telephone Number: (800) 445-SUN2

----------------------------------------------------------------
----------------------------------------------------------------
         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
----------------------------------------------------------------
----------------------------------------------------------------

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel, this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.


 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

                             TABLE OF CONTENTS

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------



 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................      2


 SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION....
                                                                         2

 GLOSSARY..........................................................      3

 HIGHLIGHTS........................................................      4

 FEE TABLES........................................................      5

       Owner Transaction Expenses..................................      5

       Optional Income Protector Fee...............................      5

       Contract Maintenance Fee....................................      5

       Annual Separate Account Expenses............................      5

       Optional EstatePlus Fee.....................................      5

       Portfolio Expenses..........................................      5

 EXAMPLES..........................................................      7

 THE POLARIS PLATINUM VARIABLE ANNUITY.............................      9

 PURCHASING A POLARIS PLATINUM VARIABLE ANNUITY....................     10

       Allocation of Purchase Payments.............................     10

       Accumulation Units..........................................     10

       Free Look...................................................     10

 INVESTMENT OPTIONS................................................     11

       Variable Portfolios.........................................     11

           Anchor Series Trust.....................................     11

           SunAmerica Series Trust.................................     11

           WM Variable Trust.......................................     11

       Fixed Account Options.......................................     12

       Market Value Adjustment ("MVA").............................     12

       Transfers During the Accumulation Phase.....................     12

       Dollar Cost Averaging.......................................     13

       Asset Allocation Rebalancing Program........................     14

       Principal Advantage Program.................................     14

       Voting Rights...............................................     14

       Substitution................................................     14

 ACCESS TO YOUR MONEY..............................................     14

       Systematic Withdrawal Program...............................     15

       Nursing Home Waiver.........................................     16

       Minimum Contract Value......................................     16

 DEATH BENEFIT.....................................................     16

       Purchase Payment Accumulation Option........................     16

       Maximum Anniversary Option..................................     16

       EstatePlus..................................................     17

       Spousal Continuation........................................     18

 EXPENSES..........................................................     18

       Insurance Charges...........................................     18

       Withdrawal Charges..........................................     18

       Investment Charges..........................................     19

       Contract Maintenance Fee....................................     19

       Transfer Fee................................................     19

       Optional EstatePlus Fee.....................................     19

       Optional Income Protector Fee...............................     19

       Premium Tax.................................................     19

       Income Taxes................................................     19

       Reduction or Elimination of Charges and Expenses,  and
           Additional Amounts Credited.............................     19

 INCOME OPTIONS....................................................     19

       Annuity Date................................................     19

       Income Options..............................................     20

       Fixed or Variable Income Payments...........................     20

       Income Payments.............................................     20

       Transfers During the Income Phase...........................     21

       Deferment of Payments.......................................     21

       The Income Protector Feature................................     21

       Note to Qualified Contract Holders..........................     22

 TAXES.............................................................     23

       Annuity Contracts in General................................     23

       Tax Treatment of Distributions - Non-qualified Contracts....     23

       Tax Treatment of Distributions - Qualified Contracts........     23

       Minimum Distributions.......................................     23

       Tax Treatment of Death Benefits.............................     24

       Diversification.............................................     24

 PERFORMANCE.......................................................     24

 OTHER INFORMATION.................................................     25

       Anchor National.............................................     25

       The Separate Account........................................     25

       The General Account.........................................     25

       Distribution of the Contract................................     25

       Administration..............................................     25

       Legal Proceedings...........................................     26

       Ownership...................................................     26

       Custodian...................................................     26

       Independent Accountants.....................................     26

       Registration Statement......................................     26

 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION..........
                                                                        26


 APPENDIX A - MARKET VALUE ADJUSTMENT ("MVA")......................    A-1

 APPENDIX B - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION........    B-1

 APPENDIX C - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME
  PROTECTOR FEATURE................................................    C-1

 APPENDIX D - PREMIUM TAXES........................................    D-1


 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

                                 GLOSSARY

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------


 We have capitalized some of the technical terms used in this prospectus.
 To help you understand these terms, we have defined them in this glossary.


 ACCUMULATION PHASE - The period during which you invest money in your contract.


 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.


 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.


 ANNUITY DATE - The date on which income payments are to begin, as selected by you.


 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.


 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.


 COMPANY - Anchor National Life Insurance Company, We, Us, the insurer which issues this contract.


 INCOME PHASE - The period during which we make income payments to you.


 IRS - The Internal Revenue Service.


 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars.
 In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").


 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.


 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or IRA.


 TRUSTS - Refers to the Anchor Series Trust, the SunAmerica Series Trust and WM Variable Trust collectively.


 VARIABLE PORTFOLIO(S) - The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the Anchor Series Trust the SunAmerica Series Trust or the WM Variable Trust.

ALL FINANCIAL REPRESENTATIVES OR AGENTS THAT SELL THE CONTRACTS OFFERED BY THIS PROSPECTUS ARE REQUIRED TO DELIVER A PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                                   HIGHLIGHTS
----------------------------------------------------------------
----------------------------------------------------------------
The Polaris Platinum Variable Annuity is a contract between you and Anchor National Life Insurance Company ('Anchor National'). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A POLARIS PLATINUM VARIABLE ANNUITY in the prospectus.

EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.52% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A POLARIS PLATINUM VARIABLE ANNUITY and EXPENSES IN THE PROSPECTUS.
ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.
DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.
INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.
INQUIRIES: If you have questions about your contract call your financial representative or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (800) 445-SUN2.

ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY OFFER DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES AND CHARGES. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

  PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF
                                   INVESTING.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE PAYMENT)

YEARS:..............................   1    2    3    4    5    6    7    8
                                      7%   6%   5%   4%   3%   2%   1%   0%

TRANSFER FEE..........  No charge for first 15 transfers each contract year; thereafter, fee is $25 ($10
                        in Pennsylvania and Texas) per transfer

OPTIONAL INCOME PROTECTOR FEE
(THE INCOME PROTECTOR WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS DEDUCTED ANNUALLY FROM YOUR CONTRACT VALUE.)

                                               ANNUAL FEE AS A % OF
               GROWTH RATE                  YOUR INCOME BENEFIT BASE*
               -----------                 ----------------------------
 Base 0%                                               .10%

* The Income Benefit Base, which is described more fully in the prospectus is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals, and fees and charges applicable to those withdrawals.

  CONTRACT MAINTENANCE FEE*
        $35 ($30 in North Dakota)
    *waived if contract value is $50,000 or more

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

    Mortality and Expense Risk Charge.....................  1.37%
    Distribution Expense Charge...........................  0.15%
                                                            -----
      TOTAL SEPARATE ACCOUNT EXPENSES                       1.52%
                                                            =====

  OPTIONAL ESTATEPLUS FEE
 (ESTATEPLUS, AN ENHANCED DEATH BENEFIT FEATURE WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS AN ANNUALIZED CHARGE THAT IS DEDUCTED DAILY FROM YOUR CONTRACT VALUE.)

  Fee as a % of your daily net asset value..................     .25%

                               PORTFOLIO EXPENSES
                              ANCHOR SERIES TRUST
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2000)

                      PORTFOLIO                         MANAGEMENT       SERVICE(12b-1)        OTHER        TOTAL ANNUAL
                                                            FEE              FEE(2)          EXPENSES         EXPENSES
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Capital Appreciation(1)                                    0.70%              0.15%            0.05%            0.90%
-------------------------------------------------------------------------------------------------------------------------
Government and Quality Bond                                0.59%              0.15%            0.08%            0.82%
-------------------------------------------------------------------------------------------------------------------------
Growth                                                     0.66%              0.15%            0.05%            0.86%
-------------------------------------------------------------------------------------------------------------------------
Natural Resources                                          0.75%              0.15%            0.17%            1.07%
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

    (1) The expenses noted here are restated to reflect an estimate of the fees for the portfolio for the current fiscal year. This fee increase became effective on August 1, 2000 following approval by the Board of Directors of the Trust and shareholders.
    (2) The Board of Trustees adopted a 12(b)(1) Plan with respect to the Anchor Series Trust on May 30, 2001. Although this Plan was not in place at the fiscal year end shown here, the .15% service fee is shown in these expense numbers.

                            SUNAMERICA SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED JANUARY 31, 2000)

                                                            MANAGEMENT       SERVICE(12b-1)        OTHER        TOTAL ANNUAL
                        PORTFOLIO                               FEE              FEE(5)          EXPENSES         EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Aggressive Growth                                              0.66%              0.15%            0.04%            0.85%
-----------------------------------------------------------------------------------------------------------------------------
Alliance Growth                                                0.60%              0.15%            0.04%            0.79%
-----------------------------------------------------------------------------------------------------------------------------
Blue Chip Growth(1,2)                                          0.70%              0.15%            0.15%            1.00%
-----------------------------------------------------------------------------------------------------------------------------
Cash Management(3)                                             0.49%              0.15%            0.03%            0.67%
-----------------------------------------------------------------------------------------------------------------------------
Corporate Bond                                                 0.62%              0.15%            0.07%            0.84%
-----------------------------------------------------------------------------------------------------------------------------
Davis Venture Value                                            0.71%              0.15%            0.04%            0.90%
-----------------------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street(1)                                       0.60%              0.15%            0.12%            0.87%
-----------------------------------------------------------------------------------------------------------------------------
Emerging Markets(1)                                            1.25%              0.15%            0.32%            1.72%
-----------------------------------------------------------------------------------------------------------------------------
Federated Value                                                0.70%              0.15%            0.06%            0.91%
-----------------------------------------------------------------------------------------------------------------------------
Global Bond                                                    0.69%              0.15%            0.12%            0.96%
-----------------------------------------------------------------------------------------------------------------------------
Global Equities                                                0.70%              0.15%            0.14%            0.99%
-----------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Research(1,2)                                    1.20%              0.15%            0.15%            1.50%
-----------------------------------------------------------------------------------------------------------------------------
Growth-Income                                                  0.53%              0.15%            0.04%            0.72%
-----------------------------------------------------------------------------------------------------------------------------
Growth Opportunities(1,2)                                      0.75%              0.15%            0.25%            1.15%
-----------------------------------------------------------------------------------------------------------------------------
High-Yield Bond                                                0.63%              0.15%            0.08%            0.86%
-----------------------------------------------------------------------------------------------------------------------------
International Diversified Equities                             1.00%              0.15%            0.21%            1.36%
-----------------------------------------------------------------------------------------------------------------------------
International Growth and Income                                0.95%              0.15%            0.23%            1.33%
-----------------------------------------------------------------------------------------------------------------------------
Marsico Growth(1,2)                                            0.85%              0.15%            0.15%            1.15%
-----------------------------------------------------------------------------------------------------------------------------
MFS Growth and Income                                          0.70%              0.15%            0.06%            0.91%
-----------------------------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth(1)                                          0.75%              0.15%            0.07%            0.97%
-----------------------------------------------------------------------------------------------------------------------------
MFS Total Return                                               0.66%              0.15%            0.08%            0.89%
-----------------------------------------------------------------------------------------------------------------------------
Putnam Growth                                                  0.75%              0.15%            0.04%            0.94%
-----------------------------------------------------------------------------------------------------------------------------
Real Estate                                                    0.80%              0.15%            0.16%            1.11%
-----------------------------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                            0.59%              0.15%            0.05%            0.79%
-----------------------------------------------------------------------------------------------------------------------------
Technology(1,2)                                                1.20%              0.15%            0.29%            1.64%
-----------------------------------------------------------------------------------------------------------------------------
Telecom Utility(4)                                             0.75%              0.15%            0.09%            0.99%
-----------------------------------------------------------------------------------------------------------------------------
Worldwide High Income                                          1.00%              0.15%            0.10%            1.25%
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

   (1) For this portfolio, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Only certain portfolios relied on these waivers and/or reimbursements during this fiscal year as follows: MFS Mid-Cap Growth (1.17%). Absent recoupment of expenses by the adviser, the Total Annual Expenses during the last fiscal year for the "Dogs" of Wall Street Portfolio would have been 0.67% and for Emerging Markets Portfolios 1.77%. For the "Dogs" of Wall Street portfolio for fiscal year ended January 31, 2000, the adviser recouped prior year expense reimbursements that were mathematically insignificant, resulting in the expense ratio before and after the recoupment remaining at 0.67%.
   (2) This portfolio was not available for sale during fiscal year 2000. The Total Annual Expenses are based on estimated amounts for the current fiscal year.

   (3) Formerly managed by SunAmerica Asset Management Corp.
   (4) Formerly named Utility Portfolio. The name change will not result in any modifications to the portfolio's principal investment goal or fundamental investment policies.
   (5) The Board of Trustees adopted a 12(b)(1) Plan with respect to the SunAmerica Series Trust on May 21, 2001. Although this Plan was not in place at the fiscal year end shown here, the .15% service fee is shown in these expense numbers.
   (6) Formerly managed by Goldman Sachs Asset Management.

                               WM VARIABLE TRUST*
(AS A PERCENTAGE OF DAILY NET ASSET VALUE OF EACH INVESTMENT PORTFOLIO AS OF THE
             FISCAL YEAR END OF THE TRUST ENDING DECEMBER 31, 2000)

                                                              MANAGEMENT       OTHER        TOTAL ANNUAL
                         PORTFOLIO                               FEE          EXPENSES        EXPENSES
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Balanced                                                        0.10%          0.19%           0.29%
--------------------------------------------------------------------------------------------------------
Conservative Growth                                             0.10%          0.18%           0.28%
--------------------------------------------------------------------------------------------------------
Strategic Growth                                                0.10%          0.20%           0.30%
--------------------------------------------------------------------------------------------------------

    * Each Portfolio will invest in Funds of the WM Trust and in the WM High Yield Fund (a series of WM Trust I). You will bear certain expenses associated with these Funds in which these portfolios invest in addition to the expenses of the portfolios. The chart below shows estimated combined annual expenses for each Portfolio and the Funds in which that Portfolio may invest. The expenses are based upon estimated expenses of each Portfolio and underlying Fund for the fiscal year ended December 31, 2000, restated to reflect current management fees. Please refer to the Trust prospectus for more details.

      The estimates assume a constant allocation of each Portfolio's assets among the Funds identical to such Portfolio's actual allocation at December 31, 2000.

                                                                 COMBINED
                         PORTFOLIOS                           ANNUAL EXPENSES
                         ----------                           ---------------
Balanced Portfolio..........................................       1.04%
Conservative Growth Portfolio...............................       1.10%
Strategic Growth Portfolio..................................       1.17%

     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment, (assuming the waiver, reimbursement or recoupment will continue for the period shown) if applicable and:
        (a) you surrender the contract at the end of the stated time period and no optional features are elected.
        (b) you elect the optional EstatePlus and the Income Protector Base benefits at the maximum charges offered (.25% and .10%, respectively), and you surrender the contract at the end of the stated period.
        (c) you do not surrender the contract and no optional features are elected.*
        (d) you elect the optional EstatePlus and Income Protector Base benefits at the maximum charges offered (.25% and .10%, respectively), and you do not surrender the contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                          (a) $ 95    (a) $128    (a) $163    (a) $284
                                                              (b) $ 99    (b) $139    (b) $181    (b) $318
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 29    (d) $ 89    (d) $151    (d) $318
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   (a) $ 95    (a) $126    (a) $159    (a) $276
                                                              (b) $ 98    (b) $136    (b) $177    (b) $311
                                                              (c) $ 25    (c) $ 76    (c) $129    (c) $276
                                                              (d) $ 28    (d) $ 86    (d) $147    (d) $311
-----------------------------------------------------------------------------------------------------------
Growth                                                        (a) $ 95    (a) $127    (a) $161    (a) $280
                                                              (b) $ 98    (b) $137    (b) $179    (b) $314
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $280
                                                              (d) $ 28    (d) $ 87    (d) $149    (d) $314
-----------------------------------------------------------------------------------------------------------
Natural Resources                                             (a) $ 97    (a) $133    (a) $172    (a) $301
                                                              (b) $101    (b) $144    (b) $189    (b) $334
                                                              (c) $ 27    (c) $ 83    (c) $142    (c) $301
                                                              (d) $ 31    (d) $ 94    (d) $159    (d) $334
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                             (a) $ 95    (a) $127    (a) $161    (a) $279
                                                              (b) $ 98    (b) $137    (b) $178    (b) $314
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $279
                                                              (d) $ 28    (d) $ 87    (d) $148    (d) $314
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                               (a) $ 94    (a) $125    (a) $158    (a) $273
                                                              (b) $ 98    (b) $135    (b) $175    (b) $308
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 28    (d) $ 85    (d) $145    (d) $308
-----------------------------------------------------------------------------------------------------------
Blue Chip Growth                                              (a) $ 96    (a) $131    (a) $168    (a) $294
                                                              (b) $100    (b) $141    (b) $186    (b) $328
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 30    (d) $ 91    (d) $156    (d) $328
-----------------------------------------------------------------------------------------------------------
Cash Management                                               (a) $ 93    (a) $121    (a) $152    (a) $261
                                                              (b) $ 97    (b) $132    (b) $169    (b) $296
                                                              (c) $ 23    (c) $ 71    (c) $122    (c) $261
                                                              (d) $ 27    (d) $ 82    (d) $139    (d) $296
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                (a) $ 95    (a) $126    (a) $160    (a) $278
                                                              (b) $ 98    (b) $137    (b) $178    (b) $313
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $278
                                                              (d) $ 28    (d) $ 87    (d) $148    (d) $313
-----------------------------------------------------------------------------------------------------------
Davis Venture Value                                           (a) $ 95    (a) $128    (a) $163    (a) $284
                                                              (b) $ 99    (b) $139    (b) $181    (b) $318
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $284
                                                              (d) $ 29    (d) $ 89    (d) $151    (d) $318
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         (a) $ 95    (a) $127    (a) $162    (a) $281
                                                              (b) $ 99    (b) $138    (b) $179    (b) $315
                                                              (c) $ 25    (c) $ 77    (c) $132    (c) $281
                                                              (d) $ 29    (d) $ 88    (d) $149    (d) $315
-----------------------------------------------------------------------------------------------------------
Emerging Market                                               (a) $104    (a) $152    (a) $203    (a) $362
                                                              (b) $107    (b) $163    (b) $220    (b) $393
                                                              (c) $ 34    (c) $102    (c) $173    (c) $362
                                                              (d) $ 37    (d) $113    (d) $190    (d) $393
-----------------------------------------------------------------------------------------------------------
Federated Value                                               (a) $ 95    (a) $128    (a) $164    (a) $285
                                                              (b) $ 99    (b) $139    (b) $181    (b) $319
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 29    (d) $ 89    (d) $151    (d) $319
-----------------------------------------------------------------------------------------------------------
Global Bond                                                   (a) $ 96    (a) $130    (a) $166    (a) $290
                                                              (b) $ 99    (b) $140    (b) $184    (b) $324
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 29    (d) $ 90    (d) $154    (d) $324
-----------------------------------------------------------------------------------------------------------
Global Equities                                               (a) $ 96    (a) $131    (a) $168    (a) $293
                                                              (b) $100    (b) $141    (b) $185    (b) $327
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $293
                                                              (d) $ 30    (d) $ 91    (d) $155    (d) $327
-----------------------------------------------------------------------------------------------------------
* We do not currently charge a surrender charge upon annuitization unless the contract is annuitized using the Income Protector feature. We assess the applicable surrender charge upon annuitization under the
  Income Protector feature assuming a full surrender of your contract.

                                                                  1           3           5          10
                         PORTFOLIO                              YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Goldman Sachs Research                                        (a) $101    (a) $146    (a) $193    (a) $342
                                                              (b) $105    (b) $156    (b) $210    (b) $374
                                                              (c) $ 31    (c) $ 96    (c) $163    (c) $342
                                                              (d) $ 35    (d) $106    (d) $180    (d) $374
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                 (a) $ 94    (a) $123    (a) $154    (a) $266
                                                              (b) $ 97    (b) $133    (b) $172    (b) $301
                                                              (c) $ 24    (c) $ 73    (c) $124    (c) $266
                                                              (d) $ 27    (d) $ 83    (d) $142    (d) $301
-----------------------------------------------------------------------------------------------------------
Growth Opportunities                                          (a) $ 98    (a) $136    (a) $176    (a) $309
                                                              (b) $101    (b) $146    (b) $193    (b) $342
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $309
                                                              (d) $ 31    (d) $ 96    (d) $163    (d) $342
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                               (a) $ 95    (a) $127    (a) $161    (a) $280
                                                              (b) $ 98    (b) $137    (b) $179    (b) $314
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $280
                                                              (d) $ 28    (d) $ 87    (d) $149    (d) $314
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                            (a) $100    (a) $142    (a) $186    (a) $329
                                                              (b) $103    (b) $152    (b) $203    (b) $361
                                                              (c) $ 30    (c) $ 92    (c) $156    (c) $329
                                                              (d) $ 33    (d) $102    (d) $173    (d) $361
-----------------------------------------------------------------------------------------------------------
International Growth & Income                                 (a) $100    (a) $141    (a) $185    (a) $326
                                                              (b) $103    (b) $151    (b) $202    (b) $358
                                                              (c) $ 30    (c) $ 91    (c) $155    (c) $326
                                                              (d) $ 33    (d) $101    (d) $172    (d) $358
-----------------------------------------------------------------------------------------------------------
Marsico Growth                                                (a) $ 98    (a) $136    (a) $176    (a) $309
                                                              (b) $101    (b) $146    (b) $193    (b) $342
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $309
                                                              (d) $ 31    (d) $ 96    (d) $163    (d) $342
-----------------------------------------------------------------------------------------------------------
MFS Growth & Income                                           (a) $ 95    (a) $128    (a) $164    (a) $285
                                                              (b) $ 99    (b) $139    (b) $181    (b) $319
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 29    (d) $ 89    (d) $151    (d) $319
-----------------------------------------------------------------------------------------------------------
MFS Mid Cap Growth                                            (a) $ 96    (a) $130    (a) $167    (a) $291
                                                              (b) $100    (b) $141    (b) $184    (b) $325
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 30    (d) $ 91    (d) $154    (d) $325
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                              (a) $ 95    (a) $128    (a) $163    (a) $283
                                                              (b) $ 99    (b) $138    (b) $180    (b) $317
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $283
                                                              (d) $ 29    (d) $ 88    (d) $150    (d) $317
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                 (a) $ 96    (a) $129    (a) $165    (a) $288
                                                              (b) $ 99    (b) $140    (b) $183    (b) $322
                                                              (c) $ 26    (c) $ 79    (c) $135    (c) $288
                                                              (d) $ 29    (d) $ 90    (d) $153    (d) $322
-----------------------------------------------------------------------------------------------------------
Real Estate                                                   (a) $ 97    (a) $134    (a) $174    (a) $305
                                                              (b) $101    (b) $145    (b) $191    (b) $338
                                                              (c) $ 27    (c) $ 84    (c) $144    (c) $305
                                                              (d) $ 31    (d) $ 95    (d) $161    (d) $338
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           (a) $ 94    (a) $125    (a) $158    (a) $273
                                                              (b) $ 98    (b) $135    (b) $175    (b) $308
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 28    (d) $ 85    (d) $145    (d) $308
-----------------------------------------------------------------------------------------------------------
Technology                                                    (a) $103    (a) $150    (a) $200    (a) $355
                                                              (b) $106    (b) $160    (b) $216    (b) $386
                                                              (c) $ 33    (c) $100    (c) $170    (c) $355
                                                              (d) $ 36    (d) $110    (d) $186    (d) $386
-----------------------------------------------------------------------------------------------------------
Telecom Utility                                               (a) $ 96    (a) $131    (a) $168    (a) $293
                                                              (b) $100    (b) $141    (b) $185    (b) $327
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $293
                                                              (d) $ 30    (d) $ 91    (d) $155    (d) $327
-----------------------------------------------------------------------------------------------------------
Worldwide High Income                                         (a) $ 99    (a) $139    (a) $181    (a) $318
                                                              (b) $102    (b) $149    (b) $198    (b) $351
                                                              (c) $ 29    (c) $ 89    (c) $151    (c) $318
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $351
-----------------------------------------------------------------------------------------------------------
Balanced                                                      (a) $ 97    (a) $132    (a) $170    (a) $298
                                                              (b) $100    (b) $143    (b) $188    (b) $332
                                                              (c) $ 27    (c) $ 82    (c) $140    (c) $298
                                                              (d) $ 30    (d) $ 93    (d) $158    (d) $332
-----------------------------------------------------------------------------------------------------------
Conservative Growth                                           (a) $ 97    (a) $134    (a) $173    (a) $304
                                                              (b) $101    (b) $144    (b) $190    (b) $337
                                                              (c) $ 27    (c) $ 84    (c) $143    (c) $304
                                                              (d) $ 31    (d) $ 94    (d) $160    (d) $337
-----------------------------------------------------------------------------------------------------------
Strategic Growth                                              (a) $ 98    (a) $136    (a) $177    (a) $311
                                                              (b) $102    (b) $146    (b) $194    (b) $344
                                                              (c) $ 28    (c) $ 86    (c) $147    (c) $311
                                                              (d) $ 32    (d) $ 96    (d) $164    (d) $344
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. The tables represent both fees at the separate account (contract level) as well as portfolio company investment management expenses. We converted the contract administration charge to a percentage (0.09%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the Trust prospectuses located behind this prospectus.

2. For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets: MFS MidCap Growth (1.15%); Goldman Sachs Research (1.35%); Blue Chip Growth (.85%); Growth Opportunities (1.00%); Marsico Growth (1.00%); Technology (1.55%); "Dogs" of Wall Street (.85%); and Emerging Markets (1.90%). The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.

3. The Examples assume that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.

4. Examples reflecting application of optional features and benefits use the highest fees and charges being offered for those features.

5. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

    AS OF THE DATE OF THIS PROSPECTUS SALES OF THIS CONTRACT HAD NOT BEGUN. THEREFORE NO CONDENSED FINANCIAL INFORMATION APPEARS IN THE PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                              THE POLARIS PLATINUM
                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.

The contract is called a "variable" annuity because it allows you to invest in variable portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 34 Variable Portfolios.

The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.

For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 11.

This annuity is designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each purchase payment withdrawn if that purchase payment has not been invested in this contract for at least 7 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.

Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Polaris Platinum Variable Annuity. When you purchase a Polaris Platinum Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.

----------------------------------------------------------------
----------------------------------------------------------------
                         PURCHASING A POLARIS PLATINUM
                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

The following chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 27.

-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified             $2,000              $250
-----------------------------------------------------------
    Non-Qualified           $5,000              $500
-----------------------------------------------------------

Prior Company approval is required to accept Purchase Payments greater than $1,500,000 or $1,333,000 (if Estate Plus is elected). Subsequent Purchase Payments which would cause total Purchase Payments in the contract to exceed these limits are also subject to prior company approval. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $20.00.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone age 91 or older on the contract issue date. You may not elect to participate in the EstatePlus benefit if you are age 81 or older at the time of contract issue.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued in contingent upon prior review and approval by the Company.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS ON PAGE 11.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.

We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.2523 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.

If you decide to cancel your contract during the free look period, we will refund to you the value of your contract on the day we receive your request.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management Portfolio during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract. At the end of the free look period, we allocate your money according to your instructions.

----------------------------------------------------------------
----------------------------------------------------------------
                               INVESTMENT OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

VARIABLE PORTFOLIOS

The contract currently offers 34 Variable Portfolios. These Variable Portfolios invest in shares of the following trusts: Anchor Series Trust, the SunAmerica Series Trust and the WM Variable Trust (the "Trusts"). Additional Trusts and/or Variable Portfolios may be available in the future. The Variable Portfolios operate similar to a mutual fund but are only available through the purchase of certain insurance contracts.

SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the Anchor and SunAmerica Series Trusts. WM Advisors, Inc. is the investment adviser to the WM Variable Trust. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by Anchor National, and other affiliated/unaffiliated insurance companies. Neither Anchor National nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The advisers monitor the Trusts for potential conflicts.

The Variable Portfolios along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust ("AST") has investment portfolios in addition to those listed below which are not available for investment under the contract.

     SUNAMERICA SERIES TRUST

Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. SunAmerica Series Trust ("SAST") has investment portfolios in addition to those listed below which are not available for investment under the contract.

     THE WM VARIABLE TRUST

Washington Mutual Advisors is the investment advisor to the WM Variable Trust ("WMT"). WMT has other investment portfolios in addition to those listed below which are not available for investment under the contract.

STOCKS:
     MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
       - Alliance Growth Portfolio                                          SAST
       - Global Equities Portfolio                                          SAST
       - Growth & Income Portfolio                                          SAST
     MANAGED BY DAVIS SELECTED ADVISERS L.P.
       - Davis Venture Value Portfolio                                      SAST
       - Real Estate Portfolio                                              SAST
     MANAGED BY FEDERATED INVESTORS L.P.
       - Federated Value Portfolio                                          SAST
       - Telecom Utility Portfolio                                          SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
       - Goldman Sachs Research Portfolio                                   SAST
     MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
       - Marsico Growth                                                     SAST
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Growth & Income Portfolio                                      SAST
       - MFS Mid-Cap Growth Portfolio                                       SAST
     MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
       - International Diversified Equities Portfolio  SAST
       - Technology Portfolio                                               SAST
     MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
       - Emerging Markets Portfolio                                         SAST
       - International Growth & Income Portfolio                            SAST
       - Putnam Growth Portfolio                                            SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - Aggressive Growth Portfolio                                        SAST
       - Blue Chip Growth Portfolio                                         SAST
       - "Dogs" of Wall Street Portfolio                                    SAST
       - Growth Opportunities Portfolio                                     SAST
     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Capital Appreciation Portfolio                                      AST
       - Growth Portfolio                                                    AST
       - Natural Resources Portfolio                                         AST

BALANCED:
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Total Return Portfolio                                         SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - SunAmerica Balanced Portfolio                                      SAST
     MANAGED BY WM ADVISORS, INC.
       - Balanced Portfolio                                                  WMT
       - Conservative Growth Portfolio                                       WMT
       - Strategic Growth Portfolio                                          WMT

BONDS:
     MANAGED BY FEDERATED INVESTORS L.P.
       - Corporate Bond Portfolio                                           SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INT'L.
       - Global Bond Portfolio                                              SAST
     MANAGED BY MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
       - Worldwide High Income Portfolio                                    SAST
     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - High-Yield Bond Portfolio                                          SAST

     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Government & Quality Bond Portfolio                                 AST

CASH:
     MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
       - Cash Management Portfolio                                          SAST

YOU SHOULD READ THE ATTACHED PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS

The contract also offers seven fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call guarantee periods. All guarantee periods may not be available in all states. You also have the option of allocating your money to the 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") which are available in conjunction with the Dollar Cost Averaging Program. Please see the section on DOLLAR COST AVERAGING ON PAGE 13 for additional information about, including limitations on, and the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.

Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).

There are three scenarios in which you may put money into the fixed account options other than the DCA fixed accounts options. In each scenario your money may be credited a different rate of interest as follows:

     - Initial Rate: Rate credited to amounts allocated to the fixed account when you purchase your contract.

     - Current Rate: Rate credited to subsequent amounts allocated to the fixed account.

     - Renewal Rate: Rate credited to money transferred from a fixed account or a Variable Portfolio into a fixed account and to money remaining in a fixed account after expiration of a guarantee period.

Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires.

When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option (other than the DCA fixed accounts) or to the Variable Portfolios. If you want to reallocate your money to a different fixed account option or a Variable Portfolio, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.
The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the Variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an annual effective rate of 3%. See DOLLAR COST AVERAGING ON PAGE 13 for more information.

MARKET VALUE ADJUSTMENT ("MVA")

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 AND 10-YEAR FIXED ACCOUNT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL REPRESENTATIVE FOR MORE INFORMATION.

If you take money out of the multi-year fixed account options before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

The multi-year MVA fixed accounts are not available to Washington state and Maryland policyholders.

Anchor National does not assess a MVA against withdrawals under the following circumstances:

     - If made within 30 days after the end of a guarantee period;
     - If made to pay contract fees and charges;
     - To pay a death benefit; and
     - Upon annuitization, if occurring on the latest Annuity Date.

APPENDIX A shows how we calculate the MVA.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. Additionally, you may access your account and request transfers between Variable Portfolios and/or the fixed account options through SunAmerica's website (http://www.sunamerica.com). We currently allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.

We accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, you may request transfers over the internet unless you indicate you do not wish your account to be traded over the internet. When receiving instructions over the telephone or the internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

     - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or
     - such third party is a trustee/fiduciary, for you or appointed by you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 19.

We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Transfers may be monthly or quarterly and count against your 15 free transfers per contract year. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.

We also offer the 6-month and 1-year DCA fixed accounts exclusively to facilitate this program. The DCA fixed accounts only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate new Purchase Payments into a DCA fixed account, we transfer all your money allocated to that account into the Variable Portfolios over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected.

If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on

     - the total amount of money allocated to the account, and
     - the frequency of transfers selected.

For example, let's say you allocate $1,000 to the 1-year DCA fixed account. You select monthly transfers. We completely transfer all of your money to the selected investment options over a period of ten months.

You may terminate your DCA program at any time. If money remains in the DCA fixed accounts, we transfer the remaining money to the 1-year fixed account option, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

---------------------------------------------
                 ACCUMULATION       UNITS
   QUARTER           UNIT         PURCHASED
---------------------------------------------
      1             $ 7.50           100
      2             $ 5.00           150
      3             $10.00            75
      4             $ 7.50           100
      5             $ 5.00           150
      6             $ 7.50           100
---------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.

At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM
The Principal Advantage Program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If underlying Trust portfolios become unavailable for investment, we may be required to substitute shares of another underlying Trust portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.
----------------------------------------------------------------
----------------------------------------------------------------
                              ACCESS TO YOUR MONEY
----------------------------------------------------------------
----------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 19.

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA if a partial withdrawal comes from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 18.

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).

Purchase payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the seventh year will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. SEE EXPENSES ON PAGE 18. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.

To determine your free withdrawal amount and your withdrawal charge, we refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

     - Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was no longer subject to withdrawal charges at the time of the withdrawal, and

     - Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge.

During the first year after we issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount. If you are a Washington resident, you may withdraw during the first contract year, the greater of (1); (2); or (3) interest earnings from the amounts allocated to the fixed account options, not previously withdrawn.

After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year. If you are a Washington resident, your maximum free withdrawal amount, after the first contract year, is the greater of (1); (2); or (3) interest earnings from amounts allocated to the fixed account options, not previously withdrawn.

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.

The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract and no subsequent Purchase Payments. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $90,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation,

A-(B x C)=D, where:
A=Your contract value at the time of your request for surrender ($90,000) B=The amount of your Purchase Payments still subject to withdrawal charge
  ($100,000)
C=The withdrawal charge percentage applicable to the age of each Purchase
  Payment (3%)[B x C=$3,000]
D=Your full surrender value ($87,000)

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option in which your contract is invested.

Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 23.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account in option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. If you are an Oregon resident, the minimum withdrawal amount is $100 per withdrawal or an amount equal to your free withdrawal amount, as described on page 10. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

NURSING HOME WAIVER

If you are confined to a nursing home for 60 days or longer, we may waive the withdrawal charge and/or market value adjustment on certain withdrawals prior to the Annuity Date (not available in Texas). The waiver applies only to withdrawals made while you are in a nursing home or within 90 days after you leave the nursing home. Your contract prohibits use of this waiver during the first 90 days after you purchase your contract. In addition, the confinement period for which you seek the waiver must begin after you purchase your contract.

In order to use this waiver, you must submit with your withdrawal request, the following documents: (1) a doctor's note recommending admittance to a nursing home; (2) an admittance form which shows the type of facility you entered; and
(3) a bill from the nursing home which shows that you met the 60 day confinement requirement.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

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                                  DEATH BENEFIT
----------------------------------------------------------------
----------------------------------------------------------------

If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select one of the two death benefits described below. Once selected, you can not change your death benefit option. You should discuss the available options with your financial representative to determine which option is best for you.

We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS ON PAGE 19.

You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

The death benefit payment must begin immediately upon receipt of all necessary documents. In any event, the death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.

If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract. SEE SPOUSAL CONTINUATION ON PAGE 18.

If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greater of:

     1. the contract value at the time we receive satisfactory proof of death;
        or

     2. total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals), compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals); or

     3. the contract value on the seventh contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals).

OPTION 2 - MAXIMUM ANNIVERSARY OPTION

The death benefit is the greater of:

     1. the contract value at the time we receive satisfactory proof of death;
        or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since that contract anniversary.

If you are age 90 or older at the time of death and selected the Option 2 death benefit, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death. Accordingly, you do not get the advantage of option 2 if:

     - you are age 81 or older at the time of contract issue, or

     - you are age 90 or older at the time of your death.

ESTATEPLUS

The EstatePlus benefit if elected may increase the death benefit amount. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Amount"), to the death benefit payable. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or Maximum Anniversary options. The contract year of your death will determine the EstatePlus percentage and the Maximum EstatePlus percentage.

The table below provides the details if you are age 69 or younger at the time we issue your contract:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
-------------------------------------------------------------
 Years 0 - 4       25% of Earnings      40% of Net Purchase
                                        Payments
-------------------------------------------------------------
 Years 5 - 9       40% of Earnings      65% of Net Purchase
                                        Payments*
-------------------------------------------------------------
 Years 10+         50% of Earnings      75% of Net Purchase
                                        Payments*
-------------------------------------------------------------

If you are between your 70th and 81st birthdays at the time we issue your contract the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
-------------------------------------------------------------
 Years 10+         25% of Earnings      40% of Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus Amount calculations.

The term "Net Purchase Payment" is used frequently in explaining the EstatePlus benefit. We define Net Purchase Payments as Purchase Payments less an adjustment for each withdrawal.

To calculate the adjustment amount for a withdrawal, you first determine the percentage by which the contract value is reduced by the withdrawal, on the date of the withdrawal. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The percentage amount is then multiplied by the amount of Net Purchase Payments immediately before the withdrawal to get the adjustment amount. This amount is subtracted from the amount of Net Purchase Payment(s) immediately before the withdrawal.

If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract.

We may offer different levels of this benefit based on the number of years you hold your contract and/or your age at the time of issue.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the EstatePlus Percentage Amount?

We determine the amount of the EstatePlus benefit, based on a percentage of the earnings in your contract at the time of your death. For the purpose of this calculation, earnings equals contract value minus Net Purchase Payments as of the date of death. If the earnings amount is negative, no EstatePlus amount will be added.

What is the Maximum EstatePlus Amount?

The EstatePlus benefit is subject to a maximum dollar amount. The maximum EstatePlus amount is equal to a percentage of your Net Purchase Payments.

You must elect EstatePlus at the time of contract application. Once elected, you may not terminate or change this election.

We assess a .25% fee for EstatePlus. On a daily basis we deduct this annual charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.

EstatePlus is not available if you are age 81 or older at the time we issue your contract. Furthermore, a Continuing Spouse cannot benefit from EstatePlus if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION ON PAGE 18. The EstatePlus benefit is not payable after the latest Annuity Date. You may pay for the EstatePlus benefit and your beneficiary may never receive the benefit if you live past the latest Annuity Date. SEE INCOME OPTIONS ON PAGE 19.

EstatePlus may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. See your financial advisor for information regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE ESTATEPLUS BENEFIT (IN ITS ENTIRETY OR ANY COMPONENT AT ANY TIME) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.

Upon a spouse's continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except as explained in Appendix B. SEE APPENDIX B FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATIONS FOLLOWING A SPOUSAL CONTINUATION.

To the extent that the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of EstatePlus. We will terminate EstatePlus if the Continuing Spouse is age 81 or older on the Continuation Date. If EstatePlus is terminated or if the Continuing Spouse dies after the latest Annuity Date, no EstatePlus benefit will be payable. Generally, the age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. SEE APPENDIX B FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

----------------------------------------------------------------
----------------------------------------------------------------
                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 1.52% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily.

The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES

The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 14. If you take money out in excess of the free withdrawal amount, you may incur a withdrawal charge. You may also incur a withdrawal charge upon a full surrender.

We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 7 complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

WITHDRAWAL CHARGE

-----------------------------------------------------------------------------------------
      YEAR           1        2        3        4        5        6        7        8
-----------------------------------------------------------------------------------------
 WITHDRAWAL
 CHARGE              7%       6%       5%       4%       3%       2%       1%       0%
-----------------------------------------------------------------------------------------

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments. SEE ACCESS TO YOUR MONEY ON PAGE 14.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We will not assess a withdrawal charge when you switch to the Income Phase, except when you elect to receive income payments using the Income Protector feature. If you elect to receive income payments using the Income Protector feature, we assess the entire withdrawal charge applicable to Purchase Payments remaining in your contract when calculating your income benefit base. SEE INCOME OPTIONS BELOW.

Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 23.

INVESTMENT CHARGES

  INVESTMENT MANAGEMENT FEES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES LOCATED AT PAGE 5 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.

  SERVICE FEES

Shares of certain Trusts may be subject to fees imposed under a servicing plan adopted by that Trust pursuant to Rule 12(b)(1) under the Investment Company Act of 1940. This service fee of .15% for the Anchor and SunAmerica Series Trust portfolios is also known as a 12(b)(1) fee. Generally, this fee may be paid to financial intermediaries for services provided over the life of the contract. SEE FEE TABLE ON PAGE 5.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE

We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ON PAGE 11.

OPTIONAL ESTATEPLUS FEE

Please see page 17 for more information on the EstatePlus fee.
OPTIONAL INCOME PROTECTOR FEE

Please see page 21 for more information of the income protector fee.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX D provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.
----------------------------------------------------------------
----------------------------------------------------------------
                                 INCOME OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.

Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 23.

INCOME OPTIONS

Currently, this Contract offers five income options unless you chose to take income under the Income Protector feature (see below). If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to option 3 for a period of 10 years.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed income payments being made) may redeem any remaining guaranteed variable income payments after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed variable income payments. If provided for in your contract, any applicable withdrawal charge will be deducted from the discounted value as if you fully surrendered your contract.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

For information regarding Income Option's using the Income Protector feature, please see below. Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

THE INCOME PROTECTOR FEATURE

The Income Protector feature is a future "safety net" which can offer you the ability to receive a guaranteed fixed minimum retirement income when you switch to the Income Phase. If you elect the Income Protector feature you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions.

The minimum level of Income Protector benefit available is generally based upon the Purchase Payments remaining in your contract at the time you decide to begin taking income. If available and elected, a growth rate can provide increased levels of minimum guaranteed income. We charge a fee for the Income Protector benefit. The amount of the fee and levels of income protection available to you are described below. This feature may not be available in your state. Check with your financial advisor regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE INCOME PROTECTOR FEATURE AT ANY TIME.

HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME

If you elect the Income Protector feature, we base the amount of minimum income available to you upon a calculation we call the Income Benefit Base. At the time your participation in the Income Protector program becomes effective, your Income Benefit Base is equal to your contract value. Participation in the Income Protector program is effective on either the date of issue of the contract (if elected) or at the contract anniversary following your election of the Income Protector.

The income benefit base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your income benefit base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact income benefit base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your initial Purchase Payment, or for each subsequent year of calculation, the income benefit base on the prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the last contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

Your Income Benefit Base may accumulate at the elected growth rate from the date your election becomes effective through your Income Benefit Date. However, any applicable Growth Rate will reduce to 0% on the Anniversary immediately after the annuitant's 90th birthday.

LEVEL OF PROTECTION

If you decide that you want the protection offered by the Income Protector feature, you must elect the feature by completing the Income Protector Election Form available through our Annuity Service Center. If more than one level of protection is offered, you may only elect one of the offered alternatives. Depending on when you elect the feature and/or the broker-dealer through which you purchase your contract, you may not have a choice of levels of protection. If you elect the Income Protector on a subsequent anniversary the growth rate(s), fee(s) and waiting period(s) will be those offered at the time of your election.

Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the Income Protector you may not begin the Income Phase for at least seven years following your election. You may not elect this Program if the required waiting period before beginning the Income Phase would occur later than your latest Annuity Date.

The current options offered are:

                                    FEE AS A % OF
                                     YOUR INCOME
       OPTIONS         GROWTH RATE  BENEFIT BASE  WAITING PERIOD
----------------------------------------------------------------
Income Protector Base      0%           .10%         7 years
----------------------------------------------------------------

If you elect the Base feature on a subsequent anniversary, the Growth Rate(s), Fee(s), and/or Waiting Period may be different.

RE-SET OF YOUR INCOME PROTECTOR BENEFIT

If available, you may also have the opportunity to "reset" your Income Benefit Base. The Re-Set feature allows you to increase your Income Benefit Base to the amount of your contract value on your next contract anniversary. You can only Re-Set within the 30 days before your next contract anniversary. Upon a Re-Set the waiting period before you can begin the Income Phase will start over and will be determined based on the offerings available for your elected level of protection at the time your make an election to Re-Set. In addition, the Income Protector fee will be charged as a percentage of your re-set Income Benefit Base. You may not elect to Re-Set if the required waiting period before beginning the Income Phase would occur later than your latest annuity date.

For more information on how to Re-Set your Income Protector benefit, please contact your financial advisor or our Annuity Service Center.

ELECTING TO RECEIVE INCOME PAYMENTS

You may elect to begin the Income Phase of your contract using the Income Protector Program ONLY within the 30 days after the 7th or later contract anniversary following the effective date of your Income Protector participation or Re-Set.

The contract anniversary of, or prior to, your election to begin receiving annuity payments is your Income Benefit Date. This is the date as of which we calculate your Income Benefit Base to use in determining your guaranteed minimum fixed retirement income. To arrive at the minimum guaranteed retirement income available to you we apply the annuity rates stated in your Income Protector Endorsement for the annuity option you select to your final Income Benefit Base. You then choose if you would like to receive that income annually, quarterly or monthly for the time guaranteed under your selected annuity option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as of your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The annuity options available when using the Income Protector Program to receive your fixed retirement income are:

     - Life Annuity with 10 Year Period Certain, or

     - Joint and 100% Survivor Annuity with 20 Year Period Certain
At the time you elect to begin receiving annuity payments, we will calculate your annual income using both your final Income Benefit Base and your contract value. We will use the same income option for each calculation, however, the annuity factors used to calculate your income under the Income Protector will be different. You will receive whichever provides a greater stream of income. If you annuitize using the Income Protector your income payments will be fixed in amount. You are not required to use the Income Protector to receive income payments. However, we will not refund fees paid for the Income Protector if you annuitize under the general provisions of your contract. In addition, if applicable, a surrender charge will apply if you take income under the Income Protector feature. YOU MAY NEVER NEED TO RELY UPON THE INCOME PROTECTOR, IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

FEES ASSOCIATED WITH THE INCOME PROTECTOR

If you elect the Income Protector, we charge an annual fee, as follows:

                                FEE AS A % OF YOUR
       OPTIONS                  INCOME BENEFIT BASE
-------------------------------------------------------------
Income Protector Base                  .10%
-------------------------------------------------------------

* If you elect the Base feature on a subsequent anniversary, the Fee may be different.

We deduct the annual fee from your actual contract value. If your contract is issued with the Income Protector program we begin deducting the annual fee on your first contract anniversary. If you elect the feature it at some later date, we begin deducting the annual fee on the contract anniversary following the date on which your participation in the program becomes effective. Upon a Re-Set of your Income Protector feature, the fee will be charged upon your Re-Set Income Benefit Base.

It is important to note that once you elect the Income Protector feature you may not cancel your election. We will deduct the charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, we deduct the full annual fee from any full surrender of your contract requested prior to your contract anniversary based on the Income Benefit Base at time of surrender.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for qualified contracts:

     - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

     - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances. Appendix C provides examples of the operation of the Income Protector feature.
----------------------------------------------------------------
----------------------------------------------------------------
                                      TAXES
----------------------------------------------------------------
----------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS -
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For income payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire.

We currently waive surrender charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the greater of the contract's maximum penalty free amount or the required minimum distribution amount for a particular contract (but not both).

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includable in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or contract value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or contract value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax adviser regarding these features and benefits prior to purchasing a contract.
DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that each underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

----------------------------------------------------------------
----------------------------------------------------------------
                                   PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical

Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch IBCA, Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch IBCA, Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

----------------------------------------------------------------
----------------------------------------------------------------
                                OTHER INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Trust Company, SunAmerica Asset Management Corp., and the SunAmerica Financial Network, Inc. (comprising six-wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National established Variable Separate Account ("separate account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of Anchor National. Assets in the Separate Account are not guaranteed by Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 8% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services, an affiliate of Anchor National, is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

OWNERSHIP

The Polaris Platinum Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

INDEPENDENT ACCOUNTANTS

The audited consolidated financial statements of Anchor National at December 31, 2000 and 1999, for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

REGISTRATION STATEMENT

The audited consolidated financial statements of Anchor National at December 31, 2000 and 1999 for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. As of the date of this prospectus sales of the Polaris Platinum product have just begun therefore there are no separate account financial statements incorporated by reference.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.
----------------------------------------------------------------
----------------------------------------------------------------
                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-SUN2. The contents of the SAI are tabulated below.

Separate Account..............................     3
General Account...............................     3
Performance Data..............................     4
Income Payments...............................    10
Annuity Unit Values...........................    11
Taxes.........................................    14
Distribution of Contracts.....................    17
Financial Statements..........................    18

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX A - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:

                           [(1+I/(1+J+0.005)]N/12 - 1

                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed account option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remains in the 10-year term you initially agreed to leave your money in the fixed account option (N=12); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for seven full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 4%.

The MVA factor is = [(1+I/(1+J+0.005)]N/12 - 1
                  = [(1.05)/(1.04+0.005)]12/12 - 1
                  = (1.004785)1 - 1
                  = 1.004785 - 1
                  = + 0.004785

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.004785) = +$19.14

$19.14 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 6%.

The MVA factor is = [(1+I)/(1+J+0.005)]N/12 - 1
                  = [(1.05)/(1.06+0.005)]12/12 - 1
                  = (0.985915)1 - 1
                  = 0.985915 - 1
                  = - 0.014085

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           APPENDIX B - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Capitalized terms used in this Appendix have the same meaning as they have in prospectus.

The following details the death benefit options and EstatePlus benefit upon the Continuing Spouse's death:

A. DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

     1. Purchase Payment Accumulation Option

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. The contract value on the Continuation Date (including the Continuation Contribution) plus any Purchase Payments minus any withdrawals (and fees and charges applicable to those withdrawals) made since the Continuation Date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Continuation Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse is age 70 or older on the Continuation Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death. The Continuation Contribution is considered a Purchase Payment received on the Continuation Date.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) made from the original contract issue date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death.

     2. Maximum Anniversary Option -- if the Continuing Spouse is below age 90 at the time of death, the death benefit is greater of:

          a. The contract value at the time we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments since the Continuation Date minus withdrawals and any fees and charges applicable to those withdrawals; or

          c. The maximum anniversary value on any contract anniversary occurring after the Continuation Date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments minus withdrawals and fees and charges applicable to withdrawals recorded since that contract anniversary. Contract anniversary is defined as any anniversary following the full 12 month period after the original contract issue date.

If the Continuing Spouse is age 90 or older at the time of death, under the Maximum Anniversary death benefit, their beneficiary will receive contract value only.

B. THE ESTATEPLUS BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

The EstatePlus benefit may increase the death benefit amount. The EstatePlus benefit is only available if the original owner elected EstatePlus and it has not been terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable, based on the number of years the Continuing Spouse has held the contract since the Continuation Date. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or the Maximum Anniversary option.

The term "Continuation Net Purchase Payment" is used frequently to describe the EstatePlus benefit payable to the beneficiary of the Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawal, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.

The table below provides the details if the Continuing Spouse is 69 or younger on the Continuation Date

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (0-4)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments
-------------------------------------------------------------------
 Years (5-9)       40% of Earnings         65% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------
 Years (10+)       50% of Earnings         75% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

If the Continuing Spouse is between your 70th and 81st birthdays on the Continuation Date table below shows the available EstatePlus benefit:

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (10+)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

* Purchase Payments received after the 5th anniversary of the Continuation Date must remain in the contract for at least 6 full months to be included as part of the Continuation Net Purchase Payments for the purpose of the Maximum Estate Plus Percentage calculation.

If the Continuing Spouse is between their 70th and 81st birthdays on the Continuation Date, the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
-------------------------------------------------------------
 Years 0-10+       25% of earnings      40% of Continuation
                                        Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5(th) year following the Continuation Date must remain in the contract for at least six months to be included as part of Continuation Net Purchase Payments for purpose of the Maximum EstatePlus calculation.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the EstatePlus amount?

We determine the EstatePlus amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

          (1) equals the contract value on the Continuing Spouse's date of death;

          (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum EstatePlus amount?

The EstatePlus benefit is subject to a maximum dollar amount. The Maximum EstatePlus amount is a percentage of the Continuation Net Purchase Payments.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME WITH RESPECT TO PROSPECTIVELY ISSUED CONTRACTS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   APPENDIX C - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR
                                    FEATURE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     POLARIS PLATINUM BASE INCOME PROTECTOR

This table assumes a $100,000 initial investment in a non-qualified contract with no further premiums, no withdrawals, no Re-Set and no premium taxes; and the election of optional Base Income Protector at contract issue.

-------------------------------------------------------------------
             ANNUAL INCOME IF YOU ANNUITIZE ON CONTRACT ANNIVERSARY
IF AT ISSUE               7          10          15          20
  YOU ARE    1 - 6    (AGE 67)    (AGE 70)    (AGE 75)    (AGE 80)
-------------------------------------------------------------------
Male           N/A       6,108       6,672       7,716       8,832
age 60*
-------------------------------------------------------------------
Female         N/A       5,388       5,880       6,900       8,112
age 60*
-------------------------------------------------------------------
Joint**
Male -- 60     N/A       4,716       5,028       5,544       5,928
Female -- 60
-------------------------------------------------------------------

 * Life Annuity with 10 Year Period Certain
** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial adviser for information regarding availability of this program in your state.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           APPENDIX D - PREMIUM TAXES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                              QUALIFIED    NON-QUALIFIED
                           STATE                              CONTRACT       CONTRACT
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
California                                                        .50%          2.35%
----------------------------------------------------------------------------------------
Maine                                                               0%             2%
----------------------------------------------------------------------------------------
Nevada                                                              0%           3.5%
----------------------------------------------------------------------------------------
South Dakota                                                        0%          1.25%
----------------------------------------------------------------------------------------
West Virginia                                                       1%             1%
----------------------------------------------------------------------------------------
Wyoming                                                             0%             1%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris Platinum Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip


Date:  ------------------------------  Signed:  ------------------------------

   Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                   PROSPECTUS
                                  July 9, 2001

                   FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACT
                                   issued by
                           VARIABLE SEPARATE ACCOUNT
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

The annuity contract has 29 investment choices - 7 available fixed investment options which offer interest rates guaranteed by Anchor National for different periods of time and 22 variable investment portfolios. The 22 variable portfolios are part of Anchor Series Trust ("AST"), the SunAmerica Series Trust ("SAST") or the WM Variable Trust ("WMVT").

                     STRATEGIC ASSET MANAGEMENT PORTFOLIOS

STRATEGIC GROWTH                                    WM ADVISORS, INC.                               WMVT
CONSERVATIVE GROWTH                                 WM ADVISORS, INC.                               WMVT
BALANCED                                            WM ADVISORS, INC.                               WMVT
CONSERVATIVE BALANCED                               WM ADVISORS, INC.                               WMVT
FLEXIBLE INCOME                                     WM ADVISORS, INC.                               WMVT

                                  EQUITY FUNDS

EQUITY INCOME                                       WM ADVISORS, INC.                               WMVT
GROWTH & INCOME                                     WM ADVISORS, INC.                               WMVT
DAVIS VENTURE VALUE                            DAVIS SELECTED ADVISERS, LP                          SAST
GROWTH FUND OF THE NORTHWEST                        WM ADVISORS, INC.                               WMVT
ALLIANCE GROWTH                                ALLIANCE CAPITAL MGMT. L.P.                          SAST
GROWTH                                          JANUS CAPITAL CORPORATION                           WMVT
CAPITAL APPRECIATION                             WELLINGTON MGMT. CO. LLP                           AST
MFS MID CAP GROWTH                         MASSACHUSETTS FINANCIAL SERVICES CO.                     SAST
MID CAP STOCK                                       WM ADVISORS, INC.                               WMVT
SMALL CAP STOCK                                     WM ADVISORS, INC.                               WMVT
GLOBAL EQUITIES                                ALLIANCE CAPITAL MGMT. L.P.                          SAST
INTERNATIONAL GROWTH                          CAPITAL GUARDIAN TRUST COMPANY                        WMVT
TECHNOLOGY                                MORGAN STANLEY INVESTMENT MGMT., INC.                     SAST

                               FIXED-INCOME FUNDS

U.S. GOVERNMENT SECURITIES                          WM ADVISORS, INC.                               WMVT
INCOME                                              WM ADVISORS, INC.                               WMVT
SHORT TERM INCOME                                   WM ADVISORS, INC.                               WMVT
MONEY MARKET                                        WM ADVISORS, INC.                               WMVT

You can put your money into any one or all of the Variable Portfolios and/or fixed investment options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the WM Diversified Strategies Variable Annuity.

To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated July 9, 2001. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.

The table of contents of the SAI appears on page 38 of this prospectus. For a free copy of the SAI, call us at 1-877-311-WMVA (9682) or write our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Anchor National's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14 or 15(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference are deemed to modify or supercede documents incorporated herein by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail, contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http:// www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:

      Anchor National Life Insurance Company
      Annuity Service Center
      P.O. Box 54299
      Los Angeles, California 90054-0299
      Telephone Number: (800) 445-SUN2

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.

TABLE OF CONTENTS

GLOSSARY....................................................    4
HIGHLIGHTS..................................................    5
FEE TABLES..................................................    6
    Owner Transaction Expenses..............................    6
    Annual Separate Account Expenses........................    6
    The Optional Income Protector Fee.......................    6
    The Optional Estate Rewards Death Benefit Fee...........    6
    The Optional Earnings Advantage Fee.....................    6
    Investment Portfolio Expenses of Variable Portfolios....    7
EXAMPLES....................................................    9
THE WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY..............   12
PURCHASING A WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY.....   13
    Allocation of Purchase Payments.........................   13
    Accumulation Units......................................   13
    Free Look...............................................   14
INVESTMENT OPTIONS..........................................   14
    Variable Portfolios.....................................   14
    Market Value Adjustment.................................   16
    Transfers During the Accumulation Phase.................   17
    Dollar Cost Averaging...................................   18
    Asset Allocation Rebalancing Program....................   19
    Principal Advantage Program.............................   19
    Voting Rights...........................................   19
    Substitution............................................   19
ACCESS TO YOUR MONEY........................................   19
    Free Withdrawal Provision...............................   20
    Systematic Withdrawal Program...........................   21
    Nursing Home Waiver.....................................   21
    Minimum Contract Value..................................   21
    Qualified Contract Owners...............................   21
DEATH BENEFIT...............................................   22
    Standard Death Benefit..................................   22
    Estate Rewards Death Benefits...........................   23
    Spousal Continuation....................................   24
EXPENSES....................................................   25
    Insurance Charges.......................................   25
    Withdrawal Charges......................................   25
    Investment Charges......................................   25
    Contract Maintenance Fee................................   26
    Transfer Fee............................................   26
    Option Death Benefit Fees...............................   26
    Optional Income Protector Fee...........................   26
    Premium Tax.............................................   26
    Income Taxes............................................   26
    Reduction or Elimination of Charges and Expenses, and
     Additional Amounts Credited............................   26
INCOME OPTIONS..............................................   27
    Annuity Date............................................   27
    Income Options..........................................   27
    Allocation of Annuity Payments..........................   28
    Transfers During the Income Phase.......................   29
    Deferment of Payments...................................   29
    Income Protector........................................   29
TAXES.......................................................   32
    Annuity Contracts in General............................   32
    Tax Treatment of Distributions--Non-qualified
     Contracts..............................................   32
    Tax Treatment of Distributions--Qualified Contracts.....   32
    Minimum Distributions...................................   33
    Tax Treatment of Death Benefits.........................   33
    Diversification.........................................   33
PERFORMANCE.................................................   34
OTHER INFORMATION...........................................   34
    Anchor National.........................................   34
    The Separate Account....................................   34
    Custodian...............................................   35
    The General Account.....................................   35
    Distribution of the Contract............................   35
    Administration..........................................   35
    Legal Proceedings.......................................   35
INDEPENDENT ACCOUNTANTS.....................................   36
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....   37
APPENDIX A--MARKET VALUE ADJUSTMENT.........................  A-1
APPENDIX B--DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION...  B-1
APPENDIX C..................................................  C-1
APPENDIX D--PREMIUM TAXES...................................  D-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY(IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

COMPANY--Anchor National Life Insurance Company ("Anchor National"), We, Us, the issuer of this annuity contract.

INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

VARIABLE PORTFOLIOS--A sub-account of Variable Separate Account which provides for the variable investment options available under the contract. Each has a distinct investment objective and is invested in the underlying investment portfolios of the Anchor Series Trust, SunAmerica Series Trust or the WM Variable Trust as applicable.

PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

HIGHLIGHTS

ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY OFFER DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES AND CHARGES. WHEN WORKING WITH YOUR INVESTMENT REPRESENTATIVE TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

The WM Diversified Strategies Variable Annuity is a contract between you and Anchor National Life Insurance Company (Anchor National). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY in the prospectus.

EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.40% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY and EXPENSES in the prospectus.

ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Optional enhanced death benefits are also available. Please see DEATH BENEFITS in the prospectus.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.

PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF INVESTING.

INQUIRIES: If you have questions about your contract call your investment representative or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: 1 (877) 311-WMVA (9682).

WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY FEE TABLES
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

Withdrawal Charge as a percentage of Purchase Payments:

        YEARS:            1     2     3     4     5     6     7     8
                         7%    6%    6%    5%    4%    3%    2%    0%

Contract Maintenance
Charge.................  $35 each year ($30 in North
                         Dakota) (waived for contracts
                         over $50,000)
Transfer Fee...........  No charge for first 15
                         transfers each contract year;
                         thereafter, fee is $25 ($10
                         in Pennsylvania and Texas)
                         per transfer

THE OPTIONAL ESTATE REWARDS DEATH BENEFIT FEE

(The Estate Rewards Death Benefit offers a choice of one of two optional enhanced death benefits which are described more fully in the prospectus. If elected, the fee is an annualized charge that is deducted daily from your contract value.)

Fee as a % of your daily
  net asset value........  .15%

THE OPTIONAL INCOME PROTECTOR FEE

(The Income Protector which is described more fully in the prospectus is optional and if elected the fee is deducted annually from your contract value.)

GROWTH RATE   ANNUAL FEE AS A % OF YOUR INCOME BENEFIT BASE*
-----------   ----------------------------------------------
0%....                             .10%

* The Income Benefit Base, which is described more fully in the prospectus is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportionate withdrawals, and fees and charges applicable to those withdrawals.

ANNUAL SEPARATE ACCOUNT EXPENSES

(as a percentage of daily net asset value)

Mortality Risk Charge.....................  0.90%
Expense Risk Charge.......................  0.35%
Distribution Expense Charge...............  0.15%
                                            ----
          Total Separate Account
            Expenses......................  1.40%

THE OPTIONAL EARNINGS ADVANTAGE FEE

(Earnings Advantage, an enhanced death benefit feature, which is described more fully in the prospectus is optional and if elected, the fee is an annualized charge that is deducted daily from your contract value.)

Fee as a % of your daily
  net asset value........  .25%

                   INVESTMENT PORTFOLIO EXPENSES OF VARIABLE
                                   PORTFOLIOS
                              ANCHOR SERIES TRUST
                 (as a percentage of average net assets for the
                  Trust's fiscal year ended December 31, 2000)

                                            MANAGEMENT    SERVICE (12b-1)     OTHER     TOTAL ANNUAL
                PORTFOLIO                      FEE            FEES(1)        EXPENSES     EXPENSES
----------------------------------------------------------------------------------------------------
     Capital Appreciation(2)                   0.70%           0.15%           0.05%        0.90%
----------------------------------------------------------------------------------------------------
                                      SUNAMERICA SERIES TRUST
                            (as a percentage of average net assets after
                            reimbursement or waiver of expenses for the
                            Trust's fiscal year ended January 31, 2001)

    Alliance Growth                            0.60%           0.15%           0.04%        0.79%
     Davis Venture Value                       0.71%           0.15%           0.04%        0.90%
     Global Equities                           0.70%           0.15%           0.14%        0.99%
     MFS Mid Cap Growth(3,4)                   0.75%           0.15%           0.07%        0.97%
     Technology(5)                             1.20%           0.15%           0.29%        1.64%
----------------------------------------------------------------------------------------------------

(1) This Service Fee became effective pursuant to a 12b-1 Plan adopted by the Board of Trustees on May 21, 2001 (SunAmerica Series Trust) and May 30, 2001 (Anchor Series Trust). Although the Service Fee is reflected in the figures shown here, it was not in effect on December 31, 2000 or January 1, 2001 for the Anchor Series Trust or SunAmerica Series Trust, respectively.

(2) The expenses noted here are restated to reflect a management fee increase for the portfolio which became effective on August 1, 2000, following approval by the Board of Trustees and shareholders. Actual management fees and total annual expenses incurred at fiscal year end 2000 were 0.65% and 0.70%, respectively.

(3) For this portfolio the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or expenses as necessary to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Only certain portfolios relied on these waivers and/or reimbursements during this fiscal year as follows:
    MFS Mid-Cap Growth Portfolio, the adviser recouped prior year expense reimbursements that were mathematically insignificant resulting in the expense ration before and after recoupment remaining at 0.82%.

(4) Gross of custody credits of 0.01%.

(5) Annualized.

      THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

                             THE WM VARIABLE TRUST
     (as a percentage of daily net asset value of each investment portfolio as of the fiscal year end of the Trust ended December 31, 2000)

                                                                                             TOTAL
                                                              MANAGEMENT      OTHER         ANNUAL
                                                                 FEE       EXPENSES(1)   EXPENSES(1,2)
------------------------------------------------------------------------------------------------------
    Balanced Portfolio*                                          0.10%        0.19%           0.29%
    Conservative Balanced Portfolio                              0.10%        0.34%           0.44%
    Conservative Growth Portfolio*                               0.10%        0.18%           0.28%
    Equity Income Fund                                           0.63%        0.19%           0.82%
    Flexible Income Portfolio*                                   0.10%        0.21%           0.31%
    Growth & Income Fund                                         0.76%        0.03%           0.79%
    Growth Fund                                                  0.88%        0.06%           0.94%
    Growth Fund of the Northwest                                 0.63%        0.10%           0.73%
    Income Fund                                                  0.50%        0.08%           0.58%
    International Growth Fund                                    0.92%        0.21%           1.13%
    Mid Cap Stock Fund(3)                                        0.75%        0.11%           0.86%
    Money Market Fund                                            0.45%        0.15%           0.60%
    Short Term Income Fund                                       0.50%        0.14%           0.64%
    Small Cap Stock Fund                                         0.86%        0.07%           0.93%
    Strategic Growth Portfolio*                                  0.10%        0.20%           0.30%
    U.S. Government Securities Fund(4)                           0.50%        0.08%           0.58%
------------------------------------------------------------------------------------------------------

(1) The Other Expenses for the Portfolios and the Funds are based on 2000 operating experience adjusted to reflect the elimination of an administration fee that had been paid by the funds prior to January 1, 2001.
(2) The Annual Expenses of the Portfolios, combined with the Annual Expenses of the underlying Funds are shown under "Annual Expenses of the Portfolios and Underlying Funds Combined," immediately following.
(3) Other Expenses are estimated for the current fiscal year for the Mid Cap Stock Fund.

*        ANNUAL EXPENSES OF THE PORTFOLIOS AND UNDERLYING FUNDS COMBINED
  Each Portfolio will invest in Funds of the WM Trust and in the WM High Yield Fund (a series of WM Trust I) in keeping with certain allocations and investment objectives. You will bear certain expenses associated with those Funds in addition to those related to the Portfolios themselves. The chart below shows estimated combined annual expenses for each Portfolio and the Funds in which the Portfolio may invest. The expenses are based upon estimated expenses of each Portfolio and underlying Fund for the fiscal year ended December 31, 2000, restated to reflect current management fees. Please refer to the Trust prospectus for more details.

The estimates assume a constant allocation of each Portfolio's assets among the Funds identical to such Portfolio's actual allocation at December 31, 2000.

                                                                 COMBINED
                         PORTFOLIOS                           ANNUAL EXPENSES
-----------------------------------------------------------------------------
Balanced Portfolio..........................................       1.04%
Conservative Balanced Portfolio.............................       1.15%
Conservative Growth Portfolio...............................       1.10%
Flexible Income Portfolio...................................       0.97%
Strategic Growth Portfolio..................................       1.17%
-----------------------------------------------------------------------------

  THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED THE WM VARIABLE TRUST.
      WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

                                    EXAMPLES

You will pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets, Investment Portfolio Expenses after any waiver, reimbursement or recoupment (assuming the waiver, reimbursement or recoupment will continue for the period shown), if applicable, and

       (a) If the contract is surrendered at the end of the stated time period and no optional features are elected.

       (b) If the contract is surrendered and you elect the Enhanced Death Benefit, Earnings Advantage and the Income Protector Program at the maximum charges offered of .15%, .25%, .10%, respectively.

       (c) If the contract is not surrendered or is annuitized and no optional features are elected.*

       (d) If the contract is not surrendered and you elect the Enhanced Death Benefit, Earnings Advantage and the Income Protector Program at the maximum charges offered of 15%, 25%, 10%, respectively.

                                                                        TIME PERIODS
---------------------------------------------------------------------------------------------------------------------
             ANCHOR SERIES TRUST                1 YEAR            3 YEARS           5 YEARS          10 YEARS
---------------------------------------------------------------------------------------------------------------------
 Capital Appreciation Portfolio                (a)  $ 94         (a)  $134         (a)  $167         (a)  $272
                                               (b)  $ 99         (b)  $149         (b)  $192         (b)  $321
                                               (c)  $ 24         (c)  $ 74         (c)  $127         (c)  $272
                                               (d)  $ 29         (d)  $ 89         (d)  $152         (d)  $321
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
           SUNAMERICA SERIES TRUST              1 YEAR            3 YEARS           5 YEARS          10 YEARS
---------------------------------------------------------------------------------------------------------------------
 Alliance Growth Portfolio                     (a)  $ 93         (a)  $131         (a)  $162         (a)  $261
                                               (b)  $ 98         (b)  $146         (b)  $187         (b)  $311
                                               (c)  $ 23         (c)  $ 71         (c)  $122         (c)  $261
                                               (d)  $ 28         (d)  $ 86         (d)  $147         (d)  $311
 Davis Venture Value Portfolio                 (a)  $ 94         (a)  $134         (a)  $167         (a)  $272
                                               (b)  $ 99         (b)  $149         (b)  $192         (b)  $321
                                               (c)  $ 24         (c)  $ 74         (c)  $127         (c)  $272
                                               (d)  $ 29         (d)  $ 89         (d)  $152         (d)  $321
 Global Equities Portfolio                     (a)  $ 95         (a)  $137         (a)  $172         (a)  $281
                                               (b)  $100         (b)  $152         (b)  $197         (b)  $330
                                               (c)  $ 25         (c)  $ 77         (c)  $132         (c)  $281
                                               (d)  $ 30         (d)  $ 92         (d)  $157         (d)  $330
 MFS Mid Cap Growth                            (a)  $ 95         (a)  $137         (a)  $171         (a)  $279
                                               (b)  $100         (b)  $151         (b)  $196         (b)  $328
                                               (c)  $ 25         (c)  $ 77         (c)  $131         (c)  $279
                                               (d)  $ 30         (d)  $ 91         (d)  $156         (d)  $328
 Technology Portfolio                          (a)  $102         (a)  $156         (a)  $204         (a)  $344
                                               (b)  $107         (b)  $171         (b)  $228         (b)  $389
                                               (c)  $ 32         (c)  $ 96         (c)  $164         (c)  $344
                                               (d)  $ 37         (d)  $111         (d)  $188         (d)  $389
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
              WM Variable Trust                 1 YEAR            3 YEARS           5 YEARS          10 YEARS
---------------------------------------------------------------------------------------------------------------------
    Balanced Portfolio                         (a)  $ 96         (a)  $139         (a)  $174         (a)  $286
                                               (b)  $101         (b)  $154         (b)  $199         (b)  $334
                                               (c)  $ 26         (c)  $ 79         (c)  $134         (c)  $286
                                               (d)  $ 31         (d)  $ 94         (d)  $159         (d)  $334
    Conservative Balanced Portfolio            (a)  $ 97         (a)  $142         (a)  $180         (a)  $297
                                               (b)  $102         (b)  $157         (b)  $204         (b)  $345
                                               (c)  $ 27         (c)  $ 82         (c)  $140         (c)  $297
                                               (d)  $ 32         (d)  $ 97         (d)  $164         (d)  $345
    Conservative Growth Portfolio              (a)  $ 96         (a)  $140         (a)  $177         (a)  $292
                                               (b)  $101         (b)  $155         (b)  $202         (b)  $340
                                               (c)  $ 26         (c)  $ 80         (c)  $137         (c)  $292
                                               (d)  $ 31         (d)  $ 95         (d)  $162         (d)  $340
    Equity Income Fund                         (a)  $ 93         (a)  $132         (a)  $163         (a)  $264
                                               (b)  $ 98         (b)  $147         (b)  $188         (b)  $314
                                               (c)  $ 23         (c)  $ 72         (c)  $123         (c)  $264
                                               (d)  $ 28         (d)  $ 87         (d)  $148         (d)  $314
    Flexible Income Portfolio                  (a)  $ 95         (a)  $137         (a)  $171         (a)  $279
                                               (b)  $100         (b)  $151         (b)  $196         (b)  $328
                                               (c)  $ 25         (c)  $ 77         (c)  $131         (c)  $279
                                               (d)  $ 30         (d)  $ 91         (d)  $156         (d)  $328
    Growth & Income Fund                       (a)  $ 93         (a)  $131         (a)  $162         (a)  $261
                                               (b)  $ 98         (b)  $146         (b)  $187         (b)  $311
                                               (c)  $ 23         (c)  $ 71         (c)  $122         (c)  $261
                                               (d)  $ 28         (d)  $ 86         (d)  $147         (d)  $311
    Growth Fund                                (a)  $ 95         (a)  $136         (a)  $169         (a)  $276
                                               (b)  $100         (b)  $151         (b)  $194         (b)  $325
                                               (c)  $ 25         (c)  $ 76         (c)  $129         (c)  $276
                                               (d)  $ 30         (d)  $ 91         (d)  $154         (d)  $325
    Growth Fund of the Northwest               (a)  $ 92         (a)  $129         (a)  $159         (a)  $255
                                               (b)  $ 97         (b)  $144         (b)  $184         (b)  $305
                                               (c)  $ 22         (c)  $ 69         (c)  $119         (c)  $255
                                               (d)  $ 27         (d)  $ 84         (d)  $144         (d)  $305
    Income Fund                                (a)  $ 91         (a)  $125         (a)  $151         (a)  $240
                                               (b)  $ 96         (b)  $140         (b)  $176         (b)  $290
                                               (c)  $ 21         (c)  $ 65         (c)  $111         (c)  $240
                                               (d)  $ 26         (d)  $ 80         (d)  $136         (d)  $290
    International Growth Fund                  (a)  $ 96         (a)  $141         (a)  $179         (a)  $295
                                               (b)  $101         (b)  $156         (b)  $203         (b)  $343
                                               (c)  $ 26         (c)  $ 81         (c)  $139         (c)  $295
                                               (d)  $ 31         (d)  $ 96         (d)  $163         (d)  $343
    Mid Cap Stock Fund                         (a)  $ 94         (a)  $133         (a)  $165         (a)  $268
                                               (b)  $ 99         (b)  $148         (b)  $190         (b)  $317
                                               (c)  $ 24         (c)  $ 73         (c)  $125         (c)  $268
                                               (d)  $ 29         (d)  $ 88         (d)  $150         (d)  $317
    Money Market Fund                          (a)  $ 91         (a)  $125         (a)  $152         (a)  $242
                                               (b)  $ 96         (b)  $140         (b)  $177         (b)  $292
                                               (c)  $ 21         (c)  $ 65         (c)  $112         (c)  $242
                                               (d)  $ 26         (d)  $ 80         (d)  $137         (d)  $292
    Short Term Income Fund                     (a)  $ 92         (a)  $127         (a)  $154         (a)  $246
                                               (b)  $ 97         (b)  $142         (b)  $179         (b)  $296
                                               (c)  $ 22         (c)  $ 67         (c)  $114         (c)  $246
                                               (d)  $ 27         (d)  $ 82         (d)  $139         (d)  $296
    Small Cap Stock Fund                       (a)  $ 94         (a)  $135         (a)  $169         (a)  $275
                                               (b)  $ 99         (b)  $150         (b)  $194         (b)  $324
                                               (c)  $ 24         (c)  $ 75         (c)  $129         (c)  $275
                                               (d)  $ 29         (d)  $ 90         (d)  $154         (d)  $324
    Strategic Growth Portfolio                 (a)  $ 97         (a)  $143         (a)  $181         (a)  $299
                                               (b)  $102         (b)  $157         (b)  $205         (b)  $346
                                               (c)  $ 27         (c)  $ 83         (c)  $141         (c)  $299
                                               (d)  $ 32         (d)  $ 97         (d)  $165         (d)  $346
    U.S. Government Securities Fund            (a)  $ 91         (a)  $125         (a)  $151         (a)  $240
                                               (b)  $ 96         (b)  $140         (b)  $176         (b)  $290
                                               (c)  $ 21         (c)  $ 65         (c)  $111         (c)  $240
                                               (d)  $ 26         (d)  $ 80         (d)  $136         (d)  $290
---------------------------------------------------------------------------------------------------------------------

* We do not currently charge a surrender charge upon annuitization, unless the contract is annuitized under the Income Protector Program. We will assess any applicable surrender charges upon annuitizations effected using the Income Protector Program as if you had fully surrendered your contract.

                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses including optional benefit fees in some examples and variable portfolio expenses. We converted the contract administration charge to a percentage (0.09%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from this percentage and may be waived for contract values over $50,000.
2. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable.
3. For certain underlying investment portfolios in which the Variable Portfolios invest, the adviser voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep annual operating expenses at or below the following percentages of each of the following Portfolios' average net assets: MFS Mid Cap Growth 1.15% (recouping prior expense reimbursement); and Technology 1.55%. The adviser also may voluntarily waive or reimburse additional amounts to increase the investment return to a Portfolio's investors. The adviser may terminate all such waivers and/or reimbursements at any time. Further, any waivers or reimbursements made by the adviser with respect to a Portfolio are subject to recoupment from that Portfolio within the following two years, provided that the Portfolio is able to effect such payment to the adviser and remain in compliance with the foregoing expense limitations.
4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

 As of the date of this Prospectus sales of WM Diversified Strategies Variable
                            Annuity have not begun.
   Therefore no condensed financial information is shown in this prospectus.

THE WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY
--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawn. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial advisor.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in variable investment portfolios which we call Variable Portfolios. The Variable Portfolios, are similar to mutual funds, in that they have specific investment objectives and their performance varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolio(s) in which you invest.

The Contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in your Contract depends on the total interest credited to the particular fixed account option(s) in which you are invested.

For more information on the Variable Portfolios and fixed account options available under this contract, SEE INVESTMENT OPTIONS PAGE 14.

Anchor National issues the WM Diversified Strategies Variable Annuity. When you purchase a WM Diversified Strategies Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation. WM Diversified Strategies may not currently be available in all states. Please check with your financial advisor regarding availability in your state.

This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the federal tax code you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age 59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 7 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial adviser prior to purchase.

PURCHASING A WM DIVERSIFIED STRATEGIES
VARIABLE ANNUITY
--------------------------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes.

                                              MINIMUM          MINIMUM SUBSEQUENT
                       MINIMUM INITIAL       SUBSEQUENT        PURCHASE PAYMENT--
                       PURCHASE PAYMENT   PURCHASE PAYMENT   AUTOMATIC PAYMENT PLAN
                       ----------------   ----------------   ----------------------
Qualified                   $2,000              $100                  $50
Non-qualified               $5,000              $100                  $50

Prior Company approval is required to accept Purchase Payments greater than $1,500,000. The Company reserves the right to refuse any Purchase Payment including one which would cause Total Purchase Payments to exceed $1,500,000 at the time of the Purchase Payment. Also, the optional Automatic Payment Plan allows you to make subsequent payments as small as $50.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the federal tax code is being made. In addition, we may not issue a contract to anyone age 91 or older (unless state law requires otherwise). Neither Estate Rewards nor Earnings Advantage is available to you if you are age 81 or older at the time of contract issue.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued in contingent upon prior review and approval by the Company.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed accounts and/or Variable Portfolio(s) according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are applied to your contract based upon the value of the variable investment option next determined after receipt of your money. SEE INVESTMENT OPTIONS PAGE 14.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you; or

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the Variable Portfolio(s) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1:00 p.m. Pacific Standard Time ("PST") and on the next day's unit value if we receive your money after 1:00 p.m. PST. We calculate an Accumulation Unit for each Variable Portfolio after the NYSE closes each day. We do this by:

     1. determining the total value of money invested in a particular Variable Portfolio;

     2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

     3.  dividing this amount by the number of outstanding Accumulation Units.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Alliance Growth Portfolio. We determine that the value of an Accumulation Unit for the Alliance Growth Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Alliance Growth Portfolio.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. We will refund to you the value of your contract on the day we receive your request. The amount refunded to you may be more or less than your original investment.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Money Market investment option during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Money Market investment option during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract. At the end of the free look period, we allocate your money according to your instructions.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------

The contract offers variable investment options which we call Variable Portfolios, and fixed investment options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the Variable Portfolios alone or in concert with the fixed investment options. The Variable Portfolios operate similar to a mutual fund but are only available through the purchase of certain variable annuities. A mixture of your investment in the Variable Portfolios and fixed account options may lower the risk associated with investing only in a variable investment option.

VARIABLE PORTFOLIOS

The contract currently offers 22 Variable Portfolios. These Variable Portfolios invest in shares of the Anchor Series Trust, SunAmerica Series Trust and the WM Variable Trust (the "Trusts"), Additional Variable Portfolios may be available in the future. The Variable Portfolios operate similar to a mutual fund but are only available through the purchase of certain insurance contracts.

SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the AST and SAST Trusts. WM Advisors is the adviser to the WMVT. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by Anchor National, and other affiliated/unaffiliated insurance companies. Neither Anchor National nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The adviser monitors the Trusts for potential conflicts.

ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the AST Portfolio. AST has Variable Portfolios in addition to those listed below which are not available for investment under the contract.

SUNAMERICA SERIES TRUST

Various subadvisers provide investment advice for the SAST Portfolios. SAST has Variable Portfolios in addition to those listed below which are not available for investment under the contract.

WM VARIABLE TRUST

WM Advisors, Inc. serves as adviser for the WMVT Funds and also hires subadvisers to manage the day-to-day operations of certain investment options.

The 22 Variable Portfolios along with their respective subadvisers are listed below:

STRATEGIC ASSET MANAGEMENT PORTFOLIOS
Strategic Growth                                 WM Advisors, Inc.                          WMVT
Conservative Growth                              WM Advisors, Inc.                          WMVT
Balanced                                         WM Advisors, Inc.                          WMVT
Conservative Balanced                            WM Advisors, Inc.                          WMVT
Flexible Income                                  WM Advisors, Inc.                          WMVT

EQUITY FUNDS
Equity Income                                    WM Advisors, Inc.                          WMVT
Growth & Income                                  WM Advisors, Inc.                          WMVT
Davis Venture Value                              Davis Selected Advisors, LP                SAST
Growth Fund of the Northwest                     WM Advisors, Inc.                          WMVT
Alliance Growth                                  Alliance Capital Mgmt, L.P.                SAST
Growth                                           Janus Capital Corporation                  WMVT
Capital Appreciation                             Wellington Mgmt. Co. LLP                   AST
MFS Mid Cap Growth                               Massachusetts Financial Services Co.       SAST
Mid Cap Stock                                    WM Advisors, Inc.                          WMVT
Small Cap Stock                                  WM Advisors, Inc.                          WMVT
Global Equities                                  Alliance Capital Mgmt. L.P.                SAST
International Growth                             Capital Guardian Trust Company             WMVT
Technology                                       Morgan Stanley Investment Mgmt. Inc.       SAST

FIXED-INCOME FUNDS
U.S. Government Securities                       WM Advisors, Inc.                          WMVT
Income                                           WM Advisors, Inc.                          WMVT
Short Term Income                                WM Advisors, Inc.                          WMVT
Money Market                                     WM Advisors, Inc.                          WMVT

YOU SHOULD READ THE PROSPECTUSES FOR THE TRUSTS ATTACHED HERETO CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED INVESTMENT OPTIONS

The contract also offers seven fixed investment options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed investment options. We currently offer fixed investment options for periods of one, three, five, seven and ten years, which we call guarantee periods. In Maryland, Oregon and Washington only the one year fixed account option is available. We guarantee the interest rate for money allocated to the 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") which are available only in conjunction with the Dollar Cost Averaging Program. Please see the section on the Dollar Cost Averaging Program on page 26 for additional information about, including limitations on, the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.

All of these fixed account options pay interest at rates set and guaranteed by Anchor National. Interest rates may differ from time to time and are set at our sole discretion. We will never credit less than a 3% annual effective rate to any of the fixed account options. The interest rate offered for new Purchase Payments may differ from that offered for subsequent Purchase Payments and money already in the fixed account options. In addition, different guarantee periods offer different interest rates. Rates for specified payments are declared at the beginning of the guarantee period and do not change during the specified period.

There are three scenarios in which you may put money into the fixed account options. In each scenario your money may be credited a different rate of interest as follows:

     - INITIAL RATE: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

     - CURRENT RATE: Rate credited to subsequent Purchase Payments allocated to the fixed account.

     - RENEWAL RATE: Rate credited to money remaining in a fixed account after expiration of a guarantee period and money transferred from a fixed account or one of the Variable Portfolios into a fixed account.

Each of these rates may differ from one another. Although once declared the applicable rate is guaranteed until your guarantee period expires.

The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the Variable Portfolio(s). The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an effective rate of 3%. SEE DOLLAR COST AVERAGING ON PAGE 18 for more information.

When a guarantee period ends, you may leave your money in the same guarantee period. You may also reallocate money to another fixed investment option (other than the DCA fixed accounts) or to any of the Variable Portfolio(s). If you want to reallocate your money, you must contact us within 30 days after the end of the current guarantee period and instruct us how to reallocate your money. If we do not hear from you, we will keep your money in the same guarantee period where it will earn the renewal interest rate applicable at that time.

For Contracts issued in the state of Oregon withdrawal charge schedule applied to amounts withdrawn from the one year fixed account declines over seven years as follows: 6%, 5%, 4%, 3%, 2%, 1%, 0%.

MARKET VALUE ADJUSTMENT

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 OR 10 YEAR FIXED INVESTMENT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN MARYLAND, OREGON AND WASHINGTON AND MAY NOT BE AVAILABLE IN OTHER STATES. PLEASE CONTACT YOUR FINANCIAL ADVISOR FOR MORE INFORMATION. THIS DISCUSSION DOES NOT APPLY TO WITHDRAWALS TO PAY A DEATH BENEFIT OR CONTRACT FEES AND CHARGES.

If you take money out of the 3, 5, 7 or 10 year fixed investment options before the end of the guarantee period, we make an adjustment to your contract (the "market value adjustment" or "MVA"). This market value adjustment reflects any difference in the interest rate environment between the time you place your money in the fixed investment option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring a market value adjustment.

We will not assess a market value adjustment against withdrawals made (1) to pay a death benefit; (2) to pay contract fees and charges; or (3) to begin the Income Phase of your contract on the latest Annuity Date.

We calculate the market value adjustment by doing a comparison between current rates and the rate being credited to you in the fixed investment option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal or transfer. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed investment options and the time you take it out, we credit a positive adjustment to your contract. On the other hand, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the market value adjustment is negative, we first deduct the adjustment from any money remaining in the fixed investment option. If there is not enough money in the fixed investment option to meet the negative deduction, we deduct the remainder from your withdrawal or transfer amount. Where the market value adjustments is positive, we add the adjustment to your withdrawal amount or transfer amount. For withdrawals under the systematic withdrawal program that result in a negative market value adjustment, the MVA amount will be deducted from your withdrawal.

The 1-year fixed investment option and the DCA fixed accounts do not impose a market value adjustment. These fixed investment options are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.

Please see APPENDIX A for more information on how we calculate the market value adjustment.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer money among the Variable Portfolio(s) and the fixed investment options by written request or by telephone. Additionally, you may access your account and request transfers through our website, www.sunamerica.com. Funds already in your contract cannot be transferred into the DCA fixed accounts. Transfers out of a 3, 5, 7 or 10 year fixed investment option may be subject to a market value adjustment.

The minimum amount you can transfer is $100, or a lesser amount if you transfer the entire balance from a Variable Portfolio or a fixed investment option. Any money remaining in a Variable Portfolio or fixed investment option after making a transfer must equal at least $100. Your request for transfer must clearly state which investment option(s) are involved and the amount you want to transfer. Please see the section on Dollar Cost Averaging on page 26 for specific rules regarding the DCA fixed accounts. We currently allow 15 free transfers per contract year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in a contract year.

We will accept transfers by telephone and/or the internet unless you specify otherwise on your contract application. When receiving telephone and/or the internet account transfers, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the internet. If we fail to follow our procedures we may be liable for any losses due to unauthorized or fraudulent transactions.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 28.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that such third party has been appointed by a court of competent jurisdiction to act on your behalf; or such third party is a trustee/fiduciary appointed, by you or for you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE

INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

We reserve the right to modify, suspend or terminate the transfer privileges at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage from any Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. You may also systematically transfer the interest earned in the 1-year fixed account to any of the Variable Portfolios. Transfers may be monthly or quarterly. You may change the frequency at any time by notifying us in writing.

We also offer the 6-month and a 1-year DCA fixed accounts exclusively to facilitate this program. The DCA fixed accounts only accept new Purchase Payments with a minimum of $600 in the 6-month DCA and $1200 in the 1-year DCA with monthly transfers and $400 in 1-year DCA with quarterly transfers. You can not transfer money already in your contract into these options. If you allocate a Purchase Payment into a DCA fixed account, we transfer all your money allocated to that account into the Variable Portfolio(s) you select over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected. The minimum transfer amount if you use the 6-month or 1-year DCA fixed accounts to provide dollar cost averaging is $100.

We determine the amount of the transfers from the 1-year DCA fixed account based on:

     - the total amount of money allocated to the account, and

     - the frequency of transfers selected.

In Oregon, the withdrawal schedule applicable to funds placed in the DCA fixed accounts is 6% for the period when those funds are in the DCA fixed accounts. Once those funds are moved into the target accounts they are subject to the standard withdrawal charge schedule. SEE EXPENSES ON PAGE 25.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA Program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Money Market Portfolio to the Alliance Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

    QUARTER   ACCUMULATION UNIT   UNITS PURCHASED
    -------   -----------------   ---------------

       1           $ 7.50               100

       2           $ 5.00               150

       3           $10.00                75

       4           $ 7.50               100

       5           $ 5.00               150

       6           $ 7.50               100

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. At your request, rebalancing occurs on a quarterly, semi-annual or annual basis. We reserve the right to modify, suspend or terminate this program at any time.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more of the Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed investment options (other than the DCA fixed accounts) and the Variable Portfolio(s) you select. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment needs to be allocated to the particular fixed investment option to ensure that it grows to an amount equal to your total principal invested under this program.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed investment option. You want the amount allocated to the fixed investment option to grow to $100,000 in 7 years. If the 7-year fixed investment option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed investment option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

We reserve the right to modify, suspend or terminate this program at any time.

VOTING RIGHTS

Anchor National is the legal owner of shares of the Trusts. However, when an underlying portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If any of the underlying portfolios become unavailable for investment, we may be required to substitute shares of another investment portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 28.

Generally, we deduct a withdrawal charge applicable to any partial or total withdrawal and a market value adjustment if a withdrawal comes from the 3, 5, 7 or 10 year fixed investment options prior to the end of a guarantee period. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 25. We calculate charges due on a total withdrawal on the day after we receive your request and other required paper work. We return your contract value less any applicable fees and charges.

The minimum partial withdrawal amount is $1,000. We require that the value left in any Variable Portfolio or fixed account be at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each Variable Portfolio and the fixed investment option in which your contract is invested. Withdrawals from fixed investment options prior to the end of the guarantee period may result in a market value adjustment.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed investment option. Such deferrals are limited to no longer than six months.

FREE WITHDRAWAL PROVISION

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract, any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).

To determine your free withdrawal amount and the amount, if any, on which we assess a withdrawal charge, we refer to two special terms. These are penalty-free earnings and the Total Invested Amount.

The penalty-free earnings portion of your contract is your account value less your Total Invested Amount. The Total Invested Amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your Total Invested Amount are as follows:

     1. Any prior withdrawals on which you previously paid a withdrawal charge, plus the amount of the withdrawal charge.

     2. Any prior free withdrawals in any year that were in excess of your penalty-free earnings and were free because the Purchase Payment withdrawn is no longer subject to surrender charges at the time of the withdrawal.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the Total Invested Amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a surrender charge before those Purchase Payments which are still subject to the surrender charge.

During your first contract year your free withdrawal amount is the greater of:

     1.  Your penalty-free earnings, or;

     2. If you are participating in the Systematic Withdrawal program, a total of 10% of your Total Invested Amount less any prior withdrawals taken during the contract year.

After the first contract year, you can take out the greater of the following amounts each year:

     1. Your penalty free earnings and any portion of your Total Invested Amount no longer subject to surrender charges, or;

     2. 10% of the portion of your Total Invested Amount that has been in your contract for at least one year less any withdrawals taken during the contract year.

Purchase Payments withdrawn, above and beyond the amount of your free withdrawal amount, which have been invested for less than 7 years will result in your paying a withdrawal charge. The amount of the charge and how it applies are discussed more fully below. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial advisor.

The withdrawal charge percentage applicable is determined by the age of the Purchase Payment being withdrawn. For purposes of calculating the surrender charge in the event of a full surrender, the charge is calculated based on the remaining Total Invested Amount still subject to surrender charge.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example, we will assume a 0% growth rate over the life of the contract, no Income Protector Program, Estate Rewards or Earnings Advantage and no subsequent Purchase Payments. In contract year 2 and year 3, you take out your maximum free withdrawal of $10,000 for each year. After those free withdrawals your contract value is $80,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation, A - (B X C) = D, where:

A = Your contract value at the time of your request for surrender ($80,000)
B = The amount of your Total Invested Amount still subject to surrender charge ($100,000)
C = The withdrawal charge percentage applicable to the age of each Purchase Payment at the time of full surrender (4%) [B X C = $4,000]
D = Your full surrender value ($76,000)

SYSTEMATIC WITHDRAWAL PROGRAM

If you elect, we use money in your contract to pay you monthly, quarterly, semi-annual or annual payments during the Accumulation Phase. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of that amount may incur a withdrawal charge. There is no additional charge for participating in this program.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

NURSING HOME WAIVER

If you are confined to a nursing home for 60 days or longer, we may waive the withdrawal charge and/or market value adjustment on certain withdrawals prior to the Annuity Date (not available in Texas). The waiver applies only to withdrawals made while you are in a nursing home or within 90 days after you leave the nursing home. Your contract prohibits use of this waiver during the first 90 days after you purchase your contract. In addition, the confinement period for which you seek the waiver must begin after you purchase your contract.

In order to use this waiver, you must submit with your withdrawal request, the following documents: (1) a doctor's note recommending admittance to a nursing home; (2) an admittance form which shows the type of facility you entered; and
(3) a bill from the nursing home which shows that you met the 60 day confinement requirement.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS

Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES ON PAGE 33 for a more detailed explanation.

DEATH BENEFIT
--------------------------------------------------------------------------------

If you should die during the Accumulation Phase, your Beneficiary will receive a death benefit. The death benefit options are discussed in detail below.

The death benefit is not paid after you are in the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose. SEE INCOME OPTIONS ON PAGE 28.

You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

The death benefit will be paid out when we receive adequate proof of death: (1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or
(4) any other proof satisfactory to us. We may also require additional documentation or proof in order for the death benefit to be paid.

The death benefit must be paid within 5 years of the date of death. The Beneficiary may, in the alternative, elect to have the death benefit payable in the form of an annuity. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of the owner's death. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract, rather than receive a death benefit. SEE SPOUSAL CONTINUATION ON PAGE 25. If the Beneficiary does not make a specific election as to how they want the death benefit distributed within sixty days of our receipt of adequate proof of death, it will be paid in a lump sum.

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a trust), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

This contract provides three death benefit options: The first is, the Standard Death Benefit which is automatically included in your contract for no additional fee. We also offer, for an additional fee, an optional enhanced death benefit called "Estate Rewards" which offers you the selection of one of two options. If you choose the Estate Rewards death benefit you may also elect, for an additional fee, the Earnings Advantage feature. Your death benefit elections must be made at the time of contract application and the election cannot be terminated.

The term "Net Purchase Payment" is used frequently in explaining the death benefit options. We define Net Purchase Payments as Purchase Payments less an adjustment for each withdrawal.

To calculate the adjustment amount for a withdrawal, you first determine the percentage by which the contract value is reduced by the withdrawal, on the date of the withdrawal. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The percentage amount is then multiplied by the amount of Net Purchase Payments immediately before the withdrawal to get the adjustment amount. This amount is subtracted from the amount of Net Purchase Payment(s) immediately before the withdrawal.

If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract.

STANDARD DEATH BENEFIT

The standard death benefit on your contract is the greater of:

     1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the earlier of age 75 or the date of death, plus any Purchase Payments recorded after the earlier of age 75 or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the earlier of age 75 or date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.
     2.  the contract value at the time we receive satisfactory proof of death.

ESTATE REWARDS DEATH BENEFIT(S)

For an additional fee, you may elect one of the Estate Rewards Death Benefits which can provide greater protection for your beneficiaries. You must chose between Option 1 and Option 2 at the time you purchase your contract and you can not change your election at any time. The Estate Rewards Death Benefit is not available if you are age 81 or older at the time of contract issue. The fee for Estate Rewards death benefit is .15% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

OPTION 1 - 5% ACCUMULATION OPTION

  The death benefit is the greater of:

     a.  the contract value at the time we receive satisfactory proof of death;
         or
     b. Net Purchase Payments compounded to the earlier of your 80th birthday or the date of death, at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments made over the life of your contract.

If you die after your latest Annuity Date, the 5% Accumulation Option death benefit reverts to the Standard Death Benefit. Thus, your beneficiaries may receive no benefit from Estate Rewards Death Benefit. This option may not be available in all states. Check with your investment representative regarding availability.

OPTION 2 - MAXIMUM ANNIVERSARY VALUE OPTION

  The death benefit is the greatest of:

     a.  Net Purchase Payments; or
     b.  the contract value at the time we receive satisfactory proof of death;
         or
     c. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary increased by any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

         If you are age 90 or older at the time of death and you had selected the Maximum Anniversary Value option, if payable, a death benefit will be equal to the contract value at the time we receive satisfactory proof of death. Thus, your beneficiaries may receive no benefit from your election of the Estate Rewards Death Benefit. This option may not be available in all states. Check with your Investment Representative regarding availability.

EARNINGS ADVANTAGE

The Earnings Advantage benefit may increase the Estate Rewards death benefit amount. In order to make an Earnings Advantage election you must have already elected one of the Estate Rewards Death Benefits described above. The Earnings Advantage is available for an additional charge of .25% of the average daily ending value of the assets you have allocated to the Variable Portfolios. You are not required to elect the Earnings Advantage feature if you select the Estate Rewards Death Benefit, but once elected, generally it can not be terminated. Further, if you elect both the Estate Rewards and Earnings Advantage the combined charge will be .40% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:

----------------------------------------------------------------------------------------------------------------------
                                                         EARNINGS ADVANTAGE                       MAXIMUM
              CONTACT YEAR OF DEATH                          PERCENTAGE                  EARNINGS ADVANTAGE AMOUNT
----------------------------------------------------------------------------------------------------------------------
  Years 0-4                                                25% of Earnings             25% of Net Purchase Payments
----------------------------------------------------------------------------------------------------------------------
  Years 5-9                                                40% of Earnings             40% of Net Purchase Payments*
----------------------------------------------------------------------------------------------------------------------
  Years 10+                                                50% of Earnings             50% of Net Purchase Payments*
----------------------------------------------------------------------------------------------------------------------

* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of the Net Purchase Payments for the purpose of the Maximum Earnings Advantage Amount calculation.

What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the Earnings Advantage Percentage amount?
We determine the amount of the Earnings Advantage based upon a percentage of earnings in your contract at the time of your death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

     (1) equals the contract value on the date of death; and

     (2) equals Net Purchase Payments.

What is the Maximum Earnings Advantage?
The Earnings Advantage amount is subject to a maximum. The maximum Earnings Advantage amount is equal to a percentage of your Net Purchase Payments.

The Earnings Advantage benefit will only be paid if your date of death is prior to the latest Annuity Date. Thus, your beneficiaries may receive no benefit from your election of the Earnings Advantage Benefit if you die before your latest Annuity Date. This option may not be available in all states. Check with your Investment Representative regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THESE DEATH BENEFIT FEATURES (IN THEIR ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your Spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). The contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. The Continuing Spouse can only elect to continue the contract upon the death of the original owner of the contract.

Upon continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The age of the Continuing Spouse on the Continuation Date and on the date of the

Continuing Spouse's death will be used in determining any future death benefits under the Contract. SEE APPENDIX B FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATION FOLLOWING A SPOUSAL CONTINUATION. The Continuation Contribution is not considered a Purchase Payment for any other calculation except as noted in Appendix B. To the extent the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of Earnings Advantage. We will terminate Earnings Advantage if the Continuing Spouse is age 81 or older on the Continuation Date. If Earnings Advantage is not terminated or discontinued and the Continuing Spouse dies after the latest Annuity Date no Earnings Advantage benefit will be payable.

EXPENSES
--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or withdrawal charges under your contract. However the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 1.40% annually of the value of your contract invested in the Variable Portfolio(s). We deduct the charge daily, on a pro-rata basis, from the value of your contract allocated to the Variable Portfolio(s). The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National. If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES

During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. We apply a withdrawal charge upon an early withdrawal against each Purchase Payment you put into the contract. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The contract does provide a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 19. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

      YEAR          1     2     3     4     5     6     7     8
-----------------  ---   ---   ---   ---   ---   ---   ---   ---
Withdrawal Charge  7%    6%    6%    5%    4%    3%    2%    0%

After a Purchase Payment has been in the contract for seven complete years the withdrawal charge no longer applies to that Purchase Payment. When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract from each of your investment options on a pro-rata basis. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn. We will not assess a withdrawal charge for money withdrawn to pay a death benefit. We do not currently assess a withdrawal charge upon election to receive income payments from your contract. Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 33.

INVESTMENT CHARGES

Investment Management Fees

Charges are deducted from the assets of the investment portfolios underlying the Variable Portfolio(s) for the advisory and other expenses of the portfolios. SEE FEE TABLES ON PAGE 6.

Service Fees

Portfolio shares of the Anchor Series Trust and SunAmerica Series Trust are all subject to fees imposed under a servicing plan adopted by the Boards of Trustees pursuant to Rule 12b-1 under the Investment Company Act of 1940. This service fee of 0.15%, which is also known as a 12b-1 fee, may be used to compensate financial intermediaries for service provided over the life of your contract.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUSES FOR THE ANCHOR SERIES TRUST, SUNAMERICA SERIES TRUST AND/OR WM VARIABLE TRUST.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice. We will deduct the $35 ($30 in North Dakota) contract maintenance fee on a pro-rata basis from your account value on your contract anniversary. In the states of Pennsylvania, Texas and Washington a contract maintenance fee will be deducted pro-rata from the Variable Portfolio(s) in which you are invested, only. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

TRANSFER FEE

We currently allow 15 free transfers per contract year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in a contract year.

OPTIONAL DEATH BENEFIT FEES

Please see pages 23 and 24 of this prospectus for additional information regarding the Estate Rewards death benefit and Earnings Advantage fee.

OPTIONAL INCOME PROTECTOR FEE

Please see page 30 of this prospectus for additional information regarding the Income Protector fee.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you fully surrender or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX D provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------

ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except as discussed under Option 5, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender. Other pay out options may be available. Contact Our Annuity Service Center for more information.

Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date (latest Annuity Date.) Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 33.

INCOME OPTIONS

Currently, this Contract offers five Income Options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to Option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 YEAR PERIOD CERTAIN

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the Survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your Contract.

OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value (in full or in part) after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments. The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments direct deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in annuity payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing. See the INCOME PROTECTOR section below for specifics relative to taking income under that feature.

ALLOCATION OF ANNUITY PAYMENTS

You can choose income payments that are fixed, variable or both. If payments are fixed, Anchor National guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of the Variable Portfolio(s) in which you invest.

FIXED OR VARIABLE INCOME PAYMENTS

If at the date when income payments begin you are invested in the Variable Portfolio(s) only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. If you are invested in both fixed and variable options at the time you begin the Income Phase, a portion of your income payments will be fixed and a portion will be variable.

INCOME PAYMENTS

Your income payments will vary if you are invested in the Variable Portfolio(s) after the Annuity date depending on four factors:

     - for life options, your age when payments begin,

     - the value of your contract in the Variable Portfolio(s) on the Annuity Date,

     - the 3.5% assumed investment rate for variable income payments used in the annuity table for the contract, and;

     - the performance of the Variable Portfolio(s) in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolio(s) after the Annuity Date, the allocation of funds between the fixed accounts and Variable Portfolio(s) also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one (1) transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

Please read the Statement of Additional Information, available upon request, for a more detailed discussion of the income options.

INCOME PROTECTOR

You may elect to enroll in the Income Protector Program. The Income Protector Program can provide a future "safety net" which can offer you the ability to receive a guaranteed fixed minimum retirement income when you choose to switch to the Income Phase. If you elect the Income Protector you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions. In order to utilize the program, you must follow the provisions discussed below.

The minimum level of Income Protector benefit available is generally based upon your Purchase Payments remaining in your contract at the time you decide to begin taking income. If available and elected, a growth rate can provide increased levels of minimum guaranteed income. We charge a fee for the Income Protector benefit. The amount of the fee and levels of income protection available to you are described below. This feature may not be available in your state. Once you have made an Income Protector election it can not be changed or terminated. Check with your financial advisor regarding availability.

You are not required to use the Income Protector to receive income payments. The general provisions of your contract provide other income options. However, we will not refund fees paid for the Income Protector if you begin taking income payments under the general provisions of your contract. In addition, if applicable, surrender charges will be assessed upon your beginning the Income Phase, if you annuitize under the Income Protector Program. YOU MAY NEVER NEED TO RELY UPON INCOME PROTECTOR IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Certain federal tax code restrictions on the income options available to qualified retirement investors may have an impact on your ability to benefit from this feature. Qualified investors should read NOTE TO QUALIFIED CONTRACT HOLDERS, below.

HOW DO WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME?

If you elect the Income Protector Program, we base the amount of minimum retirement income available to you upon a calculation we call the Income Benefit Base. At the time your enrollment in the Income Protector program becomes effective, your Initial Income Benefit Base is equal to your contract value. If elected, your participation becomes effective on the date of issue of the contract.

The Income Benefit Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your Income Benefit Base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact Income Benefit Base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your contract value on the date your participation became effective, and for each subsequent year of calculation, the Income Benefit Base of your prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the prior contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value. Your Income Benefit Base may accumulate at the elected growth rate, if available, from the date your election becomes effective through your Income Benefit Date.

Any applicable growth rate will reduce to 0% on the anniversary immediately after the annuitant's 90th birthday.

LEVEL OF PROTECTION

If you decide that you want the protection offered by the Income Protector Program, you must elect the Income Protector by completing the Income Protector Election Form available through our Annuity Service Center. You must elect the Income Protector feature at the time your contract is issued. You may only elect one of the offered alternatives, if more than one is available, and you can never change your election once made.

Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the Income Protector you may not begin the income Phase for at least nine years following your election. You may not elect the Income Protector Program if the required waiting period before beginning the income phase would occur later than your latest Annuity Date.

The Income Protector option(s) currently available under this contract are:

                                                             FEE* AS A % OF YOUR INCOME    WAITING PERIOD BEFORE THE
           OPTION                     GROWTH RATE                   BENEFIT BASE                  INCOME PHASE
----------------------------  ----------------------------  ----------------------------  ----------------------------
     Income Protector Base                 0%                           .10%                        9 years

ELECTING TO RECEIVE INCOME

You may elect to begin the Income Phase of your contract using the Income Protector Program only within the 30 days after the 9th or later contract anniversary following the effective date of your Income Protector participation.

The contract anniversary of or prior to your election to begin receiving income payments is your Income Benefit Date. We calculate your Income Benefit Base as of that date to use in determining your guaranteed minimum fixed retirement income. To determine the minimum guaranteed retirement income available to you, we apply your final Income Benefit Base to the annuity rates stated in your Income Protector endorsement for the income option you select. You then choose if you would like to receive the income annually, semi-annually, quarterly or monthly for the time guaranteed under your selected income option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as of your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The income options available when using the Income Protector feature to receive your retirement income are:

     - Life Annuity with 10 years guaranteed, or

     - Joint and 100% Survivor Life Annuity with 20 years guaranteed

At the time you elect to begin receiving income payments, we will calculate your income payments using both your Income Benefit Base and your contract value. We will use the same income option for each calculation; however, the annuity factors used to calculate your income under the Income Protector feature will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the Income Protector feature your income payments will be fixed in amount.

FEES ASSOCIATED WITH THE INCOME PROTECTOR PROGRAM

If you elect to participate in the Income Protector program we charge an annual fee, as follows:

           OPTION             FEE* AS A % OF YOUR INCOME BENEFIT BASE
----------------------------  ---------------------------------------
Income Protector Base         .10%

We deduct the annual fee from your actual Contract Value. We begin deducting the annual fee on your first contract anniversary.

Additionally, if you fully surrender your contract prior to your contract anniversary, we will deduct the fee at the time of surrender based on your Income Benefit Base as of the surrender date. Once elected, the Income Protector Program and its corresponding charges may not be terminated until full surrender or annuitization of the contract occurs.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a Qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for Qualified contracts:

     - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

     - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances.

The Income Protector program may not be available in all states. Check with your financial advisor for availability in your state.

We reserve the right to modify, suspend or terminate the Income Protector Program at any time.

TAXES
--------------------------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("federal tax code") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of Qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the federal tax code treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The federal tax code provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age
59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the federal tax code); (4) in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The federal tax code further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the federal tax code); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the federal tax code for amounts paid during the taxable year for medical care;
(6) to fund higher education expenses (as defined in federal tax code); (7) to fund certain first- time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The federal tax code limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the federal tax code); or (5) in the case of hardship. In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from Qualified contracts by April 1, of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or 2) for Qualified contracts other than IRAs the calendar year in which you retire. Minimum distributions are not required in a Roth IRA, during your lifetime. Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should contact your tax advisor for more information.

We currently waive surrender charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the greater of the contract's maximum penalty free amount or the required minimum distribution amount for a particular contract (but not both).

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semi-annual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change, modify or discontinue the service at any time.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includable in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or contract value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or contract value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax adviser regarding these features and benefits prior to purchasing a contract.

DIVERSIFICATION

The federal tax code imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Portfolios' management monitors the variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Portfolios or the number and type of Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying variable investment Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

PERFORMANCE
--------------------------------------------------------------------------------

From time to time we will advertise the performance of the VARIABLE PORTFOLIOS. Any such performance results are based on historical earnings and are not intended to indicate future performance.

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other VARIABLE PORTFOLIOS advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the VARIABLE PORTFOLIOS. These performance numbers do not indicate future results.

We may show performance of each VARIABLE PORTFOLIOS in comparison to various appropriate indices and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").

Please see the Statement of Additional Information, available upon request, for more information regarding the methods used to calculate performance data.

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch, IBA Duff & Phelps A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the variable Portfolios.

OTHER INFORMATION
--------------------------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April, 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Asset Management Corporation, SunAmerica Trust Company, and the SunAmerica Financial Network, Inc. (comprising six wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Separate Account (the "Separate Account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Anchor National. Amounts deposited to the Separate Account are not guaranteed by Anchor National.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 8.0% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

WM Funds Distributor, 12009 Foundation Place, Suite 350, Gold River, California 95670 distributes the contracts. WM Funds Distributor is a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. Please contact our Annuity Service Center at 1-877-311-WMVA (9682), if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the Separate Account.

INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The audited consolidated financial statements of Anchor National Life Insurance Company at December 31, 2000 and 1999, for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998, are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. As of the date of this Prospectus, sale of these contracts have not begun. Therefore, financial statements for Variable Separate Account (portion related to the WM Diversified Strategies Variable Annuity) are not contained herein.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Separate Account............................................    3
General Account.............................................    4
Performance Data............................................    4
Income Payments.............................................    9
Annuity Unit Values.........................................   10
Taxes.......................................................   13
Distribution of Contracts...................................   18
Financial Statements........................................   18

APPENDIX A - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The market value adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of changing interest rates. The impact of the market value adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                            [(1+I/(1+J+L)](N/12) - 1

                      The market value adjustment formula
                          may differ in certain states

where:

              I is the interest rate you are earning on the money invested in the fixed investment option;

              J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

              L is equal to 0.005, except in Florida where it is equal to .0025.

              N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed investment option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remain in the 10-year term you initially agreed to leave your money in the fixed investment option (N=12); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for nine full years. If a withdrawal charge applies, it is deducted before the market value adjustment. The market value adjustment is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed investment option is 4%.

The market value adjustment factor is

                               = [(1+I/(1+J+0.005)](N/12) - 1
                               = [(1.05)/(1.04+0.005)](12/12) - 1
                               = (1.004785)(1) - 1
                               = 1.004785 - 1
                               = +0.004785

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 X (+0.004785) = +$19.14

$19.14 represents the market value adjustment that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed investment option is 6%.

The market value adjustment factor is

                               = [(1+I)/(1+J+0.005)](N/12) - 1
                               = [(1.05)/(1.06+0.005)](12/12) - 1
                               = (0.985915)(1) - 1
                               = 0.985915 - 1
                               = -0.014085

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the market value adjustment that will be deducted from the money remaining in the 10-year fixed investment option.

APPENDIX B - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------

Capitalized terms used in the Appendix have the same meaning as they have in the Death Benefit section starting on page 22 of the prospectus.

The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of a Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purposes of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawals, Continuation Net Purchase Payments equal the contract value on the Continuation Date, including the Continuation Contribution.

STANDARD DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

If the Standard Death Benefit is applicable upon the Continuing Spouse's death we will pay the beneficiary the greater of:

1. Continuation Net Purchase Payments compounded at a 3% annual growth rate until the earlier of Continuing Spouses age 75 or the date of death of the Continuing Spouse, plus any Purchase Payments recorded after the date of death of the Continuing Spouse; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the earlier of age 75 or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

2.  The contract value at the time we receive satisfactory proof of death.

ENHANCED DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

If the Enhanced Death Benefit is applicable upon the Continuing Spouse's death, we will pay the Beneficiary the applicable death benefit under Option 1 or Option 2:

OPTION 1 - 5% ACCUMULATION:

     The death benefit is the greater of:

        a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

        b. Net Purchase Payments made from the original contract issue date including the Continuation Contribution, compounded to the earlier of the Continuing Spouse's 80th birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments.

If the Continuing Spouse dies after the latest Annuity Date and the [5%] Accumulation option applied, any death benefit payable under the contract will be the Standard Death Benefit as described above. The Continuing Spouse's beneficiary will not receive any benefit from the Enhanced Death Benefit.

OPTION 2 - MAXIMUM ANNIVERSARY VALUE:

     If the continuing Spouse is younger than age 90 at the time of death, the death benefit is the greatest of:

        a. Continuation Net Purchase Payments; or

        b. The contract value at the time we receive satisfactory proof of the Continuing Spouse's death; or

        c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the Continuation Date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

If the Continuing Spouse is age 90 or older at the time of death and the Maximum Anniversary Value option applied, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death.

EARNINGS ADVANTAGE BENEFIT FOR SPOUSAL CONTINUATION:

If the original owner's Earnings Advantage remained in effect upon continuation, the Earnings Advantage benefit may increase the death benefit amount. The Earnings Advantage benefit is only available if the original owner elected the feature and it has not been discontinued or terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death (from Continuation Date forward) will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:


 -------------------------------------------------------------------------------------------------------------------

                                        EARNINGS ADVANTAGE
 CONTRACT YEAR OF DEATH                     PERCENTAGE                   MAXIMUM EARNINGS ADVANTAGE PERCENTAGE

--------------------------------------------------------------------------------------------------------------------

 Years 0-4                               25% of Earnings               25% of Continuation Net Purchase Payments

--------------------------------------------------------------------------------------------------------------------

 Years 5-9                               40% of Earnings               40% of Continuation Net Purchase Payments*

--------------------------------------------------------------------------------------------------------------------

 Years 10+                               50% of Earnings               50% of Continuation Net Purchase Payments*


--------------------------------------------------------------------------------------------------------------------

* PURCHASE PAYMENTS RECEIVED AFTER THE 5(TH) ANNIVERSARY FOLLOWING THE CONTINUATION DATE MUST REMAIN IN THE CONTRACT FOR AT LAST 6 FULL MONTHS TO BE INCLUDED AS PART OF THE NET PURCHASE PAYMENTS FOR THE PURPOSE OF THE MAXIMUM EARNINGS ADVANTAGE PERCENTAGE CALCULATION.

What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the Earnings Advantage amount?
We determine the Earnings Advantage amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

     (1) equals the contract value on the Continuing Spouse's date of death;

     (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum Earnings Advantage amount?
The Earnings Advantage amount is subject to a maximum. The Maximum Earnings Advantage amount is a percentage of the Continuation Net Purchase Payments.

The Earnings Advantage benefit will only be paid if the Continuing Spouse's date of death is prior to the latest Annuity Date.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

APPENDIX C
--------------------------------------------------------------------------------

HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR PROGRAM:

This table assumes a $100,000 initial investment in a non qualified contract with no further premiums, no withdrawals and no premium taxes; and the election of the optional Base Income Protector at contract issue.

-----------------------------------------------------------------------------------------------------------------------------
                                        ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARY
    IF AT ISSUE YOU                        9              10             11             15             19             20
       ARE...              1-8          (AGE 69)       (AGE 70)       (AGE 71)       (AGE 75)       (AGE 79)       (AGE 80)
-----------------------------------------------------------------------------------------------------------------------------
  MALE                     N/A           6,480          6,672          6,864          7,716          8,616          8,832
  AGE 60*
-----------------------------------------------------------------------------------------------------------------------------
  FEMALE                   N/A           5,700          5,880          6,060          6,900          7,860          8,112
  AGE 60*
-----------------------------------------------------------------------------------------------------------------------------
  MALE, AGE 60             N/A           4,920          5,028          5,136          5,544          5,868          5,928
  FEMALE, AGE 60**
-----------------------------------------------------------------------------------------------------------------------------

*  Life Annuity with 10 Year Period Certain

** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial adviser for information regarding availability of this program in your state.

APPENDIX D - PREMIUM TAXES
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                              QUALIFIED   NON-QUALIFIED
                           STATE                              CONTRACT      CONTRACT
                           -----                              ---------   -------------
California..................................................    0.50%         2.35%
Maine.......................................................       0%         2.00%
Nevada......................................................       0%         3.50%
South Dakota................................................       0%         1.25%
West Virginia...............................................    1.00%         1.00%
Wyoming.....................................................       0%         1.00%

Please forward a copy (without charge) of the WM Diversified Strategies Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

       ------------------------------------------------------------------
         Name

       ------------------------------------------------------------------
         Address

       ------------------------------------------------------------------
         City/State/Zip

       ------------------------------------------------------------------

       Date: ____________  Signed:

Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299